As filed with the Securities and Exchange Commission on June 21, 2013

Registration No. 333-188976

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SunGard Data Systems Inc.

(Exact name of registrant issuer as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware	7374	51-0267091
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

680 East Swedesford Road

Wayne, Pennsylvania 19087

(484)-582-2000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Victoria E. Silbey, Esq.

Senior Vice President – Legal and Chief Legal Counsel

680 East Swedesford Road

Wayne, Pennsylvania 19087

(484)-582-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Richard A. Fenyes, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

Tel: (212) 455-2000

Approximate date of commencement of proposed offer: As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company).	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issues Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
6.625% Senior Subordinated Notes due 2019	$1,000,000,000	100%	$1,000,000,000	$136,400(2)
Guarantees of 6.625% Senior Subordinated Notes due 2019 (3)	(4)	(4)	(4)	(4)

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Previously paid.
(3)	See inside facing page for additional registrant guarantors.
(4)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrant Guarantors

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices

Advanced Portfolio Technologies, Inc.	Delaware	22-3245876	340 Madison Avenue 8th Floor New York, NY 10173

Automated Securities Clearance LLC	Delaware	22-3701255	545 Washington Blvd. 7th Floor Jersey City, NJ 07310

GL Trade Overseas, Inc.	Delaware	06-1414402	340 Madison Avenue New York, NY 10173

Inflow LLC	Delaware	84-1439489	680 E. Swedesford Rd. Wayne, PA 19087

Online Securities Processing Inc.	Delaware	77-0589377	680 E. Swedesford Rd. Wayne, PA 19087

SIS Europe Holdings LLC	Delaware	41-1511643	680 E. Swedesford Rd. Wayne, PA 19087

SRS Development Inc.	Delaware	23-2746281	680 E. Swedesford Rd. Wayne, PA 19087

SunGard Ambit LLC	Delaware	04-2766162	100 High Street 19th Floor Suffolk, MA 02110

SunGard Asia Pacific Inc.	Delaware	51-0370861	601 Walnut St. Suite 1010 Philadelphia, PA 19106

SunGard Availability Services LP	Pennsylvania	23-2106195	680 E. Swedesford Rd. Wayne, PA 19087

SunGard Availability Services Ltd.	Delaware	23-3024711	680 E. Swedesford Rd. Wayne, PA 19087

SunGard AvantGard LLC	California	95-3440473	23975 Park Sorrento 4th Floor Calabasas, CA 91302

SunGard Business Systems LLC	Delaware	23-2139612	377 E. Butterfield Road Suite 800 Lombard, IL 60148

SunGard Computer Services LLC	Delaware	68-0499469	600 Laurel Road Voorhees, NJ 08043

SunGard Consulting Services LLC	Delaware	87-0727844	10375 Richmond Suite 700 Houston, TX 77042

SunGard CSA LLC	Delaware	20-4280640	680 E. Swedesford Rd. Wayne, PA 19087

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices

SunGard Development Corporation	Delaware	23-2589002	680 E. Swedesford Rd. Wayne, PA 19087

SunGard DIS Inc.	Delaware	23-2829670	680 E. Swedesford Rd. Wayne, PA 19087

SunGard Energy Systems Inc.	Delaware	13-4081739	601 Walnut St. Suite 1010 Philadelphia, PA 19106

SunGard eProcess Intelligence LLC	Delaware	13-3217303	600 Lanidex Plaza Parsippany, NJ 07054

SunGard Financial Systems LLC	Delaware	23-2585361	3 Van de Graff Drive Burlington, MA 01803-5148

SunGard Investment Systems LLC	Delaware	23-2115509	377 E. Butterfield Road Suite 800 Lombard, IL 60148

SunGard Investment Ventures LLC	Delaware	51-0297001	680 E. Swedesford Road Wayne, PA 19087

SunGard iWORKS LLC	Delaware	23-2814630	11560 Great Oaks Way Suite 200 Alpharetta, GA 30022

SunGard iWORKS P&C (US) Inc.	Delaware	13-3248040	200 Business Park Dr. Armonk, NY 10504

SunGard Kiodex LLC	Delaware	13-4100480	59 Maiden Lane, 32nd Floor New York, NY 10038-4624

SunGard NetWork Solutions Inc.	Delaware	23-2981034	680 E. Swedesford Rd. Wayne, PA 19087

SunGard Public Sector Inc.	Florida	59-2133858	1000 Business Center Drive Lake Mary, FL 32746

SunGard Reference Data Solutions LLC	Delaware	72-1571745	340 Madison Avenue 8th Floor New York, NY 10173

SunGard SAS Holdings Inc.	Delaware	26-0052190	680 E. Swedesford Rd. Wayne, PA 19087

SunGard Securities Finance LLC	Delaware	13-3799258	14 Manor Parkway Salem, NH 03079

SunGard Securities Finance International LLC	Delaware	13-3809371	14 Manor Parkway Salem, NH 03079

SunGard Shareholder Systems LLC	Delaware	23-2025519	2300 Main Street Suite 400 Kansas City, MO 64108

SunGard Software, Inc.	Delaware	51-0287708	680 E. Swedesford Road Wayne, PA 19087

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices

SunGard Systems International Inc.	Pennsylvania	23-2490902	340 Madison Avenue 8th Floor New York, NY 10173

SunGard Technology Services LLC	Delaware	23-2579118	680 E. Swedesford Rd. Wayne, PA 19087

SunGard VeriCenter, Inc	Delaware	76-0624039	680 East Swedesford Rd. Wayne, PA 19087

SunGard VPM Inc.	New York	11-3159462	1660 Walt Whitman Rd. Suite 130 Melville, NY, 11747

SunGard Workflow Solutions LLC	Delaware	63-1019430	104 Inverness Place Suite 325 Birmingham, AL 35242

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 21, 2013

PROSPECTUS

SunGard Data Systems Inc.

Offer to Exchange

$1,000,000,000 principal amount of its 6.625% Senior Subordinated Notes due 2019, which have been registered under the Securities Act of 1933, for any and all of its outstanding 6.625% Senior Subordinated Notes due 2019.

We are conducting the exchange offer in order to provide you with an opportunity to exchange your unregistered notes for freely tradable notes that have been registered under the Securities Act.

The Exchange Offer

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.

•	You may withdraw tenders of outstanding notes at any time prior to the close of business, New York City time, on the last business day on which the exchange offer remains open.

•	The exchange offer expires at 12:00 a.m. midnight, New York City time, on , 2013, unless extended. We do not currently intend to extend the expiration date.

•	The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders for United States federal income tax purposes.

•	The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradable.

Results of the Exchange Offer

•	The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the notes on a national market.

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

See “Risk Factors” beginning on page 11 for a discussion of certain risks that you should consider before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. See “Plan of Distribution.”

The date of this prospectus is                     , 2013.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The prospectus may be used only for the purposes for which it has been published and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted.

i

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you in making your investment decision. You should read the entire prospectus, including the financial data and related notes and section entitled “Risk Factors,” before making an investment decision. Unless the context otherwise indicates, as used in this prospectus, the terms “SunGard,” “we,” “our,” “us,” and “the Company” and similar terms refer to SunGard Data Systems Inc. and its subsidiaries on a consolidated basis. Some of the statements in this prospectus constitute forward-looking statements. See “Forward-Looking Statements.”

Our Company

We are one of the world’s leading software and technology services companies. We provide software and technology services to financial services, education and public sector organizations. We also provide disaster recovery services, managed services, information availability consulting services and business continuity management software. We serve approximately 25,000 customers in more than 70 countries. Our high quality software solutions, excellent customer support and specialized technology services result in strong customer retention rates across all of our business segments and create long-term customer relationships.

We operate our business in three segments: Financial Systems (“FS”), Availability Services (“AS”) and Public Sector & Education (“PS&E”), which is comprised of our Public Sector business (“PS”) and our K-12 Education business (“K-12”). On January 19 and 20, 2012, the Company completed the sale of its Higher Education (“HE”) business, which is included in discontinued operations for purposes of this prospectus.

FS provides mission-critical software and technology services to virtually every type of financial services institution, including buy-side and sell-side institutions, third-party administrators, wealth managers, retail banks, insurance companies, corporate treasuries and energy trading firms. Our broad range of complementary software solutions and associated technology services help financial services institutions automate the business processes associated with trading, managing portfolios and accounting for investment assets.

AS provides disaster recovery services, managed services, information availability consulting services and business continuity management software to more than 8,000 customers in North America and Europe. With five million square feet of data center and operations space, AS assists IT organizations across virtually all industry and government sectors to prepare for and recover from emergencies by helping them minimize their computer downtime and optimize their uptime. Through direct sales and channel partners, AS helps organizations ensure their people and customers have uninterrupted access to the information systems they need in order to do business.

PS&E (PS and K-12) provides software and technology services designed to meet the specialized needs of local, state and federal governments, public safety and justice agencies, public and private schools, utilities, nonprofits and other public sector institutions.

We were acquired in August 2005 in a leveraged buy-out (“LBO”) by a consortium of private equity investment funds associated with Bain Capital Partners, The Blackstone Group, Goldman, Sachs & Co., Kohlberg Kravis Roberts & Co., Providence Equity Partners, Silver Lake and TPG (“Sponsors”). As a result of the LBO, we are highly leveraged and our equity is not publicly traded.

Our Sponsors continually evaluate various strategic alternatives with respect to the Company. There can be no assurance that we will ultimately pursue any strategic alternatives with respect to any business segment, or, if we do, what the structure or timing for any such transaction would be.

SunGard Data Systems Inc. was incorporated under Delaware law in 1982. Our principal executive offices are located at 680 East Swedesford Road, Wayne, Pennsylvania 19087. Our telephone number is (484) 582-2000.

The Exchange Offer

In this prospectus, the term “outstanding notes” refers to the 6.625% Senior Subordinated Notes due 2019. The term “exchange notes” refers to the 6.625% Senior Subordinated Notes due 2019, as registered under the Securities Act of 1933, as amended (the “Securities Act”). The term “notes” refers collectively to the outstanding notes and the exchange notes.

On November 1, 2012, SunGard Data Systems Inc. issued $1,000 million aggregate principal amount of 6.625% Senior Subordinated Notes due 2019 in a private offering.

General	In connection with the private offering, SunGard Data Systems Inc. and the guarantors of the outstanding notes entered into a registration rights agreement with the initial purchasers in which they agreed, among other things, to deliver this prospectus to you and to complete the exchange offer within 360 days after the date of original issuance of the outstanding notes. You are entitled to exchange in the exchange offer your outstanding notes for exchange notes which are identical in all material respects to the outstanding notes except:

•	the exchange notes have been registered under the Securities Act;

•	the exchange notes are not entitled to any registration rights which are applicable to the outstanding notes under the registration rights agreement; and

•	the additional interest provisions of the registration rights agreement are no longer applicable.

The Exchange Offer	SunGard is offering to exchange:

•

$1,000 million aggregate principal amount of 6.625% Senior Subordinated Notes due 2019, which have been registered under the Securities Act, for any and all of its existing 6.625% Senior Subordinated Notes due 2019.

You may only exchange outstanding notes in a minimum denomination of $2,000 and integral multiples of $1,000 in excess of $2,000.

Resale	Based on an interpretation by the staff of the Securities and Exchange Commission (the “SEC”) set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	you are acquiring the exchange notes in the ordinary course of your business; and

•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

•

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

Any holder of outstanding notes who:

•	is our affiliate within the meaning of Rule 405 under the Securities Act;

•	does not acquire the exchange notes in the ordinary course of its business; or

•

tenders its outstanding notes in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Expiration Date	The exchange offer will expire at 12:00 a.m. midnight, New York City time, on , 2013, unless extended by SunGard Data Systems Inc. SunGard Data Systems Inc. does not currently intend to extend the expiration date.

Withdrawal	You may withdraw the tender of your outstanding notes at any time prior to the close of business, New York City time, on the last business day on which the exchange offer remains open. SunGard Data Systems Inc. will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which SunGard Data Systems Inc. may waive. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Outstanding Notes	If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of such letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of such letter of transmittal, together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you hold outstanding notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC by which you will agree to be bound by the letter of transmittal.

By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

•	you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

•	you are acquiring the exchange notes in the ordinary course of your business;

•	if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of the exchange notes; and

•

if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities, you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owners	If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents, or you cannot comply with the procedures under DTC’s Automated Tender Offer Program for transfer of book-entry interests, prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer—Guaranteed Delivery Procedures.”

Effect on Holders of Outstanding Notes

As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of the exchange offer, SunGard Data Systems Inc. and the guarantors of the notes will have fulfilled a covenant under the registration rights agreement. Accordingly, there will be no increase in the interest rate on the outstanding notes under the circumstances described in the registration rights agreement. If you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the indenture, except SunGard Data Systems Inc. and the guarantors of the notes will not have any further obligation to you to provide for the exchange and registration of the outstanding notes under the registration rights agreement. To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for outstanding notes could be adversely affected.

Consequences of Failure to Exchange	All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, SunGard Data Systems Inc. and the guarantors of the notes do not currently anticipate that they will register the outstanding notes under the Securities Act.

United States Federal Income Tax Consequences	The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders for United States federal income tax purposes. See “Certain United States Federal Income Tax Consequences of the Exchange Offer.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of exchange notes in the exchange offer. See “Use of Proceeds.”

Exchange Agent	The Bank of New York Mellon is the exchange agent for the exchange offer. The addresses and telephone numbers of the exchange agent are set forth in the section captioned “The Exchange Offer—Exchange Agent.”

The Exchange Notes

The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus contains a more detailed description of the terms and conditions of the outstanding notes and the exchange notes. The exchange notes will have terms identical in all material respects to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement.

Issuer	SunGard Data Systems Inc.

Securities offered	$1,000.0 million aggregate principal amount of 6.625% Senior Subordinated Notes due 2019.

Maturity date	The exchange notes will mature on November 1, 2019.

Interest payment dates	May 1 and November 1, commencing November 1, 2013. Interest began accruing on May 1, 2013.

Optional redemption	At any time prior to November 1, 2015, we may redeem the exchange notes, in whole or in part, at a price equal to 100% of the principal amount of the exchange notes redeemed plus accrued and unpaid interest, if any, to the redemption date and a “make-whole premium,” as described under “Description of Notes—Optional Redemption.”

The exchange notes will be redeemable at our option, in whole or in part, at any time on or after November 1, 2015, at the redemption prices set forth in this prospectus, together with accrued and unpaid interest, if any, to the redemption date.

At any time prior to November 1, 2015, we may redeem up to 40% of the original principal amount of the exchange notes with the proceeds of certain equity offerings at a redemption price of 106.625% of the principal amount of the exchange notes, together with accrued and unpaid interest, if any, to the redemption date.

Mandatory offers to purchase	The occurrence of a change of control will be a triggering event requiring us to offer to purchase from you all or a portion of your exchange notes at a price equal to 101% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase.

Certain asset dispositions will also require us to use the proceeds from those asset dispositions to make an offer to purchase the exchange notes at 100% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase if such proceeds are not otherwise used within a specified period to repay indebtedness (with a corresponding reduction in commitment, if applicable) or to invest in capital assets related to our business or capital stock of a restricted subsidiary (as defined under the headings “Description of Notes”).

Guarantees	The exchange notes will be guaranteed, jointly and severally, fully and unconditionally on a unsecured senior subordinated basis by each of our 100% owned domestic subsidiaries that guarantees our senior secured credit facilities. Under certain circumstances, subsidiary guarantors may be released from their guarantees without the consent of the holders of notes. See “Description of Notes—Guarantees.”

Ranking	The exchange notes will be our unsecured senior subordinated obligations and will:

•	rank senior in right of payment to our existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the exchange notes;

•	rank equally in right of payment to any or all of our future senior subordinated debt;

•	be subordinated in right of payment to all of our existing and future senior indebtedness (including the senior secured credit facilities and the existing senior notes); and

•

be effectively subordinated to all of our existing and future secured debt, to the extent of the value of the assets securing such debt, and be structurally subordinated to all obligations of each of our subsidiaries that is not a guarantor of the exchange notes.

Similarly, the note guarantees will be unsecured senior subordinated obligations of the guarantors and will:

•

rank senior in right of payment to all of the applicable guarantor’s existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the exchange notes;

•	rank equally in right of payment to all of the applicable guarantor’s existing and future senior subordinated debt;

•

be subordinated in right of payment to all of the applicable guarantor’s existing and future senior debt (including such guarantor’s guarantee under the senior secured credit facilities and the existing senior notes) and other obligations that are not, by their terms, expressly subordinated in right of payment to the exchange notes; and

•

be effectively subordinated in right of payment to all of the applicable guarantor’s existing and future secured debt, to the extent of the value of the assets securing such debt, and be structurally subordinated to all obligations of any subsidiary of a guarantor if that subsidiary is not also a guarantor of the exchange notes.

As of March 31, 2013, the exchange notes and related guarantees would have ranked junior to approximately $3,949 million of senior secured indebtedness and approximately $1,600 million of senior unsecured indebtedness.

Absence of public market for the notes	The exchange notes will be freely transferable but will also be new securities for which there will not initially be an actively trading market. We do not intend to apply for a listing of the exchange notes on any securities exchange or an automated dealer quotation system. Accordingly, we cannot assure you as to the future liquidity of any market for the exchange notes. The initial purchasers in the private offering of the outstanding notes have advised us that they currently intend to make a market in the exchange notes. However, they are not obligated to make a market in the exchange notes and any such market-making may be discontinued by the initial purchasers in their discretion at any time without notice.

Risk Factors

You should carefully consider all the information in the prospectus prior to exchanging your outstanding notes. In particular, we urge you to carefully consider the factors set forth under the heading “Risk Factors.”

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table sets forth summary historical consolidated financial and other data as of and for the periods indicated. The summary historical consolidated financial data as of December 31, 2011 and 2012 and for the annual periods ended December 31, 2010, 2011 and 2012 have been derived from our audited consolidated financial statements appearing elsewhere in this prospectus. The summary historical consolidated financial data as of December 31, 2010 has been derived from audited financial statements not included in this prospectus. The summary historical consolidated financial data for the three months ended March 31, 2012 and 2013 and as of March 31, 2013 have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus.

Our historical results are not necessarily indicative of our future performance. The summary of historical consolidated financial data should be read in conjunction with “Selected Historical Consolidated Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes appearing elsewhere in this prospectus.

	Year Ended December 31,			Three Months Ended March 31,
(Dollars in millions)	2010	2011	2012	2012	2013
Consolidated statements of operations data:
Revenue	$4,437	$4,440	$4,263	$1,024	$995

Costs and expenses:
Cost of sales and direct operating (excluding depreciation)	1,895	1,848	1,740	453	437
Sales, marketing and administration	1,057	1,108	1,039	253	242
Product development	350	393	353	94	100
Depreciation and amortization	278	271	287	71	73
Amortization of acquisition-related intangible assets	448	435	385	101	87
Goodwill impairment charges	205	48	385	—	—

Total operating costs and expenses	4,233	4,103	4,189	972	939

Operating income (loss)	204	337	74	52	56
Interest income	2	3	1	—	—
Interest expense and amortization of deferred financing fees	(638)	(524)	(428)	(122)	(108)
Loss on extinguishment of debt	(58)	(3)	(82)	(15)	(5)
Other income (expense)	7	—	—	2	1

Loss from continuing operations before income taxes	(483)	(187)	(435)	(83)	(56)
Benefit from (provision for) income taxes	69	118	38	7	9

Loss from continuing operations	(414)	(69)	(397)	(76)	(47)
Income (loss) from discontinued operations, net of tax	(156)	(80)	331	311	—

Net income (loss)	$(570)	$(149)	$(66)	$235	$(47)

Consolidated statements of cash flows data:
Net cash provided by (used in):
Operating activities	$721	$678	$244	$75	$179
Continuing operations	601	606	645	70	179
Discontinued operations	120	72	(401)	5	—
Investing activities	(260)	(326)	1,461	1,677	(46)
Financing activities	(344)	(253)	(2,039)	(1,254)	(134)

	Year Ended December 31,			Three Months Ended March 31,
(Dollars in millions)	2010	2011	2012	2012	2013
Consolidated balance sheet data:
Cash and cash equivalents	$755	$867	$546	—	$537
Total assets	12,968	12,550	10,018	—	9,738
Total debt (including current portion of long-term debt)	8,055	7,829	6,662	—	6,562
Total stockholders’ equity	1,607	1,461	716	—	631

Other financial data:
EBITDA(1)	$879	$1,040	$664	$211	$212
Adjusted EBITDA(1)	1,257	1,231	1,245	243	236
Capital expenditures(2)	298	276	260	60	46
Ratio of earnings to fixed charges(3)	—	—	—	—	—

(1)	EBITDA, a non-GAAP measure, is defined as income (loss) from continuing operations before interest, taxes, depreciation and amortization (“EBITDA”). Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments permitted in calculating covenant compliance under the indentures and our senior secured credit facilities. Adjusted EBITDA is a non-GAAP measure used to determine our compliance with certain covenants contained in the indenture under which the exchange notes will be issued, the indentures governing our senior unsecured notes and our unsecured senior subordinated notes and in our senior secured credit facilities. EBITDA and Adjusted EBITDA have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP, however, we believe that including supplementary information concerning Adjusted EBITDA is appropriate to provide additional information to investors to demonstrate compliance with our financing covenants.

Adjusted EBITDA does not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. Adjusted EBITDA does not reflect the impact of earnings or charges resulting from matters that we may consider not to be indicative of SunGard’s ongoing operations. In particular, the definition of Adjusted EBITDA in the indentures allows us to add back certain noncash, extraordinary or unusual charges that are deducted in calculating net income (loss). However, these are expenses that may recur, vary greatly and are difficult to predict. Further, SunGard’s debt instruments require that Adjusted EBITDA be calculated for the most recent four fiscal quarters. As a result, the measure can be disproportionately affected by a particularly strong or weak quarter. Further, it may not be comparable to the measure for any subsequent four-quarter period or any complete fiscal year.

The following is a reconciliation of net loss, which is a GAAP measure of SunGard’s operating results, to Adjusted EBITDA as defined in SunGard’s debt agreements. The terms and related calculations are defined in the indentures.

	Year Ended December 31,			Three Months Ended March 31,
(Dollars in millions)	2010	2011	2012	2012	2013
Income (loss) from continuing operations	$(414)	$(69)	$(397)	$(76)	$(47)
Interest expense, net	636	521	427	122	108
Taxes	(69)	(118)	(38)	(7)	(9)
Depreciation and amortization	726	706	672	172	160

EBITDA	879	1,040	664	211	212
Goodwill impairment charge	205	48	385	—	—
Purchase accounting adjustments(a)	13	11	9	2	2
Non-cash charges(b)	36	34	39	11	11
Restructuring and other(c)	55	94	63	3	6
Acquired EBITDA, net of disposed EBITDA(d)	9	1	3	1	—
Pro forma expense savings related to acquisitions(e)	2	—	—	—	—
Loss on extinguishment of debt(f)	58	3	82	15	5

Adjusted EBITDA—senior secured credit facilities, senior notes due 2018 and 2020 and senior subordinated notes due 2019	$1,257	$1,231	$1,245	$243	$236

(a)	Purchase accounting adjustments include the adjustment of deferred revenue and lease reserves to fair value at the dates of the LBO and subsequent acquisitions made by SunGard and certain acquisition-related compensation expense.
(b)	Non-cash charges include stock-based compensation (see Note 8 of Notes to Consolidated Financial Statements) and loss on the sale of assets.
(c)	Restructuring and other charges include severance and related payroll taxes, reserves to consolidate certain facilities, strategic initiative expenses, certain other expenses associated with acquisitions made by the Company, gains or losses related to fluctuation of foreign currency exchange rates impacting the foreign-denominated debt, management fees paid to the Sponsors, and franchise and similar taxes reported in operating expenses, partially offset by certain charges relating to the receivables facility.
(d)	Acquired EBITDA net of disposed EBITDA reflects the EBITDA impact of businesses that were acquired or disposed of during the period as if the acquisition or disposition occurred at the beginning of the period.
(e)	Pro forma adjustments represent the full-year impact of savings resulting from post-acquisition integration activities.
(f)	Loss on extinguishment of debt includes in 2010 the loss on extinguishment of $1.6 billion of senior notes due in 2013 and the write-off of deferred financing fees related to the refinancing of a portion of our U.S. Dollar-denominated term loans and retirement of $100 million of pound Sterling-denominated term loans. Loss on extinguishment of debt includes in 2012 the write-off of deferred financing fees associated with the January 2012 repayment of $1.22 billion of our US$-denominated term loans, the April 2012 retirement of $500 million, 10.625% senior notes due 2015, the December 2012 retirement of $1 billion, 10.25% senior subordinated notes due 2015 and the December 2012 repayment of $217 million of US$-denominated term loans. Loss on extinguishment of debt includes in 2013 the March 2013 refinance of $2.2 billion of term loans and repayment of $50 million of term loans.
(2)	Capital expenditures represent cash paid for property and equipment as well as software and other assets.
(3)	For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges include: interest expense, whether expensed or capitalized; amortization of debt issuance cost; and the portion of rental expense representative of the interest factor. Earnings for the years ended December 31, 2010, 2011 and 2012 were inadequate to cover fixed charges by $483 million, $187 million and $435 million, respectively. Earnings for the three months ended March 31, 2012 and 2013 were inadequate to cover fixed charges by $83 million and $56 million, respectively.

RISK FACTORS

You should carefully consider the following risk factors and all other information contained in this prospectus before deciding whether to tender your outstanding notes in the exchange offer. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us.

If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of the exchange notes could decline or we may not be able to make payments of interest and principal on the exchange notes, and you may lose some or all of your investment.

Risks Related to the Exchange Offer

There may be adverse consequences if you do not exchange your outstanding notes.

If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will continue to be subject to restrictions on transfer of your outstanding notes as set forth in the offering circular distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to “Summary—The Exchange Offer” and “The Exchange Offer” for information about how to tender your outstanding notes.

The tender of outstanding notes under the exchange offer will reduce the outstanding amount of the outstanding notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the outstanding notes due to a reduction in liquidity.

Risks Related to Our Indebtedness

Our substantial leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk to the extent of our variable rate debt and prevent us from meeting our debt obligations.

As a result of being acquired on August 11, 2005 by a consortium of private equity investment funds, we are highly leveraged and our debt service requirements are significant.

Our high degree of debt-related leverage could have important consequences, including:

•	making it more difficult for us to make payments on our debt obligations;

•	increasing our vulnerability to general economic and industry conditions;

•

requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities;

•	exposing us to the risk of increased interest rates as certain of our borrowings, including borrowings under our senior secured credit facilities, are at variable rates of interest;

•	restricting us from making acquisitions or causing us to make non-strategic divestitures;

•	limiting our ability to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, acquisitions and general corporate or other purposes; and

•	limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our competitors who are less highly leveraged.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future, subject to the restrictions contained in our senior secured credit agreement and the indentures relating to our senior notes due 2018 and 2020 and the exchange notes. If new indebtedness is added to our current debt levels, the related risks that we now face could intensify.

Our debt agreements contain restrictions that limit our flexibility in operating our business.

Our senior secured credit agreement and the indentures governing our senior notes due 2018 and 2020 and the exchange notes contain various covenants that limit our ability to engage in specified types of transactions. These covenants limit our ability to, among other things:

•	incur additional indebtedness or issue certain preferred shares;

•	pay dividends on, repurchase or make distributions in respect of our capital stock or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create liens;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; and

•	enter into certain transactions with our affiliates.

In addition, under the senior secured credit agreement, under certain circumstances, we are required to satisfy and maintain a specified financial ratio and other financial condition tests. Our ability to meet the financial ratio and tests can be affected by events beyond our control, and we may not be able to meet the ratio and tests. A breach of any of these covenants could result in a default under the senior secured credit agreement. Upon an event of default under the senior secured credit agreement, the lenders could elect to declare all amounts outstanding to be immediately due and payable and terminate all commitments to extend further credit.

If we were unable to repay those amounts, the lenders under the senior secured credit agreement could proceed against the collateral granted to them to secure that indebtedness. We have pledged a significant portion of our assets as collateral under the senior secured credit agreement and the senior secured notes due 2014, to the extent required by the indenture governing these notes. If the lenders under the senior secured credit agreement accelerate the repayment of borrowings, we may not have sufficient assets to repay the senior secured credit facilities and the senior secured notes due 2014, as well as our unsecured indebtedness.

Risks Related to Our Business

Our business depends largely on the economy and financial markets, and a slowdown or downturn in the economy or financial markets could adversely affect our business and results of operations.

When there is a slowdown or downturn in the economy, a drop in stock market levels or trading volumes, or an event that disrupts the financial markets, our business and financial results may suffer for a number of reasons. Customers may react to worsening conditions by reducing their capital expenditures in general or by specifically reducing their IT spending. In addition, customers may curtail or discontinue trading operations, delay or cancel IT projects, or seek to lower their costs by renegotiating vendor contracts. Also, customers with excess IT resources may choose to take their information availability solutions in-house rather than obtain those solutions from us. Moreover, competitors may respond to market conditions by lowering prices and attempting to lure away our customers to lower cost solutions. If any of these circumstances remain in effect for an extended period of time, there could be a material adverse effect on our financial results. Because our financial performance tends to lag behind fluctuations in the economy, our recovery from any particular downturn in the economy may not occur until after economic conditions have generally improved.

Our business depends to a significant degree on the financial services industry, and a weakening of, or further consolidation in, or new regulations affecting, the financial services industry could adversely affect our business and results of operations.

Because our customer base is concentrated in the financial services industry, our business is largely dependent on the health of that industry. When there is a general downturn in the financial services industry, or if our customers in that industry experience financial or business problems, including bankruptcies, our business and financial results may suffer. If financial services firms continue to consolidate, there could be a material adverse effect on our business and financial results. When a customer merges with a firm using its own solution or another vendor’s solution, it could decide to consolidate on a non-SunGard system, which could have an adverse effect on our financial results.

To the extent newly adopted regulations negatively impact the business, operations or financial condition of our customers, our business and financial results could be adversely affected. We could be required to invest a significant amount of time and resources to comply with additional regulations or to modify the manner in which we provide products and services to our customers; and such regulations could limit how much we can charge for our services. We may not be able to update our existing products and services, or develop new ones at all or in a timely manner, to satisfy our customers’ needs. Any of these events, if realized, could have a material adverse effect on our business and financial results.

Catastrophic events may disrupt or otherwise adversely affect the markets in which we operate, our business and our profitability.

Our business may be adversely affected by a war, terrorist attack, natural disaster or other catastrophe. A catastrophic event could have a direct negative impact on us or an indirect impact on us by, for example, affecting our customers, the financial markets or the overall economy. The potential for a direct impact is due primarily to our significant investment in our infrastructure. Although we maintain redundant facilities and have contingency plans in place to protect against both man-made and natural threats, it is impossible to fully anticipate and protect against all potential catastrophes. Despite our preparations, a security breach, criminal act, military action, power or communication failure, flood, severe storm or the like could lead to service interruptions and data losses for customers, disruptions to our operations, or damage to our important facilities. The same disasters or circumstances that may lead to our customers requiring access to our availability services may negatively impact our own ability to provide such services. Our three largest availability services facilities are particularly important, and a major disruption at one or more of those facilities could disrupt or otherwise impair our ability to provide services to our availability services customers. If any of these events happen, we may be exposed to unexpected liability, our customers may leave, our reputation may be tarnished, and there could be a material adverse effect on our business and financial results.

Our application service provider systems may be subject to disruptions that could adversely affect our reputation and our business.

Our application service provider systems maintain and process confidential data on behalf of our customers, some of which is critical to their business operations. For example, our capital markets systems maintain account and trading information for our customers and their clients, and our wealth management and insurance systems maintain investor account information for retirement plans, insurance policies and mutual funds. There is no guarantee that the systems and procedures that we maintain to protect against unauthorized access to such information are adequate to protect against all security breaches. If our application service provider systems are disrupted or fail for any reason, or if our systems or facilities are infiltrated or damaged by unauthorized persons, our customers could experience data loss, financial loss, harm to reputation and significant business interruption. If that happens, we may be exposed to unexpected liability, our customers may leave, our reputation may be tarnished, and there could be a material adverse effect on our business and financial results.

Because the sales cycle for our software is typically lengthy and unpredictable, our results may fluctuate from period to period.

Our operating results may fluctuate from period to period and be difficult to predict in a particular period due to the timing and magnitude of software sales. We offer a number of our software solutions on a license basis, which means that the customer has the right to run the software on its own computers. The customer usually makes a significant up-front payment to license software, which we generally recognize as revenue when the license contract is signed and the software is delivered. The size of the up-front payment often depends on a number of factors that are different for each customer, such as the number of customer locations, users or accounts. As a result, the sales cycle for a software license may be lengthy and take unexpected turns. Thus, it is difficult to predict when software sales will occur or how much revenue they will generate. Since there are few incremental costs associated with software sales, our operating results may fluctuate from quarter to quarter and year to year due to the timing and magnitude of software sales.

Rapid changes in technology and our customers’ businesses could adversely affect our business and financial results.

Our business may suffer if we do not successfully adapt our products and services to changes in technology and changes in our customers’ businesses. These changes can occur rapidly and at unpredictable intervals and we may not be able to respond adequately. If we do not successfully update and integrate our products and services to adapt to these changes, or if we do not successfully develop new products and services needed by our customers to keep pace with these changes, then our business and financial results may suffer. Our ability to keep up with technology and business changes is subject to a number of risks and we may find it difficult or costly to, among other things:

•	update our products and services and to develop new products fast enough to meet our customers’ needs;

•	make some features of our products and services work effectively and securely over the Internet;

•	integrate more of our FS solutions;

•	update our products and services to keep pace with business, regulatory and other developments in the financial services industry, where many of our customers operate; and

•	update our services to keep pace with advancements in hardware, software and telecommunications technology.

Some technological changes, such as advancements that have facilitated the ability of our AS customers to develop their own internal solutions, may render some of our products and services less valuable or eventually obsolete. In addition, because of ongoing, rapid technological changes, the useful lives of some technology assets have become shorter and customers are therefore replacing these assets more often. As a result, our customers are increasingly expressing a preference for contracts with shorter terms, which could make our revenue less predictable in the future.

Customers taking their information availability solutions in-house or leveraging inexpensive shared cloud-based solutions may create greater pressure on our organic revenue growth rate.

Our AS solutions allow customers to leverage our technology expertise and process-IP, resource management capabilities and substantial infrastructure investments. Technological advances in recent years have significantly reduced the cost and the complexity of developing in-house solutions. Some customers, especially among the very largest having significant IT resources, prefer to develop and maintain their own in-house availability solutions, which can result in a loss of revenue from those customers. If this trend continues or worsens, there will be continued pressure on our organic revenue growth rate. Also, cloud-based solutions are often perceived as inherently redundant and highly available. This is a misconception, as high availability is only provided when expressly engineered into a cloud environment. However, this belief along with the opportunity to leverage inexpensive cloud infrastructure for shared recovery options can, over time, become a more significant competitive threat especially in the area of availability solutions for less critical applications.

The trend toward information availability solutions utilizing more single customer dedicated resources likely will lower our overall operating margin rate over time.

In the information availability services industry, especially among our more sophisticated customers, there is a preference for solutions that utilize some level of dedicated resources, such as blended advanced recovery services and managed services. The primary reason for this is that adding dedicated resources, although more costly, provides greater control, increases security, reduces data loss and facilitates quicker responses to business interruptions. Advanced recovery services often result in greater use of dedicated resources with a modest decrease in operating margin rate. Managed services require significant dedicated resources and, therefore, have an appropriately lower operating margin rate.

Our securities brokerage operations are highly regulated and are riskier than our other businesses.

Domestic and foreign regulatory and self-regulatory organizations, such as the SEC, the Financial Industry Regulatory Authority, and the (U.K.) Financial Services Authority can, among other things, fine, censure, issue cease-and-desist orders against, and suspend or expel a broker-dealer or its officers or employees for failure to comply with the many laws and regulations that govern brokerage activities. Such sanctions may arise out of currently-conducted activities or those conducted in prior periods. Our ability to comply with these laws and regulations is largely dependent on our establishment, maintenance, and enforcement of an effective brokerage compliance program. Failure to establish, maintain, and enforce proper brokerage compliance procedures, even if unintentional, could subject us to significant losses, lead to disciplinary or other actions, and tarnish our reputation. Regulations affecting the brokerage industry may change, which could adversely affect our financial results.

We are exposed to certain risks relating to the execution services provided by our brokerage operations to our customers and counterparties, which include other broker-dealers, active traders, hedge funds, asset managers, and other institutional and non-institutional clients. These risks include, but are not limited to, customers or counterparties failing to pay for or deliver securities, trading errors, the inability or failure to settle trades, and trade execution system failures. In our other businesses, we generally can disclaim liability for trading losses that may be caused by our software, but in our brokerage operations, we may not be able to limit our liability for trading losses or failed trades even when we are not at fault. As a result, we may suffer losses that are disproportionately large compared to the relatively modest profit contributions of our brokerage operations.

If we fail to comply with government regulations in connection with our business or providing technology services to certain financial institutions, our business and results of operations may be adversely affected.

Because we act as a third-party service provider to financial institutions and provide mission-critical applications for many financial institutions that are regulated by one or more member agencies of the Federal Financial Institutions Examination Council (“FFIEC”), we are subject to examination by the member agencies of the FFIEC. More specifically, we are a Multi-Regional Data Processing Servicer of the FFIEC because we provide mission critical applications for financial institutions from several data centers located in different geographic regions. As a result, the FFIEC conducts periodic reviews of certain of our operations in order to identify existing or potential risks associated with our operations that could adversely affect the financial institutions to whom we provide services, evaluate our risk management systems and controls, and determine our compliance with applicable laws that affect the services we provide to financial institutions. In addition to examining areas such as our management of technology, data integrity, information confidentiality and service availability, the reviews also assess our financial stability. Our incurrence of significant debt in connection with the LBO increases the risk of an FFIEC agency review determining that our financial stability has been weakened. A sufficiently unfavorable review from the FFIEC could result in our financial institution customers not being allowed to use our technology services, which could have a material adverse effect on our business and financial condition.

If we fail to comply with any regulations applicable to our business, we may be exposed to unexpected liability and/or governmental proceedings, our customers may leave, our reputation may be tarnished, and there could be a material adverse effect on our business and financial results. In addition, the future enactment of more restrictive laws or rules on the federal or state level, or, with respect to our international operations, in foreign jurisdictions on the national, provincial, state or other level, could have an adverse impact on business and financial results.

If we are unable to retain or attract customers, our business and financial results will be adversely affected.

If we are unable to keep existing customers satisfied, sell additional products and services to existing customers or attract new customers, then our business and financial results may suffer. A variety of factors could affect our ability to successfully retain and attract customers, including the level of demand for our products and services, the level of customer spending for information technology, the level of competition from customers that develop their own solutions internally and from other vendors, the quality of our customer service, our ability to update our products and develop new products and services needed by customers, and our ability to integrate and manage acquired businesses. Further, the markets in which we operate are highly competitive and we may not be able to compete effectively. Our services revenue, which has been largely recurring in nature, comes from the sale of our products and services under fixed-term contracts. We do not have a unilateral right to extend these contracts when they expire. Revenue from our broker/dealer businesses is not subject to minimum or ongoing contractual commitments on the part of brokerage customers. If customers cancel or refuse to renew their contracts, or if customers reduce the usage levels or asset values under their contracts, there could be a material adverse effect on our business and financial results.

If we fail to retain key employees, our business may be harmed.

Our success depends on the skill, experience and dedication of our employees. If we are unable to retain and attract sufficiently experienced and capable personnel, especially in product development, sales and management, our business and financial results may suffer. For example, if we are unable to retain and attract a sufficient number of skilled technical personnel, our ability to develop high quality products and provide high quality customer service may be impaired. Experienced and capable personnel in the technology industry remain in high demand, and there is continual competition for their talents. When talented employees leave, we may have difficulty replacing them, and our business may suffer. There can be no assurance that we will be able to successfully retain and attract the personnel that we need.

We are subject to the risks of doing business internationally.

A portion of our revenue is generated outside the United States, primarily from customers located in Europe. Over the past few years we have expanded our operations in certain emerging markets in Asia, Africa, Europe, the Middle East and South America. Because we sell our services outside the United States, our business is subject to risks associated with doing business internationally. Accordingly, our business and financial results could be adversely affected due to a variety of factors, including:

•	changes in a specific country’s or region’s political and cultural climate or economic condition;

•	unexpected or unfavorable changes in foreign laws and regulatory requirements;

•	difficulty of effective enforcement of contractual provisions in local jurisdictions;

•	inadequate intellectual property protection in foreign countries;

•

trade-protection measures, import or export licensing requirements such as Export Administration Regulations promulgated by the U.S. Department of Commerce and fines, penalties or suspension or revocation of export privileges;

•	the effects of applicable and potentially adverse foreign tax law changes;

•	significant adverse changes in foreign currency exchange rates;

•	longer accounts receivable cycles;

•	managing a geographically dispersed workforce; and

•	difficulties associated with repatriating cash in a tax-efficient manner.

In foreign countries, particularly in those with developing economies, certain business practices may exist that are prohibited by laws and regulations applicable to us, such as the U.S. Foreign Corrupt Practices Act and other anti-corruption laws. Although our policies and procedures require compliance with these laws and are designed to facilitate compliance with these laws, our employees, contractors and agents may take actions in violation of applicable laws or our policies. Any such violation, even if prohibited by our policies, could have a material adverse effect on our business and reputation.

Our acquisitions may not be successful and we may not be able to successfully integrate and manage acquired businesses.

Generally, we seek to acquire businesses that broaden our existing product lines and service offerings and expand our geographic reach. There can be no assurance that our acquisitions will be successful or that we will be able to identify suitable acquisition candidates and successfully complete acquisitions. In addition, we may finance any future acquisition with debt, which would increase our overall levels of indebtedness and related interest costs. If we are unable to successfully integrate and manage acquired businesses, then our business and financial results may suffer. It is possible that the businesses we have acquired and businesses that we acquire in the future may perform worse than expected, be subject to an adverse litigation outcome or prove to be more difficult to integrate and manage than expected. If that happens, there may be a material adverse effect on our business and financial results for a number of reasons, including:

•	we may have to devote unanticipated financial and management resources to acquired businesses;

•	we may not be able to realize expected operating efficiencies or product integration benefits from our acquisitions;

•	we may have to write off goodwill or other intangible assets; and

•	we may incur unforeseen obligations or liabilities (including assumed liabilities not fully indemnified by the seller) in connection with acquisitions.

We could lose revenue due to “fiscal funding” or “termination for convenience” clauses in certain customer contracts, especially in our PS and K-12 businesses.

Certain of our customer contracts, particularly those with governments and school districts, may be partly or completely terminated by the customer due to budget cuts or sometimes for any reason at all. These types of clauses are often called “fiscal funding” or “termination for convenience” clauses. If a customer exercises one of these clauses, the customer would be obligated to pay for the services we performed up to the date of exercise, but would not have to pay for any further services. In addition, governments and school districts may require contract terms that differ from our standard terms. While we have not been materially affected by exercises of these clauses or other unusual terms in the past, we may be in the future. If customers that collectively represent a substantial portion of our revenue were to invoke the fiscal funding or termination for convenience clauses of their contracts, our future business and results of operations could be adversely affected.

The private equity firms that acquired the Company control us and may have conflicts of interest with us.

Investment funds associated with or designated by the Sponsors indirectly own, through their ownership in SunGard Capital Corp. (“SCC”) and SunGard Capital Corp. II (“SCCII,” and together with SCC, the “Parent Companies”), a substantial portion of our capital stock. As a result, the Sponsors have control over our decisions to enter into any corporate transaction regardless of whether noteholders believe that any such transaction is in their own best interests. For example, the Sponsors could cause us to make acquisitions or pay dividends that increase the amount of indebtedness that is secured or that is senior to our senior subordinated notes or to sell assets.

Additionally, the Sponsors are in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us. One or more of the Sponsors may also pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. So long as investment funds associated with or designated by the Sponsors continue to indirectly own a significant amount of the outstanding shares of our common stock, even if such amount is less than 50%, the Sponsors will continue to be able to strongly influence or effectively control our decisions.

If we are unable to protect our proprietary technologies and defend infringement claims, we could lose one of our competitive advantages and our business could be adversely affected.

Our success depends in part on our ability to protect our proprietary products and services and to defend against infringement claims. If we are unable to do so, our business and financial results may suffer. To protect our proprietary technology, we rely upon a combination of copyright, patent, trademark and trade secret law, confidentiality restrictions in contracts with employees, customers and others, software security measures, and registered copyrights and patents. Despite our efforts to protect the proprietary technology, unauthorized persons may be able to copy, reverse engineer or otherwise use some of our technology. It also is possible that others will develop and market similar or better technology to compete with us. Furthermore, existing patent, copyright and trade secret laws may afford only limited protection, and the laws of certain countries do not protect proprietary technology as well as United States law. For these reasons, we may have difficulty protecting our proprietary technology against unauthorized copying or use. If any of these events happens, there could be a material adverse effect on the value of our proprietary technology and on our business and financial results. In addition, litigation may be necessary to protect our proprietary technology. This type of litigation is often costly and time-consuming, with no assurance of success.

We may be sued for violating the intellectual property rights of others.

The software industry is characterized by the existence of a large number of trade secrets, copyrights and the growing number of issued patents, as well as frequent litigation based on allegations of infringement or other violations of intellectual property rights. We may unknowingly violate the intellectual property rights of others. Some of our competitors or other third parties may have been more aggressive than us in applying for or obtaining patent rights for innovative proprietary technologies both in the United States and internationally. In addition, we use a limited amount of open source software in our products and may use more open source software in the future. Because open source software is developed by numerous independent parties over whom we exercise no supervision or control, allegations of infringement for using open source software are possible. Although we monitor our use and our suppliers’ use of open source software to avoid subjecting our products to conditions we do not intend, the terms of many open source licenses have not been interpreted by United States or other courts, and there is a risk that these licenses could be construed in a manner that could impose unanticipated conditions or restrictions on our ability to commercialize our products.

As a result of all of these factors, there can be no assurance that in the future third parties will not assert infringement claims against us and preclude us from using a technology in our products or require us to enter into royalty and licensing arrangements on terms that are not favorable to us, or force us to engage in costly infringement litigation, which could result in us paying monetary damages or being forced to redesign our products to avoid infringement. Additionally, our licenses and service agreements with our customers generally provide that we will defend and indemnify them for claims against them relating to our alleged infringement of the intellectual property rights of third parties with respect to our products or services. We might have to defend or indemnify our customers to the extent they are subject to these types of claims. Any of these claims may be difficult and costly to defend and may lead to unfavorable judgments or settlements, which could have a material adverse effect on our reputation, business and financial results. For these reasons, we may find it difficult or costly to add or retain important features in our products and services.

At present, we are vigorously defending a number of patent infringement cases. While we do not believe we have a potential liability for damages or royalties from any known current legal proceedings or claims related to the infringement of patent or other intellectual property rights that would individually or in the aggregate materially adversely affect our financial condition and operating results, the results of such legal proceedings cannot be predicted with certainty. Should we fail to prevail in any of the matters related to infringement of patent or other intellectual property rights of others or should several of these matters be resolved against us in the same reporting period, it could have a material adverse effect on our business and financial results.

Defects, design errors or security flaws in our products could harm our reputation and expose us to potential liability.

Most of our products are very complex software systems that are regularly updated. No matter how careful the design and development, complex software often contains errors and defects when first introduced and when major new updates or enhancements are released. If errors or defects are discovered in our current or future products, we may not be able to correct them in a timely manner, if at all. In our development of updates and enhancements to our products, we may make a major design error that makes the product operate incorrectly or less efficiently.

In addition, certain of our products include security features that are intended to protect the privacy and integrity of customer data. Despite these security features, our products and systems, and our customers’ systems may be vulnerable to break-ins and similar problems caused by third parties, such as hackers bypassing firewalls and misappropriating confidential information. Such break-ins or other disruptions could jeopardize the security of information stored in and transmitted through our computer systems and those of our customers, subject us to liability and tarnish our reputation. We may need to expend significant capital resources in order to eliminate or work around errors, defects, design errors or security problems. Any one of these problems in our products may result in the loss of or a delay in market acceptance of our products, the diversion of development resources, a lower rate of license renewals or upgrades and damage to our reputation, and in turn may increase service and warranty costs.

A material weakness in our internal controls could have a material adverse affect on us.

Effective internal controls are necessary for us to provide reasonable assurance with respect to our financial reports and to effectively prevent fraud. If we cannot provide reasonable assurance with respect to our financial reports and effectively prevent fraud, our reputation and operating results could be harmed. Internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud. Further, the complexities of our quarter- and year-end closing processes increase the risk that a weakness in internal control over financial reporting may go undetected. Therefore, even effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. In addition, projections of any evaluation of effectiveness of internal control over financial reporting to future periods are subject to the risk that the control may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A material weakness in our internal control over financial reporting could adversely impact our ability to provide timely and accurate financial information. If we are unable to report financial information timely and accurately or to maintain effective disclosure controls and procedures, we could be subject to, among other things, regulatory or enforcement actions by the SEC, any one of which could adversely affect our business prospects.

In connection with our assessment of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 as of December 31, 2011, we identified a material weakness related to our accounting for deferred income taxes. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. To remediate the material weakness, we developed and implemented a remediation plan. As a result of the remedial actions completed, we have concluded that we have remediated the material weakness in accounting for deferred income taxes as of December 31, 2012.

Unanticipated changes in our income tax provision or the enactment of new tax legislation, issuance of regulations or relevant judicial decisions could affect our profitability or cash flow.

We are subject to income taxes in the United States and many foreign jurisdictions. Significant judgment is required in determining our worldwide provision for income taxes. We regularly are under examination by tax authorities. Although we believe our income tax provision is reasonable, the final determination of our tax liability could be materially different from our historical income tax provisions, which could have a material effect on our financial position, results of operations or cash flows. In addition, tax-law amendments in the U.S. and other jurisdictions could significantly impact how U.S. multinational corporations are taxed. Although we cannot predict whether or in what form such legislation will pass, if enacted it could have a material adverse effect on our business and financial results.

Risks Related to the Exchange Notes

We may not be able to generate sufficient cash to service all of our indebtedness, including the exchange notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the exchange notes. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the exchange notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our senior secured credit agreement, the indentures governing the senior notes due 2018, senior notes due 2020, as well as the indenture under which the exchange notes will be issued, restrict our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds that we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due. See “Description of Other Indebtedness” and “Description of Notes.”

Repayment of our debt, including the exchange notes, is dependent on cash flow generated by our subsidiaries.

Our subsidiaries own a significant portion of our assets and conduct a significant portion of our operations. Accordingly, repayment of our indebtedness, including the exchange notes, is dependent, to a significant extent, on the generation of cash flow by our subsidiaries and their ability to make cash available to us, by dividend, debt repayment or otherwise. Our non-guarantor subsidiaries do not have any obligation to pay amounts due on the exchange notes or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the exchange notes. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the indenture under which the exchange notes will be issued limits the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the exchange notes.

Your right to receive payments on the exchange notes is effectively junior to those lenders who have a security interest in our assets.

Our obligations under the exchange notes and our guarantors’ obligations under their guarantees of the exchange notes are unsecured, but our obligations under our senior secured credit facilities and senior secured notes due 2014 and each guarantor’s obligations under their respective guarantees of the senior secured credit facilities and senior secured notes due 2014 are secured by a security interest in substantially all of our domestic tangible and, in the case of the senior secured credit facilities, intangible assets, including the stock of most of our wholly owned U.S. subsidiaries, and a portion of the stock of certain of our non-U.S. subsidiaries. If we are declared bankrupt or insolvent, or if we default under our senior secured credit agreement or under the indenture governing the senior secured notes due 2014, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the exchange notes, even if an event of default exists under the indenture governing the exchange notes at such time. Furthermore, if the lenders foreclose and sell the pledged equity interests in any subsidiary guarantor under the exchange notes, then that guarantor will be released from its guarantee of the notes automatically and immediately upon such sale. In any such event, because the exchange notes will not be secured by any of our assets or the equity interests in subsidiary guarantors, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully. See “Description of Other Indebtedness.” As of March 31, 2013, we had $3,949 million of senior secured indebtedness.

The indenture under which the exchange notes will be issued permits us and our restricted subsidiaries to incur substantial additional indebtedness in the future, including senior secured indebtedness.

Your right to receive payments on the notes will be junior to the rights of the lenders under our senior secured credit facilities and all of our other senior debt and any of our future senior indebtedness.

The exchange notes will be general unsecured obligations that will be junior in right of payment to all of our existing and future senior indebtedness. As of March 31, 2013, we had $1,600 million of senior unsecured indebtedness. As of March 31, 2013, an additional $828 million was available to be drawn under our revolving credit facility.

We may not pay principal, premium, if any, interest or other amounts on account of the exchange notes in the event of a payment default or certain other defaults in respect of certain of our senior indebtedness, including debt under the senior secured credit facilities, unless the senior indebtedness has been paid in full or the default has been cured or waived. In addition, in the event of certain other defaults with respect to the senior indebtedness, we may not be permitted to pay any amount on account of the senior subordinated notes for a designated period of time.

Because of the subordination provisions in the exchange notes, in the event of our bankruptcy, liquidation or dissolution, our assets will not be available to pay obligations under the exchange notes until we have made all payments in cash on our senior indebtedness. We cannot assure you that sufficient assets will remain after all these payments have been made to make any payments on the exchange notes, including payments of principal or interest when due.

Claims of noteholders will be structurally subordinate to claims of creditors of all of our non-U.S. subsidiaries and some of our U.S. subsidiaries because they will not guarantee the exchange notes.

The exchange notes will not be guaranteed by any of our non-U.S. subsidiaries, our less than 100% owned U.S. subsidiaries, our receivables subsidiaries or certain other U.S. subsidiaries. Accordingly, claims of holders of the exchange notes will be structurally subordinate to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. All obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the exchange notes.

If we default on our obligations to pay our indebtedness, we may not be able to make payments on the exchange notes.

Any default under the agreements governing our indebtedness, including a default under the senior secured credit agreement, that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the exchange notes and substantially decrease the market value of the exchange notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including covenants in our senior secured credit agreement, the indentures governing the senior secured notes due 2014, senior notes due 2018, senior notes due 2020 and the indenture under which the exchange notes will be issued), we could be in default under the terms of the agreements governing such indebtedness (including our senior secured credit agreement, the indentures governing the senior secured notes due 2014, senior notes due 2018, senior notes due 2020 and the indenture under which the exchange notes will be issued). In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our senior secured credit facilities could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our senior secured credit facilities to avoid being in default. If we breach our covenants under our senior secured credit facilities and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our senior secured credit agreement, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

We may not be able to repurchase the exchange notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding exchange notes at 101% of their principal amount plus accrued and unpaid interest. The source of funds for any such purchase of the exchange notes will be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the exchange notes upon a change of control because we may not have sufficient financial resources to purchase all of the exchange notes that are tendered upon a change of control. Further, we will be contractually restricted under the terms of our senior secured credit agreement from repurchasing all of the exchange notes tendered by holders upon a change of control. Accordingly, we may not be able to satisfy our obligations to purchase the exchange notes unless we are able to refinance or obtain waivers under our senior secured credit agreement. Our failure to repurchase the exchange notes upon a change of control would cause a default or cross-default under the senior secured credit agreement, our indentures governing the senior secured notes due 2014, the senior notes due 2018, senior notes due 2020 and the indenture under which the exchange notes will be issued, as applicable. The senior secured credit agreement also provides that a change of control will be a default that permits lenders to accelerate the maturity of borrowings thereunder. Any of our future debt agreements may contain similar provisions.

Noteholders may not be able to determine when a change of control giving rise to their right to have the exchange notes repurchased has occurred following a sale of “substantially all” of our assets.

The definition of change of control in the indenture under which the exchange notes will be issued includes a phrase relating to the sale of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the exchange notes to require us to repurchase its exchange notes as a result of a sale of less than all our assets to another person may be uncertain.

Many of the covenants in the indenture will not apply while the exchange notes are rated investment grade by both Moody’s and Standard & Poor’s.

Many of the covenants in the indenture under which the exchange notes will be issued will not apply to us if the exchange notes are rated investment grade by both Moody’s Investors Services, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services (“S&P”), provided at such time no default or event of default has occurred and is continuing. There can be no assurance that the exchange notes will ever be rated investment grade, or that if they are rated investment grade, that the exchange notes will maintain these ratings. However, termination or suspension of the these covenants would allow us to engage in certain transactions that would not be permitted while the covenants were in effect. To the extent the suspended covenants are subsequently reinstated, any such actions taken while the covenants were suspended would not result in an event of default under the indenture governing the exchange notes. See “Description of Notes—Certain Covenants.”

Ratings of the exchange notes may cause their trading price to fall and affect the marketability of the exchange notes.

A rating agency’s rating of the exchange notes is not a recommendation to purchase, sell or hold any particular security, including the exchange notes. Such ratings are limited in scope, and do not comment as to material risks relating to an investment in the exchange notes. An explanation of the significance of such rating may be obtained from such rating agency. There is no assurance that such credit ratings will remain in effect for any given period of time. Rating agencies also may lower, suspend or withdraw ratings on the exchange notes or our other debt in the future. Noteholders will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of such ratings. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market prices or marketability of the exchange notes.

The lenders under the senior secured credit facilities will have the discretion to release the guarantors under the senior secured credit agreement in a variety of circumstances, which will cause those guarantors to be released from their guarantees of the exchange notes.

While any obligations under the senior secured credit facilities remain outstanding, any guarantee of the exchange notes may be released without action by, or consent of, any holder of the exchange notes or the trustee under the indenture governing the exchange notes, at the discretion of lenders under the senior secured credit facilities, if the related guarantor is no longer a guarantor of obligations under the senior secured credit facilities or certain of our other indebtedness. See “Description of Notes.” The lenders under the senior secured credit facilities will have the discretion to release the guarantees under the senior secured credit facilities in a variety of circumstances. You will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the exchange notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to claims of noteholders.

Federal and state fraudulent transfer laws may permit a court to void the exchange notes and the related guarantees of the exchange notes, and, if that occurs, you may not receive any payments on the exchange notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the exchange notes and the incurrence of the related guarantees. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the exchange notes or related guarantees could be voided as a fraudulent transfer or conveyance if (1) we or any of the guarantors, as applicable, issued the exchange notes or incurred the related guarantees with the intent of hindering, delaying or defrauding creditors or (2) we or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the exchange notes or incurring the related guarantees and, in the case of (2) only, one of the following is also true at the time thereof:

•	we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the exchange notes or the incurrence of the related guarantees;

•	the issuance of the exchange notes or the incurrence of the related guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital to carry on the business;

•	we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor’s ability to pay as they mature; or

•

we or any of the guarantors was a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

If a court were to find that the issuance of the exchange notes or the incurrence of the related guarantees was a fraudulent transfer or conveyance, the court could void the payment obligations under the exchange notes or such related guarantees or further subordinate the notes or such related guarantees to presently existing and future indebtedness of ours or of the related guarantor, or require the holders of the notes to repay any amounts received with respect to such related guarantees. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the exchange notes. Further, the voidance of the exchange notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of such debt.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor.

We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the related guarantees would not be further subordinated to our or any of our guarantors’ other debt. Generally, however, an entity would not be considered solvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets; or

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

Although each guarantee entered into by a guarantor subsidiary will contain a provision intended to limit that guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer law, or may reduce that guarantor’s obligation to an amount that effectively makes its guarantee worthless. In a recent Florida bankruptcy case, this kind of provision was found to be ineffective to prohibit the guarantees.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.

We are offering the exchange notes to the holders of the outstanding notes. The outstanding notes were offered and sold in November 2012 to institutional investors.

We do not intend to apply for a listing of the exchange notes on a securities exchange or on any automated dealer quotation system. There is currently no established market for the exchange notes and we cannot assure you as to the liquidity of markets that may develop for the exchange notes, your ability to sell the exchange notes or the price at which you would be able to sell the exchange notes. If such markets were to exist, the exchange notes could trade at prices that may be lower than their principal amount or purchase price depending on many factors, including prevailing interest rates, the market for similar notes, our financial and operating performance and other factors. The initial purchasers in the private offering of the outstanding notes have advised us that they currently intend to make a market with respect to the exchange notes. However, these initial purchasers are not obligated to do so, and they may discontinue their market-making activities at any time without notice. Therefore, an active market for the exchange notes may not develop or, if developed, may not continue. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The market, if any, for the exchange notes may not be free from similar disruptions and any such disruptions may adversely affect the prices at which you may sell your exchange notes. In addition, the exchange notes may trade at a discount from the outstanding notes’ initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that concern our strategy, plans or intentions. All statements we make relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations (“cautionary statements”) are disclosed under “Risk Factors” and elsewhere in this prospectus, including, without limitation, in conjunction with the forward-looking statements included in this prospectus. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include:

•	global economic and market conditions;

•	the condition of the financial services industry, including the effect of any further consolidation among financial services firms;

•	our high degree of debt-related leverage;

•	the effect of war, terrorism, natural disasters or other catastrophic events;

•	the effect of disruptions to our systems and infrastructure;

•	the timing and magnitude of software sales;

•	the timing and scope of technological advances;

•	customers taking their information availability solutions in-house;

•	the trend in information availability toward solutions utilizing more dedicated resources;

•	the market and credit risks associated with broker/dealer operations;

•	the ability to retain and attract customers and key personnel;

•	risks relating to the foreign countries where we transact business;

•	the integration and performance of acquired business;

•	the ability to obtain patent protection and avoid patent-related liabilities in the context of a rapidly developing legal framework for software and business-method patents;

•	a material weakness in our internal controls;

•	unanticipated changes in our income tax provisions or the enactment of new tax legislation, issuance of regulations or relevant judicial decisions; and

•	the other factors set forth under “Risk Factors.”

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus may not in fact occur. We undertake no obligation to publicly update any written or oral forward-looking statements made by us or on our behalf as a result of new information, future events or otherwise, except as otherwise required by law.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes. The outstanding notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our capitalization.

CASH AND CAPITALIZATION

As of March 31, 2013
(Dollars in millions)
Cash and cash equivalents	$537

Debt:
Senior secured credit facilities:
Revolving credit facility(1)	$—
Existing term loan facilities(2)	3,502
Senior secured notes due 2014(3)	247
Senior notes due 2018	900
Senior notes due 2020	700
Senior subordinated notes due 2019	1,000
Secured accounts receivable facility(4)	200
Other existing debt(5)	13

Total debt	6,562

Equity	631

Total capitalization	$7,193

(1)	On March 2, 2012, we amended our senior secured credit facilities to, among other things, extend the maturity of our $880 million revolving credit facility commitments from May 11, 2013 to November 29, 2016. On March 8, 2013, we amended and restated the senior secured credit facilities to, among other things, replace the $880 million of revolving commitments with $850 million of new revolving commitments, which will mature on March 8, 2018. As of March 31, 2013, we had an $850 million revolving credit facility, of which $828 million was available for borrowing after giving effect to outstanding letters of credit. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” and Note 5 of Notes to Consolidated Financial Statements for further discussion.
(2)	In January 2012, we completed the sale of HE. The net cash proceeds from the HE sale of $1.22 billion were applied on a pro-rata basis to repay a portion of our term loans, including $396 million of tranche A, $689 million of tranche B and $137 million of incremental term loans. On March 2, 2012, we amended the senior secured credit facilities to, among other things, extend the maturity date of $908 million in aggregate principal amount of tranche A term loan from February 28, 2014 to February 28, 2017 (“tranche C”). The tranche C has certain springing maturities. On December 17, 2012, we amended the senior secured credit facilities to, among other things, allow for the issuance of a $720 million term loan (“tranche D”), which has certain springing maturities. On December 31, 2012, we voluntarily prepaid $48 million of the tranche A term loan and the entire outstanding incremental term loan balance of $169 million. On March 8, 2013, we amended the senior secured credit facilities to, among other things, issue an additional term loan of $2,200 million (“tranche E”) maturing on March 8, 2020, the proceeds of which were used to repay in full the tranche B term loan and repay $481 million of the tranche C term loan. On March 28, 2013, we voluntarily prepaid $50 million of the tranche A term loan. See Note 5 of Notes to Consolidated Financial Statements and Note 6 of Notes to Consolidated Financial Statements (Unaudited) for further discussion.
(3)	On January 15, 2004, we issued $250 million of 4.875% senior unsecured notes due 2014, which are subject to certain standard covenants. As a result of the LBO, these senior notes became collateralized on an equal and ratable basis with loans under the senior secured credit facilities and are guaranteed by all subsidiaries that guarantee the senior notes due 2018 and 2020 and senior subordinated notes due 2019. The senior secured notes due 2014 are recorded at $247 million as of March 31, 2013, reflecting the remaining unamortized discount of $3 million caused by the LBO. See Note 5 of Notes to Consolidated Financial Statements and Note 6 of Notes to Consolidated Financial Statements (Unaudited) for further discussion.

(4)	In connection with the sale of our HE business, the participating HE subsidiaries were removed from the receivables facility, effective as of October 3, 2011. As a result, we permanently reduced the maximum revolving commitment amount to $90 million for a combined total amount available for borrowing of $290 million under the receivables facilities. On December 19, 2012, we entered into a Second Amended and Restated Credit and Security Agreement to, among other things, extend the maturity date to December 19, 2017 and reduce the aggregate commitments from $290 million to $275 million. On January 2, 2013, we repaid a $50 million revolving credit advance. As of March 31, 2013, $200 million was drawn against the term loan commitment. As of March 31, 2013, $470 million of accounts receivables secured the borrowings under the receivables facility. See “Description of Other Indebtedness—Receivables Facility,” Note 5 of Notes to Consolidated Financial Statements and Note 6 of Notes to Consolidated Financial Statements (Unaudited) for further discussion.
(5)	Consists of payment obligations relating to foreign bank debt, historical acquisitions and capital lease obligations.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

The following table sets forth selected historical consolidated financial data of SunGard Data Systems Inc. as of the dates and for the periods indicated. The selected historical consolidated financial data as of December 31, 2011 and 2012 and for the years ended December 31, 2010, 2011 and 2012 have been derived from our audited consolidated financial statements and related notes appearing elsewhere in this prospectus. The selected historical consolidated financial data as of December 31, 2008, 2009 and 2010 and for the years ended December 31, 2008 and 2009 presented in this table have been derived from audited consolidated financial statements not included in this prospectus. The selected historical consolidated financial data for the three months ended March 31, 2012 and 2013 and as of March 31, 2013 have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The selected historical consolidated financial data set forth below should be read in conjunction with, and are qualified by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes thereto appearing elsewhere in this prospectus.

	Year Ended December 31,									Three Months Ended March 31,
(Dollars in millions)	2008		2009		2010		2011		2012	2012	2013
Statement of Operations Data:
Revenue	$4,795		$4,752		$4,437		$4,440		$4,263	$1,024	$995

Operating income (loss)	537		(684	)(2)	204	(3)	337	(4)	74 (5)	52	56
Loss from continuing operations	(142	)(1)	(1,182	)(2)	(414	)(3)	(69	)(4)	(397)	(76)	(47)
Income (loss) from discontinued operations, net of tax	(100	)(1)	64		(156	)(3)	(80)		331	311	—

Net income (loss)	$(242)		$(1,118)		$(570)		$(149)		$(66)	$235	$(47)

Balance Sheet Data:
Cash and cash equivalents(6)	$957		$630		$755		$867		$546	—	$537
Total assets	15,778		13,980		12,968		12,550		10,018	—	9,738
Total debt (including current portion of long-term debt)	8,875		8,315		8,055		7,829		6,662	—	6,562
Total stockholders’ equity	3,063		2,067		1,607		1,461		716	—	631

Statement of Cash Flows Data:
Net cash provided by (used in):
Operating activities	$385		$639		$721		$678		$244	$75	$179
Continuing operations	—		—		601		606		645	70	179
Discontinued operations	—		—		120		72		(401)	5	—
Investing activities	(1,125)		(333)		(260)		(326)		1,461	1,677	(46)
Financing activities	1,319		(628)		(344)		(253)		(2,039)	(1,254)	(134)

Other Financial Data:
EBITDA(7)	$1,144		$99		$879		$1,040		$664	$211	$212
Capital expenditures, net(8)	367		315		298		276		260	60	46
Ratio of earnings to fixed charges(9)	—		—		—		—		—	—	—

(1)	Included in the 2008 loss from continuing operations are intangible asset write-offs of $67 million and foreign exchange losses and unused alternative financing commitment fees associated with the acquisition of GL Trade S.A. of $17 million. Included in the 2008 loss from discontinued operations is a goodwill impairment charge of $128 million.
(2)	Included in the 2009 operating loss is a goodwill impairment charge of $1.13 billion in AS and intangible asset write-offs of $35 million in FS.

(3)	Included in the 2010 loss from continuing operations is a goodwill impairment charge of $205 million and a loss on the extinguishment of debt of $58 million, including tender and call premiums of $39 million, associated with the early retirement of $1.6 billion senior notes due 2013 and euro denominated term loans. Included in the 2010 loss from discontinued operations is a goodwill impairment charge of $123 million and a loss on disposal of discontinued operations of $94 million.
(4)	Included in the 2011 loss from continuing operations are goodwill impairment charges of $48 million related to prior-year periods which have been corrected in 2011 and an income tax benefit of $48 million reflecting amortization of the deferred tax liability which benefit would have been reflected in prior years in the statement of comprehensive income. Included in the 2011 income (loss) from discontinued operations is $135 million of deferred tax expense related to the book-over-tax basis difference of an HE subsidiary that is classified as held for sale at December 31, 2011 and a goodwill impairment charge of $3 million.
(5)	Included in the 2012 loss from continuing operations is a goodwill impairment charge of $385 million and a loss on extinguishment of debt of $82 million, including tender and call premiums of $48 million, due primarily to the early extinguishments of the senior notes due 2015 and the senior subordinated notes due 2015, and the partial repayment of term loans in January and December 2012. Included in the 2012 income from discontinued operations are gains on the sale of discontinued operations of $571 million.
(6)	Cash excludes cash held by the discontinued operations of $21 million, $33 million, $23 million, $6 million, $0 million and $0 million at December 31, 2008, 2009, 2010, 2011 and 2012 and March 31, 2013, respectively.
(7)	EBITDA is calculated as follows:

	Year Ended December 31,					Three Months Ended March 31,
(Dollars in millions)	2008	2009	2010	2011	2012	2012	2013
Income (loss) from continuing operations	$(142)	$(1,182)	$(414)	$(69)	$(397)	$(76)	$(47)
Interest expense, net	580	630	636	521	427	122	108
Taxes	7	(117)	(69)	(118)	(38)	(7)	(9)
Depreciation and amortization	699	768	726	706	672	172	160

EBITDA	$1,144	$99	$879	$1,040	$664	$211	$212

EBITDA, a measure used by management to measure operating performance, is defined as net income plus interest, taxes, depreciation and amortization. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Management believes EBITDA is helpful in highlighting trends because EBITDA can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. In addition, EBITDA provides more comparability between the historical results of SunGard and results that reflect purchase accounting and the new capital structure. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, these presentations of EBITDA may not be comparable to other similarly titled measures of other companies.

(8)	Capital expenditures represent net cash paid for property and equipment as well as software and other assets.
(9)	For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges include: interest expense, whether expensed or capitalized; amortization of debt issuance cost; and the portion of rental expense representative of the interest factor. Earnings for the years ended December 31, 2008, 2009, 2010, 2011 and 2012 were inadequate to cover fixed charges by $136 million, $1,299 million, $483 million, $187 million and $435 million, respectively. Earnings for the three months ended March 31, 2012 and 2013 were inadequate to cover fixed charges by $83 million and $56 million, respectively.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are one of the world’s leading software and technology services companies. We provide software and technology services to financial services, education and public sector organizations. We also provide disaster recovery services, managed services, information availability consulting services and business continuity management software. We serve approximately 25,000 customers in more than 70 countries. Our high quality software solutions, excellent customer support and specialized technology services result in strong customer retention rates across all of our business segments and create long-term customer relationships.

We operate our business in three segments: Financial Systems (“FS”), Availability Services (“AS”) and Public Sector & Education (“PS&E”), which is comprised of our Public Sector business (“PS”) and our K-12 Education business (“K-12”). Our FS segment primarily serves financial services companies, corporate and government treasury departments and energy companies. Our AS segment serves IT-dependent companies across virtually all industries. Our PS&E segment, which is approximately 5% of our total revenue, primarily serves state and local governments, not-for-profit organizations and K-12 school districts and private schools throughout the U.S.

SunGard Data Systems Inc. was acquired on August 11, 2005 in a leveraged buy-out by a consortium of private equity investment funds associated with Bain Capital Partners, The Blackstone Group, Goldman Sachs & Co., Kohlberg Kravis Roberts & Co., Providence Equity Partners, Silver Lake and TPG (the “LBO”).

SunGard is a wholly owned subsidiary of SunGard Holdco LLC, which is wholly owned by SunGard Holding Corp., which is wholly owned by SCCII, which is a subsidiary of SCC. All four of these companies were formed for the purpose of facilitating the LBO and are collectively referred to as the “Holding Companies.”

FS provides mission-critical software and technology services to virtually every type of financial services institution, including buy-side and sell-side institutions, third-party administrators, wealth managers, retail banks, insurance companies, corporate treasuries and energy trading firms. Our broad range of complementary software solutions and associated technology services help financial services institutions automate the business processes associated with trading, managing portfolios and accounting for investment assets.

AS provides disaster recovery services, managed IT services, information availability consulting services and business continuity management software to more than 8,000 customers in North America and Europe. With approximately five million square feet of data center and operations space, AS assists IT organizations across virtually all industry and government sectors to prepare for and recover from emergencies by helping them minimize their computer downtime and optimize their uptime. Through direct sales and channel partners, AS helps organizations have uninterrupted access to the information systems so that they can continue to transact business.

Our PS&E segment provides software and technology services designed to meet the specialized needs of local, state and federal governments, public safety and justice agencies, public and private schools, utilities, nonprofits, and other public sector institutions.

In 2012, the difficult economy resulted in cautious customer buying patterns, particularly in the established markets. In FS, this has resulted in fewer new license sales, which in turn drove lower professional services revenue. Offsetting this, processing revenues were fairly stable and license renewals were strong. In addition, in certain product lines, particularly within the emerging markets, we have consistently acquired new customers which in turn resulted in additional professional services revenue. In AS, our managed recovery program, managed service offerings, and cloud solutions helped to offset a contraction in traditional recovery services revenue.

In this environment, we are managing carefully to protect our profit and improve our profit margins. We are specifically taking steps to exit lower margin or slower growing business lines. We are thoughtfully managing spending and shifting our investments into faster growing products and regions. This has resulted in improved cash flow, reduced debt and greater value to our shareholders.

Use of Estimates and Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires us to make many estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses. Those estimates and judgments are based on historical experience, future expectations and other factors and assumptions we believe to be reasonable under the circumstances. We review our estimates and judgments on an ongoing basis and revise them when necessary. Actual results may differ from the original or revised estimates. A summary of our significant accounting policies is contained in Note 1 of Notes to Consolidated Financial Statements. A description of the most critical policies and those areas where estimates have a relatively greater effect in the financial statements follows. Our management has discussed the critical accounting policies described below with our audit committee.

Intangible Assets and Purchase Accounting

Purchase accounting requires that all assets and liabilities be recorded at fair value on the acquisition date, including identifiable intangible assets separate from goodwill. Identifiable intangible assets include customer base (which includes customer contracts and relationships), software and trade name. Goodwill represents the excess of cost over the fair value of net assets acquired.

The estimated fair values and useful lives of identifiable intangible assets are based on many factors, including estimates and assumptions of future operating performance and cash flows of the acquired business, the nature of the business acquired, the specific characteristics of the identified intangible assets, and our historical experience and that of the acquired business. The estimates and assumptions used to determine the fair values and useful lives of identified intangible assets could change due to numerous factors, including product demand, market conditions, technological developments, economic conditions and competition. In connection with our determination of fair values, we may engage independent appraisal firms to assist us with the valuation of intangible (and certain tangible) assets acquired and certain assumed obligations.

We periodically review carrying values and useful lives of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. Factors that could indicate an impairment include significant underperformance of the asset as compared to historical or projected future operating results, or significant negative industry or economic trends. When we determine that the carrying value of an asset may not be recoverable, the related estimated future undiscounted cash flows expected to result from the use and eventual disposition of the asset are compared to the carrying value of the asset. If the sum of the estimated future undiscounted cash flows is less than the carrying amount, we record an impairment charge based on the difference between the carrying value of the asset and its fair value, which we estimate based on discounted expected future cash flows. In determining whether an asset is impaired, we make assumptions regarding recoverability of costs, estimated future cash flows from the asset, intended use of the asset and other relevant factors. If these estimates or their related assumptions change, we may be required to record non-cash impairment charges for these assets.

GAAP requires the Company to perform a goodwill impairment test, annually and test more frequently when negative conditions or a triggering event arise. In September 2011, the Financial Accounting Standards Board (“FASB”) issued amended guidance that simplified how entities test goodwill for impairment. After an assessment of certain qualitative factors, if it is determined to be more likely than not that the fair value of a reporting unit is less than its carrying amount, entities must perform the quantitative analysis of the goodwill impairment test. Otherwise, the quantitative test(s) become optional. As allowed under the amended guidance, the Company chose not to assess the qualitative factors of its reporting units and, instead, performed the quantitative test.

We complete our annual goodwill impairment test as of July 1 for each of our 11 reporting units. In step one, we estimate the fair values of each reporting unit by a combination of (i) estimation of the discounted cash flows of each of the reporting units based on projected earnings in the future (the income approach) and (ii) a comparative analysis of revenue and EBITDA multiples of public companies in similar markets (the market approach). We then compare the estimated fair value to the carrying value. If there is a deficiency (the estimated fair value of a reporting unit is less than the carrying value), a step-two test is required. In step two, the amount of any goodwill impairment is measured by comparing the implied fair value of the reporting unit’s goodwill to the carrying value of goodwill, with any resulting impairment reflected in operations. The implied fair value is determined in the same manner as the amount of goodwill recognized in a business combination.

Estimating the fair value of a reporting unit requires various assumptions including projections of future cash flows, perpetual growth rates and discount rates that reflect the risks associated with achieving those cash flows. The assumptions about future cash flows and growth rates are based on management’s assessment of a number of factors including the reporting unit’s recent performance, performance of the market that the reporting unit serves, as well as industry and general economic data from third party sources. Discount rate assumptions are based on an assessment of the risk inherent in those future cash flows. Changes to the underlying businesses could affect the future cash flows, which in turn could affect the fair value of the reporting unit. For the July 1, 2012 impairment test, the discount rates used were between 10% and 12% and the perpetual growth rates used were between 3% and 4%.

Based on the results of the step-one tests, we determined that the carrying value of our Availability Services North America (“AS NA”) reporting unit was in excess of its respective fair value and a step-two test was required. The primary driver for the decline in the fair value of the AS NA reporting unit compared to the prior year is the decline in the cash flow projections for AS NA when compared to those used in the 2011 goodwill impairment test as a result of a decline in the overall outlook of this reporting unit. We continue to expect to grow the AS NA business over the long-term, albeit at a slower rate than previously planned.

Prior to completing the step-two test, we first evaluated certain long-lived assets, primarily the software, customer base and property and equipment, for impairment. In performing the impairment tests for long-lived assets, we estimated the undiscounted cash flows for the asset groups over the remaining useful lives of the reporting unit’s primary asset and compared that to the carrying value of the asset groups. There was no impairment of the long-lived assets.

In completing the step-two test to determine the implied fair value of goodwill and therefore the amount of impairment, we first determined the fair value of the tangible and intangible assets and liabilities. Based on the testing performed, we determined that the carrying value of goodwill exceeded its implied fair value and recorded a non-cash goodwill impairment charge of $385 million.

The Company has one other reporting unit, whose goodwill balance was $299 million as of December 31, 2012, where the excess of the estimated fair value over the carrying value of the reporting unit was less than 15% of the carrying value. A one hundred basis point decrease in the perpetual growth rate or a one hundred basis point increase in the discount rate would not cause this reporting unit to fail step one and require a step-two analysis. However, if this unit fails to achieve expected performance levels in the near term or experiences a downturn in the business below current expectations, goodwill could be impaired.

The Company’s remaining reporting units, whose goodwill balances in aggregate total $3.7 billion at December 31, 2012, each had estimated fair values which exceeded the carrying value of the reporting unit by at least 15% as of the July 1, 2012 impairment test.

In 2009, we recorded an adjustment to the state income tax rate used to calculate the deferred income tax liabilities associated with the intangible assets at the LBO date which resulted in reductions to our deferred tax liability and goodwill balances of approximately $114 million. During 2011, we determined that the 2009 adjustment was incorrect and reversed it, thereby increasing the December 31, 2011 deferred tax liability and goodwill balances each by approximately $100 million for continuing operations and $14 million for assets (liabilities) related to discontinued operations. As a result of this correction, we recorded a non-cash goodwill impairment charge of $48 million, of which $36 million related to the impairment charge in 2009 and $12 million related to the impairment charge in 2010, and recorded a non-cash goodwill impairment charge of $3 million in discontinued operations that related to the 2010 impairment charge. In addition, we recorded an income tax benefit of $48 million, of which $35 million related to prior periods, reflecting the amortization of the deferred income tax liability which would have been reflected in the statement of comprehensive income had the 2009 adjustment not been made. Had we recorded the goodwill impairment charges in the correct periods, the impairment charge for 2009 would have been $1.162 billion, and the impairment charge in 2010 would have been $217 million. We assessed the impact of correcting these errors in 2011 and do not believe that these amounts are material to any prior period financial statements, nor is the correction of these errors material to the 2011 financial statements. As a result, we have not restated any prior period amounts.

Based on the results of our July 1, 2010 step-one tests, we determined that the carrying values of our combined PS and K-12 reporting units, our Public Sector United Kingdom (“PS UK”) reporting unit, which has since been sold and is included in discontinued operations, and our Higher Education Managed Services (“HE MS”) reporting unit, which was sold in January 2012 and is included in discontinued operations, were in excess of their respective fair values and a step-two test was required for each of these reporting units. The primary driver for the decline in the fair value of the reporting units compared to the prior year is the reduction in the perpetual growth rate assumption used for each of these three reporting units, stemming from the disruption in the global financial markets, particularly the markets which these three reporting units serve. Furthermore, there was a decline in the cash flow projections for the combined PS and K-12 reporting units and the PS UK reporting unit compared to those used in the 2009 goodwill impairment test as a result of decline in the overall outlook for these reporting units. Additionally, the discount rate assumption used for the PS UK reporting unit was higher than the discount rate used in the 2009 impairment test.

A one percentage point increase in the perpetual growth rate or a one percentage point decrease in the discount rate would have resulted in our HE MS reporting unit having a fair value in excess of carrying value and a step-two test would not have been required.

Prior to completing the step-two tests, we first evaluated the long-lived assets, primarily the software, customer base and property and equipment, for impairment. In performing the impairment tests for long-lived assets, we estimated the undiscounted cash flows for the asset groups over the remaining useful lives of the reporting unit’s primary asset and compared that to the carrying value of the asset groups. There was no impairment of the long-lived assets.

In completing the step two-tests to determine the implied fair value of goodwill and therefore the amount of impairment, we first determined the fair value of the tangible and intangible assets and liabilities. Based on the testing performed, we determined that the carrying value of goodwill exceeded its implied fair value for each of the three reporting units and recorded a non-cash goodwill impairment charge of $328 million, of which $205 million is presented in continuing operations and $123 million in discontinued operations.

Revenue Recognition

We generate revenue from the following sources: (1) services revenue, which includes revenue from processing services, software maintenance and support, software rentals, recovery and managed services, professional services and broker/dealer fees; and (2) software license fees, which result from contracts that permit the customer to use a SunGard product at the customer’s site.

The following criteria must be met in determining whether revenue may be recorded: persuasive evidence of a contract exists; services have been provided; the price is fixed or determinable; and collection is reasonably assured.

Services revenue is recorded as the services are provided based on the fair value of each element. Most AS services revenue consists of fixed monthly fees based upon the specific computer configuration or business process for which the service is being provided. When recovering from an interruption, customers generally are contractually obligated to pay additional fees, which typically cover the incremental costs of supporting customers during recoveries. FS services revenue includes monthly fees, which may include a fixed minimum fee and/or variable fees based on a measure of volume or activity, such as the number of accounts, trades or transactions, users or the number of hours of service.

For fixed-fee professional services contracts, services revenue is recorded based upon proportional performance, measured by the actual number of hours incurred divided by the total estimated number of hours for the project. Changes in the estimated costs or hours to complete the contract and losses, if any, are reflected in the period during which the change or loss becomes known.

License fees result from contracts that permit the customer to use a SunGard software product at the customer’s site. Generally, these contracts are multiple-element arrangements since they usually include professional services and ongoing software maintenance. In these instances, license fees are recognized upon the signing of the contract and delivery of the software if the license fee is fixed or determinable, collection is probable, and there is sufficient vendor specific evidence of the fair value of each undelivered element. When there are significant program modifications or customization, installation, systems integration or related services, the professional services and license revenue are combined and recorded based upon proportional performance, measured in the manner described above. Revenue is recorded when billed if customer payments are extended beyond normal billing terms, or at acceptance when there is significant acceptance, technology or service risk. Revenue also is recorded over the longest service period in those instances where the software is bundled together with post-delivery services and there is not sufficient evidence of the fair value of each undelivered service element.

With respect to software related multiple-element arrangements, sufficient evidence of fair value is defined as vendor specific objective evidence (“VSOE”). If there is no VSOE of the fair value of the delivered element (which is usually the software) but there is VSOE of the fair value of each of the undelivered elements (which are usually maintenance and professional services), then the residual method is used to determine the revenue for the delivered element. The revenue for each of the undelivered elements is set at the fair value of those elements using VSOE of the price paid when each of the undelivered elements is sold separately. The revenue remaining after allocation to the undelivered elements (i.e., the residual) is allocated to the delivered element.

VSOE supporting the fair value of maintenance is based on the optional renewal rates for each product and is typically 18% to 20% of the software license fee per year. VSOE supporting the fair value of professional services is based on the standard daily rates charged when those services are sold separately.

In some software related multiple-element arrangements, the maintenance or services rates are discounted. In these cases, a portion of the software license fee is deferred and recognized as the maintenance or services are performed based on VSOE of the services.

From time to time we enter into arrangements with customers who purchase non-software related services from us at the same time, or within close proximity, of purchasing software (non-software multiple-element arrangements). Each element within a non-software multiple-element arrangement is accounted for as a separate unit of accounting provided the following criteria are met: the delivered services have value to the customer on a standalone basis; and, for an arrangement that includes a general right of return relative to the delivered services, delivery or performance of the undelivered service is considered probable and is substantially controlled by us. Where the criteria for a separate unit of accounting are not met, the deliverable is combined with the undelivered element(s) and treated as a single unit of accounting for the purposes of allocation of the arrangement consideration and revenue recognition.

For our non-software multiple-element arrangements, we allocate revenue to each element based on a selling price hierarchy at the arrangement inception. The selling price for each element is based upon the following selling price hierarchy: VSOE, then third-party evidence (“TPE”), then best estimated selling price (“BESP”). The total arrangement consideration is allocated to each separate unit of accounting for each of the non-software deliverables using the relative selling prices of each unit based on this hierarchy. We limit the amount of revenue recognized for delivered elements to an amount that is not contingent upon future delivery of additional products or services or meeting of any specified performance conditions.

To determine the selling price in non-software multiple-element arrangements, we establish VSOE of the selling price using the price charged for a deliverable when sold separately. Where VSOE does not exist, TPE is established by evaluating similar competitor products or services in standalone arrangements with similarly situated customers. If we are unable to determine the selling price because VSOE or TPE doesn’t exist, we determine BESP for the purposes of allocating the arrangement by considering pricing practices, margin, competition, and geographies in which we offer our products and services.

Unbilled receivables are created when services are performed or software is delivered and revenue is recognized in advance of billings. Deferred revenue is created when billing occurs in advance of performing services or when all revenue recognition criteria have not been met.

We believe that our revenue recognition practices comply with the complex and evolving rules governing revenue recognition. Future interpretations of existing accounting standards, new standards or changes in our business practices could result in changes in our revenue recognition accounting policies that could have a material effect on our consolidated financial results.

Accounting for Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred income tax assets and liabilities are calculated based on the difference between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases using the enacted income tax rates expected to be in effect during the years in which the temporary differences are expected to reverse. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. Tax benefits related to uncertain tax positions taken or expected to be taken on a tax return are recorded only when such benefits are more likely than not of being sustained. Considerable judgment is required in assessing and estimating these amounts and differences between the actual outcome of these future tax consequences and our estimates could have a material effect on our consolidated financial results.

Accounting for Stock-Based Compensation

Stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the appropriate service period. Fair value for stock options is computed using the Black-Scholes pricing model. Determining the fair value of stock-based awards requires considerable judgment, including estimating the expected term of stock options, expected volatility of our stock price, and the number of awards expected to be forfeited. Since the Company is not publicly traded, the Company utilizes equity valuations based on (a) stock market valuations of public companies in comparable businesses, (b) recent transactions involving comparable companies and (c) any other factors deemed relevant (see Note 8 of Notes to Consolidated Financial Statements). In addition, for stock-based awards where vesting is dependent upon achieving certain operating performance goals, we estimate the likelihood of achieving the performance goals. Differences between actual results and these estimates could have a material effect on our consolidated financial results. A deferred income tax asset is recorded over the vesting period as stock compensation expense is recognized. Our ability to recognize a benefit for this deferred tax asset will be ultimately determined based on the actual value of the stock option upon exercise or restricted stock unit upon distribution. If the actual value is lower than the fair value determined on the date of grant, then there could be income tax expense for the portion of the deferred tax asset that cannot be realized, which could have a material effect on our consolidated financial results.

Results of Operations

We evaluate our performance using both GAAP and non-GAAP measures. Our primary non-GAAP measure is Internal Adjusted EBITDA, whose corresponding GAAP measure is income from continuing operations before income taxes (see Note 12 of Notes to Consolidated Financial Statements and Note 8 of Notes to Consolidated Financial Statements (Unaudited)). Internal Adjusted EBITDA is defined as operating income excluding the following items:

•	depreciation and amortization,

•	amortization of acquisition-related intangible assets,

•	goodwill impairment,

•	severance and facility closure charges,

•	stock compensation,

•	management fees, and

•	certain other costs.

We believe Internal Adjusted EBITDA is an effective tool to measure our operating performance since it excludes non-cash items and certain variable charges. We use Internal Adjusted EBITDA extensively to measure both SunGard and its reporting segments within the Company and also for reporting to our board of directors.

While Internal Adjusted EBITDA is useful for analysis purposes, it should not be considered as an alternative to our reported GAAP results. Also, Internal Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. Internal Adjusted EBITDA is similar, but not identical, to adjusted EBITDA as defined in the Credit Agreement (as defined below) for purposes of our debt covenants.

During 2010, we sold our PS UK operation which is presented as discontinued operations. In January 2012, we sold our HE business which is also presented as discontinued operations.

Except as otherwise noted, all explanations below exclude the impacts from changes in currency translation, which we refer to as constant currency, a non-GAAP measure. We believe presenting our results on a constant currency basis is meaningful for assessing how our underlying businesses have performed due to the fact that we have international operations that are material to our overall operations. As a result, total revenues and expenses are affected by changes in the U.S. Dollar against international currencies. To present this constant currency information, current period results for entities reporting in currencies other than U.S. Dollars are converted to U.S. Dollars at the average exchange rate used in the prior year period rather than the actual exchange rates in effect during the current year period. In each of the tables below, we present the percent change based on actual, unrounded results in reported currency and in constant currency. Also, percentages may not add due to rounding.

The following discussion includes historical and certain forward-looking information that should be read together with the accompanying consolidated financial statements and related footnotes and the discussion above of certain risks and uncertainties (see “Risk Factors”) that could cause future operating results to differ materially from historical results or the expected results indicated by forward looking statements.

Three Months Ended March 31, 2013 Compared to Three Months Ended March 31, 2012

The following table sets forth, for the periods indicated, certain supplemental revenue data and the percentage change in those amounts from period to period (in millions).

Three Months Ended March 31, 2013	FS	AS	PS&E	Total
Total revenue	$600	$345	$50	$995
Year to year revenue change	(3)%	(3)%	(1)%	(3)%
Year to year revenue change at constant currency	(3)%	(3)%	(1)%	(3)%
Services	$566	$340	$43	$949
Year to year services revenue change	(3)%	(2)%	—%	(3)%
Year to year services revenue change at constant currency	(3)%	(2)%	—%	(2)%
License and resale fees	$27	$—	$6	$33
Year to year license and resale fees revenue change	11%	13%	(10)%	6%
Year to year license and resale fees revenue change at constant currency	12%	13%	(10)%	7%
Reimbursable expenses	$7	$5	$1	$13
Year to year reimbursable expenses revenue change	(33)%	(27)%	8%	(29)%
Year to year reimbursable expenses revenue change at constant currency	(33)%	(26)%	8%	(29)%

Three Months Ended March 31, 2012	FS	AS	PS&E	Total
Total revenue	$618	$355	$51	$1,024
Services	583	348	43	974
License and resale fees	24	—	7	31
Reimbursable expenses	11	7	1	19

Revenue:

Total SunGard reported revenue decreased $29 million or 3% for the three months ended March 31, 2013 compared to the first quarter of 2012. On a constant currency basis, revenue decreased $26 million, or 3%. The $26 million decrease is due mainly to a combined $14 million decrease in FS and AS professional services revenue, an $8 million decrease in AS recovery services and a $5 million decrease in FS processing revenue, partially offset by an increase in FS software license revenue of $3 million.

Financial Systems segment:

FS reported revenue decreased $18 million, or 3%, in the first quarter of 2013 from the prior year period, and decreased $16 million, or 3%, on a constant currency basis. Software license revenue, which is a component of license and resale fees, was $24 million as reported, and increased $3 million, or 14%, year to year on a constant currency basis. During the first quarter of 2013, we saw continued growth in license sales, particularly in renewals of existing term licenses, demonstrating the mission-critical nature of our software and the value that customers ascribe to it. Nonetheless, we saw relatively fewer new license sales, particularly in the established markets, as some of our largest customers were cautious in their spending patterns. Moreover, certain customer mergers and a bankruptcy resulted in lost revenue versus prior years. This decrease in new licenses and customers’ unwillingness to take on new projects led to an 8%, or $10 million, decrease in professional services, which drove the majority of our services revenue decline. Also in services revenue, processing revenue decreased $5 million, or 2%, and software rental revenue decreased $3 million, or 4%, both due primarily to customer attrition as discussed above. This was partially offset by a $2 million increase from the acquisition of XSP in the fourth quarter of 2012.

We were also encouraged by our growth in emerging markets in the first quarter of 2013. In the emerging markets, we saw double-digit percentage growth as customers continue to demand the world-class software and services that SunGard provides. Emerging markets revenue now comprises over 10% of total FS revenue. Emerging markets include China, India and countries located in Latin America, Central and Eastern Europe, Middle East, Africa and Southeast Asia.

Availability Services segment:

AS reported revenue decreased $10 million, or 3%, in the first quarter of 2013 from the prior year period. On a constant currency basis, revenue decreased $9 million, or 3%, in the quarter. Our recovery services revenue has been declining due to customers shifting from traditional backup and recovery solutions to either in-house solutions or disk-based, cloud-based or managed recovery solutions. In this environment, we have introduced the Managed Recovery Program (“MRP”), which brings SunGard’s expertise to our customers’ disaster recovery operations. Also, in managed services, demand has been increasing for outsourced management of IT operations and applications. We expect these trends to continue in the future. As a result, in North America, which accounts for approximately 75% of our AS business, revenue decreased 4%, due primarily to decreases in recovery services and professional services revenue. Revenue in Europe, mostly from our U.K. operations, increased 3%, primarily as a result of a significant new managed services contract, and was partly offset by a decrease in recovery services revenue.

Public Sector & Education segment:

PS&E reported revenue and constant currency revenue decreased $1 million, or 1%, for the three months ended March 31, 2013, from the corresponding period in 2012. Reported revenue from license and resale fees included software license revenue of $1 million in the three months ended March 31, 2013, a decrease of approximately $1 million from the prior year period.

The tables below set forth, for the periods indicated, certain amounts included in our Consolidated Statements of Comprehensive Income, the relative percentage that those amounts represent to consolidated revenue (unless otherwise indicated), and the percentage change in those amounts from period to period (in millions).

Three Months Ended March 31, 2013	FS	AS	PS&E	Sum of segments	Corporate	Total
Revenue	$600	$345	$50	$995	$—	$995
Internal Adjusted EBITDA	130	105	14	249	(13)	236
Internal Adjusted EBITDA margin	21.6%	30.5%	29.1%	25.1%	(1.3)%	23.8%
Year to year revenue change	(3)%	(3)%	(1)%	(3)%	0%	(3)%
Year to year Internal Adjusted EBITDA change	3%	(6)%	(12)%	(2)%	3%	(2)%
Year to year revenue change at constant currency	(3)%	(3)%	(1)%	(3)%	0%	(3)%
Year to year Internal Adjusted EBITDA change at constant currency	2%	(6)%	(12)%	(3)%	3%	(3)%

Reconciliation of Internal Adjusted EBITDA to operating income:

Three Months Ended March 31, 2013
Internal Adjusted EBITDA	$236
Depreciation(1)	(73)
Amortization of acquisition-related intangible assets	(87)
Severance and facility closure costs	(3)
Stock compensation expense	(11)
Management fees	(2)
Other costs (included in operating income)	(4)

Operating income	$56

Operating income margin	5.7%
Operating income margin at constant currency	5.5%

Three Months Ended March 31, 2013	FS	AS	PS&E	Sum of segments	Corporate	Total
Capital expenditures	$21	$23	$2	$46	$—	$46
Depreciation(1)	22	49	2	73	—	73
Amortization of acquisition-related intangible assets	44	39	4	87	—	87

Three Months Ended March 31, 2012	FS	AS	PS&E	Sum of segments	Corporate	Total
Revenue	$618	$355	$51	$1,024	$—	$1,024
Internal Adjusted EBITDA	126	113	16	255	(14)	241
Internal Adjusted EBITDA margin	20.4%	31.7%	32.7%	24.9%	(1.4)%	23.6%

Reconciliation of Internal Adjusted EBITDA to operating income:

Three Months Ended March 31, 2012
Internal Adjusted EBITDA	$241
Depreciation(1)	(71)
Amortization of acquisition-related intangible assets	(101)
Severance and facility closure costs	(2)
Stock compensation expense	(11)
Management fees	(2)
Other costs (included in operating income)	(2)

Operating income	$52

Operating income margin	5.1%

Three Months Ended March 31, 2012	FS	AS	PS&E	Sum of segments	Corporate	Total
Capital expenditures	$20	$38	$2	$60	$—	$60
Depreciation(1)	21	48	2	71	—	71
Amortization of acquisition-related intangible assets	53	43	5	101	—	101

(1)	Includes amortization of capitalized software.

Operating Income:

Our total operating margin was 5.5% for the three months ended March 31, 2013, compared to 5.1% for the three months ended March 31, 2012. The more significant factors impacting the 0.4 margin point improvement are the following:

•

1.3 margin point increase, or $14 million, from the decrease in amortization of acquisition-related intangible assets due primarily to the $15 million impact of software and customer base intangible assets that were fully amortized in 2012; and

•	0.2 margin point increase from the $2 million increase in software license fee revenue;

partially offset by

•	0.6 margin point decrease from the decrease in AS Internal Adjusted EBITDA margin primarily due to the decrease in revenue;

•	0.2 margin point decrease, or $2 million, from the increase in depreciation and amortization due primarily to accelerating depreciation related to consolidating facilities; and

•	0.2 margin point decrease, or $2 million, from the increase in currency transaction losses.

Segment Internal Adjusted EBITDA:

Financial Systems segment:

The FS Internal Adjusted EBITDA margin was 21.3% and 20.4% for the three months ended March 31, 2013 and 2012, respectively. The more significant factors impacting the 0.9 margin point improvement are the 0.4 margin point increase from the $3 million increase in software license fee revenue; and the 0.3 margin point increase, or $2 million, from the increase in costs capitalized as software assets. A change in the revenue mix to software from professional services, which has a higher percentage of employment costs, improved the margin in 2013. Restructuring actions, most of which were taken in the second half of 2012, reduced labor and facility costs in the first quarter of 2013.

Availability Services segment:

The AS Internal Adjusted EBITDA margin was 30.6% and 31.7% for the three months ended March 31, 2013 and 2012, respectively. The overall AS margin decreased by 1.4 margin points in the three months ended March 31, 2013 by our European business due primarily to a combined $6 million increase in reimbursable expenses, employment-related, facility and consultant expenses, on a $2 million increase in revenue. In North America, recovery services, which typically uses shared resources, decreased the overall AS margin by 0.9 margin points due primarily to an $8 million decrease in revenue and a $3 million increase in employment-related expenses from an investment to support our MRP growth, partially offset by a $3 million decrease in equipment expense due to lower data network costs. Also in North America, a $4 million decrease in employment-related expenses from lower commissions expense and lower headcount increased the overall AS margin by 0.8 margin points in the first quarter of 2013.

Public Sector & Education segment:

The PS&E Internal Adjusted EBITDA margin was 29.1% and 32.7% for the three months ended March 31, 2013 and 2012, respectively, and operating income decreased $2 million. The $2 million decrease resulted from the timing of revenue recognition in the first quarter of 2013 and higher external services fees reflecting the benefit we received in the first quarter of 2012.

Non-operating Expenses:

Interest expense was $108 million and $122 million for the three months ended March 31, 2013 and 2012, respectively. The $14 million decrease in interest expense was due primarily to lower average debt outstanding at a lower average interest rate.

Loss on extinguishment of debt was $5 million and $15 million for the three months ended March 31, 2013 and 2012, respectively. The loss on extinguishment of debt in 2013 includes the loss related to the refinance of $2.2 billion of term loans. The loss on extinguishment of debt in 2012 includes the loss related to the January 2012 repayment of $1.22 billion of term loans.

The effective income tax rates for the three months ended March 31, 2013 and 2012 were 16% and 8%, respectively. The Company’s effective tax rate reflects changes in the mix of income or losses in jurisdictions with a wide range of tax rates, permanent differences between GAAP and local tax laws, and the timing of recording discrete items. Changes in the mix of income or the total amount of income for 2013 may significantly impact the estimated effective income tax rate for the year.

Accreted dividends on SCCII’s cumulative preferred stock were $25 million and $62 million for the three months ended March 31, 2013 and 2012, respectively. The decrease in accreted dividends is due to the declaration and payment of a dividend in December 2012, partially offset by compounding.

Year Ended December 31, 2012 Compared to Year Ended December 31, 2011

The following table sets forth, for the periods indicated, certain supplemental revenue data and the relative percentage that those amounts represent to total revenue.

(in millions)	Year Ended December 31, 2011		Year Ended December 31, 2012		Percent Increase (Decrease) 2012 vs. 2011	Constant Currency
						Year Ended December 31, 2012		Percent Increase (Decrease) 2012 vs. 2011
		percent of revenue		percent of revenue			percent of revenue
Financial Systems (FS)
Services	$2,445	55%	$2,370	56%	(3)%	$2,403	56%	(2)%
License and resale fees	259	6%	244	6%	(6)%	251	6%	(3)%

Total products and services	2,704	61%	2,614	61%	(3)%	2,654	62%	(2)%
Reimbursed expenses	72	2%	40	1%	(45)%	40	1%	(44)%

Total	$2,776	63%	$2,654	62%	(4)%	$2,694	62%	(3)%

Availability Services (AS)
Services	$1,438	32%	$1,383	32%	(4)%	$1,394	32%	(3)%
License and resale fees	2	—%	3	—%	(15)%	3	—%	(14)%

Total products and services	1,440	32%	1,386	32%	(4)%	1,397	32%	(3)%
Reimbursed expenses	20	—%	19	—%	(3)%	20	—%	—%

Total	$1,460	33%	$1,405	33%	(4)%	$1,417	33%	(3)%

Public Sector & Education (PS&E)(1)
Services	$173	4%	$173	4%	—%	$173	4%	—%
License and resale fees	28	1%	28	1%	2%	28	1%	2%

Total products and services	201	5%	201	5%	—%	201	5%	—%
Reimbursed expenses	3	—%	3	—%	(12)%	3	—%	(12)%

Total	$204	5%	$204	5%	—%	$204	5%	—%

Total Revenue
Services	$4,056	91%	$3,926	92%	(3)%	$3,970	92%	(2)%
License and resale fees	289	7%	275	6%	(5)%	282	7%	(3)%

Total products and services	4,345	98%	4,201	99%	(3)%	4,252	99%	(2)%
Reimbursed expenses	95	2%	62	1%	(35)%	63	1%	(34)%

Total	$4,440	100%	$4,263	100%	(4)%	$4,315	100%	(3)%

(1)	PS&E includes our PS and K-12 businesses.

Revenue:

Total SunGard reported revenue decreased $177 million, or 4%, in 2012 compared to 2011. On a constant currency basis, revenue decreased $125 million, or 3%. Approximately $56 million of the $125 million decrease, or 1.3 points of the three percentage points of decrease, was due to a decrease in revenue as we intentionally exited certain lower margin services in our broker/dealer business (the “Broker/Dealer”). These revenues were generally “pass through” fees to stock exchanges, as mentioned below.

Our revenue is highly diversified by customer and product. During each of the past three fiscal years, no single customer has accounted for more than 3% of total revenue. On average for the past three fiscal years, services revenue has been approximately 91% of total revenue. About 80% of services revenue is highly recurring as a result of multi-year contracts and is generated from software-related services including software maintenance and support, processing and rentals; and recovery and managed services. The remaining services revenue includes professional services, which are mainly generated from implementation and consulting services in connection with the sale of our products; and broker/dealer fees, which are largely correlated with trading volumes. On a constant currency basis, services revenue decreased to $3.97 billion from $4.06 billion, representing approximately 92% of total revenue in 2012, an increase of 1% from 2011. The revenue decrease of $86 million was mainly due to a $54 million decrease in AS recovery services, a $53 million decrease in FS and AS professional services revenue, an $8 million decrease in FS software rental revenue and a $7 million decrease in broker/dealer fee revenue of which the Broker/Dealer’s portion resulted in a decrease of $23 million, partially offset by a $16 million increase in AS managed services revenue, a $13 million increase from FS acquisitions and a $9 million increase in FS processing revenue.

Professional services revenue was $598 million and $648 million in 2012 and 2011, respectively, and are discussed in more detail below. Revenue from total broker/dealer fees was $157 million and $164 million in 2012 and 2011, respectively.

Reported revenue from license and resale fees includes software license revenue of $241 million and $252 million, respectively. On a constant currency basis, software license revenue decreased $4 million, or 2%. Reimbursed expense revenue decreased $32 million due to the decline in revenue in the Broker/Dealer.

Financial Systems segment:

FS reported revenue was $2.65 billion in 2012 compared to $2.78 billion in 2011, a decrease of 4%. On a constant currency basis, revenue decreased $82 million, or 3%. Two percentage points of the decrease, or $56 million, was related to lower revenue from the Broker/Dealer discussed above. Professional services revenue decreased $47 million, or 8%, due primarily to successful completion of projects during 2011 and relatively lower demand in 2012 driven by fewer new license sales, and was offset in part by a $5 million increase from acquisitions. Software rental revenue decreased $8 million, or 2%, due primarily to attrition. Broker/dealer fee revenue (excluding the Broker/Dealer) increased $16 million, or 12%, due primarily to increased trading activity during 2012. Processing revenue increased $9 million, or 1%, due mainly to the impact of new business signed in 2011, higher volumes and rate increases in 2012 and $5 million due to acquisitions. Reported revenue from software license revenue was $229 million, a decrease of $11 million from 2011. On a constant currency basis, software license revenue decreased $4 million, or 2%.

Availability Services segment:

AS reported revenue decreased $55 million, or 4%, in 2012 from the prior year. On a constant currency basis, revenue decreased 3%. In North America, which accounts for over 75% of our AS business, revenue decreased 4% where decreases of $54 million in recovery services (“RS”) and $6 million in professional services revenue exceeded growth of $16 million in managed services (“MS”) revenue. Revenue in Europe, primarily from our U.K. operations, was unchanged, where an increase in MS revenue was offset by a decrease in RS revenue.

Our RS revenue has been declining due to customers’ shifting from traditional backup and recovery solutions to either in-house solutions or disk-, cloud-based or managed recovery solutions. Separately, in MS, demand has been increasing for outsourced management of IT operations and applications. We expect these trends to continue in the future.

Public Sector & Education segment:

Reported revenue and constant currency revenue were unchanged at $204 million in 2012. Professional services revenue decreased $2 million and processing revenue increased $2 million. Revenue from license and resale fees included software license revenue of $10 million in 2012, a $1 million increase from the prior year.

The following table sets forth, for the periods indicated, certain amounts included in our consolidated statements of comprehensive income and the relative percentage that those amounts represent to consolidated revenue (unless otherwise indicated).

	Year Ended December 31, 2011		Year Ended December 31, 2012		Percent Increase (Decrease)	Constant Currency
						Year Ended December 31, 2012		Percent Increase (Decrease)
					2012 vs. 2011			2012 vs. 2011
		percent of revenue		percent of revenue			percent of revenue
(in millions)
Revenue
Financial Systems	$2,776	63%	$2,654	62%	(4)%	$2,694	62%	(3)%
Availability Services	1,460	33%	1,405	33%	(4)%	1,417	33%	(3)%
Public Sector & Education	204	5%	204	5%	—%	204	5%	—%

Total Revenue	$4,440	100%	$4,263	100%	(4)%	$4,315	100%	(3)%

Costs and Expenses
Cost of sales and direct operating (excluding depreciation)	$1,848	42%	$1,740	41%	(6)%	$1,759	41%	(5)%
Sales, marketing and administration	1,108	25%	1,039	24%	(6)%	1,055	24%	(5)%
Product development and maintenance	393	9%	353	8%	(10)%	367	8%	(7)%
Depreciation and amortization	271	6%	287	7%	6%	290	7%	7%
Amortization of acquisition—related intangible assets	435	10%	385	9%	(11)%	387	9%	(11)%
Goodwill impairment	48	1%	385	9%	702%	385	9%	702%

Total Costs and Expenses	$4,103	92%	$4,189	98%	2%	$4,243	98%	3%

Internal Adjusted EBITDA
Financial Systems(1)	$720	25.9%	$738	27.8%	2%	$738	27.4%	2%
Availability Services(1)	508	34.8%	480	34.2%	(6)%	484	34.2%	(5)%
Public Sector & Education(1)	63	31.2%	66	32.5%	5%	66	32.5%	5%
Corporate	(70)	(1.6)%	(44)	(1.0)%	38%	(44)	(1.0)%	37%

Total Internal Adjusted EBITDA	1,221	27.5%	1,240	29.1%	2%	1,244	28.8%	2%

Reconciliation of Internal Adjusted EBITDA to Operating Income
Depreciation and amortization	(271)	(6.1)%	(287)	(6.7)%	(6)%	(290)	(6.7)%	(7)%
Amortization of acquisition—related intangible assets	(435)	(9.8)%	(385)	(9.0)%	11%	(387)	(9.0)%	11%
Goodwill impairment	(48)	(1.1)%	(385)	(9.0)%	(702)%	(385)	(8.9)%	(702)%
Severance and facility closure costs	(65)	(1.5)%	(50)	(1.2)%	23%	(51)	(1.2)%	22%
Stock compensation expense	(33)	(0.7)%	(38)	(0.9)%	(15)%	(38)	(0.9)%	(15)%
Management fees	(12)	(0.3)%	(14)	(0.3)%	(15)%	(14)	(0.3)%	(15)%
Other costs(2)	(20)	(0.4)%	(7)	(0.2)%	60%	(7)	(0.2)%	60%

Total Operating Income	$337	7.6%	$74	1.7%	(78)%	$72	1.7%	(79)%

(1)	Percent of revenue is calculated as a percent of revenue from FS, AS and PS&E, respectively.
(2)	Other costs include expenses related to strategic initiatives, currency transaction losses, costs to shut down certain services of the Broker/Dealer business (defined above) and certain other costs.

Operating Income:

Our total reported operating margin was 1.7% in 2012 compared to 7.6% in 2011. The most significant factor impacting the 5.9 margin point decrease is the $385 million goodwill impairment charge related to AS NA in 2012, whereas 2011 included a goodwill impairment of $48 million. The net impact of these charges was a 7.8 margin point decrease in 2012. The more significant factors impacting the remaining 1.9 margin point improvement are the following:

•	1.1 margin point increase, or $47 million, from the decrease in amortization of acquisition-related intangible assets;

•	0.6 margin point increase from the improvement in the FS internal adjusted EBITDA margin;

•

0.6 margin point increase, or $26 million, from the decrease in corporate expenses resulting from decreases of $20 million of employment-related expenses (excluding severance) and $7 million of advertising expenses;

•	0.3 margin point increase, or $14 million, from lower severance and corporate executive transition costs of $22 million offset in part by an $8 million increase in expenses to exit facilities; and

•

0.3 margin point increase, or $12 million, from the decrease in expenses related to strategic initiatives, currency transaction losses and costs incurred in 2011 due to the exit from the Broker/Dealer;

partially offset by

•

0.4 margin point decrease, or $18 million, from the increase in depreciation and amortization primarily resulting from a shift in AS investments to shorter-lived assets over the last two years while capital expenditures in total have declined; and

•	0.4 margin point decrease from the decrease in the AS internal adjusted EBITDA margin, which excludes the impact of severance.

Excluding the severance charges discussed above, FS improved its total operating margin by 0.6 points due mainly to expense management primarily from reduced external services fees and consulting expenses. Also excluding the severance charges, degradation of total margin by AS of 0.4 points was due primarily to the decrease in recovery services and professional services revenue, partially offset by an increase in revenue from managed services and the decrease in equipment expense.

Across the Company, we have several programs designed to continually identify cost savings and productivity improvements. These programs serve to both improve our profitability and help fund our investments. The interplay of savings and investments may result in higher or lower costs in any given quarter. Moreover, short term charges required to secure our long term savings may impact our results in any particular quarter.

Segment Internal Adjusted EBITDA:

Financial Systems segment:

The most important factors affecting the FS Internal Adjusted EBITDA margin are:

•	the level of customer IT spending and its impact on the overall demand for professional services and software license sales,

•	the rate and value of contract renewals, new contract signings and contract terminations,

•	the overall condition of the financial services industry and the effect of any further consolidation among financial services firms,

•	the level of trading volumes, and

•	the operating margins of recently acquired businesses, which tend to be lower at the outset and improve over a number of years.

More specifically, the FS Internal Adjusted EBITDA margin was 27.4% and 25.9% in 2012 and 2011, respectively. The more significant factors impacting the 1.5 margin point improvement are the 0.5 margin point increase, or $14 million, from the decrease in external services fees; the 0.4 margin point increase, or $12 million, from the decrease in consultant expense; the 0.3 margin point increase, or $9 million, from the increase in costs capitalized as software assets; the 0.3 margin point increase, or $8 million, from the decrease in facilities costs (excluding lease exit costs); and the 0.2 margin point increase, or $5 million, from the decrease in communications costs; partially offset by the 0.6 margin point decrease from increases in incentive compensation and employment-related taxes and benefits; and the 0.2 margin point decrease from acquired businesses.

Availability Services segment:

The most important factors affecting the AS Internal Adjusted EBITDA margin are:

•	the rate and value of contract renewals, new contract signings and contract terminations,

•	the timing and magnitude of equipment and facilities expenditures,

•	the level and success of new product offerings, and

•	the trend toward availability solutions utilizing more dedicated resources.

More specifically, the AS Internal Adjusted EBITDA margin was 34.2% and 34.8% in 2012 and 2011, respectively, a decrease of 0.6 margin points. In North America, RS, which typically uses shared resources, decreased the overall AS margin by 1.7 margin points in 2012 due primarily to a $54 million decrease in higher-margin recovery services revenue, partially offset by a $20 million decrease in equipment expense. Professional services decreased the overall AS margin by 0.3 margin points in 2012 due primarily to a $1 million increase in employment-related expenses on $6 million of lower revenue. Also in North America, decreases in advertising expenses of $4 million, external services fees of $3 million and employment-related expenses of $3 million helped the margin in 2012 by 0.7 margin points. MS helped the margin in 2012 by 0.6 margin points due primarily to a $16 million increase in typically lower margin managed services revenue, which uses dedicated resources, partially offset by a $4 million increase in employment-related expenses. The overall AS margin was helped by Europe in 2012 by 0.4 margin points due primarily to a $5 million decrease in employment-related expenses.

Public Sector & Education segment:

The most important factors affecting the margin of our Public Sector & Education segment are:

•	the rate and value of contract renewals, new contract signings and contract terminations,

•	the level of government and school district funding, and

•	the level of customer IT spending and its impact on the overall demand for professional services and software license sales.

The Internal Adjusted EBITDA margin was 32.5% and 31.2% for 2012 and 2011, respectively. The margin increased 1.3 margin points due primarily to a $2 million increase in costs capitalized as software assets.

Costs and Expenses:

Total costs increased to 98% of revenue in 2012 from 92% of 2011 revenue. Excluding the goodwill impairment charges of $385 million and $48 million in 2012 and 2011, respectively, total costs as a percentage of total revenue were 89% in 2012 compared to 91% in 2011, and decreased $198 million.

Cost of sales and direct operating expenses (excluding depreciation) as a percentage of total revenue were 41% in 2012 and 42% in 2011, respectively, and decreased $88 million. Of the $88 million decrease, $45 million is due to a decrease in reimbursed expenses relating to the exit from certain services of our Broker/Dealer business as discussed above, and a $23 million decrease in AS equipment costs associated with increased self-maintenance, favorable price negotiations and improved network cost projects; partially offset by an $8 million increase from FS acquisitions.

Sales, marketing and administration expenses as a percentage of total revenue were 24% and 25% in 2012 and 2011, respectively, and decreased $53 million. Decreases in sales, marketing and administration expenses were primarily due to decreases of $34 million of corporate employment-related expenses mainly as a result of executive transition costs incurred in the second quarter of 2011 and other severance actions taken in 2011 and early 2012; $20 million of external services fees; and $15 million of advertising expense and related costs mainly resulting from cost savings initiatives; partially offset by a $5 million increase in stock compensation. Despite these reductions, we continue to make targeted sales investments to improve our growth potential as part of our global strategy.

Because AS product development and maintenance costs are insignificant, it is more meaningful to measure product development and maintenance expenses as a percentage of revenue excluding AS. Product development and maintenance expense was 12% and 13% of revenue excluding AS in 2012 and 2011, respectively, and decreased $27 million. The decrease in expense is primarily related to a $9 million increase in FS costs capitalized as software assets and a $5 million decrease in consulting expenses. The software capitalization costs reflect specific investments that we are making to improve the functionality of our software in response to customer needs.

Depreciation and amortization was 7% and 6% of total revenue in 2012 and 2011, respectively, and increased $19 million due mainly to a shift in AS investments to shorter-lived assets over the last two years despite a decline in total capital expenditures. Amortization of acquisition-related intangible assets was 9% and 10% of total revenue in 2012 and 2011, and decreased $48 million. The decrease is due primarily to the $47 million impact of software assets that were fully amortized in 2011 and $7 million of impairment charges in 2011, partially offset by the impact of acquired businesses. During 2011, we recorded impairment charges of our customer base and software assets of $3 million and $4 million, respectively. These impairments are the result of reduced cash flow projections related to the software and customer base assets that were impaired.

We recorded non-cash goodwill impairment charges of $385 million and $48 million in 2012 and 2011, respectively. These impairments are described in the Use of Estimates and Critical Accounting Policies section above.

Interest expense was $428 million and $524 million in 2012 and 2011, respectively. The decrease in interest expense was due primarily to the repayment in January 2012 of $1.22 billion of our outstanding term loans as a result of the sale of HE, the early extinguishment in April 2012 of the senior notes due 2015 and interest rate decreases resulting from the expiration of interest rate swaps in each of February 2011 and 2012.

The loss on extinguishment of debt was $82 million and $3 million in 2012 and 2011, respectively. The increase was due primarily to the early extinguishments of the senior notes due 2015 and the senior subordinated notes due 2015, and the partial repayment of term loans in January and December 2012.

The effective income tax rates for 2012 and 2011 were a tax benefit of 9% and 62%, respectively. The Company’s effective tax rate fluctuates from period to period due to changes in the mix of income or losses in jurisdictions with a wide range of tax rates, permanent differences between U.S. GAAP and local tax laws, and certain one-time items including tax rate changes, benefit of foreign taxes, net of a U.S. foreign tax credit, and adjustments related to the repatriation of unremitted earnings of foreign subsidiaries. The effective tax rates for 2012 and 2011 were also impacted by the goodwill impairment charges, which are largely nondeductible.

Income (loss) from discontinued operations, net of tax, was $331 million in 2012 and $(80) million in 2011. During 2012, we recorded a combined gain on the sales of businesses of $571 million. During 2011, we recorded $135 million of deferred income tax expense related to the book-over-tax basis difference in a subsidiary of our HE business. See Note 2 of Notes to Consolidated Financial Statements for further discussion.

Income (loss) attributable to the non-controlling interest represents accreted dividends on SCCII’s cumulative preferred stock. The amount of accreted dividends was $251 million and $225 million in 2012 and 2011, respectively. The increase is due to compounding.

Year Ended December 31, 2011 Compared to Year Ended December 31, 2010

The following table sets forth, for the periods indicated, certain supplemental revenue data and the relative percentage that those amounts represent to total revenue.

						Constant Currency
	Year Ended December 31, 2010		Year Ended December 31, 2011		Percent Increase (Decrease) 2011 vs. 2010	Year Ended December 31, 2011		Percent Increase (Decrease) 2011 vs. 2010
(in millions)		percent of revenue		percent of revenue			percent of revenue
Financial Systems (FS)
Services	$2,396	54%	$2,445	55%	2%	$2,398	55%	—%
License and resale fees	257	6%	259	6%	1%	250	6%	(3)%

Total products and services	2,653	60%	2,704	61%	2%	2,648	61%	—%
Reimbursed expenses	101	2%	72	2%	(29)%	72	2%	(29)%

Total	$2,754	62%	$2,776	63%	1%	$2,720	62%	(1)%

Availability Services (AS)
Services	$1,452	33%	$1,438	32%	(1)%	$1,419	33%	(2)%
License and resale fees	3	—%	3	—%	1%	3	—%	—%

Total products and services	1,455	33%	1,441	32%	(1)%	1,422	33%	(2)%
Reimbursed expenses	14	—%	20	—%	40%	19	—%	35%

Total	$1,469	33%	$1,461	33%	(1)%	$1,441	33%	(2)%

Public Sector & Education (PS&E)(1)
Services	$175	4%	$173	4%	(1)%	$173	4%	(1)%
License and resale fees	35	1%	27	1%	(21)%	27	1%	(21)%

Total products and services	210	5%	200	5%	(5)%	200	5%	(5)%
Reimbursed expenses	4	—%	3	—%	(17)%	3	—%	(17)%

Total	$214	5%	$203	5%	(5)%	$203	5%	(5)%

Total Revenue
Services	$4,023	91%	$4,056	91%	1%	$3,990	91%	(1)%
License and resale fees	295	7%	289	7%	(2)%	280	6%	(5)%

Total products and services	4,318	97%	4,345	98%	1%	4,270	98%	(1)%
Reimbursed expenses	119	3%	95	2%	(20)%	94	2%	(21)%

Total	$4,437	100%	$4,440	100%	—%	$4,364	100%	(2)%

(1)	Other includes our PS and K-12 businesses.

Revenue:

Total SunGard reported revenue was $4.44 billion in 2011, an increase of $3 million from 2010. On a constant currency basis, revenue decreased $73 million, or 2%. Approximately $104 million of the $73 million decrease, or 2.4 points of the two percentage points of decrease, was due to a decrease in revenue from the Broker/Dealer.

On a constant currency basis, services revenue decreased to $3.99 billion from $4.02 billion, representing approximately 91% of total revenue in both 2011 and 2010. The revenue decrease was mainly due to a $77 million decrease in broker/dealer fees by the Broker/Dealer and a $59 million decrease in RS, partially offset by increases of $41 million from FS acquisitions, $38 million in FS processing revenue and $27 million in MS.

Professional services revenue was $634 million and $629 million in 2011 and 2010, respectively. The change was due to an increase in FS, partially offset by decreases in AS and PS&E. Revenue from total broker/dealer fees was $164 million and $217 million in 2011 and 2010, respectively.

Reported revenue from license and resale fees included software license revenue of $252 million and $255 million, respectively. On a constant currency basis, software license revenue decreased $13 million, or 5%. Reimbursed expense revenue decreased $25 million due to the decline in revenue in the Broker/Dealer.

Financial Systems segment:

FS reported revenue was $2.78 billion in 2011 compared to $2.75 billion in 2010, an increase of 1%. On a constant currency basis, revenue decreased $34 million, or 1%. Year over year, revenue was impacted by four percentage points, or $104 million, from lower Broker/Dealer revenue as discussed above. Processing revenue increased $38 million, or 5%, due mainly to increases in transaction volumes and additional hosted services and an increase of $8 million from acquired businesses. Professional services revenue increased $13 million from acquired businesses and increased $4 million, or 1%, due primarily to implementation, consulting and project work associated with new and expanded customer relationships sold in the past twelve months. Software rental revenue decreased $6 million, or 2%, due primarily to customer attrition. Reported revenue from license and resale fees included software license revenue of $240 million, an increase of $3 million compared to 2010. On a constant currency basis, software license revenue decreased $7 million, or 3%.

Availability Services segment:

AS reported revenue decreased $8 million, or 1%, in 2011 from the prior year. On a constant currency basis, revenue decreased 2%. In North America, which accounts for over 75% of our AS business, revenue decreased 4% with decreases of $59 million in RS and $9 million in professional services revenue exceeding a $27 million increase in MS revenue. Revenue in Europe, primarily from our U.K. operations, increased $9 million, or 3%, where an increase in managed services revenue was partially offset by a decrease in recovery services revenue, and included a $1.5 million increase from a business acquired in 2010.

Public Sector & Education segment:

Reported revenue and constant currency revenue from our Public Sector & Education segment both decreased $11 million, or 5%, in 2011 from 2010. Professional services revenue decreased $4 million. Revenue from license and resale fees included software license revenue of $9 million in 2011, a $6 million decrease from the prior year.

The following table sets forth, for the periods indicated, certain amounts included in our consolidated statements of comprehensive income and the relative percentage that those amounts represent to consolidated revenue (unless otherwise indicated).

						Constant Currency
	Year Ended December 31, 2010		Year Ended December 31, 2011		Percent Increase (Decrease)	Year Ended December 31, 2011		Percent Increase (Decrease)
					2011 vs. 2010			2011 vs. 2010
		percent of revenue		percent of revenue			percent of revenue
(in millions)
Revenue
Financial Systems	$2,754	62%	$2,776	63%	1%	$2,720	62%	(1)%
Availability Services	1,469	33%	1,461	33%	(1)%	1,441	33%	(2)%
Public Sector & Education	214	5%	203	5%	(5)%	203	5%	(5)%

Total Revenue	$4,437	100%	$4,440	100%	—%	$4,364	100%	(2)%

Costs and Expenses
Cost of sales and direct operating (excluding depreciation)	$1,895	43%	$1,848	42%	(2)%	$1,815	42%	(4)%
Sales, marketing and administration	1,057	24%	1,108	25%	5%	1,085	25%	3%
Product development and maintenance	350	8%	393	9%	12%	379	9%	8%
Depreciation and amortization	278	6%	271	6%	(2)%	267	6%	(4)%
Amortization of acquisition—related intangible assets	448	10%	435	10%	(3)%	432	10%	(4)%
Goodwill impairment	205	5%	48	1%	(77)%	48	1%	(77)%

Total Costs and Expenses	$4,233	95%	$4,103	92%	(3)%	$4,026	92%	(5)%

Internal Adjusted EBITDA
Financial Systems(1)	$708	25.7%	$720	25.9%	2%	$721	26.5%	2%
Availability Services(1)	527	35.9%	508	34.8%	(3)%	501	34.8%	(5)%
Public Sector & Education(1)	69	32.4%	63	31.2%	(8)%	63	31.2%	(8)%
Corporate	(64)	(1.4)%	(70)	(1.6)%	(11)%	(70)	(1.6)%	(11)%

Total Internal Adjusted EBITDA	1,240	28.0%	1,221	27.5%	(2)%	1,215	27.9%	(2)%

Reconciliation of Internal Adjusted EBITDA to Operating Income
Depreciation and amortization	(278)	(6.3)%	(271)	(6)%	(2)%	(267)	(6)%	(4)%
Amortization of acquisition—related intangible assets	(448)	(10.1)%	(435)	(9.8)%	3%	(432)	(9.9)%	4%
Goodwill impairment	(205)	(4.6)%	(48)	(1.1)%	77%	(48)	(1.1)%	77%
Severance and facility closure costs	(30)	(0.7)%	(65)	(1.5)%	(122)%	(65)	(1.5)%	(122)%
Stock compensation expense	(29)	(0.7)%	(33)	(0.7)%	(12)%	(33)	(0.8)%	(12)%
Management fees	(16)	(0.4)%	(12)	(0.3)%	25%	(12)	(0.3)%	25%
Other costs(2)	(30)	(0.7)%	(20)	(0.4)%	34%	(20)	(0.5)%	34%

Total Operating Income	$204	4.6%	$337	7.6%	65%	$338	7.7%	65%

(1)	Percent of revenue is calculated as a percent of revenue from FS, AS and PS&E, respectively.
(2)	Other costs include expenses related to strategic initiatives, currency transaction losses, costs to shut down certain services of the Broker/Dealer business (defined above) and certain other costs.

Operating Income:

Our total reported operating margin was 7.7% in 2011 compared to 4.6% in 2010. The most significant factor impacting the 3.1 margin point increase is the $205 million non-cash goodwill impairment charge related to our PS and K-12 businesses, which are included in PS&E, in 2010, whereas 2011 included a non-cash goodwill impairment of $48 million. The net impact of these charges was a 3.5 margin point increase in 2011. The more significant factors impacting the remaining 0.4 margin point decrease are the following:

•

0.8 margin point decrease, or $36 million, from the increase in restructuring costs including increases in severance and corporate executive transition of $33 million and a $3 million increase in expenses to exit facilities;

•	0.5 margin point decrease from the decrease in the AS margin, which excludes the impact of severance;

•	0.3 margin point decrease, or $13 million, from the decrease in software license fee revenue; and

•	0.2 margin point decrease, or $7 million, from the increase in corporate costs;

partially offset by

•	0.5 margin point increase from the lower activity level of the Broker/Dealer;

•	0.4 margin point increase, or $16 million, from the decrease in amortization of acquisition-related intangible assets;

•	0.2 margin point increase, or $11 million, from the decrease in depreciation and amortization due primarily to certain AS leased facility improvements becoming fully depreciated; and

•

0.2 margin point increase, or $10 million, from the decrease in expenses related to strategic initiatives, currency transaction losses and costs incurred by the Broker/Dealer to shutdown its professional trading business in 2011.

Segment Internal Adjusted EBITDA:

Financial Systems segment:

The FS Internal Adjusted EBITDA margin was 26.5% and 25.7% in 2011 and 2010, respectively. The more significant factors impacting the 0.8 margin point improvement are the 1.6 margin point improvement from the decreased activity level of the Broker/Dealer; the 0.5 margin point improvement, or $12 million, from the decrease in consultant expense; and the 0.1 margin point improvement, or $2 million, from the decrease in facilities costs (excluding lease exit costs). These increases in the operating margin were partially offset by the 1.2 margin point improvement, or $33 million, from the increase in employment-related costs (excluding severance) resulting from business expansion, merit increases and increased software development and maintenance expenses, the 0.5 margin point improvement from acquired businesses and the 0.2 margin point improvement, or $7 million, from the decrease in license fees.

Availability Services segment:

The AS Internal Adjusted EBITDA margin was 34.8% and 35.9% in 2011 and 2010, respectively, a decrease of 1.1 margin points. The overall AS margin was decreased by 0.8 margin points from increased expenses in North America in 2011 resulting from increased employment-related expenses of $9 million (excluding severance) primarily related to developing new products, and segment advertising costs of $6 million. Professional services had a 0.3 margin point decrease on the overall AS margin in 2011 due primarily to a $2 million decrease in employment-related expenses on $8 million of lower revenue. RS had a 0.3 margin point decrease on the overall AS margin in 2011 due primarily to a $59 million decrease in higher margin recovery services revenue, partially offset by a $22 million decrease in equipment expense. Software had a 0.5 margin point impact on the overall AS margin in 2011 due primarily to reduced employment-related expenses of

$7 million. MS helped the overall AS margin in 2011 by 0.1 margin points due primarily to a $27 million increase in revenue, partially offset by an $11 million increase in employment-related expenses and a $6 million increase in facilities costs. Europe helped the overall AS margin in 2011 by 0.1 margin points due primarily to a $9 million increase in revenue and a $2 million decrease in equipment expense, partially offset by a $4 million increase in facilities and a $2 million increase in employment-related expenses (excluding severance).

Public Sector & Education segment:

The Internal Adjusted EBITDA margin from our Public Sector & Education segment was 31.2% and 32.4% for 2011 and 2010, respectively. The more significant factors impacting the 1.2 margin point decrease are the 1.3 margin point impact, or $3 million, from the decrease in costs capitalized as software assets.

Costs and Expenses:

Total costs decreased to 92% of revenue in 2011 from 95% of 2010 revenue. Excluding the goodwill impairment charges of $48 million and $205 million in 2011 and 2010, respectively, total costs as a percentage of total revenue were 91% of revenue in each of 2011 and 2010, and decreased $49 million.

Cost of sales and direct operating expenses (excluding depreciation) as a percentage of total revenue were 42% in 2011 and 43% in 2010, and decreased $80 million. Impacting the comparison of 2011 compared to 2010 is a $110 million decrease in costs of the Broker/Dealer which includes a $95 million decrease in reimbursed expenses; a $21 million decrease in AS equipment expense, primarily resulting from renegotiation of maintenance contracts, and a $4 million decrease in AS employment-related expenses, which includes a $6 million decrease in severance. These expense decreases were partially offset by an increase in FS employment-related expenses, including a $3 million increase in severance; a $23 million increase from acquired businesses; and a $10 million increase in AS facilities costs, mainly utilities, expansions of certain facilities that occurred in the second half of 2010 and a new facility added during the second quarter of 2010.

Sales, marketing and administration expenses as a percentage of total revenue were 25% and 24% in 2011 and 2010, respectively, and increased $28 million. Increases in sales, marketing and administration expenses were primarily due to increases of $18 million of corporate employment-related expenses mainly as a result of executive transition costs incurred in the second quarter of 2011 and other severance actions taken in 2011; an $11 million increase resulting from acquired businesses; and a $6 million increase in AS advertising expenses. These increases were partially offset by decreases of a combined $7 million of FS and AS facilities costs and the $5 million decrease in Broker/Dealer shut-down costs noted above.

Because AS product development and maintenance costs are insignificant, it is more meaningful to measure product development and maintenance expenses as a percentage of revenue excluding AS. Product development and maintenance expense was 13% and 12% of revenue excluding AS, respectively, and increased $28 million. The increase is primarily related to an increase in FS employment-related expenses to maintain and enhance our existing software products in response to customer needs. Included in the increase in employment-related expenses is a $4 million increase in severance.

Depreciation and amortization was 6% of total revenue in each of 2011 and 2010, but decreased $11 million due primarily to certain AS leased facility improvements becoming fully depreciated during 2010.

Amortization of acquisition-related intangible assets was 10% of total revenue in each of 2011 and 2010, but decreased $16 million due primarily to the impact of software that was fully amortized in 2010, partially offset by the impact of acquired businesses. During 2011, we recorded impairment charges of our customer base and software assets of $3 million and $4 million, respectively. During 2010, we recorded impairment charges of our customer base and software assets of $1 million and $2 million, respectively. These impairments are the result of reduced cash flow projections related to the software and customer base assets that were impaired.

We recorded goodwill impairment charges of $48 million and $205 million in 2011 and 2010, respectively. These impairments are described in the Use of Estimates and Critical Accounting Policies section above.

Interest expense was $524 million and $638 million in 2011 and 2010, respectively. The decrease in interest expense was due primarily to interest rate decreases mainly due to the expiration of certain of our interest rate swaps and the refinancing of the senior notes due 2013, as well as decreased term loan borrowings resulting from prepayments that occurred in December 2010.

The loss on extinguishment of debt in 2010 was due to the early extinguishments of our $1.6 billion of senior notes due in 2013 and our euro-denominated term loans. The loss included $39 million of tender and call premiums.

Other income was $7 million in 2010, and included $4 million in foreign currency transaction gains related to our euro-denominated term loans.

The effective income tax rates for 2011 and 2010 were a tax benefit of 62% and 14%, respectively, due to certain unusual items. The rate in 2011 includes the impact of tax rate changes, the benefits of foreign taxes, net of U.S. foreign tax credit, and an adjustment associated with the future repatriation of unremitted earnings of certain non-U.S. subsidiaries, partially offset by the nondeductible goodwill impairment charge. The reported benefit in 2010 includes nondeductible goodwill impairment charges and a $45 million charge for recording deferred income taxes on unremitted earnings of certain non-U.S. subsidiaries which were no longer considered to be permanently reinvested, partially offset by a $13 million benefit due primarily to the impact of state tax rate changes on deferred tax assets and liabilities.

Loss from discontinued operations, net of tax, was $80 million in 2011 and $156 million in 2010. During 2011, discontinued operations included our European consulting business which was sold in 2012 and our HE business, which was sold in January 2012. During 2010, discontinued operations includes our European consulting business, our HE business and our PS UK business which was sold in 2010. The results of our PS UK operation included an impairment charge, net of tax, of $91 million and a loss on disposal of approximately $94 million which included the write-off of the currency translation adjustment (CTA) which is included as a separate component of equity. Also in 2010, we recorded a goodwill impairment charge of $32 million related to HE MS. See Note 1 of Notes to Consolidated Financial Statements for further discussion.

Accreted dividends on SCCII’s cumulative preferred stock were $225 million and $191 million in 2011 and 2010, respectively. The increase in dividends is due to compounding. No dividends have been declared by SCCII through December 31, 2011.

Liquidity and Capital Resources:

At March 31, 2013, cash and equivalents were $537 million, a decrease of $9 million from December 31, 2012. Included in cash and cash equivalents at March 31, 2013 is $179 million invested in money market accounts in the U.S. Approximately $292 million of cash and cash equivalents at March 31, 2013 was held by our wholly owned non-U.S. subsidiaries. While available to fund operations and strategic investment opportunities abroad, most of these funds cannot be repatriated for use in the United States without incurring additional tax costs and, in a few cases, are in countries with currency restrictions. Our re-evaluation during the fourth quarter of 2012 of amounts permanently reinvested has no impact on these additional tax costs or our ability to repatriate these funds. Also, approximately $78 million of cash and cash equivalents at March 31, 2013 relates to our broker/dealer operations and is not readily available for general corporate use.

Cash flow from continuing operations was $178 million in the three months ended March 31, 2013 compared to $70 million in the three months ended March 31, 2012. Impacting cash flow from continuing operations was a $72 million increase in cash generated by working capital due primarily to a focus on improving working capital management through increased collections of accounts receivable, improved payables management, an increase in deferred revenue and timing of employment-related tax payments in 2013 compared to the prior year quarter. Also, cash flow from operations benefitted from $52 million less of interest payments due to lower average debt outstanding and the timing of our interest payments. In the first quarter of 2013, we paid $49 million of interest, which is $52 million less than the first quarter of 2012 largely due to the refinancing of the senior subordinated notes. A portion of this reduction will be offset in the second quarter of 2013 due to the level and timing of interest payments on our debt.

Net cash used by continuing operations in investing activities was $46 million in the three months ended March 31, 2013, comprised of cash paid for property and equipment and software. Net cash used by continuing operations in investing activities was $63 million in the three months ended March 31, 2012, comprised mainly of cash paid for property and equipment and software and one business acquired in our FS segment. In January 2012, we sold our HE business for gross proceeds of approximately $1.775 billion less applicable taxes and fees.

Net cash used by continuing operations in financing activities was $133 million for the three months ended March 31, 2013, primarily related to refinancing $2.2 billion of term loans and additional repayments of $52 million of term loans and $50 million of our receivables facility revolver borrowings. Net cash used by continuing operations in financing activities was $1.25 billion for the three months ended March 31, 2012, primarily related to repayments of $1.222 billion of term loans resulting from the sale of HE.

At March 31, 2013, the contractual future maturities of debt are as follows (in millions):

2013	$29
2014	434
2015	30
2016	32
2017	656
Thereafter	5,381

Total	$6,562

At March 31, 2013, we have outstanding $6.56 billion in aggregate indebtedness, with additional borrowing capacity of $828 million under the revolving credit facility (after giving effect to outstanding letters of credit). Under the receivables facility, there was an additional borrowing capacity of $24 million at March 31, 2013. Also at March 31, 2013, we have outstanding letters of credit and bid bonds that total approximately $36 million and contingent purchase obligations that depend on the operating performance of an acquired business of up to $6 million, of which $3 million is included in other long-term liabilities.

We expect our available cash balances and cash flows from operations, combined with availability under the revolving credit facility and receivables facility, to provide sufficient liquidity to fund our current obligations, projected working capital requirements and capital spending for a period that includes at least the next 12 months.

At December 31, 2012, our liquidity was $1.40 billion, comprised of cash and cash equivalents of $546 million, a decrease of $327 million from December 31, 2011, and capacity under our revolving credit facility of $857 million.

Cash flow from continuing operations was $645 million in 2012 compared to cash flow from continuing operations of $606 million in 2011. Improving cash flow from continuing operations was the following:

•	$51 million of lower interest payments in 2012;

•	a $42 million increase in cash earned from operations, defined as operating income adjusted for certain noncash expenses and the cash portion of other income (expense); and

•

$25 million more cash provided by working capital due primarily to a one-time benefit in 2012 from exiting certain lower margin services of the Broker/Dealer, partially offset by timing of payment of accounts payable and recognizing in 2012 a portion of our deferred revenue in excess of new sales;

partially offset by

•	by a $79 million increase in income tax payments, net of refunds.

Cash flow from continuing operations in 2011 was $606 million compared to $601 million in 2010. Lower interest payments of $143 million in 2011, principally resulting from the expiration of interest rate swaps and interest rate reductions from refinancing the senior notes due 2013, was mostly offset by lower operating earnings before interest and taxes and less cash provided by working capital.

Net cash used by continuing operations in investing activities was $297 million in 2012 and $315 million in 2011. During 2012, we spent $40 million for two acquisitions, as compared to $35 million for five acquisitions during 2011. Capital expenditures for continuing operations were $260 million in 2012 and $276 million in 2011. Net cash used by continuing operations in investing activities was $376 million in 2010. During 2010, we spent $82 million for four acquisitions and $298 million for capital expenditures.

In 2012, net cash used by continuing operations in financing activities was $2.04 billion, which included the following:

•	repayment of $1.22 billion of term loans resulting from the sale of HE;

•	$1.02 billion to repurchase and optionally redeem $1 billion of senior subordinated notes due 2015;

•	a $724 million preferred stock dividend;

•	$527 million to redeem the 10.625% senior notes due 2015; and

•	$217 million of optional prepayments of term loans;

partially offset by

•	the issuance of $1 billion of senior subordinated notes due 2019; and

•	a $720 million term loan to fund the dividend.

In 2011, net cash used by continuing operations in financing activities was $253 million, which included $239 million of debt payments. In 2010, net cash used by continuing operations in financing activities was $344 million, which included the repurchase and optional redemption of our senior notes due 2013 along with the associated premiums and $265 million of term loan prepayments, and the issuance of $900 million of senior notes due 2018 and $700 million of senior notes due 2020 (net of associated fees). We also increased our borrowings under our accounts receivable securitization program by $63 million in 2010.

As a result of the LBO (August 11, 2005), we are highly leveraged. See Note 5 of Notes to Consolidated Financial Statements and Note 6 of Notes to Consolidated Financial Statements (Unaudited) which contain a full description of our debt. Total debt outstanding as of December 31, 2012 and March 31, 2013 was $6.66 billion and $6.56 billion, respectively, which consists of the following (in millions):

	December 31, 2012	March 31, 2013
Senior Secured Credit Facilities:
Secured revolving credit facility due November 29, 2016	$—	$—
Tranche A due February 28, 2014, effective interest rate of 1.96% and 1.95%	207	157
Tranche B due February 28, 2016, effective interest rate of 4.35%	1,719	—
Tranche C due February 28, 2017, effective interest rate of 4.17% and 4.41%	908	427
Tranche D due January 31, 2020, effective interest rate of 4.50% and 4.50%	720	718
Tranche E due March 8, 2020, effective interest rate of 4.00%	—	2,200

Total Senior Secured Credit Facilities	3,554	3,502
Senior Secured Notes due 2014 at 4.875%, net of discount of $4 and $3	246	247
Senior Notes due 2018 at 7.375%	900	900
Senior Notes due 2020 at 7.625%	700	700
Senior Subordinated Notes due 2019 at 6.625%	1,000	1,000
Secured accounts receivable facility, at 3.71% and 3.70%	250	200
Other, primarily foreign bank debt and capital lease obligations	12	13

Total debt	6,662	6,562
Short-term borrowings and current portion of long-term debt	(63)	(441)

Long-term debt	$6,599	$6,121

Senior Secured Credit Facilities

We have an $880 million revolving credit facility, of which $857 million was available for borrowing after giving effect to $23 million of outstanding letters of credit as of December 31, 2012.

As more fully discussed in Note 2 of Notes to Consolidated Financial Statements, in January 2012, we completed the sale of HE. The net cash proceeds from the HE sale of $1.22 billion were applied on a pro-rata basis to repay a portion of our term loans, including $396 million of tranche A, $689 million of tranche B and $137 million of incremental term loans.

On March 2, 2012, we amended the Amended and Restated Credit Agreement dated as of August 11, 2005, as amended and restated from time to time (“Credit Agreement”) to, among other things, extend the maturity date of $908 million in aggregate principal amount of tranche A and incremental term loans from February 28, 2014 to February 28, 2017 (“tranche C”), extend the maturity of our $880 million revolving credit facility commitments from May 11, 2013 to November 29, 2016, and amend certain covenants and other provisions in order to, among other things, permit the potential spin-off of the Availability Services business. The revolving credit facility commitments and tranche C each have springing maturities which are described in the Credit Agreement filed with SunGard’s Form 8-K dated March 7, 2012.

On December 17, 2012, we amended our Credit Agreement to, among other things, allow for the issuance of a $720 million term loan (“tranche D”), permit incremental credit extensions under the restated credit agreement in an amount up to $750 million; and modify certain covenants and other provisions in order to, among other things, permit additional restricted payments to be made with the net proceeds of the tranche D term loan and available cash in an aggregate amount not to exceed $750 million. Tranche D has certain springing maturities which are described in the Credit Agreement filed with SunGard’s Form 8-K dated December 20, 2012.

On December 31, 2012, we voluntarily prepaid $48 million of the tranche A term loan and the entire outstanding incremental term loan balance of $169 million.

On March 8, 2013, SunGard amended and restated its Credit Agreement to, among other things, (i) issue an additional term loan of $2,200 million (“tranche E”) maturing on March 8, 2020, the proceeds of which were used to (a) repay in full the $1,719 million tranche B term loan and (b) repay $481 million of the tranche C term loan; (ii) replace the $880 million of revolving commitments with $850 million of new revolving commitments, which will mature on March 8, 2018; and (iii) modify certain covenants and other provisions in order to, among other things (x) modify (and in the case of the term loan facility, remove) the financial maintenance covenants included therein and (y) permit the Company to direct the net cash proceeds of permitted dispositions otherwise requiring a prepayment of term loans to the prepayment of specific tranches of term loans at the Company’s sole discretion. The interest rate on tranche E is LIBOR plus 3% with a 1% LIBOR floor, which at March 8, 2013 was 4.00%. SunGard is required to repay installments in quarterly principal amounts of 0.25% of its funded tranche E principal amount through the maturity date, at which time the remaining aggregate principal balance is due. Tranche E and the new revolving credit commitments are subject to certain springing maturities which are described in the Credit Agreement.

On March 28, 2013, we voluntarily prepaid $50 million of the tranche A term loan.

Senior and Senior Subordinated Notes

On November 16, 2010, we issued $900 million aggregate principal amount of 7.375% senior notes due 2018 and $700 million aggregate principal amount of 7.625% senior notes due 2020. The net proceeds, together with other cash, were used to retire the former $1.6 billion 9.125% senior notes that would have been due 2013.

On April 2, 2012, we redeemed for $527 million plus accrued and unpaid interest to the redemption date, all of our outstanding $500 million 10.625% senior notes due 2015 under the Indenture dated as of September 29, 2008.

On November 1, 2012, we issued $1 billion aggregate principal amount of 6.625% senior subordinated notes due 2019 (“senior subordinated notes due 2019”) and used a portion of the net proceeds from this offering to repurchase approximately $490 million of our $1 billion 10.25% senior subordinated notes due 2015 (“existing senior subordinated notes”). On December 3, 2012, we redeemed the remaining existing senior subordinated notes. We paid a $21 million premium to extinguish the existing senior subordinated notes.

The senior subordinated notes due 2019 contain registration rights by which we have agreed to use our reasonable best efforts to register with the SEC notes having substantially identical terms. We will use our reasonable best efforts to cause the exchange offer to be completed or, if required, to have one or more shelf registration statements declared effective within 360 days after the issue date of the senior subordinated notes due 2019.

If we fail to satisfy this obligation (a “registration default”), the annual interest rate on the senior subordinated notes due 2019 will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.00% per year. The applicable interest rate will revert to the original level upon the earlier of curing the registration default or November 1, 2014.

Secured Accounts Receivable Facility

In March 2009, we entered into a syndicated three-year secured accounts receivables facility. The facility limit was $317 million, which consisted of a term loan commitment of $181 million and a revolving commitment of $136 million. Advances may be borrowed and repaid under the revolving commitment with no impact on the facility limit. The term loan commitment may be repaid at any time at our option, but will result in a permanent reduction in the facility limit. On September 30, 2010, we entered into an Amended and Restated Credit and Security Agreement related to our receivables facility. Among other things, the amendment (a) increased the borrowing capacity under the facility from $317 million to $350 million, (b) increased the term loan component from $181 million to $200 million, (c) extended the maturity date to September 30, 2014, (d) removed the 3% LIBOR floor and set the interest rate to one-month LIBOR plus 3.5%, which at December 31, 2012 was 3.71%, and (e) amended certain terms.

In connection with the sale of our HE business, the participating HE subsidiaries were removed from the receivables facility, effective as of October 3, 2011. As a result, we permanently reduced the maximum revolving commitment amount to $90 million for a combined total amount available for borrowing of $290 million.

On December 19, 2012, we entered into a Second Amended and Restated Credit and Security Agreement to, among other things, extend the maturity date to December 19, 2017 and reduce the aggregate commitments from $290 million to $275 million.

At December 31, 2012, $200 million was drawn against the term loan commitment and $50 million was drawn against the revolving commitment, which was repaid on January 2, 2013. At December 31, 2012, $519 million of accounts receivables secured the borrowings under the receivables facility.

The receivables facility includes a fee on the unused portion of 0.75% per annum and contains certain covenants. We are required to satisfy and maintain specified facility performance ratios, financial ratios and other financial condition tests.

Interest Rate Swaps

We use interest rate swap agreements to manage the amount of our floating rate debt in order to reduce our exposure to variable rate interest payments associated with the senior secured credit facilities. We pay a stream of fixed interest payments for the term of the swap, and in turn, receive variable interest payments based on LIBOR. At March 31, 2013, one-month LIBOR was 0.20%. The net receipt or payment from the interest rate swap agreements is included in interest expense. As a result of amending the Credit Agreement and issuing tranche E in March 2013, we settled $500 million of interest rate swaps in March 2013 that were due to mature in May 2013. A summary of our interest rate swaps at March 31, 2013 follows (in millions):

Inception	Maturity	Notional Amount (in millions)	Interest rate paid	Interest rate received (LIBOR)
August-September 2012	February 2017	$400	0.69%	1-Month

Contractual Obligations

At December 31, 2012, our contractual obligations follow (in millions):

	Total	2013	2014	2015	2016–2017	Thereafter
Short-term and long-term debt(1)	$6,662	$63	$461	$8	$2,844	$3,286
Interest payments(2)	1,987	357	346	338	519	427
Operating leases	994	178	163	132	211	310
Purchase obligations(3)	223	141	50	27	5	—

	$9,866	$739	$1,020	$505	$3,579	$4,023

(1)	The senior notes due 2014 are recorded at $246 million as of December 31, 2012, reflecting the remaining unamortized discount. The $4 million discount at December 31, 2012 will be amortized and included in interest expense over the remaining periods to maturity.
(2)

Interest payments consist of interest on both fixed-rate and variable-rate debt. Variable-rate debt consists primarily of the tranche A secured term loan facility ($207 million at 1.96%), the tranche B term loan facility ($1.22 billion at 3.84%), the tranche C term loan facility ($508 million at 3.96%), the tranche D term loan facility ($720 million at 4.50%), and the secured accounts receivable facility ($250 million at 3.71%), each as of December 31, 2012. See Note 5 of Notes to Consolidated Financial Statements.
(3)	Purchase obligations include our estimate of the minimum outstanding obligations under noncancelable commitments to purchase goods or services.

On a pro forma basis as of December 31, 2012, taking into account the March 8, 2013 Credit Agreement amendment, our contractual obligations are as follows (in millions):

	Total	2013	2014	2015	2016–2017	Thereafter
Short-term and long-term debt(1)	$6,662	$80	$483	$30	$688	$5,381
Interest payments(2)	2,320	356	347	339	660	618
Operating leases	994	178	163	132	211	310
Purchase obligations(3)	223	141	50	27	5	—

	$10,199	$755	$1,043	$528	$1,564	$6,309

At December 31, 2012, contingent purchase price obligations that depend upon the operating performance of certain acquired businesses were $6 million, of which $3 million is included in other long-term debt. We also have outstanding letters of credit and bid bonds that total approximately $36 million.

Depending on market conditions, SunGard, its Sponsors and their affiliates may from time to time repurchase debt securities issued by SunGard, in privately negotiated or open market transactions, by tender offer or otherwise.

Covenant Compliance

Our senior secured credit facilities and the indentures governing our senior notes due 2018 and 2020 and our senior subordinated notes due 2019 contain various covenants that limit our ability to engage in specified types of transactions. These covenants limit our ability to, among other things:

•	incur additional indebtedness or issue certain preferred shares,

•	pay dividends on, repurchase or make distributions in respect of our capital stock or make other restricted payments,

•	make certain investments,

•	sell certain assets,

•	create liens,

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets, and

•	enter into certain transactions with our affiliates.

In addition, pursuant to the Principal Investor Agreement by and among our Holding Companies and the Sponsors, we are required to obtain approval from certain Sponsors prior to the declaration or payment of any dividend by us or any of our subsidiaries (other than dividends payable to us or any of our wholly owned subsidiaries).

Under the senior secured credit agreement, we are required to satisfy and maintain specified financial ratios and other financial condition tests. In connection with the March 2013 senior secured credit agreement amendment, we removed the financial maintenance covenants for the term loan facility and modified the financial maintenance covenants for the senior secured revolving credit facility. As amended, the financial maintenance covenant is applicable at quarter end only if there is an amount outstanding under the revolving credit facility that is greater than or equal to 15% of the total revolving commitments. If applicable, the financial maintenance covenant allows a maximum total leverage ratio of 5.75x at the end of such quarter. If the financial maintenance covenant in the revolving credit facility applies, a breach of that covenant could result in a default of the revolving credit facility under the senior secured credit agreement. If such a default occurs, then the revolving credit lenders could elect (upon a determination by a majority of the revolving credit lenders) to terminate their commitments and declare all amounts borrowed under the revolving credit facility due and payable. If this happens, all amounts borrowed under the senior secured term loan facilities would be due and payable as well. This acceleration would also result in a default under the indentures. As of March 31, 2013, we were in compliance with all financial and nonfinancial covenants. While we believe that we will remain in compliance, our continued ability to meet those financial ratios and tests can be affected by events beyond our control, and there is no assurance that we will continue to meet those ratios and tests.

Adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) is a non-GAAP measure used to determine our compliance with certain covenants contained in the indentures governing the senior notes due 2018 and 2020 and senior subordinated notes due 2019 and in our senior secured credit agreement. Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments permitted in calculating covenant compliance under the indentures and our senior secured credit agreement. We believe that including supplementary information concerning Adjusted EBITDA is appropriate to provide additional information to investors to demonstrate compliance with our financing covenants.

A breach of covenants in our senior secured credit agreement that are tied to ratios based on Adjusted EBITDA could result in a default and the lenders could elect to declare all amounts borrowed due and payable. Any such acceleration would also result in a default under our indentures. Additionally, under our debt agreements, our ability to engage in activities such as incurring additional indebtedness, making investments and paying dividends is also tied to ratios based on Adjusted EBITDA.

Adjusted EBITDA does not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. Adjusted EBITDA does not reflect the impact of earnings or charges resulting from matters that we may consider not to be indicative of our ongoing operations. In particular, the definition of Adjusted EBITDA in the indentures allows us to add back certain noncash, extraordinary or unusual charges that are deducted in calculating net income (loss). However, these are expenses that may recur, vary greatly and are difficult to predict. Further, our debt instruments require that Adjusted EBITDA be calculated for the most recent four fiscal quarters. As a result, the measure can be disproportionately affected by a particularly strong or weak quarter. Further, it may not be comparable to the measure for any subsequent four-quarter period or any complete fiscal year. Adjusted EBITDA is similar, but not identical, to Internal Adjusted EBITDA used to measure our performance (see Note 12 of Notes to Consolidated Financial Statements).

The following is a reconciliation for SunGard of income (loss) from continuing operations, which is a GAAP measure of our operating results, to Adjusted EBITDA as defined in our debt agreements (in millions). The terms and related calculations are defined in the credit agreement.

	Year ended December 31,			Three months Ended March 31,		Last Twelve Months March 31, 2013
	2010	2011	2012	2012	2013
Income (loss) from continuing operations	$(414)	$(69)	$(397)	$(76)	$(47)	$(368)
Interest expense, net	636	521	427	122	108	413
Taxes	(69)	(118)	(38)	(7)	(9)	(40)
Depreciation and amortization	726	706	672	172	160	660

EBITDA	879	1,040	664	211	212	665
Goodwill impairment charge	205	48	385	—	—	385
Purchase accounting adjustments(a)	13	11	9	2	2	9
Non-cash charges(b)	36	34	39	11	11	39
Restructuring and other(c)	55	94	63	3	6	67
Acquired EBITDA, net of disposed EBITDA(d)	9	1	3	1	—	2
Pro forma expense savings related to acquisitions(e)	2	—	—	—	—	—
Loss on extinguishment of debt(f)	58	3	82	15	5	72

Adjusted EBITDA—senior secured credit facilities, senior notes due 2018 and 2020 and senior subordinated notes due 2019	$1,257	$1,231	$1,245	$243	$236	$1,239

(a)	Purchase accounting adjustments include the adjustment of deferred revenue and lease reserves to fair value at the dates of the LBO and subsequent acquisitions made by SunGard and certain acquisition-related compensation expense.
(b)	Non-cash charges include stock-based compensation (see Note 8 of Notes to Consolidated Financial Statements) and loss on the sale of assets.
(c)	Restructuring and other charges include severance and related payroll taxes, reserves to consolidate certain facilities, strategic initiative expenses, certain other expenses associated with acquisitions made by the Company, gains or losses related to fluctuation of foreign currency exchange rates impacting the foreign-denominated debt, management fees paid to the Sponsors, and franchise and similar taxes reported in operating expenses, partially offset by certain charges relating to the receivables facility.
(d)	Acquired EBITDA net of disposed EBITDA reflects the EBITDA impact of businesses that were acquired or disposed of during the period as if the acquisition or disposition occurred at the beginning of the period.
(e)	Pro forma adjustments represent the full-year impact of savings resulting from post-acquisition integration activities.
(f)	Loss on extinguishment of debt includes in 2010 the loss on extinguishment of $1.6 billion of senior notes due in 2013 and the write-off of deferred financing fees related to the refinancing of a portion of our U.S. Dollar-denominated term loans and retirement of $100 million of pound Sterling-denominated term loans. Loss on extinguishment of debt includes in 2012 the write-off of deferred financing fees associated with the January 2012 repayment of $1.22 billion of our US$-denominated term loans, the April 2012 retirement of $500 million, 10.625% senior notes due 2015, the December 2012 retirement of $1 billion, 10.25% senior subordinated notes due 2015 and the December 2012 repayment of $217 million of US$-denominated term loans. Loss on extinguishment of debt includes in 2013 the refinance of $2.2 billion of term loans and repayment of $50 million of term loans.

The covenant requirements and actual ratios for the twelve months ended March 31, 2013 are as follows. All covenants are in compliance.

	Covenant Requirements	Actual Ratios
Senior secured credit facilities(1)
Maximum total debt to Adjusted EBITDA	5.75x	4.75x

Senior notes due 2018 and 2020 and senior subordinated notes due 2019(2)
Minimum Adjusted EBITDA to fixed charges ratio required to incur additional debt pursuant to ratio provisions	2.00x	3.52x

(1)	If on the last day of any four consecutive fiscal quarters our total revolving credit exposure minus the lesser of (x) the amount of outstanding letters of credit under the senior secured revolving credit facility and (y) $25 million, is equal to or greater than an amount equal to 15% of our aggregate revolving credit commitments, then on such day, we would be required to maintain a maximum consolidated total debt to Adjusted EBITDA ratio of 5.75x. Consolidated total debt is defined in the senior secured credit facilities as total debt less (i) certain indebtedness and (ii) cash and cash equivalents on our balance sheet in excess of $50 million. Failure to satisfy this ratio requirement would constitute a default solely under the senior secured revolving credit facility. If our revolving credit facility lenders failed to waive any such default and subsequently accelerated our obligations or terminated their commitments under the senior secured revolving credit facility, our repayment obligations under the senior secured term loan facilities would be accelerated as well, which would also constitute a default under our indentures.
(2)	Our ability to incur additional debt and make certain restricted payments under our indentures, subject to specified exceptions, is tied to an Adjusted EBITDA to fixed charges ratio of at least 2.0x, except that we may incur certain debt and make certain restricted payments and certain permitted investments without regard to the ratio. This exception includes our ability to incur up to an aggregate principal amount of $5.75 billion under credit facilities (inclusive of amounts outstanding under our senior credit facilities from time to time. As of March 31, 2013, we had $3.50 billion outstanding under our term loan facilities and available commitments of $828 million under our revolving credit facility), to acquire persons engaged in a similar business that become restricted subsidiaries and to make other investments equal to 6% of our consolidated assets. Fixed charges is defined in the indentures governing the senior notes due 2018 and 2020 and the senior subordinated notes due 2019 as consolidated interest expense less interest income, adjusted for acquisitions, and further adjusted for non-cash interest and the elimination of interest expense and fees associated with the accounts receivables facility.

Quantitative and Qualitative Disclosures About Market Risk:

We do not use derivative financial instruments for trading or speculative purposes. We have invested our available cash in short-term, highly liquid financial instruments, substantially all having initial maturities of three months or less. When necessary, we have borrowed to fund acquisitions.

At March 31, 2013, we had total debt of $6.56 billion, including $3.70 billion of variable rate debt. We have entered into interest rate swap agreements which fix the interest rates for $400 million of our variable rate debt. Swap agreements expiring in February 2017 with a notional value of $400 million effectively fix our interest rates at 0.69%. Our remaining variable rate debt of $3.30 billion is subject to changes in underlying interest rates, and, accordingly, our interest payments will fluctuate. During the period when all of our interest rate swap agreements are effective, a 1% change in interest rates would result in a change in interest of approximately $33 million per year. Upon the expiration of the interest rate swap agreement in February 2017, a 1% change in interest rates would result in a change in interest of approximately $37 million per year, respectively.

At December 31, 2012, we had total debt of $6.66 billion, including $3.80 billion of variable rate debt. We entered into interest rate swap agreements which fixed the interest rates for $900 million of our variable rate debt. Swap agreements expiring in May 2013 have a notional value of $500 million and effectively fix the variable portion of our interest rates at 1.99%. Swap agreements expiring in February 2017 with a notional value of $400 million effectively fix our interest rates at 0.69%. Our remaining variable rate debt of $2.90 billion is subject to changes in underlying interest rates, and, accordingly, our interest payments will fluctuate. During the period when all of our interest rate swap agreements are effective, a 1% change in interest rates would result in a change in interest of approximately $29 million per year. Upon the expiration of the $500 million interest rate swap agreement in May 2013, a 1% change in interest rates would result in an incremental change in interest of approximately $5 million per year, or a total of $34 million. Upon the expiration of the $400 million interest rate swap agreement in February 2017, a 1% change in interest rates would result in an incremental change in interest of approximately $4 million, or a total of $38 million. See Note 5 of Notes to Consolidated Financial Statements.

During 2012, approximately 36% of our revenue was from customers outside the United States with approximately 76% of this revenue coming from customers located in the United Kingdom, Continental Europe and Canada. Only a portion of the revenue from customers outside the United States is denominated in other currencies, the majority being pound Sterling and Euros. Revenue and expenses of our foreign operations are generally denominated in their respective local currencies. We continue to monitor our exposure to currency exchange rates and we enter into currency hedging transactions from time to time to mitigate certain currency exposures.

BUSINESS

Our Company

Who We Are

We are one of the world’s leading software and technology services companies. We provide software and technology services to financial services, education and public sector organizations. We also provide disaster recovery services, managed services, information availability consulting services and business continuity management software. We serve approximately 25,000 customers in more than 70 countries. Our high quality software solutions, excellent customer support and specialized technology services result in strong customer retention rates across all of our business segments and create long-term customer relationships.

We operate our business in three segments: Financial Systems (“FS”), Availability Services (“AS”) and Public Sector & Education (“PS&E”), which is comprised of our Public Sector business (“PS”) and K-12 Education business (“K-12”). On January 19 and 20, 2012, the Company completed the sale of its Higher Education (“HE”) business, which is included in discontinued operations for purposes of this prospectus.

FS provides mission-critical software and technology services to virtually every type of financial services institution, including buy-side and sell-side institutions, third-party administrators, wealth managers, retail banks, insurance companies, corporate treasuries and energy trading firms. Our broad range of complementary software solutions and associated technology services help financial services institutions automate the business processes associated with trading, managing portfolios and accounting for investment assets.

AS provides disaster recovery services, managed services, information availability consulting services and business continuity management software to more than 8,000 customers in North America and Europe. With five million square feet of data center and operations space, AS assists IT organizations across virtually all industry and government sectors to prepare for and recover from emergencies by helping them minimize their computer downtime and optimize their uptime. Through direct sales and channel partners, AS helps organizations ensure their people and customers have uninterrupted access to the information systems they need in order to do business.

PS&E (PS and K-12) provides software and technology services designed to meet the specialized needs of local, state and federal governments, public safety and justice agencies, public and private schools, utilities, nonprofits and other public sector institutions.

With a large portfolio of proprietary products and services in each of our three business segments, we have a diversified and stable business. Our base of approximately 25,000 customers includes most of the world’s largest financial services firms, a variety of other financial services firms, corporate and government treasury departments, energy companies, school districts, local governments and nonprofit organizations. Our AS business serves customers across virtually all industries. Our revenue is highly diversified by customer and product. During each of the past three fiscal years, no single customer has accounted for more than 3% of total revenue. On average for the past three fiscal years, services revenue has been approximately 91% of total revenue. About 80% of services revenue is highly recurring as a result of multiyear contracts and is generated from (1) software-related services including software maintenance and support, processing and rentals and (2) recovery and managed services. The remaining services revenue includes (1) professional services, which are mainly generated from implementation and consulting services in connection with the sale of our products and (2) broker/dealer fees, which are largely correlated with trading volumes.

We were acquired in August 2005 in a leveraged buy-out (“LBO”) by a consortium of private equity investment funds associated with Bain Capital Partners, The Blackstone Group, Goldman, Sachs & Co., Kohlberg Kravis Roberts & Co., Providence Equity Partners, Silver Lake and TPG. As a result of the LBO, we are highly leveraged and our equity is not publicly traded.

Our Sponsors continually evaluate various strategic alternatives with respect to the Company. There can be no assurance that we will ultimately pursue any strategic alternatives with respect to any business segment, or, if we do, what the structure or timing for any such transaction would be.

Financial information regarding our segments and our business in different geographic areas is included in Note 12 of Notes to Consolidated Financial Statements.

Business Segment Overview

What We Do

Financial Systems

FS provides mission critical software and technology services to financial services institutions, corporate and government treasury departments and energy companies. Our solutions automate the many complex business processes associated primarily with trading, managing investment portfolios and accounting for investment assets, and also address the processing requirements of a broad range of users within the financial services sector. In addition, we provide technology services that focus on application implementation and integration of these solutions, custom software development and application management. Since our inception, we have consistently enhanced our solutions to add new features, process new types of financial instruments, meet new regulatory requirements, incorporate new technologies and meet evolving customer needs on a global basis.

We deliver many of our solutions as an application-service provider, primarily from our data centers located in North America and Europe that customers access through the Internet or virtual private networks. We also deliver some of our solutions by licensing the software to customers for use on their own computers and premises.

Our FS business offers software and technology services to a broad range of users, including asset managers, chief financial officers, compliance officers, custodians, fund administrators, insurers and reinsurers, market makers, plan administrators, registered investment advisors, treasurers, traders and wealth managers. FS is grouped into complementary solutions that focus on the specific requirements of our customers, as follows:

Asset Management: We offer solutions that help institutional investors, hedge funds, private equity firms, fund administrators and securities transfer agents improve both investment decision-making and operational efficiency, while managing risk and increasing transparency. Our solutions support every stage of the investment process, from research and portfolio management, to valuation, risk management, compliance, investment accounting, transfer agency and client reporting.

Banking: Our banking solutions help retail, corporate and international private banks to better manage their customers, capital and staff. We provide integrated solution suites for asset/liability management, budgeting and planning, regulatory compliance and profitability. We offer retail banks a range of solutions helping them address core banking, online and mobile banking, as well as customer and card management requirements. We also provide front-to-back-office solutions for equipment finance organizations and help international private banks with core banking, channel and client management, and various ASP services. Finally, we provide enterprise matching and reconciliation solutions to financial institutions.

Brokerage: Our brokerage solutions provide trade execution and network solutions to financial institutions, corporations and municipalities in North America, Europe and other global markets. Our trade execution and network solutions help both buy- and sell-side firms improve execution quality, minimize information leakage, decrease overall execution costs and address today’s trade connectivity challenges.

Capital Markets: Our capital markets solutions help banks, broker/dealers, futures commission merchants and other financial institutions to increase the efficiency, transparency and control of their trading operations across multiple platforms, asset classes and markets. Supporting the entire trade lifecycle from front-to-back, these solutions provide everything from connectivity, execution services and risk management to securities finance, collateral management and compliance. Additionally, these solutions help customers to create and manage consolidated views across all their positions and risk.

Corporate Liquidity: Our solutions for corporate liquidity help businesses facilitate connectivity between their buyers, suppliers, banks, data providers and other stakeholders to increase visibility of cash, improve communication and response time, reduce risk, and help drive maximum value from working capital. Our end-to-end collaborative financial management framework helps chief financial officers and treasurers bring together receivables, treasury and payments for a single view of cash and risk, and to optimize business processes for enhanced liquidity management.

Energy: Our energy and commodities solutions help energy companies, corporate hedgers, hedge funds and financial services firms to compete efficiently in global energy and commodities markets by streamlining and integrating the trading, risk management and operations of physical commodities and their associated financial instruments.

Insurance: We provide solutions for the insurance industry in each of the following major business lines: life and health, annuities and pensions, property and casualty, reinsurance and asset management. Our software and services support functions from the front-office through the back-office, from customer service, policy administration and actuarial calculations to financial and investment accounting and reporting.

Wealth & Retirement Administration: We provide wealth management solutions that help banks, trust companies, brokerage firms, insurance firms, benefit administrators and independent advisors acquire, service and grow their client relationships. We provide solutions for client acquisition, transaction management, trust accounting and recordkeeping that can be deployed as stand-alone products, or as part of an integrated wealth management platform.

FS also has a global services organization that delivers business consulting, technology and managed and professional services for financial services institutions, energy companies and corporations. Leveraging our global delivery model, our consultants and developers worldwide help customers manage their complex data needs, optimize end-to-end business processes and assist with systems integration, while providing full application development, maintenance, testing and support services.

Availability Services

AS helps customers improve the resilience of their mission critical systems by designing, implementing and managing cost-effective solutions using people, processes and technology to address enterprise IT availability needs. As the pioneer of commercial disaster recovery in the 1970s, we believe our specialization in information availability solutions, together with our vast experience, technology expertise, resource management capabilities, vendor neutrality and diverse service offerings, have uniquely positioned us to help meet customers’ varied needs in an environment in which businesses are critically dependent on the availability of IT. Our comprehensive portfolio of services extends from always-ready standby services to high availability advanced recovery services and always-on production and managed services. This includes planning and provisioning of enterprise cloud computing and SaaS platforms. Additionally, we provide business continuity management software and consulting services to help customers design, implement and maintain plans to protect their central business systems. To serve our more than 8,000 customers, we have approximately 5,000,000 square feet of data center and operations space at over 90 facilities in ten countries. Since inception, we have helped customers recover from unplanned interruptions resulting from major disasters including hurricane Sandy in 2012, the Gulf Coast hurricanes in 2008, widespread flooding in the UK in 2007, hurricane Katrina and Gulf Coast hurricanes in 2005, Florida hurricanes in 2004, the Northeast U.S. blackout in 2003, and the terrorist attacks of September 11, 2001.

We provide the following four categories of services: recovery services, managed services, consulting services and business continuity management software. The combination of all of these services provides our customers with a complete set of IT operations and information availability management solutions.

Although high availability and recovery services remain as important revenue generating services, including our recently introduced managed recovery program (“MRP”), managed services, consulting services and business continuity management software increasingly account for a greater percentage of new sales. Because advanced recovery and managed services are often unique to individual customers and utilize a greater proportion of dedicated (versus shared) resources, they typically require modestly more capital expenditures. Cloud solutions, however, are changing industry economics to allow for lower-cost, partially dedicated solutions.

Recovery Services: We help customers maintain access to the information and computer systems needed to run their businesses by providing cost-effective solutions to keep IT systems operational and secure in the event of an unplanned business disruption. These business disruptions can range from man-made events (e.g., power outages, telecommunications disruptions and acts of terrorism) to natural disasters (e.g., floods, hurricanes and earthquakes). We offer a complete range of recovery services tailored to application uptime requirements. These requirements are typically based on the criticality of the supported business processes. Some of these solutions can be delivered using processors, servers, storage devices, networks and other resources and infrastructure that are subscribed to by multiple customers. Recovery services range from basic standby infrastructure recovery services, workforce continuity services, and mobile recovery options to advanced recovery or high availability solutions. Managed recovery services represent a growing area, with industry regulations and the growing complexity of heterogeneous environments (i.e., cloud, virtual, physical) fueling demand. Our MRP offering—in which AS personnel lead planning, set-up, maintenance, testing and execution of a recovery solution—addresses key customer needs, including on their own premises. Our ability to provide MRP on the customers’ premises provides value to enterprises that have made investments to execute their recovery requirements on-site. Demand has also increased for cloud-based recovery services.

Managed Services: We provide IT infrastructure and production services that customers use to run their businesses on a day-to-day basis. These services range from co-located IT infrastructure (e.g., we provide data center space, power, cooling and network connectivity) to fully managed infrastructure services (e.g., we fully manage the daily operation of a customer’s IT infrastructure). Managed services help customers augment their IT resources and skills without having to hire full-time internal IT staff and make capital investments in infrastructure. In addition to managed hosting services for physical infrastructures, cloud hosting as well as managed services solutions spanning mixed physical and virtual environments are becoming more commonplace. In 2010, we launched enterprise-grade cloud services and have augmented these with high availability, multi-site solutions and private cloud options in 2011. Geographically, we deliver cloud services out of the U.S., Canada and Great Britain and a self-service cloud option out of Ireland.

Consulting Services: We offer consulting services to help customers solve critical business availability and IT infrastructure problems. Our six primary practice areas are information lifecycle governance, data protection, cloud, business continuity management, disaster recovery cost optimization and data center outsourcing. Current capabilities include enterprise resiliency, technology architecture, infrastructure operations and operational risk, taken to market through vertical practices focused in financial services, healthcare, manufacturing, energy and outsourcing.

Business Continuity Management Software: We provide customized software that facilitates business continuity, with automated business continuity management (BCM) systems and incident management modules for more than 1,500 customers. There are strong growth prospects driven by customers’ lack of internal IT expertise, the required familiarity with the regulatory environment and the growing demand for centralization of BCM planning and governance.

Availability Services operates across the UK and in Europe, delivering a very similar set of services as in the Americas. With locations in the UK, Ireland, France, Sweden, Belgium and Luxembourg, we have considerable ability to support customers from the European Union. In addition, we have Indian operations which provide workforce continuity services out of three locations.

PS&E

Public Sector: PS provides software and technology services designed to meet the specialized needs of local, state and federal governments, public safety and justice agencies, utilities and public sector institutions as well as nonprofits. More than 115 million citizens in North America live in municipalities that rely on our products and services. Our public administration solutions support a range of specialized enterprise resource planning and administrative processes for functions such as accounting, human resources, payroll, utility billing, land management and managed IT services. Public safety and justice agencies use our solutions to manage emergency dispatch operations, citizen and incident records, mobile computing in the field, and the operation of courts and jails. Our e-Government solutions help local governments to use the Internet and wireless technologies to serve their constituents. In December 2010, we sold our Public Sector U.K. operation.

K-12 Education: We provide administrative information software solutions and related implementation and support services for K-12 school districts and private schools throughout the United States. Our software and technology services help school districts improve the efficiency of their operations and use Web-based technologies to serve their constituents. We offer a fully integrated suite of products for student information, learning management, special education, financial and human resource activities.

Acquisitions

To complement our organic growth, we have a highly disciplined program to identify, evaluate, execute and integrate acquisitions. Generally, we seek to acquire businesses that broaden our existing product lines and service offerings by adding complementary products and service offerings and by expanding our geographic reach. During 2012, we spent approximately $40 million in cash to acquire two businesses.

The following table lists the businesses we acquired in 2012:

Acquired Company/Business	Date Acquired	Description
Syntesys	01/05/12	A European SWIFT service bureau and network of business and technical experts dedicated to serving the SWIFT community.

XcitekSolutionsPlus, LLC (“XSP”)	12/21/12	A leading provider of end-to-end, automated corporate actions solutions.

Product Development

We continually support, upgrade and enhance our systems and develop new products to meet the needs of our customers for operational efficiency and resilience and to leverage advances in technology.

Our expenditures for software development during the years ended December 31, 2011 and 2012, including amounts that were capitalized, totaled approximately $190 million and $185 million, respectively. In 2011 and 2012, software development expenses were 4% and 4%, respectively, of revenue from software and processing solutions. These amounts do not include routine software support costs, nor do they include costs incurred in performing certain customer-funded development projects in the ordinary course of business.

Marketing

Most of our FS solutions are marketed throughout North America and Western Europe and many are marketed worldwide, including Asia Pacific, Central and Eastern Europe, the Middle East, Africa and Latin America. Our AS solutions are marketed primarily in North America and Europe. Our PS and K-12 solutions are marketed in North America. Our revenue from sales outside the United States during the years ended December 31, 2010, 2011 and 2012 totaled approximately $1.47 billion, $1.61 billion and $1.54 billion, respectively.

Brand and Intellectual Property

We own registered marks for the SUNGARD name and own or have applied for trademark registrations for many of our services and software products.

To protect our proprietary services and software, we rely upon a combination of copyright, patent, trademark and trade secret law, confidentiality restrictions in contracts with employees, customers and others, software security measures, and registered copyrights and patents. We also have established policies requiring our personnel and representatives to maintain the confidentiality of our proprietary property. We have a number of patents and patent applications pending as well as a few registrations of our copyrights. We will continue to apply for software and business method patents on a case-by-case basis and will continue to monitor ongoing developments in the evolving software and business method patent field (see “Risk Factors”).

Competition

Because most of our computer services and software solutions are specialized and technical in nature, most of the niche areas in which we compete have a relatively small number of significant competitors. Some of our existing competitors and some potential competitors have substantially greater financial, technological and marketing resources than we have.

Financial Systems. In our FS business, we compete with numerous other data processing and software vendors that may be broadly categorized into two groups. The first group is comprised of specialized financial systems companies that are much smaller than we are. The second group is comprised of large computer services companies whose principal businesses are not in the financial systems area, some of which are also active acquirors. We also face competition from the internal processing and IT departments of our customers and prospects. The key competitive factors in marketing financial systems are the accuracy and timeliness of processed information provided to customers, features and adaptability of the software, level and quality of customer support, degree of responsiveness, level of software development expertise, total cost of ownership and return on investment. We believe that we compete effectively with respect to each of these factors and that our leadership, reputation and experience in this business are important competitive advantages.

Availability Services. In our AS business, the greatest source of competition for recovery and advanced recovery services is in-house dedicated solutions that the enterprise develops and maintains internally instead of purchasing from a services provider. The declining cost of infrastructure has made these solutions more accessible, yet the growing complexity of IT environments driven by cloud and virtualization has increased the challenge of sustaining in-house business continuity programs. Historically, the single largest commercial competitor for recovery and advanced recovery services has been IBM Corporation, which, like us, currently provides the full continuum of information availability services. We also face moderate competition from specialized vendors, including hardware manufacturers, data-replication and virtualization software companies, outsourcers, managed hosting companies; IT services companies and telecommunications companies. Competition among managed services, including cloud and data center service providers, is fragmented across various competitor types, such as major telecommunication providers, IT outsourcers, niche cloud vendors, real estate investment trusts and regional colocation providers. We compete effectively with respect to the key competitive dimensions in the information availability industry, namely economies of scale, quality of infrastructure, scope and quality of services, including breadth of supported hardware platforms and network capacity, level and quality of customer support, level of technical expertise, vendor neutrality, and price. We are positioned with important competitive advantages including our experience, reliability and reputation as an innovator in information availability solutions, our proven track record, our financial stability and our ability to provide the entire portfolio of information availability services as a single vendor solution.

Employees

As of December 31, 2012, we had approximately 17,000 employees. Our success depends partly on our continuing ability to retain and attract skilled technical, sales and management personnel. While skilled personnel are in high demand and competition exists for their talents, we have been able to retain and attract highly qualified personnel (see “Risk Factors”).

Properties

We lease space, primarily for availability services facilities, data centers, sales offices, customer support offices and administrative offices, in many locations worldwide. We also own some of our computer and office facilities. Our principal facilities include our leased Availability Services facilities in Philadelphia, Pennsylvania (592,000 square feet), Carlstadt, New Jersey (661,000 square feet), and Hounslow, England (195,000 square feet) and include our financial systems application service provider centers in Voorhees, New Jersey; Burlington, Massachusetts; Hopkins, Minnesota; Salem, New Hampshire; Ridgefield, New Jersey; and Wayne, Pennsylvania. We believe that our leased and owned facilities are adequate for our present operations.

Legal Proceedings

We are presently a party to certain lawsuits arising in the ordinary course of our business. We believe that none of our current legal proceedings will be material to our business, financial condition or results of operations (see Note 14 of Notes to Consolidated Financial Statements).

MANAGEMENT

Our executive officers and directors are listed below.

Name	Age	Principal Position with SunGard Data Systems Inc.
Executive Officers
Regina Brab	54	Senior Vice President—Human Resources and Chief Human Resources Officer
Anthony Calenda	45	Senior Vice President—Corporate Development and Strategy
Vincent R. Coppola	56	Senior Vice President, Global Business Services and Technology
Harold C. Finders	57	Chief Executive Officer, Financial Systems
Russell P. Fradin	57	President, Chief Executive Officer and Director
Karen M. Mullane	48	Vice President and Controller
Charles J. Neral	54	Senior Vice President—Finance and Chief Financial Officer
Victoria E. Silbey	49	Senior Vice President—Legal and Chief Legal Officer
Andrew A. Stern	56	Chief Executive Officer, Availability Services
Brian A. Traquair	56	President, Capital Markets Group

Directors
Martin Brand	38	Director
Christopher Gordon	40	Director
James H. Greene, Jr.	62	Director
Glenn H. Hutchins	57	Chairman of the Board of Directors
John Marren	50	Director
Sanjeev Mehra	54	Director
R. Davis Noell	34	Director

Ms. Brab has been Senior Vice President–Human Resources and Chief Human Resources Officer since January 2013. Prior to joining SunGard, from 1990 to January 2013, Ms. Brab held various senior positions at Aon Hewitt, a global provider of human resources consulting and outsourcing solutions and a business unit of Aon Corporation, most recently as Senior Partner and East Region Managing Director.

Mr. Calenda has been Senior Vice President–Corporate Development and Strategy since July 2012. From 2011 to July 2012, Mr. Calenda was Vice President, Corporate Development, Enterprise Growth at American Express, a global financial services company. From 2010 to 2011, Mr. Calenda was Managing Director at Macquarie Holdings, a global provider of banking, financial, advisory, investment and funds management services, and in 2009 he was Director, Corporate Development at CME Group, a derivatives marketplace. From 1998 to 2008, Mr. Calenda held various roles at Citigroup, most recently Managing Director of Strategy and M&A.

Mr. Coppola has been Senior Vice President, Global Business Services and Technology since December 2011 and Senior Vice President–Operations, Financial Systems from August to December 2011. Prior to joining SunGard, Mr. Coppola held senior positions at Hewitt Associates, a global provider of human resources consulting and outsourcing solutions, including as Global Chief Operating Officer, Consulting during 2012, and as Senior Vice President–Global Business Services & Technology from 2008 to 2010. From 1983 to 2007, he held various senior executive positions with Automatic Data Processing, Inc., a provider of benefits and payroll processing services.

Mr. Finders has been Chief Executive Officer, Financial Systems, since March 2011, Interim Chief Executive Officer, Financial Systems, from January to March 2011, and Division Chief Executive Officer, Financial Systems, from 2007 to 2010. Mr. Finders was Group Chief Executive Officer, SunGard Europe from 2005 to 2007. From 2001 to 2005, Mr. Finders headed the SunGard Investment Management Systems businesses based in Europe. From 1996 to 2001, he held various senior management positions with us overseeing a number of our European Financial Systems businesses. Mr. Finders headed a Geneva-based wealth management systems business that we acquired in 1996.

Mr. Fradin has been Chief Executive Officer, President and a director since 2011. From 2010 to 2011, Mr. Fradin was chairman and chief executive officer of Aon Hewitt, a global provider of human resources consulting and outsourcing solutions and a business unit of Aon Corporation, and from 2006 to 2010, Mr. Fradin was chief executive officer of Hewitt Associates. Mr. Fradin was President and Chief Executive Officer of The BISYS Group, Inc., a provider of outsourcing solutions for the financial services sector, from 2004 to 2006, and from 1997 to 2004 he held various senior executive positions with Automatic Data Processing, Inc., a provider of benefits and payroll processing services. Mr. Fradin is currently a director of Best Buy Co., Inc.

Ms. Mullane has been Vice President and Controller since 2006, Vice President and Director of SEC Reporting from 2005 to 2006, Director of SEC Reporting from 2004 to 2005 and Manager of SEC Reporting from 1999 to 2004. From 1997 to 1999, she was Vice President of Finance at NextLink Communications of Pennsylvania and, from 1994 to 1997, she was Director of Finance at EMI Communications. Ms. Mullane is a director and/or officer of most of our domestic and foreign subsidiaries.

Mr. Neral has been Senior Vice President—Finance and Chief Financial Officer since July 2012. Prior to joining SunGard, Mr. Neral served as Senior Vice President & Chief Financial Officer from 2009 to 2012 at SafeNet, Inc., a cyber-security company. From 2004 to 2009 he served as Vice President, Finance of IBM’s worldwide software business and from 1981 to 2004 he served in a variety of financial roles across IBM’s Sales, Server and Global Services organizations, including executive roles in Asia Pacific and at IBM headquarters.

Ms. Silbey has been Senior Vice President—Legal since 2006, Chief Legal Officer since 2011, General Counsel from 2006 to 2011 and Vice President—Legal and General Counsel from 2005 to 2006. From 1997 to 2005, Ms. Silbey held various legal positions with us, including Vice President—Legal and Assistant General Counsel from 2004 to 2005. From 1991 to 1997, she was a lawyer with Morgan, Lewis & Bockius LLP, Philadelphia. Ms. Silbey is a director and officer of most of our domestic and foreign subsidiaries.

Mr. Stern has been Chief Executive Officer, SunGard Availability Services since 2010. Mr. Stern held various senior positions with USinternetworking, Inc. (acquired by AT&T in 2006), including Chief Executive Officer from 2000 to 2008, Chairman from 2002 to 2006, Chief Operating Officer from 1999 to 2000 and Executive Vice President and Chief Financial Officer from 1998 to 1999. Previously, he served as Executive Vice President, Strategy and Reinsurance Operations at USF&G.

Mr. Traquair has been President, Capital Markets Group since January 2012 and President, Capital Markets and Investment Banking from 2007 to 2011 and President, Securities Finance from 2001 to 2007. Mr. Traquair was in a management position at Loanet, a company we acquired in 2001, and prior to Loanet, he held various management positions at IP Sharp Associates, Reuters and Instinet.

Mr. Brand has been a director since November 2012. Mr. Brand is a Managing Director in the Private Equity Group of The Blackstone Group, which he joined in 2003. Mr. Brand was a consultant with McKinsey & Company in London from 2000 to 2001 and from 1998 to 2000 he was a derivatives trader with the Fixed Income, Currency and Commodities division of Goldman, Sachs & Co. in New York and Tokyo. Mr. Brand currently serves on the Boards of Directors of Bayview Financial, L.P., Exeter Finance Corp., Knight Capital Group, Inc., Orbitz Worldwide, Inc., Travelport Limited and PBF Energy Inc., and previously served on the Board of Directors of Performance Food Group.

Mr. Gordon has been a director since November 2012. Mr. Gordon is a Managing Director of Bain Capital Partners, LLC and joined the firm in 1997. Prior to joining Bain Capital, Mr. Gordon was a consultant at Bain & Company. Mr. Gordon currently serves on the Board of Directors of Accellent Inc., Air Medical Group Holdings, Inc., CRC Health Corporation, HCA Holdings, Inc., Physio-Control, Inc. and Quintiles Transnational Corp.

Mr. Greene has been a Director since 2005. Mr. Greene joined Kohlberg Kravis Roberts & Co. LP, a global alternative asset management firm (“KKR”), in 1986 and was a General Partner of KKR from 1993 until 1996, when he became a member of KKR & Co. L.L.C. until October 2009. From October 2009 until January 2013, Mr. Greene was a member of KKR Management, LLC, which is the general partner of KKR & Co. L.P. Mr. Greene is currently an advisory partner for KKR. Mr. Greene serves on the Board of Directors of Aricent Inc., Capital Safety, Capsugel, TASC, Inc. and Western New York Energy, LLC and previously served on the Board of Directors of Accuride Corporation, Alliance Imaging, Inc., Avago Technologies, Inc., Nuvox, Inc., Sun Microsystems, Inc. and Zhone Technologies, Inc.

Mr. Hutchins has been Chairman of the Boards of Directors since 2005. Mr. Hutchins is a co-founder and Managing Director of Silver Lake, a technology investment firm that was established in 1999 and was Co-Chief Executive until 2011. Mr. Hutchins serves on the Board of Directors of The Nasdaq OMX Group, Inc.

Mr. Marren has been a Director since 2005. Mr. Marren joined TPG Capital, a private equity firm, in 2000 as a partner and leads the firm’s technology team. From 1996 to 2000, he was a Managing Director at Morgan Stanley. From 1992 to 1996, he was a Managing Director and Senior Semiconductor Research Analyst at Alex Brown & Sons. Mr. Marren currently serves on the Board of Directors of Avaya Inc. and Freescale Semiconductor Inc. and previously served on the Board of Directors of Alltel Corporation, Conexant Systems Inc., MEMC Electronic Materials, Inc. and ON Semiconductor Corporation.

Mr. Mehra has been a Director since 2005. Mr. Mehra has been a partner of Goldman, Sachs & Co. since 1998 and a Managing Director of Goldman, Sachs & Co.’s Principal Investment Area of its Merchant Banking Division since 1996. He serves on the Boards of Directors of ARAMARK Corporation, Interline Brands Inc., KAR Auction Services, Inc., Sigma Electric, Max India Limited and TVS Logistics Services Limited, and previously served on the Board of Directors of Adam Aircraft Industries, Inc., Burger King Holdings, Inc., First Aviation Services, Inc., Hawker Beechcraft, Inc., Hexcel Corporation, Madison River Telephone Company, LLC and Nalco Holding Company.

Mr. Noell has been a Director since October 2012. Mr. Noell is a Principal of Providence Equity L.L.C., an affiliate of the Providence Equity Funds. Prior to joining Providence in 2003, Mr. Noell was an analyst in Deutsche Bank’s media investment banking group. Mr. Noell currently serves on the Boards of Directors of Altegrity Inc., The Chernin Group, LLC, GLM LLC and Stream Global Services, Inc., and previously served on the Board of Directors of eTelecare Global Solutions, Inc.

Prior to November 7, 2012, the Amended and Restated Certificate of Incorporation of SCC was structured to permit the holders of specific classes of Class A common stock representing funds affiliated with each Sponsor group to elect separate directors and also allowed for the holders of all outstanding common stock to elect additional directors. Also prior to November 7, 2012, the Principal Investor Agreement dated August 10, 2005 by and among the four parent companies and the Sponsors further contained agreements among the parties with respect to the election of our directors. Each Sponsor was entitled to elect one representative to the Board of Directors of SCC, which would then cause the Board of Directors or Managers, as applicable, of the other three parent companies and of SunGard to consist of the same members (together, the Boards of Directors of SCC, SCCII and SunGard are referred to as the “Boards”). In accordance with both the Amended and Restated Certificate of Incorporation of SCC and the Principal Investor Agreement, each of Messrs. Greene, Hutchins, Marren and Mehra have been elected to the Boards as directors annually since 2005, and Mr. Noell was elected to the Boards as a director in October 2012.

On November 7, 2012, SCC filed a Second Amended and Restated Certificate of Incorporation (the “Restated Certificate”) removing the specific class rights to elect directors of SCC associated with Class A-1 through Class A-7 of SCC’s common stock and making certain other amendments incidental thereto. Additionally, as of November 7, 2012, the Stockholders Agreement dated August 10, 2005 by and among the four parent companies, SunGard, the Sponsors and other stockholders was amended and restated primarily to give each Sponsor the right to nominate one director and to require each Sponsor to vote its shares to elect each Sponsor-designated nominee. Each of the Principal Investor Agreement and the Participation Agreement were amended to make certain amendments incidental to the foregoing. In accordance with the Amended and Restated Stockholders Agreement, Messrs. Brand and Gordon were elected to the Boards as directors in November 2012.

In accordance with the charter of the Nominating and Corporate Governance Committee, to the extent consistent with applicable agreements, the Nominating and Corporate Governance Committee will identify, recommend and recruit qualified candidates to fill new positions on the Boards and will conduct the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates.

On May 31, 2011, in connection with becoming the chief executive officer and in accordance with his employment agreement, Russell P. Fradin was elected to serve as a director on the Boards.

As a group, the Sponsor directors possess experience in owning and managing enterprises like the Company and are familiar with corporate finance, strategic business planning activities and issues involving stakeholders more generally. All of the Company’s directors possess high ethical standards, act with integrity, and exercise careful, mature judgment. Each is committed to employing their skills and abilities to aid the long-term interests of the stakeholders of the Company.

The Boards have determined that Mr. Marren qualifies as an “audit committee financial expert” within the meaning of regulations adopted by the SEC. Mr. Marren may not be considered an independent director because of his affiliation with TPG, the affiliated funds of which hold a 13.59% equity interest in our Parent Companies.

Our Global Business Conduct and Compliance Program is applicable to our directors and employees, including the chief executive officer, chief financial officer and controller.

The Global Business Conduct and Compliance Program is available on our website at http://www.sungard.com/aboutsungard/corporateresponsibility/governance. A free copy of our Global Business Conduct and Compliance Program may be requested from:

SunGard Data Systems Inc.

Chief Compliance Officer

680 East Swedesford Road

Wayne, PA 19087

If we make any substantive amendments to the Global Business Conduct and Compliance Program which apply to our chief executive officer, chief financial officer or controller or grant any waiver, including any implicit waiver, from a provision of the Global Business Conduct and Compliance Program to our directors or executive officers, we will disclose the nature of the amendment or waiver on our website at www.sungard.com/corporateresponsibility or in a report on Form 8-K.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent shareholders also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Company or written representations that all reportable transaction were reported, the Company believes that all Section 16(a) filing requirements were timely met during 2012, except that Form 4s were filed for a former executive officer, Kathleen Weslock, on June 28, 2012 with respect to a sale of shares on June 20, 2012.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

This section discusses the principles underlying our executive compensation policies and decisions. It provides qualitative information regarding the manner in which compensation is earned by our executive officers and places in context the data presented in the tables that follow. In addition, in this section, we address the compensation paid or awarded during fiscal year 2012 to our chief executive officer (principal executive officer), chief financial officer (principal financial officer), former chief financial officer, and three other executive officers who were the most highly compensated executive officers in fiscal year 2012. We refer to these six executive officers as our “named executives.”

The primary focus of our compensation philosophy is to pay for performance. We believe our programs are effectively designed and align well with the interests of our stockholders and are instrumental to achieving our business strategy.

Highlighted below are some of the key actions and decisions with respect to our executive compensation programs for fiscal 2012 as approved by the Compensation Committee:

•	Our executive compensation is tightly linked with performance.

•

The Compensation Committee adopted, and subsequently amended and restated on November 15, 2012, the “SunGard Annual Incentive Plan,” which covers the performance-based executive incentive compensation (“EIC”) program. The design and administration of the plan was evaluated and changed to place more emphasis on pay for performance elements of both financial and individual objectives of our executives.

•

As with past years, the Compensation Committee approved EIC plans by which the named executives were eligible to earn cash incentive compensation based upon achievement of specific financial objectives for 2012 that are designed to challenge the named executives to high performance. In prior years, Internal EBITA (as defined below) had been the sole financial measure for our corporate-level senior executives. In 2012, EIC included EBITA, revenue, sales targets as well as individual objectives. This change was designed to bring focus to both growth and planning for the future.

•

Individual EIC bonuses were capped at 2.0 times the target EIC bonus for our corporate-level senior executives and at no higher than 3.0 times the target EIC bonus for our segment-level senior executives.

•

We evaluated risks associated with our compensation programs. As described below under the “Risk Considerations in Our Compensation Programs,” we concluded that our compensation policies and practices for 2012 do not create risks that are reasonably likely to have a material adverse effect on the Company.

Administration of Our Compensation Program

Our executive compensation program is overseen and administered by the Compensation Committee. The Compensation Committee operates under a written charter adopted by our Boards and has responsibility for discharging the responsibilities of the Boards relating to the compensation of the Company’s executive officers and related duties. Management, including our chief executive officer, or CEO, evaluates a number of factors in developing cash and equity compensation recommendations to the Compensation Committee for its consideration and approval. Following this review and in consultation with management, our CEO makes compensation recommendations for our executive officers, including the CEO, to the Compensation Committee based on his evaluation of each officer’s performance, expectations for the coming year and market compensation data. The Compensation Committee reviews these proposals and makes all final compensation decisions for these officers by exercising its discretion in accepting, modifying or rejecting any management recommendations, including any recommendations from our CEO.

In November 2012, in connection with various changes in director positions held by our Sponsors, the Boards realigned the composition of the Compensation Committee to add Messrs. Noell and Gordon, each appointed to the Boards in October and November 2012, respectively. Mr. Greene remained Chairperson of the Committee, a position he has held since 2005.

Objectives of Our Compensation Program

Our executive compensation program is intended to meet three principal objectives:

•	to provide competitive compensation packages to attract and retain superior executive talent;

•	to reward successful performance by the executive and the Company by linking a significant portion of compensation to future financial and business results; and

•	to further align the interests of executive officers with those of our ultimate stockholders by providing long-term equity compensation and meaningful equity ownership.

To meet these objectives, our compensation program balances short-term and long-term performance goals and mixes fixed and at-risk compensation that is directly related to stockholder value and overall performance.

Our compensation program for senior executives, including the named executives, is designed to reward Company performance. The compensation program is intended to reinforce the importance of performance and accountability at various operational levels, and therefore a significant portion of total compensation is in both cash and stock-based compensation incentives that reward performance as measured against established goals, i.e., “pay for performance.” Each element of our compensation program is reviewed individually and considered collectively with the other elements of our compensation program to ensure that it is consistent with the goals and objectives of both that particular element of compensation and our overall compensation program. For each named executive, we look at each individual’s contributions to our overall results, our operating and financial performance compared with the targeted goals, and our size and complexity compared with companies in our compensation peer group.

Elements of Our Executive Compensation Program

In 2012, the principal elements of compensation for named executives were:

•	annual cash compensation consisting of base salary and performance-based EIC bonuses;

•	long-term equity incentive compensation;

•	benefits and perquisites; and

•	severance compensation and change of control protection.

Annual Cash Compensation

Management, including our CEO, develops recommendations for annual executive cash compensation plans with consideration of compensation survey data for a broad set of organizations of comparable business, size and complexity, and then compares the survey results to publicly available compensation data for a group of companies we consider to be our peer group. We believe that the compensation practices of these companies provide us with appropriate benchmarks because they also provide technology products and services to a variety of customers and compete with us for executives and other employees.

The survey data used for 2012 compensation purposes came from two sources: Radford Global Technology Survey, which focuses on technology companies, and Towers Watson Survey Report on Top Management Compensation, which focuses on a broader array of organizations including professional services, high-tech and manufacturing companies. For purposes of establishing compensation recommendations, we used a blend of these surveys to reflect our size, industry and appropriateness of the position matched. In the previous year, we also included data from the Mercer US Global Premium Executive Remuneration Survey for the first time. In 2012, the Committee determined that the Mercer survey did not represent enough like sized high-tech companies to make the comparisons meaningful, and thus excluded Mercer data and relied on the two sources identified.

The companies we consider within our peer group are financial services and software companies of similar industry and revenue as the Company, and some of which various businesses within the Company compete against for business and for talent. In reviewing the peer group list for use during 2012, the peer group was updated to remove two companies that were primarily transaction-based companies and not comparable as a software development peer (MasterCard and Visa) and to add seven companies (as noted below) that met the revenue and industry type parameters. The median reported revenue for the group of seven companies added was $3.8 billion. Peer group compensation data is limited to publicly available information and therefore generally does not provide precise comparisons by position as offered by the more comprehensive survey data from other public surveys used in our broader analysis as described above. As a result, the peer group data provides limited guidance and does not dictate the setting of executive officers’ compensation. The following companies comprised our peer group in 2012:

Automatic Data Processing, Inc. Amdocs Limited* Broadridge Financial Solutions, Inc. CA, Inc. CACI International Inc.* Cognizant Technology Solutions Corporation*	DST Systems, Inc.* Fidelity National Information Services, Inc. First Data Corporation Fiserv, Inc. Intuit Inc. Iron Mountain Incorporated	Symantec Corporation The Western Union Company Thomson Reuters Corporation* VMWare, Inc.* *Added to peer group in 2012

Our annual cash compensation packages for executive officers include base salary and an EIC bonus. In our desire to pay for performance, we weight the cash compensation more heavily toward the performance incentives and less toward the base salary. In 2012, we deemphasized our focus on targeting specific market percentiles in comparisons to survey and peer data and placed more weight in reviewing experience, role and performance in making compensation decisions.

The compensation of Mr. Neral was based on the terms of the employment agreement entered into with Mr. Neral in connection with the commencement of his employment on July 2, 2012. In addition to the components of compensation discussed below, Mr. Neral received a sign-on bonus of $100,000 and restricted stock unit (“RSU”) awards, further described under “Grants of Plan-Based Awards in Fiscal Year 2012.”

Base Salary. For base salary, we provide a fixed compensation based on competitive market practice that is not subject to performance risk while also considering other factors, such as individual and Company performance. We review the base salaries for each named executive annually as well as at the time of any promotion or significant change in job responsibilities. Base salaries are determined for each named executive based on his or her position and responsibility with consideration of survey data. Salary for each named executive for calendar year 2012 is reported in the “Summary Compensation Table” below. In 2012, no compensation increases were made to Messrs Fradin, Woods and Stern. Messrs. Finders and Traquair each received a compensation increase in 2012 due to promotions and increased responsibilities.

Performance-Based Incentive Compensation. The annual EIC bonus for executive officers is designed to reward our executives for the achievement of annual financial goals related to the business for which they have responsibility. A minimum incentive may be earned at threshold EIC goals, and no payment is awarded if the threshold goal is not achieved. On-target EIC goals are set generally at levels that reflect budgeted performance. Consistent with our focus on pay for performance, additional amounts can be earned when actual performance exceeds on-target performance. The Company may revise or cancel an executive’s EIC at any time as a result of a significant change in circumstances or the occurrence of an unusual event that was not anticipated when the performance plan was approved. As applicable, targets are adjusted to take into account acquisitions and/or dispositions which were not included in the budgeted EIC targets and other one-time adjustments as approved by the Compensation Committee. Individual EIC bonuses were capped at 2.0 times the target EIC bonus for our corporate-level senior executives and up to 3.0 times the target EIC bonus for our segment-level senior executives.

In 2012, the design and administration of the plan was evaluated and updated to place more emphasis on pay-for-performance elements of both financial and individual objectives of our executives. The plan establishes minimum, on-target, and maximum performance goals for key financial measures. In prior years, the named executives were entitled to receive “overrides,” an increase in bonus equal to a small percentage of the amount by which the on-target Internal EBITA performance goal was exceeded. In the new plan design, the override concept was eliminated and replaced with opportunity for above on-target performance for each financial performance measure, subject to the caps described above.

The financial measures used for the 2012 EIC bonuses for the named executives were one or more of the following: (i) Internal EBITA, which represents actual earnings before interest, taxes and amortization, noncash stock compensation expense, management fees paid to the Sponsors and certain other unusual items, (ii) budgeted revenue growth, (iii) sales, (iv) the run rate for services provided for which we will be billing effective at the start of a year and (v) EBITDA minus CAPEX, which represents actual earnings before interest, taxes, depreciation and amortization less capital expenditures. These metrics were selected as the most appropriate measures upon which to base the 2012 EIC bonuses for the named executives because they are important metrics that management and the Boards use to evaluate the performance of the Company or a particular business. In 2012, Messrs. Fradin, Finders and Traquair had 80% of their target bonus tied to financial objectives and 20% tied to individual objectives. Messrs. Neral and Stern had 75% of their target bonus tied to financial performance and 25% tied to individual objectives.

For each of our named executives, 2012 actual performance was reviewed against both the financial measures and individual objectives applicable to each named executive. The following table provides the 2012 threshold, on-target and maximum financial performance goals applicable to each named executive and the EIC bonuses each named executive earned based on actual 2012 results of performance of both financial and individual objectives. Mr. Woods was not employed at year-end 2012 and therefore is excluded from the table.

	2012 Performance Goals(1)			Actual 2012 EIC Bonus
	(in millions)
Name and Goals	Minimum	On-Target	Maximum	Payment (% of target)
Russell P. Fradin				$1,800,000 (100%)
Consolidated Company Internal EBITA	$870	$925	$1,017
Consolidated Company Internal Revenue	$4,401	$4,520	$4,759
Consolidated Software & Processing Internal EBITA	$613	$645	$709
Consolidated Software & Processing Internal Revenue	$2,980	$3,060	$3,220
Financial Systems Segment Internal Sales	$940	$1,000	$1,090
Charles J. Neral				$250,000(2) (100%)
Consolidated Company Internal EBITA	$870	$925	$1,017
Consolidated Company Internal Revenue	$4,401	$4,520	$4,759
Consolidated Software & Processing Internal EBITA	$613	$645	$709
Financial Systems Segment Internal Sales	$940	$1,000	$1,090
Harold C. Finders				$1,008,082(3) (111.6%)
Consolidated Financial Systems Segment Internal EBITA	$624	$659	$749
Consolidated Financial Systems Segment Internal Revenue	$2,707	$2,822	$3,060
Financial Systems Segment Internal Sales	$940	$1,000	$1,140
Andrew A. Stern				$723,134 (93.3%)
Availability Services Segment Internal EBITDA	$465	$480	$528
Availability Services Segment Recurring Monthly Contract Revenue	$107	$115	$118
Availability Services Segment EBITDA minus CAPEX	$264	$289	$365
Brian A. Traquair				$582,598(4) (97.1%)
Consolidated Financial Systems Segment Internal EBITA	$624	$659	$749
Consolidated Capital Markets Group Internal EBITA	$375	$389	$435
Consolidated Financial Systems Segment Internal Revenue	$2,707	$2,822	$3,060
Consolidated Capital Markets Group Internal Revenue	$1,087	$1,109	$1,181
Capital Markets Group Internal Sales	$279	$296	$408

(1)	Performance goals as shown are not adjusted to take into account acquisitions and/or dispositions and other one-time adjustments as approved by the Compensation Committee.
(2)	In accordance with the terms of Mr. Neral’s employment agreement, his 2012 bonus was to be no less than the pro-rata share of the target amount ($500,000) based on the number of days Mr. Neral was employed in 2012.
(3)	Mr. Finders is paid in Swiss Francs (CHF). The bonus amount reflected in the table has been converted to U.S. dollars at the currency exchange rate of CHF 1 = USD 1.12963 used for purposes of the Company’s 2012 operating budget. Mr. Finders’ bonus calculation was subject to an additional opportunity to earn 115% of his calculated bonus based on the achievement of specific cost-savings targets. This opportunity was realized and the bonus shown above includes an additional 15% of his calculated bonus. Excluding the additional 15% paid, Mr. Finders’ earned bonus would have been 97% of target.
(4)

Mr. Traquair is paid in Canadian Dollars (CAD). The bonus amount reflected in the table has been converted to U.S. dollars at the currency exchange rate of CAD 1 = USD 1.01194 used for purposes of the Company’s 2012 operating budget. Mr. Traquair’s bonus calculation was subject to an additional opportunity to earn 125% of his calculated bonus based on the achievement of specific cost-savings targets. This opportunity was realized and the bonus shown above includes an additional 25% of his calculated bonus. Excluding the additional 25% paid, Mr. Traquair’s earned bonus would have been 77.7% of target.

Long-Term Equity Compensation

We intend for our equity program to be the primary vehicle for offering long-term incentives and rewarding our executive officers as well as managers and key employees because of the direct relationship between the value of these equity awards and the value of our stock. By compensating our executives with equity incentive awards, our executives hold a stake in the Company’s financial future. The gains realized in the long term depend on our executives’ ability to drive the financial performance of the Company. Equity awards are also a useful vehicle for attracting and retaining executive talent in our competitive talent market.

Our 2005 Management Incentive Plan, as amended, provides for the grant of various forms of equity awards. We seek to provide equity grants that are competitive with companies in our peer group and other technology companies with which we compete for executive talent. When making annual equity awards to named executives, we consider past-year results, the role, responsibility and performance of the individual named executive, a competitive market assessment, prior equity awards, and the level of vested and unvested equity awards then held by each named executive. Awards granted in 2012 were for “Units” in the Parent Companies. Each “Unit” consists of 1.3 shares of Class A common stock and 0.1444 shares of Class L common stock of SCC and 0.05 shares of preferred stock of SCCII. The shares comprising a Unit are in the same proportion as the shares issued to all stockholders of the Parent Companies.

In 2012, we granted certain named executives a mix of time- and performance-based RSU awards as described in more detail below, including under the “Summary Compensation Table” and the “Grants of Plan-Based Awards in Fiscal Year 2012.” Mr. Neral received RSU grants in July and September 2012 in accordance with the terms of his employment agreement. Mr. Finders received an RSU grant in February 2012 due to his 2011 promotion and significant increase in responsibilities as well as an RSU grant in November 2012 as part of the regular annual grant program. Mr. Stern received a time-based RSU award in June 2012 in accordance with the terms of his employment agreement. Mr. Traquair received an RSU grant in September 2012 due to his 2012 promotion and significant increase in responsibilities as well as an RSU grant in November 2012 as part of the regular annual grant program. Mr. Fradin did not receive an equity award in 2012 but is entitled to additional equity in accordance with the terms of his employment agreement. The Company and Mr. Fradin are currently discussing an alternative award that will preserve the economic value of the contemplated equity awards.

Based upon actual year-end 2012 results, (i) 8.89% of each performance-based equity award granted in years 2008 through 2010 vested out of a maximum of 20%, (ii) 100% of each performance-based equity award granted in 2011 with an 18-month performance period was earned with 52% vesting at the end of the performance period and the remaining balance vesting monthly for the next 24 months, and (iii) 100% of each performance-based equity award granted in 2012 with a 12-month performance period ending December 31, 2012 was earned with 28% vesting at the end of the performance period and the remaining balance vesting monthly for the next 36 months.

Benefits and Perquisites

We offer a variety of health and welfare programs to all eligible employees, including the named executives. The named executives are eligible generally for the same benefit programs on the same basis as the rest of the Company’s employees in the particular country in which the named executive resides, including medical and dental care coverage, life insurance coverage, short-and long-term disability and a 401(k) or other savings plan or defined contribution pension plan.

The Company limits the use of perquisites as a method of compensation and provides executive officers with only those perquisites that we believe are reasonable and consistent with our overall compensation program to better enable the Company to attract and retain superior employees for key positions. The perquisites provided to the named executives are described in the “Summary Compensation Table” below.

Employment Agreements, Severance Compensation & Change of Control Protection

Employment Agreement with Russell P. Fradin: On May 13, 2011, we entered into a definitive employment agreement with Mr. Fradin, with an effective date of May 31, 2011, pursuant to which he was appointed President and Chief Executive Officer of SunGard and a member of the Boards. The terms include the following:

•	A term through May 31, 2016, with one-year renewals automatically effective 30 days before expiration, unless terminated on 30 days’ advance notice.

•

An annual base salary of $900,000, subject to review periodically for appropriate increases by the Compensation Committee pursuant to the Company’s normal performance review policies for senior level executives, and a target annual bonus of 200% of his annual base salary.

•	Employee benefits consistent with those made available to the Company’s senior level executives, and relocation benefits consistent with the Company’s relocation policy.

•	A grant of a time-based RSU award of 307,000 Units on May 31, 2011, which vests as to 33 1/3% on each of the first three anniversaries of the date of grant,

•

An agreement that the Company will grant, as soon as practicable following an equity recapitalization, (i) 1,200,000 options on a future date (“Future Options”), of which 600,000 will vest as to 20% on each of the first five anniversaries of May 31, 2011 and 600,000 will vest based on attainment of Company performance goals and (ii) RSUs on a future date (“Future RSUs”) equal to the excess of the aggregate fair market value of 1,200,000 shares of Company stock on the date of grant of the Future Options over the fair market value of 1,200,000 Units on May 31, 2011, of which 600,000 will have time-based vesting and 600,000 will have performance-based vesting. These awards, however, were not granted because the equity recapitalization did not occur and, accordingly, the Company and Mr. Fradin are currently discussing an alternative award that will preserve the economic value of the contemplated equity awards.

•	An aggregate $5,000,000 equity investment to be made by Mr. Fradin in the Company at fair market value, which was made in 2011.

•

Mr. Fradin will be subject to any Company recoupment/clawback policy applicable to senior executives of the Company. If no such policy exists and the Company is required to restate its financials (for periods beginning after May 31, 2011), then the Boards may seek to recover or require reimbursement of any related annual bonus paid to Mr. Fradin for the applicable period. If Mr. Fradin violates the noncompetition, nonsolicitation or confidentiality covenants set forth in the employment agreement within the two years following termination of employment, then the Boards may recover severance benefits paid to Mr. Fradin.

•	Certain restrictive covenants (noncompetition, confidentiality and nonsolicitation) that continue for two years following the termination date.

•	The right to receive certain severance payments and benefits upon certain terminations. See “Potential Payments Upon Termination or Change of Control” below.

•

If an excise tax under sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) will be triggered by any payments upon a change in control prior to an initial public offering, the Company will in good faith seek to obtain stockholder approval of such payments so that they are exempt from the excise tax under sections 280G and 4999 of the Internal Revenue Code. After an initial public offering, the Company will either (i) pay Mr. Fradin any amounts subject to sections 280G and 4999 of the Internal Revenue Code (and Mr. Fradin will be responsible for the excise tax) or (ii) reduce such payments so that no amounts are subject to sections 280G and 4999 of the Internal Revenue Code, whichever results in a better after-tax amount for Mr. Fradin.

Mr. Fradin’s employment agreement was the result of arm’s-length negotiation between representatives of Mr. Fradin and the Chairperson of the Compensation Committee, who received advice and input from counsel, and was approved by both the Compensation Committee and the Boards. The Compensation Committee and Boards believed that the salary, bonus and long-term compensation provided under the employment agreement were in the aggregate consistent with the compensation packages provided to CEOs in comparable positions.

Other Executive Employment Agreements: In connection with the 2005 LBO, the Company entered into definitive employment agreements with certain senior managers, including Mr. Finders. The Company entered into employment agreements with Messrs. Neral, Stern and Woods when they each joined the Company. The executives with such agreements are eligible for payments if employment terminates involuntarily or, for certain executives, if there is a change of control, as described under “Potential Payments Upon Termination or Change of Control” below. The agreements were designed to retain executives and provide continuity of management in the event of an actual or threatened change of control.

The agreements include the following terms:

•	An initial term followed by one-year automatic renewals unless terminated on one year’s advance notice with the exception of Mr. Neral’s agreement, which requires 60 days advance notice.

•	Base salary subject to review periodically for appropriate increases by the CEO or the Compensation Committee pursuant to the Company’s normal performance review policies for senior level executives.

•	The opportunity to participate in all short-term and long-term incentive programs, including an annual cash bonus, established by the Company for senior level executives.

•	Employee benefits consistent with those made available to the Company’s senior level executives.

•	Participation in the equity plan of SCC and SCCII.

•

For certain executives, the right to receive certain severance payments as defined in the applicable agreements, including upon a termination without “cause,” a resignation for “good reason” or a “change of control.” For Mr. Finders, these terms were consistent with the severance payments provided for under the change of control agreement with the Company in effect prior to the LBO, and for the other named executives with employment agreements, these terms were believed to be consistent with the compensation packages provided to executives in comparable positions. See “Potential Payments Upon Termination or Change of Control” below.

•	Certain restrictive covenants (noncompetition, confidentiality and nonsolicitation) that continue for applicable post-termination periods.

•

For certain executives, the right to receive a tax gross-up payment or the right to require the Company to obtain stockholder approval should any payment provided under the agreement be subject to the excise tax under section 4999 of the Internal Revenue Code.

Additionally, under the terms of Mr. Stern’s employment agreement, Mr. Stern (i) is eligible for equity in AS upon a spin-off of AS and cash compensation upon a sale or other disposition of all or some portion of AS prior to a spin-off or upon a spin-off followed by an initial public offering of common stock of the entity controlling AS; (ii) received a grant of time-based equity awards in June 2010 and in June , 2012; and (iii) received a performance award with vesting of earned cash or equity payments based on three financial performance measures of the AS business in the four trailing quarters prior to a monetization event. For this purpose, a monetization event means the sale of at least 20% of either the outstanding equity of the entity controlling AS or the AS assets, but excludes a spin-off of AS, a primary initial public offering or the incurrence of debt.

In addition, under the terms of the equity awards made to Mr. Finders, full or partial acceleration of vesting of equity occurs if a change of control takes place or due to certain other termination events. These arrangements and potential post-employment termination compensation payments are described in more detail in the section entitled “Potential Payments Upon Termination or Change of Control” below.

Accounting and Tax Implications

The accounting and tax treatment of particular forms of compensation do not materially affect the Compensation Committee’s compensation decisions. However, we evaluate the effect of such accounting and tax treatment on an ongoing basis and will make appropriate modifications to compensation policies where appropriate.

Stock Ownership

The Company does not have a formal policy requiring stock ownership by management. See “Beneficial Ownership” below.

2013 Executive Compensation Update

In June 2013, the Boards of SCC and SCCII approved a new form of performance award (Appreciation Units) under the 2005 Management Incentive Plan, as amended. The Appreciation Units will vest either (i) to the extent that specified performance criteria are satisfied (the “Performance-Based Appreciation Units”) or (ii) in annual installments over a period of years following the grant date (the “Time-Based Appreciation Units”), in each case subject to the named executive’s continuing employment with us through the applicable vesting date. Messrs. Neral, Finders and Traquair received Performance-Based Appreciation Units and Mr. Fradin received Performance-Based Appreciation Units and Time-Based Appreciation Units.

Each Performance-Based Appreciation Unit award will be subject to both performance-vesting and service-vesting requirements. The Performance-Based Appreciation Units will vest if specified performance thresholds are met and the named executive remains employed through the applicable vesting date. The Performance-Based Appreciation Units will vest in full upon a “change of control” (as defined in the applicable award agreement). If the named executive’s employment terminates due to death or “disability” (as defined in the applicable award agreement), then the named executive will vest in any Performance-Based Appreciation Units for which the performance thresholds have been met, and any unvested Performance-Based Appreciation Units will be forfeited. If the named executive’s employment terminates for any reason other than death or disability, then all of the unpaid Performance-Based Appreciation Units will be forfeited.

Certain Performance-Based Appreciation Unit awards will not be subject to the continued service requirement described above. These Performance-Based Appreciation Units will vest on the applicable “measurement date” (as defined below) based upon the attainment of the performance thresholds described below, if the named executive is employed by us on the applicable measurement date. These Performance-Based Appreciation Units will become fully vested upon a change of control. If the named executive’s employment terminates for any reason other than “cause” (as defined in the applicable award agreement) prior to the end of the performance period, the named executive will receive any Performance-Based Appreciation Units that were previously earned based on the attainment of the performance thresholds on a measurement date, and any unvested Appreciation Units will be forfeited. If the named executive’s employment terminates for cause, then all of the unpaid Performance-Based Appreciation Units will be forfeited.

Pursuant to the performance-vesting requirement, Performance-Based Appreciation Units will vest only if the average value of a Share (as defined below) on a measurement date meets specified stock price thresholds set forth in the applicable award agreement.

If the Shares are not traded on an established securities market, (i) the measurement date will be each date on which the Boards determine fair market value of the Shares based on the financial results for the first quarter of the calendar year and the third quarter of the calendar year; and (ii) average value will generally mean the average fair market value of a Share based on the financial results for the two quarters ending immediately preceding a measurement date. If any stock of SCC and SCCII becomes publicly traded on an established securities market, the measurement date will be (i) the last day of the 20 consecutive trading day period following the quarterly press release in which the Company publicly discloses the financial results for the first quarter and for the third quarter of each calendar year; and (ii) the last day of the performance period.

Each Time-Based Appreciation Unit will vest in annual installments over a period of years as specified in the applicable award agreement, provided that the named executive remains employed by us. The Time-Based Appreciation Units will vest in full upon (i) the named executive’s termination of employment without “cause,” (ii) the named executive’s resignation for “good reason,” (iii) the named executive’s termination of employment due to death or “disability,” or (iv) a” change of control” (as such terms are defined in the applicable award agreement). If the named executive resigns from employment without good reason, the named executive will receive any previously vested Time-Based Appreciation Units, and any unvested Time-Based Appreciation Units will be forfeited. If the named executive’s employment terminates for cause, then all of the unpaid Time-Based Appreciation Units will be forfeited.

Provided that the applicable performance and service vesting requirements are satisfied, the named executive’s vested Appreciation Units will be paid on the first to occur of (i) a change of control, (ii) the named executive’s applicable termination of employment as described above, other than for cause, or (iii) (a) with respect to Performance-Based Appreciation Unit awards, the end of the performance period (or such other date set forth in the applicable award agreement) or (b) with respect to Time-Based Appreciation Unit awards, a fixed date following the grant date as specified in the applicable award agreement.

When the Appreciation Units become payable, the Company will pay to the named executive an amount equal to (i) the number of vested Appreciation Units multiplied by (ii) the excess of the fair market value of a Unit (as previously defined) on the payment date over the base price of a Unit as established by the Company on the grant date. Shares mean the Class A common stock and Class L common stock of SCC and preferred stock of SCCII, as long as the Shares are not traded on an established securities market. If any stock of either SCC or SCCII becomes traded on an established securities market, a Unit means an undivided interest in a share of the publicly traded stock. Payment, based on the fair market value of a Unit on the payment date, will be made in the form of the Shares that comprise the Units, provided that if any stock of either of SCC or SCCII becomes publicly traded on an established securities market, a Share means a share of the publicly traded security.

In June 2013, the below named executive officers received Appreciation Units in the following amounts:

Named Executive Officer	Number of Performance-Based Appreciation Units	Number of Time-Based Appreciation Units
Russell P. Fradin	1,050,000	600,000
Charles J. Neral	304,878	—
Harold C. Finders	304,878	—
Brian A. Traquair	304,878	—

Risk Considerations in Our Compensation Programs

In 2012, we conducted a risk assessment to evaluate risks associated with the Company’s compensation policies and practices and concluded that the Company’s compensation programs and policies, considered as a whole, including applicable risk-mitigation features, are not reasonably likely to have a material adverse effect on the Company. Following are some of the features of our program designed to help us appropriately manage business risk:

•	Our compensation programs utilize different types of compensation providing a balance of short-term and long-term incentives with fixed and variable components.

•

Our established performance goals are reasonable given past performance and market conditions. These performance measures balance annual and long-term components with emphasis on revenue as well as EBITA to prevent a focus on top line growth only.

•

As part of a prior review, caps on payments from the EIC bonus plan were instituted, which, in conjunction with threshold performance hurdles, ensure that incentive compensation is not overly emphasized.

•	Our equity compensation program provides a mix of performance and time-based equity awards with multiple-year vesting.

Summary Compensation Table

The following table contains certain information about compensation earned in 2012, 2011 and 2010 by the named executives.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compen- sation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation(4) ($)	Total ($)
Russell P. Fradin(5)	2012	900,000	—	—	—	1,800,000	—	1,167,142	3,867,142
President, Chief Executive Officer and Director	2011	528,460	1,000,000	6,886,010	—	791,500	—	222,991	9,428,961
Charles J. Neral(6)	2012	250,000	100,000	5,500,196	—	250,000	—	983,941	7,084,137
Senior Vice President—Finance and Chief Financial Officer
Robert F. Woods(7)	2012	262,000	—	—	—	—	—	84,693	346,693
Former Senior Vice President—Finance and Chief Financial Officer	2011	520,000	—	220,681	—	596,250	—	31,762	1,368,693
	2010	500,000	—	5,016,599	129,108	698,037	—	31,763	6,375,507

Harold C. Finders(8)	2012	773,797	—	2,036,577	—	1,008,082	—	916,025	4,734,480
Chief Executive Officer, Financial Systems	2011	637,383	427,038	1,323,590	—	—	—	308,878	2,696,888
	2010	599,077	100,000	0	—	584,176	—	279,677	1,562,930
Andrew A. Stern	2012	542,000	—	1,482,699	—	723,134	—	784,883	3,532,715
Chief Executive Officer, Availability Services	2011	542,000	—	—	—	858,428	—	23,698	1,424,126
	2010	306,250	—	2,994,457	87,120	407,235	—	15,976	3,811,037
Brian A.Traquair(9)	2012	600,080	—	1,077,496	—	582,598	—	590,202	2,850,376
President, Capital Markets Group

(1)	Amounts shown are the fair market value of RSUs granted and reflect the fair market value per Unit on the date of grant multiplied by the number of RSUs granted; amounts for 2010 reflect the value of performance-based awards that could be earned at the target performance goal. Amounts shown do not reflect the reduction in fair market value as a result of the $72.80 per share dividend on preferred stock of SCCII paid in December 2012 (equivalent to $3.64 per Unit). For more details on grants awarded in 2012, see the “2012 Grants of Plan-Based Awards” table below.
(2)	Amounts shown are the aggregate grant date fair value of options granted as computed in accordance with FASB ASC Topic 718; amounts for 2010 reflect the value of performance-based awards that could be earned at the target performance goal. For a discussion of the assumptions made in such valuation, see Note 9 of Notes to Consolidated Financial Statements.
(3)	Amounts shown in this column reflect the cash EIC awards payable under performance-based incentive compensation, which is discussed in further detail above in the “Compensation Discussion and Analysis.”
(4)	For Mr. Fradin, amount includes health and welfare benefits ($10,227 in 2012), matching 401(k) savings plan contributions, car lease payments ($10,797 in 2012) and related maintenance expenses, automobile tax gross-up ($11,539 in 2012 and $5,795 in 2011) and relocation expenses ($134,039 in 2011) and a relocation tax gross-up ($74,834 in 2011). Also includes, in connection with the declaration of a dividend on preferred stock of SCCII in December 2012, the right to future dividend-equivalent payments under applicable equity awards of $1,117,480.

For Mr. Neral, amount includes health and welfare benefits, car lease payments and related maintenance expenses, automobile tax gross-up ($1,623) and relocation expenses. Also includes, in connection with the declaration of a dividend on preferred stock of SCCII in December 2012, the right to future dividend-equivalent payments under applicable equity awards of $972,317.

For Mr. Woods, amount includes health and welfare benefits, matching 401(k) savings plan contributions ($10,000 in 2012), car allowance ($12,360 in 2011 and 2010) and, in connection with Mr. Woods’ resignation in 2012, a lump sum cash payment of $26,284 (of which $7,780 is a tax gross up) representing the Company’s cost of Mr. Woods’ current medical and dental coverage for a two-year period and accrued vacation ($35,000).

For Mr. Finders, amount includes health and welfare benefits ($53,058 in 2012, $49,716 in 2011 and $44,614 in 2010), company defined contribution pension plan contributions ($65,556 in 2012, $53,861 in 2011 and $45,941 in 2010), car lease payments ($36,487 in 2012, $31,066 in 2011 and $30,515 in 2010), and travel allowance ($56,482 in 2012, $96,180 in 2011 and $90,694 in 2010) and travel allowance tax gross-up ($41,491 in 2012, $71,090 in 2011 and $60,765 in 2010). Also includes, in connection with the declaration of a dividend on preferred stock of SCCII in December 2012, the right to current and future dividend-equivalent payments under applicable equity awards of $662,952.

For Mr. Stern, amount includes health and welfare benefits ($15,879 in 2012 and $13,898 in 2011), matching 401(k) savings plan contributions ($10,000 in 2012), airfare for Mr. Stern’s wife in 2012 and the related $1,066 tax gross-up, and airline club membership in 2012 and the related $165 tax gross-up. Also includes, in connection with the declaration of a dividend on preferred stock of SCCII in December 2012, the right to future dividend-equivalent payments under applicable equity awards of $755,533.

For Mr. Traquair, amount includes health and welfare benefits, matching savings plan contributions ($14,167) and car allowance ($10,929). Also includes, in connection with the declaration of a dividend on preferred stock of SCCII in December 2012, the right to current and future dividend-equivalent payments under applicable equity awards of $557,416.

(5)	Mr. Fradin joined SunGard as of May 31, 2011 and therefore was not a named executive in 2010. Mr. Fradin’s 2011 annual rate of salary was $900,000, and his EIC was pro-rated for the period of time he was employed by the Company in 2011. In accordance with Mr. Fradin’s employment agreement, he received a one-time make-up cash bonus equal to $1,000,000 related to bonus forgone from his previous employer.
(6)	Mr. Neral joined SunGard as of July 2, 2012 and therefore was not a named executive in 2011 or 2010. Mr. Neral’s 2012 annual rate of salary was $500,000, and his EIC was pro-rated for the period of time he was employed by the Company in 2012. In accordance with Mr. Neral’s employment agreement, he received a $100,000 sign-on bonus.
(7)	Mr. Woods resigned effective as of July 1, 2012. Mr. Woods was Senior Vice President—Finance and Chief Financial Officer from January 1, 2010 to July 1, 2012. Mr. Woods’ 2012 annual rate of salary was $520,000.
(8)	Mr. Finders’ compensation was paid in Swiss Francs (CHF). All amounts have been converted into U.S. dollars at the currency exchange rates used for purposes of the Company’s annual operating budget and establishing compensation for the applicable year, as follows: 1.12963 in 2012; 0.961797 in 2011 and 0.944732 in 2010. In 2011 and 2010, the effect of currency conversion of CHF into U.S. dollars for purposes of this table indicates that Mr. Finders received larger salary increases than in fact occurred in CHF. Mr. Finders’ annual salary rate was CHF 662,700 in 2011 (a 4.5% increase over his 2010 salary rate) and CHF 634,125 in 2010 (a 1% increase over 2009 salary rate). In 2011, Mr. Finders received a bonus of $96,180 in recognition of his promotion to his current position of Chief Executive Officer, FS and a year-end bonus of $330,858. In 2010, Mr. Finders received a one-time discretionary bonus of $100,000 in addition to his 2010 EIC bonus.
(9)	Mr. Traquair was not a named executive prior to 2012. Mr. Traquair’s compensation was paid in Canadian Dollars (CAD). All amounts have been converted into U.S. dollars at the currency exchange rates used for purposes of the Company’s annual operating budget and establishing compensation for the applicable year as follows: 1.01194 in 2012.

Grants of Plan-Based Awards in Fiscal Year 2012

Our SunGard 2005 Management Incentive Plan, as amended and restated (“Plan”), authorizes the issuance of equity subject to awards made under the Plan for up to 70 million shares of Class A common stock and 7 million shares of Class L common stock of SCC and 2.5 million shares of preferred stock of SCCII. Under the Plan, 2012 awards of time-based and performance-based RSUs have been granted for Units. All awards under the Plan are granted at fair market value on the date of grant.

Mr. Neral, in accordance with the terms of his employment agreement, was granted the following restricted stock unit (“RSU”) awards: (i) in July 2012, a time-based RSU with 100% vesting and becoming payable on July 2, 2013, the first anniversary of the date of grant; (ii) in September 2012, a time-based RSU, which vests 28% on July 2, 2013 and the remaining 72% vesting in equal monthly installments thereafter for 36 months, and (iii) in September 2012, a performance-based RSU, which vests up to 25% annually from 2012 through 2015 based upon consolidated company Internal EBITA.

With respect to grants awarded to Messrs. Finders and Traquair in February and September 2012, respectively, (i) time-based RSUs vest over four years with 28% vesting one year from date of grant and the remaining 72% vesting in equal monthly installments thereafter for 36 months and (ii) performance-based RSUs vested upon the satisfaction of certain performance criteria for 2012, with 28% of the earned amount vesting on December 31, 2012 and the remaining 72% vesting in equal monthly installments thereafter for 36 months.

Once vested, the above RSUs (unless otherwise noted) become payable in shares upon the first to occur of a change of control, separation from service without cause, or four years after date of grant.

Mr. Stern, in accordance with the terms of his employment agreement, was granted a time-based RSU in June 2012, with 10% vesting one year from date of grant and the remaining 90% vesting in equal monthly installments thereafter until June 1, 2015. Once vested, this RSU becomes payable in shares upon the first to occur of a change of control, separation from service without cause, or five years after date of grant.

Time-based RSU awards granted in November 2012 to Messrs. Finders and Traquair as part of the annual grant program vest over four years with 25% vesting on each of the first three anniversary dates of the date of grant and the final 25% vesting on June 1, 2016. Performance-based RSUs granted in November 2012 vest upon the satisfaction of certain performance criteria for the period beginning January 1, 2013 and ending December 31, 2013, with 25% of the earned amount vesting on each of December 31, 2013, November 15, 2014 and November 15, 2015 and the final 25% vesting on June 1, 2016. Once vested, these time-based and performance-based RSUs become payable in shares upon the first to occur of a change of control, separation from service without cause, or on June 1, 2016.

The following table contains information concerning grants of plan-based awards to the named executives during 2012.

2012 Grants of Plan-Based Awards

Name	Grant Type	Grant Date	Estimated Possible Payouts under Non- Equity Incentive Plan Awards(1) ($)	Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
				Threshold (#)	Target (#)	Maximum (#)
Russell P. Fradin	EIC	N/A	1,800,000	—	—	—	—	—	—	—
	RSUs	—	—	—	—	—	—	—	—	—
Charles J. Neral	EIC	N/A	250,000	—	—	—	—	—	—	—
	RSUs	07/02/12	—	—	—	—	116,660	—	—	2,500,000
		09/12/12	—	1	75,230	N/A	75,230	—	—	3,000,000
Robert F. Woods	EIC	N/A	—	—	—	—	—	—	—	—
	RSUs	—	—	—	—	—	—	—	—	—
Harold C. Finders	EIC	N/A	1,008,082	—	—	—	—	—	—	—
	RSUs	02/14/12	—	1	26,150	N/A	26,150	—	—	1,000,000
		11/15/12	—	1	25,075	N/A	25,075	—	—	1,036,600
Andrew A. Stern	EIC	N/A	723,134	—	—	—	—	—	—	—
	RSUs	06/01/12	—	—	—	—	69,188	—	—	1,482,699
Brian A. Traquair	EIC	N/A	582,598	—	—	—	—	—	—	—
	RSUs	09/12/12	—	1	7,525	N/A	7,525	—	—	300,100
		11/15/12	—	1	18,805	N/A	18,805	—	—	777,398

(1)	Amounts reflect the cash EIC bonuses paid to the named executives under the performance-based incentive compensation, which is described in further detail above, including the threshold, mid-point, and on-target goals, in the “Compensation Discussion and Analysis” and reported in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”
(2)	Represents performance-based RSUs. Vesting begins at 95% achievement of target.
(3)	Represents time-based RSUs.
(4)	Represents the fair market value per Unit on the date of grant multiplied by the number of RSUs granted. Amounts shown do not reflect the reduction in fair market value as a result of the $72.80 per share dividend on preferred stock of SCCII paid in December 2012 (equivalent to $3.64 per Unit).

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table contains certain information with respect to options and RSUs held as of December 31, 2012 by the named executives.

Outstanding Equity Awards at 2012 Fiscal Year-End

		Option Awards								Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(1) (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
Russell P. Fradin(3)	5/31/2011									204,667	(4)	3,399,513	—	—
Charles Neral	7/2/2012									116,660	(5)	1,937,723	—	—
	9/12/2012									75,230	(6)	1,249,570	—	—
	9/12/2012									—		—	56,422	937,169
Robert F Woods(7)	—	—		—		—	—			—		—	—	—
Harold C. Finders	8/12/2005	72,705	(8)	3,955	(9)	—	14.36	(10)	8/11/2015
	8/12/2005	177,202	(11)	—		—	14.36	(10)	8/11/2015
	9/21/2007	56,765	(12)	2,848	(9)	—	17.08	(10)	9/21/2017
	9/21/2007	106,333	(11)	—		—	17.08	(10)	9/21/2017
	9/14/2009	19,975	(13)	1,038	(9)	6,195	0.44		9/14/2019	412	(14)	6,843	2,460	40,859
	9/14/2009	26,016	(15)	12,706		—	0.44		9/14/2019	6,054	(16)	100,562	—	—
	6/3/2011									12,840	(17)	213,272	—	—
	6/3/2011									16,050	(18)	266,591	—	—
	2/14/2012									18,828	(19)	312,733	—	—
	2/14/2012									26,150	(18)	434,352	—	—
	11/15/2012									—		—	25,075	416,496
	11/15/2012									25,075	(20)	416,496
Andrew A. Stern	6/21/2010	185,129	(15)	163,350		—	0.25		6/21/2020	77,837	(16)	1,292,864	—	—
	6/1/2012									69,188	(21)	1,149,213	—	—
Brian A. Traquair	8/11/2005	20,859	(22)	—		—	4.50		3/3/2013
	8/11/2005	16,465	(22)	—		—	4.50		2/25/2014
	8/11/2005	21,934	(22)	—		—	4.50		3/3/2015
	8/12/2005	30,085	(8)	1,159	(9)	—	14.36	(10)	8/12/2015
	8/12/2005	37,093	(11)	—		—	14.36	(10)	8/11/2015
	9/21/2007	16,775	(12)	842	(9)	—	2.22		9/21/2017	335	(14)	5,572	—	—
	9/21/2007	31,423	(11)	—		—	2.22		9/21/2017
	9/3/2009	9,492	(13)	3,437	(9)	—	0.44		9/3/2019	196	(14)	3,258	1,169	19,418
	9/3/2009	12,364	(15)	6,038		—	0.44		9/3/2019	2,877	(16)	47,789	—	—
	6/1/2011									3,360	(17)	55,810	—	—
	6/1/2011									4,200	(18)	69,762	—	—
	9/14/2011									2,400	(17)	39,864	—	—
	9/14/2011									3,000	(23)	49,830	—	—
	9/12/2012									5,418	(19)	89,993	—	—
	9/12/2012									7,525	(18)	124,990	—	—
	11/15/2012									—		—	18,805	312,351
	11/15/2012									18,805	(20)	312,351	—	—

(1)	Represents the quantity of unvested performance-based equity awards that can be earned upon the achievement of anticipated performance goals in future years.
(2)	Based upon a fair market value of $16.61 per Unit as of December 31, 2012, which value reflects the reduction in fair market value as a result of the $72.80 per share dividend on preferred stock of SCCII paid in December 2012 (equivalent to $3.64 per Unit).
(3)	Excludes Mr. Fradin’s Future Options and Future RSUs, which have not yet been granted and which are discussed in further detail above in the “Compensation Discussion and Analysis.”
(4)	Represents the unvested portion of time-based RSUs which vest over three years with 33 1/3% vesting on each of the first three anniversaries of the date of grant.
(5)	Represents the unvested portion of time-based RSUs which vest 100% one year from the date of grant.

(6)	Represents the unvested portion of time-based RSUs which vest over four years with 28% vesting on July 2, 2013 and 72% vesting in equal monthly installments thereafter for 36 months.
(7)	Upon separation of service in July 2012, Mr. Woods’ vested Class A stock options expired unexercised, and his vested RSUs were distributed in accordance with the terms of his agreements. All other unvested equity was forfeited prior to December 31, 2012.
(8)	Represents performance-based options which were earned during the six-year period beginning January 1, 2005 through December 31, 2010 and (i) vested for calendar years 2005-2008, and (ii) vested for calendar years 2009 and 2010 pursuant to the 2009 amended awards. Vesting of the remaining earned portion for calendar year 2010 is described in note 9.
(9)	Represents the unvested portion of performance-based equity earned for calendar year 2010, which vests in 36 equal monthly installments beginning January 31, 2011.
(10)	Pursuant to provisions in the Company’s equity plan, the exercise price subject to these stock options were adjusted in connection with the $72.80 per share dividend on preferred stock of SCCII that occurred on December 21, 2012 (equivalent to $3.64 per Unit). Accordingly, the exercise prices shown in the table above reflect the post-dividend adjustment.
(11)	Represents fully vested time-based options which vested over five years.
(12)	Represents performance-based options which were earned during the five-year period beginning January 1, 2007 through December 31, 2011 and (i) vested for calendar years 2007, 2008 and 2011, and (ii) vested for calendar years 2009 and 2010 pursuant to the 2009 amended awards. Vesting of the remaining earned portion for calendar year 2010 is described in note 9.
(13)	Performance-based options are earned upon the attainment of certain annual earnings goals for the Company over a five-year period. Represents performance-based options earned and vested for calendar years 2009, 2010, 2011 and 2012. Vesting of the remaining earned portion for calendar year 2010 is described in note 9.
(14)	Represents the unvested portion of performance-based RSUs earned for calendar year 2010. Vesting of the remaining earned portion for calendar year 2010 is described in note 9.
(15)	Represents the vested portion of time-based equity which vests over five years with 25% vesting one year from the date of grant, and 75% vesting in equal monthly installments thereafter for 48 months.
(16)	Represents the unvested portion of time-based RSUs which vest over five years with 10% vesting one year from the date of grant, and 90% vesting in equal monthly installments thereafter for 48 months.
(17)	Represents the unvested portion of performance-based RSUs earned for the 18-month period of July 1, 2011 through December 31, 2012 which will vest in 24 equal monthly installments beginning January 31, 2013.
(18)	Represents the unvested portion of time-based RSUs which vest over four years with 28% vesting one year from the date of grant, and 72% vesting in equal monthly installments thereafter for 36 months.
(19)	Represents the unvested portion of performance-based RSUs earned for calendar year 2012 which will vest in 36 equal monthly installments beginning January 31, 2013.
(20)	Represents the unvested portion of time-based RSUs which vest over four years with 25% vesting on each of the first three grant date anniversaries and the remaining 25% vesting on June 1, 2016.
(21)	Represents the unvested portion of time-based RSUs which vest over three years with 10% vesting one year from the date of grant, and 90% vesting in equal monthly installments thereafter for 24 months.
(22)	To the extent that outstanding options were not exercised before the 2005 LBO, such options converted into fully vested options to purchase Units in the Parent Companies.
(23)	Represents the unvested portion of time-based RSUs which vest over four years with 28% vesting on June 1, 2012, and 72% vesting in equal monthly installments thereafter for 36 months.

Option Exercises and Stock Vested

The following table contains certain information with respect to stock option exercises and the vesting of RSUs during 2012 for each of the named executives.

2012 Option Exercises and Stock Vesting

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Russell P. Fradin	—	—	102,333	2,193,003
Charles J. Neral	—	—	18,808	312,400
Robert F. Woods	—	—	20,112	408,514
Harold C. Finders	—	—	38,861	711,509
Andrew A. Stern	—	—	31,135	625,077
Brian A. Traquair	—	—	19,365	362,656

(1)	Represents RSUs that vested during 2012. RSUs are not distributed until the first to occur of a change of control, separation from service without cause or a date specified in the RSU agreement ranging from three to five years after date of grant.
(2)	Calculated by multiplying the number of vested RSUs by the fair market value on the vesting date.

Pension Benefits

None of the named executives receive benefits under any defined benefit or actuarial pension plan.

Employment and Change of Control Agreements

As discussed above, the Company entered into a definitive employment agreement with each of the named executives except for Mr. Traquair. The terms of these agreements are described above under “Compensation Discussion and Analysis.”

Potential Payments Upon Termination or Change of Control

Pursuant to the terms of the executive employment agreements and equity award agreements, set forth below is a description of the potential payments the named executives would receive if their employment was terminated. Mr. Traquair does not have an employment agreement; therefore, the amount of compensation Mr. Traquair would receive upon termination or change of control, if any, is based upon Canadian law.

The terms cause, good reason, change of control and sale of business are defined in the applicable executive employment agreements, which have been included as exhibits to the following filings:

Mr. Fradin:	Quarterly Report on Form 10-Q for the quarter ended June 30, 2011

Mr. Neral:	Current Report on Form 8-K dated June 8, 2012

Mr. Woods:	Current Report on Form 8-K dated December 16, 2009 and Current Report on Form 8-K dated May 17, 2011

Mr. Finders:	Quarterly Report on Form 10-Q for the quarter ended September 30, 2005

Mr. Stern:	Quarterly Report on Form 10-Q for the quarter ended June 30, 2010

Russell P. Fradin

Upon termination without cause or resignation for good reason:

•	a lump sum cash payment equal to two times the sum of his base salary and target incentive bonus;

•

a lump sum cash payment of his pro rata incentive bonus based upon the incentive bonus he earned for the year in which his termination occurred multiplied by the number of days in which he was employed during such year divided by 365;

•

a lump sum cash payment for the cost of premiums under Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for medical, dental and vision coverage less employee co-pay for such coverage for 18 months, as increased by a tax gross-up payment equal to the estimated income and FICA tax that would be imposed on such payments;

•

a lump sum cash payment for accrued but unpaid base salary, unreimbursed business expenses, unused vacation time and all other payments, benefits or fringe benefits in accordance with the applicable plan or program; and

•	time-based equity awards immediately stop vesting and all unvested time-based equity awards are forfeited.

Upon change of control:

•	if a change of control or “in contemplation termination” (as defined below) occurs, the vesting of Mr. Fradin’s existing time-based RSUs will fully accelerate;

•

if a change of control occurs after May 31, 2013, the outstanding Future Options and Future RSUs will become fully vested (i) on the date of termination of employment if Mr. Fradin’s employment is terminated by the Company without cause or by Mr. Fradin for good reason and such termination occurs on or within 18 months following the change of control or (ii) on the date of the change of control if an “in contemplation termination” has occurred;

•

if the change of control occurs prior to May 31, 2013, then only 50% of the outstanding unvested Future Options and unvested Future RSUs will vest (a) on the date of termination of employment if Mr. Fradin’s employment is terminated without cause or by Mr. Fradin for good reason within 18 months after the change of control or (b) the date of the change of control if an In Contemplation Termination has occurred, and the balance of the unvested Future Options and unvested Future RSUs will terminate. However, if the per share purchase price in the change of control plus the per share value of any of the Company’s businesses or subsidiaries previously sold or spun-off following May 31, 2011 is at least 250% of the per Unit value of the parent companies’ stock on August 11, 2005, then 100% of the outstanding unvested Future Options and unvested Future RSUs will vest (i) on the date of termination of employment if Mr. Fradin’s employment is terminated without cause or by Mr. Fradin for good reason within 18 months after the Change of Control or (ii) the date of the Change of Control if an In Contemplation Termination has occurred; and an “in contemplation termination” is a termination of Mr. Fradin’s employment without cause or for good reason within six months before change of control if such termination of employment is in contemplation of the change of control.

Upon retirement or other voluntary termination:

•	a lump sum cash payment consisting of accrued amounts, if any; and

•	time-based equity awards immediately stop vesting and any unvested time-based equity awards are forfeited.

Upon termination for cause:

•	a lump sum cash payment of accrued amounts, if any. Mr. Fradin is not entitled to receive any cash incentive payments, and

•	all vested and unvested time-based equity awards are forfeited.

Upon termination for disability or death:

•	a lump sum cash payment of his pro rata incentive bonus and accrued amounts, if any;

•	in the event of his death, Mr. Fradin’s beneficiary shall receive payments under a life insurance policy funded by the Company; and

•	all time-based equity awards immediately stop vesting and all unvested time-based equity awards are forfeited.

Charles J. Neral

Upon termination without cause or resignation for good reason:

•	a lump sum cash payment equal to the sum of his base salary and target incentive bonus, and for a change of control Mr. Neral receives two times the sum of his base salary and target incentive bonus;

•

a lump sum cash payment of his pro rata target incentive bonus and any earned or accrued compensation as of December 31 of the year of termination, but if Mr. Neral is terminated on December 31, he receives his actual earned incentive bonus for the year of termination;

•

a lump sum cash payment in an amount equal to the Company’s cost of Mr. Neral’s medical, dental and vision coverage in effect on December 31 of the year of termination, as increased by a tax gross-up payment equal to the income and FICA tax imposed on such payment;

•

for termination without cause, performance-based equity awards vest on a pro rata basis through the termination date, for resignation without good reason, performance-based equity awards stop vesting as of the beginning of the year of termination and all unvested performance-based equity awards are forfeited; and

•	time-based equity awards granted July 2012 become fully vested and time-based equity awards granted September 2012 immediately stop vesting and unvested time-based equity awards are forfeited.

Upon change of control:

•

if a change of control occurs at any time and employment is terminated, then all unvested time-based equity awards granted July 2012 become fully vested, if a change of control occurs prior to July 2, 2014 and employment is terminated without cause or Mr. Neral resigns for good reason within 18 months of the change of control, then 50% of the unvested time-based and performance-based equity awards granted September 2012 will vest and the unvested time-based and performance-based equity awards will be forfeited, and if a change of control occurs after July 2, 2014, and employment is terminated without cause or Mr. Neral resigns for good reason within 18 months of the change of control, then all time-based equity awards granted September 2012 and all performance-based equity awards become fully vested.

Upon retirement or other voluntary termination:

•	a lump sum cash payment of all accrued compensation, including any incentive compensation for which the performance period has been completed; and

•

all performance-based equity awards stop vesting as of the beginning of the year of termination, no performance-based equity awards are earned in the year of termination, all time-based equity awards immediately stop vesting, and all unvested time-based and performance-based equity awards are forfeited.

Upon termination for cause:

•	a lump sum cash payment of all accrued compensation. Mr. Neral is not entitled to receive any cash incentive payments; and

•	all vested and unvested time and performance equity awards are forfeited.

Upon disability or death:

•

a lump sum cash payment of all accrued compensation and a pro rata payment of his target incentive bonus for the year in which his disability or death occurs, and if termination of employment is on December 31, Mr. Neral receives his actual earned incentive bonus for the year of termination;

•	in the event of death, Mr. Neral’s beneficiary shall receive payments under an insurance policy funded by the Company; and

•

performance-based equity awards vest on a pro rata basis through the termination date, time-based equity awards granted July 2012 become fully vested and time-based equity awards granted September 2012 immediately stop vesting and unvested time-based and performance-based equity awards are forfeited.

Harold C. Finders

Upon termination without cause or resignation for good reason:

•	a lump sum cash payment equal to two times the sum of his base salary and target incentive bonus;

•

a lump sum cash payment of all earned or accrued compensation, such as unpaid base salary, unused vacation, unreimbursed business expenses, accrued employment or retirement benefits under an employee benefit program and a pro rata payment of Mr. Finders’ target incentive bonus for the year of termination;

•

a lump sum cash payment in an amount equal to two times the Company’s cost of Mr. Finders’ medical, dental and vision coverage in effect on December 31, as increased by a tax gross-up payment equal to the applicable tax imposed on such payment;

•

a lump sum cash payment in an amount equal to two times $17,500, in lieu of retirement, life insurance and long term disability coverage, as increased by a tax gross-up payment equal to the applicable tax imposed on such payment;

•

performance-based equity awards vest on a pro rata basis through the termination date, any unvested portion of earned performance-based equity awards shall become fully vested at the termination date, and all unearned performance-based equity awards are forfeited. Upon resignation for good reason, all unvested performance-based equity awards granted in or after June 2011 shall be forfeited;

•	time-based equity awards immediately stop vesting and all unvested time-based equity awards are forfeited; and

•

if a sale of our FS business segment occurs but Mr. Finders’ employment agreement is not retained or assumed, then performance-based equity awards are treated as described above and all unvested time-based equity awards granted before May 2010 become fully vested, and unvested time-based equity granted in or after May 2010 immediately stops vesting.

Upon change of control:

•

if a change of control occurs and employment is terminated or his employment agreement is not assumed, then all unvested performance-based equity awards granted before June 2011 vest on a return-on-equity basis, if the change of control occurs during the performance period, vesting of performance-based equity awards granted in and after June 2011 shall be determined by the Compensation Committee of the Board and the CEO in mutual consultation in a manner they jointly consider equitable under the circumstances, and if the change of control occurs after the performance period, any earned but unvested performance equity shall become fully vested; and

•

all unvested time-based equity awards granted before June 2011 become fully vested and all other unvested time-based equity awards vest if employment is terminated without cause within six months following a change of control; and

Upon termination due to resignation without good reason:

•	a lump sum cash payment of all accrued compensation with the exception of his pro rata target incentive bonus;

•

if the termination occurs during the performance period, then all performance-based equity awards stop vesting as of the date of termination and no performance-based equity awards are earned in the year of termination; and if the termination occurs after the performance period, then any performance-based equity that was earned in the performance period shall stop vesting as of the termination date; and

•	all time-based equity awards immediately stop vesting, and all unvested time-based and performance-based equity awards are forfeited.

Upon termination for cause:

•	a lump sum cash payment of all accrued compensation with the exception of his pro rata target incentive bonus; and

•	all vested and unvested time and performance equity awards are forfeited.

Upon disability or death:

•	a lump sum cash payment of all accrued compensation, including a pro rata payment of his target incentive bonus for the year of termination;

•	in the event of death, Mr. Finders beneficiaries shall receive payments under an insurance policy offered through and partially funded by the Company;

•

performance-based equity awards vest on a pro rata basis through the termination date, any unvested portion of earned performance-based equity awards shall become fully vested at the termination date; and

•

all time-based equity awards granted prior to November 2012 immediately stop vesting and all unvested time-based equity awards are forfeited and time-based equity awards granted in November 2012 shall vest as to (i) 50% if Mr. Finders’ death occurs prior to November 15, 2013, (ii) 75% if his death occurs between November 15, 2013 and November 15, 2014, and (iii) 100% if his death occurs on or after November 15, 2014; and if Mr. Finders terminates due to disability then time-based equity awards granted in November 2012 immediately stop vesting and unvested time-based equity is forfeited.

Andrew A. Stern

Upon termination without cause or resignation for good reason:

•	a lump sum cash payment equal to two times the sum of his base salary and target incentive bonus;

•

a lump sum cash payment of his pro rata incentive bonus based upon the incentive bonus earned in the year of termination multiplied by the number of days in which he was employed during such year divided by 365, and earned or accrued compensation as of December 31 of the year of termination;

•

a lump sum cash payment in an amount equal to the Company’s cost of the his medical, dental and vision coverage in effect on December 31 of the year of termination for a one-year period, as increased by a tax gross-up payment equal to the income and FICA tax imposed on such payment; and

•

all time-based equity awards immediately stop vesting and all unvested time-based equity awards are forfeited, except that, upon a sale or other disposition of 80% or more of the AS business, in exchange for the cancellation of his unvested time-based equity awards, a lump sum cash payment equal to 0.55% of the net proceeds received by the Company in the sale, reduced by the Company equity already received by him or vested pursuant to other Company equity awards.

Upon retirement or other voluntary termination:

•	a lump sum cash payment of all accrued compensation. Mr. Stern is not entitled to receive a pro rata incentive bonus for the year of termination; and

•	all time-based equity awards immediately stop vesting and all unvested time-based equity awards are forfeited.

Upon termination for cause:

•	a lump sum cash payment of all accrued compensation. Mr. Stern is not entitled to receive a pro rata incentive bonus for the year of termination; and

•	all vested and unvested time equity awards are forfeited.

Upon disability or death:

•	a lump sum cash payment of all accrued compensation and a pro rata payment of his incentive bonus for the year of termination;

•	in the event of death, Mr. Stern’s beneficiary shall receive payments under an insurance policy funded by the Company; and

•	all time-based equity awards immediately stop vesting and all unvested time-based equity awards are forfeited.

Brian A. Traquair

Upon termination without cause:

•

Mr. Traquair is entitled to notice, or pay in lieu of notice, based on his 18 year tenure with the Company and other factors. Subject to his obligation to mitigate his damages, his pay in lieu of notice would be approximately 18 months of total compensation based on his annual base salary and target incentive bonus;

•

a lump sum cash payment equal to 18 months of the Company’s cost of Mr. Traquair’s medical, dental, vision, long term disability and life insurance coverage, as well as 18 months of contributions made by the Company to a retirement savings program for Mr. Traquair’s benefit;

•

performance-based equity awards vest on a pro rata basis through the termination date, any unvested portion of earned performance-based equity awards shall become fully vested at the termination date, and all unearned performance-based equity awards are forfeited. Upon resignation, all unvested performance-based equity awards shall be forfeited;

•	time-based equity awards immediately stop vesting and all unvested time-based equity awards are forfeited; and

•

if a sale of our FS business segment occurs and Mr. Traquair’s employment is terminated, then performance-based equity awards are treated as described above and all unvested time-based equity awards granted before May 2010 become fully vested, and unvested time-based equity granted in or after May 2010 immediately stops vesting.

Upon change of control:

•

if a change of control occurs and employment is terminated without cause, Mr. Traquair is entitled to notice, or pay in lieu of notice, based on his 18 year tenure with the Company and other factors. Subject to his obligation to mitigate his damages, his pay in lieu of notice would be approximately 18 months of total compensation based on his annual base salary and target incentive bonus;

•

a lump sum cash payment equal to 18 months of the Company’s cost of Mr. Traquair’s medical, dental, vision, long term disability and life insurance coverage, as well as 18 months of contributions made by the Company to a retirement savings program for Mr. Traquair’s benefit;

•

if a change of control occurs during the performance period and employment is terminated, then vesting of performance-based equity awards granted shall be determined by the Compensation Committee of the Board and the CEO in mutual consultation in a manner they jointly consider equitable under the circumstances, and if the change of control occurs after the performance period, any earned but unvested performance equity shall become fully vested, all unvested time-based equity awards become fully vested if employment is terminated without cause within six months following a change of control.

Upon termination due to resignation:

•	a lump sum cash payment of accrued compensation. Mr. Traquair is not entitled to receive a pro rata incentive bonus for the year of termination.

•

if the termination occurs during the performance period, then all performance-based equity awards stop vesting as of the date of termination and no performance-based equity awards are earned in the year of termination; and if the termination occurs after the performance period, then any performance-based equity that was earned in the performance period shall stop vesting as of the termination date; and

•	all time-based equity awards immediately stop vesting, and all unvested time-based and performance-based equity awards are forfeited.

Upon termination for cause:

•	a lump sum cash payment of accrued compensation. Mr. Traquair is not entitled to receive a pro rata incentive bonus for the year of termination.

•	all vested and unvested time and performance equity awards are forfeited.

Upon disability or death:

•	upon termination in the event of disability, Mr. Traquair is entitled to eight weeks of base salary, as well as an 18 week severance payment, for a total of 26 weeks of base salary;

•

Upon termination in the event of disability, a lump sum cash payment equal to eight weeks of the Company’s cost of Mr. Traquair’s medical, dental, vision, long term disability and life insurance coverage, as well as eight weeks of contributions made by the Company to a retirement savings program for Mr. Traquair’s benefit;

•	Mr. Traquair is entitled to accrued compensation. Mr. Traquair is not entitled to receive a pro rata incentive bonus for the year of termination.

•	in the event of death, Mr. Traquair’s beneficiary shall receive payment under an insurance policy funded by the Company; and

•

performance-based equity awards vest on a pro rata basis through the termination date, any unvested portion of earned performance-based equity awards shall become fully vested at the termination date, all time-based equity awards granted prior to November 2012 immediately stop vesting and all unvested time-based equity awards are forfeited and time-based equity awards granted November 2012 shall vest as to (i) 50% if Mr. Traquair’s death occurs prior to November 15, 2013, (ii) 75% if his death occurs between November 15, 2013 and November 15, 2014, and (iii) 100% if his death occurs on or after November 15, 2014, if Mr. Traquair terminates due to disability then time-based equity awards granted November 2012 immediately stop vesting and unvested time-based equity is forfeited.

In order to receive any of the above described severance benefits, the named executive, other than Mr. Traquair, is required to execute a release of all claims against the Company. In order to exercise stock options or receive distribution of RSU shares, the named executive must execute a certificate of compliance with respect to the restrictive covenants contained in his employment agreement, if applicable, and all other agreements with the Company.

With the exception of Mr. Woods, the tables below reflect the amount of compensation payable to each of the named executives in the event of termination of such executive’s employment. The amounts shown assume that such termination was effective as of December 31, 2012, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the named executives upon their termination. The actual amounts to be paid, if any, can only be determined at the time of such named executive’s separation from the Company. Mr. Woods’ employment with the Company ended prior to December 31, 2012, and therefore, the amounts disclosed for Mr. Woods reflect the actual separation payment he received.

Russell P. Fradin—Potential Termination Payments and Benefits

Executive Benefits and Payment Upon Termination	Termination Without Cause or Resignation For Good Reason Without Change of Control	Retirement or Other Voluntary Termination	Termination For Cause	Termination Without Cause or Resignation For Good Reason With Change of Control		Termination Due to Disability	Termination Due to Death
Compensation:
Base Salary & Target Incentive Bonus(1)	$5,400,000	—	—	$5,400,000		—	—
Incentive Bonus of Year of Termination(2)	$1,800,000	—	—	$1,800,000		$1,800,000	$1,800,000
Time-Based Equity Awards(3)	—	—	—	$3,399,513		—	—
Benefits & Perquisites:
Health Benefits(4)	$26,592	—	—	$26,592		—	—
Life Insurance Proceeds	—	—	—	—		—	$1,000,000
Accrued Vacation Pay	$17,308	$17,308	$17,308	$17,308		$17,308	$17,308
Excise Tax & Gross-Up	—	—	—	—	(5)	—	—
Total:	$7,243,900	$17,308	$17,308	$10,643,413		$1,817,308	$2,817,308

(1)	Consists of two times the sum of (a) 2012 base salary of $900,000 and (b) 2012 target incentive bonus of $1,800,000.
(2)	Represents the amount of Mr. Fradin’s incentive bonus earned for 2012.
(3)	Represents the value of accelerated unvested time-based RSUs based upon a fair market price of $16.61 per Unit as of December 31, 2012.
(4)	Represents the cost of premiums under COBRA for medical, dental and vision coverage less employee co-pay for such coverage for 18 months, as increased by a tax gross-up payment equal to the estimated taxes that would be imposed on such payments.
(5)	The Company and Mr. Fradin have agreed to cooperate to obtain shareholder approval of any change of control payments that would otherwise be subject to excise tax under section 4999 of the Internal Revenue Code, so the estimates assume that no excise will apply.

Charles J. Neral—Potential Termination Payments and Benefits

Executive Benefits and Payment Upon Termination	Termination Without Cause or Resignation For Good Reason Without Change of Control		Termination Due to Retirement or Other Voluntary Termination		Termination For Cause	Termination Without Cause or Resignation For Good Reason With Change of Control		Termination Due to Disability		Termination Due to Death
Compensation:
Base Salary & Target Incentive Bonus(1)	$1,000,000		—		—	$2,000,000		—		—
Target Incentive Bonus of Year of Termination(2)	$250,000		—		—	$250,000		$250,000		$250,000
Incentive Bonus of Year of Termination	—		$250,000	(3)	—	—		—		—
Time-Based Equity Awards	$1,937,723	(4)	—		—	$2,562,508	(5)	$1,937,723	(4)	$1,937,723	(4)
Performance-Based Equity Awards	—		—		—	$468,585	(6)	—		—
Benefits & Perquisites:
Health Benefits	—		—		—	—		—		—
Life Insurance Proceeds	—		—		—	—		—		$1,000,000
Accrued Vacation Pay	$4,808		$4,808		$4,808	$4,808		$4,808		$4,808
Signing Bonus Repayment(7)			($50,137)
Total:	$3,192,531		$204,671		$4,808	$5,285,901		$2,192,531		$3,192,531

(1)	With regard to (i) a termination without cause, consists of the sum of (a) 2012 base salary of $500,000 and (b) 2012 target incentive bonus of $500,000 and (ii) a termination due to a change of control, consists of two times the sum of (a) 2012 base salary of $500,000 and (b) 2012 target incentive bonus of $500,000.
(2)	Represents the pro rata amount of Mr. Neral’s target incentive bonus for 2012. Because Mr. Neral’s termination is deemed to have occurred on December 31, he is entitled to receive his actual, earned incentive bonus for 2012.
(3)	Represents the amount of Mr. Neral’s incentive bonus earned for 2012.
(4)	Represents the value of accelerated unvested time-based equity granted July 2012 based upon a fair market price of $16.61 per Unit as of December 31, 2012.
(5)	Represents the value of accelerated unvested time-based equity granted July 2012 and 50% of accelerated unvested time-based equity granted September 2012 based upon a fair market price of $16.61 per Unit as of December 31, 2012.
(6)	Represents the value of 50% of accelerated unvested performance-based equity granted September 2012 based upon a fair market price of $16.61 per Unit as of December 31, 2012.
(7)	Represents the pro rata amount of Mr. Neral’s signing bonus repayment requirement upon his voluntary termination for any reason within twelve months from his date of hire.

Robert F. Woods—Separation Payments and Benefits

In connection with Mr. Woods’ voluntary resignation, effective as of July 1, 2012, Mr. Woods received (i) a lump sum cash payment of $26,284, of which $7,780 is a tax gross up, representing the Company’s cost of Mr. Woods’ current medical and dental coverage for a two year period, and (ii) $35,000 representing his accrued but unused vacation time.

Harold C. Finders—Potential Termination Payments and Benefits

Executive Benefits and Payment Upon Termination	Termination Without Cause or Resignation For Good Reason Without Change of Control		Termination For Cause; Resignation Without Good Reason	Termination Due to Sale of Business Employment Not Offered		Termination Without Cause or Resignation For Good Reason With Change of Control		Termination Due to Disability		Termination Due to Death
Compensation
Base Salary & Target Incentive Bonus(1)	$3,244,487		—	$3,244,487		$3,244,487		—		—
Target Incentive Bonus of Year of Termination	$873,936		—	$873,936		$873,936		$873,936		$873,936
Time-Based Equity Awards(2)	—		—	$100,559		$1,218,000		—		$208,248
Performance-Based Equity Awards	$541,745	(3)	—	$541,745	(3)	$1,408,046	(4)	$541,745	(3)	$541,745	(3)
Benefits & Perquisites:
Health and Welfare Benefits(5)	$101,442		—	$101,442		$101,442		—		—
Disability Benefits(6)	—		—	—		—		$16,821,862		—
Death Benefits(7)	—		—	—		—		—		$3,060,961
Accrued Vacation Pay	$155,124		$155,124	$155,124		$155,124		$155,124		$155,124
Total:	$4,916,734		$154,124	$5,017,293		$7,001,035		$18,392,667		$4,840,014

(1)	Consists of two times the sum of (a) 2012 base salary of $748,308 and (b) 2012 target incentive bonus of $873,936. Mr. Finders’ payments would be in Swiss Francs (CHF). All amounts reported in the table have been converted into U.S. dollars at the December 31, 2012 currency exchange rate of 1.09242.
(2)	Represents the value of applicable accelerated unvested time-based equity awards based upon a fair market price of $16.61 per Unit as of December 31, 2012. Excludes the value of underwater time-based options.
(3)	Represents the value of the applicable accelerated earned and unvested portion of performance-based equity awards. Excludes the value of underwater performance-based options.
(4)	For performance-based equity awards granted before June 2011, represents the value of accelerated unvested performance-based equity if the Sponsors receive an amount constituting at least 300% of their Investment and an IRR of 16% or higher. If the Sponsors receive less than 300% of their Investment or an amount constituting at least 300% of their Investment but less than 14% IRR, the performance-based equity will not accelerate. For performance-based equity awards granted in June 2011 and February 2012, represents the value of all unvested earned performance-based equity. Excludes the value of underwater performance-based options.
(5)

Consists of two times the sum of (a) the Company’s cost for Mr. Finders’ medical benefits and (b) $17,500 in lieu of the Company’s defined contribution pension plan contribution, life insurance and long-term disability coverage. The health and welfare benefits have been increased by a tax gross-up equal to the estimated taxes that would be imposed on such payments.
(6)	Represents a lump sum payment upon disability due to an accident of $15,983,197 and the estimated present value of annual annuity payments to age 65 from insurance coverage for which the Company pays premiums. Upon disability due to sickness, Mr. Finders would receive annual annuity payments to age 65 but no lump sum payment and his children would receive an annual annuity until they reach the age of 25 (two and five years remaining).
(7)	Represents a lump sum payment upon death due to an accident. Mr. Finders’ spouse would also receive an annual annuity for life of $55,058 and each of his children would receive an annual annuity of $20,647 until they reach the age of 25 (two and five years remaining). Upon death due to sickness, Mr. Finders’ estate would receive a smaller lump sum and his spouse and children would receive a larger annuity amount. Portions of the reported benefits payable upon Mr. Finders’ death are financed by contributions made by Mr. Finders.

Andrew A. Stern—Potential Termination Payments and Benefits

Executive Benefits and Payment Upon Termination	Termination Without Cause or Resignation For Good Reason Without Change of Control	Termination Due to Retirement, Other Voluntary Termination or For Cause	Termination Without Cause or Resignation For Good Reason With Change of Control		Termination Due to Disability	Termination Due to Death
Compensation:
Base Salary & Target Incentive Bonus(1)	$2,634,000	—	$2,634,000		—	—
Incentive Bonus of Year of Termination	$723,134	—	$723,134		$723,134	$723,134
Time-Based Equity Awards(2)	—	—	—		—	—
Benefits & Perquisites:
Health and Welfare Benefits(3)	$23,938	—	$23,938		—	—
Life Insurance Proceeds	—	—	—		—	$1,000,000
Accrued Vacation Pay	$10,423	$10,423	$10,423		$10,423	$10,423
Excise Tax & Gross-Up	—	—	—	(4)	—	—
Total:	$3,391,495	$10,423	$3,391,495		$733,557	$1,733,557

(1)	Consists of two times the sum of (a) 2012 base salary of $542,000 and (b) 2012 target incentive bonus of $775,000.
(2)	Mr. Stern is entitled to a cash payment upon a sale or other disposition of 80% or more of the AS business in exchange for the cancellation of his unvested time-based equity awards, as described above under Potential Payments Upon Termination or Change of Control—Andrew A. Stern.
(3)	Consists of the sum of the Company’s cost for Mr. Stern’s medical, dental and vision coverage for one year. The health and welfare benefits have been increased by a tax gross-up equal to the estimated income and FICA tax that would be imposed on such payments.
(4)	The Company and Mr. Stern have agreed to cooperate to obtain shareholder approval of any change of control payments that would otherwise be subject to excise tax under section 4999 of the Internal Revenue Code, so the estimates assume that no excise tax will apply.

Brian A. Traquair—Potential Termination Payments and Benefits

Executive Benefits and Payment Upon Termination	Termination Without Cause Without Change of Control		Termination For Cause; Resignation	Termination Due to Sale of Business Employment Not Offered		Termination Without Cause With Change of Control		Termination Due to Disability		Termination Due to Death
Compensation
Base Salary & Target Incentive Bonus(1)	$1,790,919		—	$1,790,919		$1,790,919		—		—
Time-Based Equity Awards(2)	—		—	$47,787		$604,722		—		$156,176
Performance-Based Equity Awards(3)	$197,075		—	$197,075		$197,075		$197,075		$197,075
Benefits & Perquisites:
Health and Welfare Benefits	$32,108	(4)	—	$32,108	(4)	$32,108	(4)	$3,568	(5)	—
Disability Benefits	—		—	—		—		$298,487	(6)	—
Death Benefits	—		—	—		—		—		$1,000,000
Accrued Vacation Pay	$11,480		$11,480	$11,480		$11,480		$11,480		$11,480
Total:	$2,031,583		$11,480	$2,079,369		$2,636,304		$510,610		$1,364,731

(1)	Consists of 18 months of the sum of (a) 2012 base salary of $596,973 and (b) 2012 target incentive bonus of $596,973. Mr. Traquair’s payments would be in Canadian Dollars. All amounts reported in the table have been converted into U.S. dollars at the December 31, 2012 currency exchange rate of 1.00670.
(2)	Represents the value of applicable accelerated unvested time-based equity awards based upon a fair market price of $16.61 per Unit as of December 31, 2012. Excludes the value of underwater time-based options.
(3)	Represents the value of the applicable accelerated earned and unvested portion of performance-based equity awards based upon a fair market price of $16.61 per Unit as of December 31, 2012. Excludes the value of underwater performance-based options.
(4)	Consists of 18 months of the sum of the Company’s cost for Mr. Traquair’s (i) medical, dental, long term disability, basic life & accidental death coverages, and (ii) pension contributions.
(5)	Consists of the sum of the Company’s cost for Mr. Traquair’s (i) medical, dental, long term disability, basic life & accidental death coverages, and (ii) pension contributions for 2 months.
(6)	Represents 26 weeks of 2012 base salary.

Director Compensation

None of our directors receive compensation for serving as directors, except James L. Mann, who resigned from the Boards in November 2012. Mr. Mann received annual director equity awards; he did not receive any cash director fees. On September 12, 2012, Mr. Mann was granted a time-based equity grant consisting of an RSU for 1,868 Units; however, the award was forfeited upon his resignation in accordance with the terms of the award. The following table contains for Mr. Mann compensation received during the year ended December 31, 2012 for serving as a director of the Company.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James L. Mann	—	$37,248	—	—	—	—	$37,248

(1)	Amount shown is the fair market value of RSUs granted and reflects the fair market value per Unit on the date of grant multiplied by the number of RSUs granted. The award was forfeited upon Mr. Mann’s resignation in November 2012.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is currently comprised of Mr. Greene, who was appointed to the Compensation Committee in 2005 in connection with the LBO, and Messrs. Gordon and Noell, who were each appointed to the Compensation Committee in 2012 replacing Mr. Marren, who became chairperson of the Audit Committee, and John Connaughton and Julie Richardson, who each resigned from the Boards in late 2012. None of these individuals has been at any time an officer or employee of our Company. During 2012, we had no compensation committee “interlocks”—meaning that it was not the case that an executive officer of ours served as a director or member of the compensation committee of another entity and an executive officer of the other entity served as a director or member of our Compensation Committee.

Equity Compensation Plan Information

There are no compensation plans under which our common stock is authorized for issuance. The following table contains certain information as of December 31, 2012 with respect to the SunGard 2005 Management Incentive Plan, as amended, under which equity in the Parent Companies is authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)			Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(B)		Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (excluding Securities Reflected in Column (A))(C)
	Shares of Class A Common Stock	Shares of Class L Common Stock	Shares of Preferred Stock			Shares of Class A Common Stock	Shares of Class L Common Stock	Shares of Preferred Stock
Equity compensation plans approved by security holders
Options for Units	20,933,116	2,325,186	805,120	$14.01
Restricted Stock Units	10,564,509	1,173,473	406,327	$22.09	*	28,477,656	3,120,478	1,157,088
Options for Class A Common Stock	6,603,313			$1.71
Equity compensation plans not approved by security holders	—	—	—	—		—	—	—
Total	38,100,937	3,498,659	1,211,447			28,477,656	3,120,478	1,157,088

*	Value of RSUs as of date of grant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

All of our outstanding stock is beneficially owned by SCC and SCCII through its wholly owned subsidiaries. The following table presents information regarding beneficial ownership of the equity securities of SCC and SCCII as of March 1, 2013 by each person who is known by us to beneficially own more than 5% of the equity securities of SCC and SCCII, by each of our directors, by each of the named executives, and by all of our directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)			Percent of Classes(2)
	Class A Common	Class L Common	Preferred
Bain Funds(3)	34,849,657	3,872,184	1,340,371	13.59%
Blackstone Funds(4)	34,849,657	3,872,184	1,340,371	13.59%
GS Limited Partnerships(5)	28,393,651	3,154,850	1,092,063	11.07%
KKR Funds(6)	34,849,657	3,872,184	1,340,371	13.59%
Providence Equity Funds(7)	21,295,238	2,366,138	819,048	8.30%
Silver Lake Funds(8)	34,488,546	3,832,061	1,326,483	13.45%
TPG Funds(9)	34,849,657	3,872,184	1,340,371	13.59%
Martin Brand(4)(11) (director)	34,849,657	3,872,184	1,340,371	13.59%
Christopher Gordon(12) (director)	—	—	—	—
Harold C. Finders(10) (named executive)	784,615	81,762	28,302	—
Russell P. Fradin (director and named executive)(10)	440,290	48,921	16,934	—
James H. Greene, Jr.(13) (director)	—	—	—	—
Glenn H. Hutchins(8)(14) (director)	34,488,546	3,832,061	1,326,483	13.45%
John Marren(15) (director)	—	—	—	—
Sanjeev Mehra(5)(16) (director)	28,393,651	3,154,850	1,092,063	11.07%
Davis Noell(7)(17) (director)	21,295,238	2,366,138	819,048	8.30%
Brian A. Traquair(10) (named executive)	267,943	21,810	7,550	—
Andrew A. Stern(10) (named executive)	299,103	10,244	3,546	—
Charles J. Neral(10) (named executive)	24,450	2,717	940	—
Robert F. Woods(10) (named executive)	—	—	—	—
All 17 directors and current executive officers as a group(10)(11)(12)(13)(14)(15)(16)(17)(18)	121,405,110	13,446,012	4,654,388	47.19%

(1)	Includes shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each stockholder named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Class A shares of common stock of SCC, Class L shares of common stock of SCC and preferred shares of SCCII are referred to in the notes to this table as, respectively, Class A shares, Class L shares and preferred shares.
(2)	Unless otherwise indicated, the beneficial ownership of any named person does not exceed, in the aggregate, one percent of the outstanding equity securities of SCC and SCCII Corp. II on March 1, 2013, as adjusted as required by applicable rules.
(3)

Includes (i) 34,693,273 Class A shares, 3,801,832 Class L shares and 1,313,076 preferred shares held by Bain Capital Integral Investors, LLC (“Bain Integral”), whose administrative member is Bain Capital Investors, LLC (“BCI”); and (ii) 156,384 Class A shares, 70,352 Class L shares and 27,295 preferred shares held by BCIP TCV, LLC (“BCIP TCV” and, together with Bain Integral, the “Bain Funds”), whose administrative member is BCI. The address of each of the entities listed in this footnote is c/o Bain Capital, LLC, John Hancock Tower, 200 Clarendon Street, 111 Huntington Avenue, Boston, Massachusetts 02199.
(4)	Includes (i) 18,317,228 Class A shares, 2,035,248 Class L shares and 704,509 preferred shares held by Blackstone Capital Partners IV L.P. (“BCP IV”), whose general partner is Blackstone Management Associates IV L.L.C. (“BMA IV”); (ii) 289,253 Class A shares, 32,139 Class L shares and 11,125 preferred shares held by Blackstone Capital Partners IV-A L.P. (“BCP IV-A”), whose general partner is BMA IV; (iii) 810,541 Class A shares, 90,060 Class L shares and 31,175 preferred shares held by Blackstone Family Investment Partnership IV-A L.P. (“BFIP IV-A”), whose general partner is BMA IV; (iv) 66,204 Class A shares, 7,356 Class L shares and 2,546 preferred shares held by Blackstone Participation Partnership IV L.P. (“BPP IV”), whose general partner is BMA IV; (v) 14,444,444 Class A shares, 1,604,938 Class L shares and 555,556 preferred shares held by Blackstone GT Communications Partners L.P. (“BGTCP”), whose general partner is Blackstone Communications Management Associates I L.L.C. (“BCMA IV”); and (vi) 921,986 Class A shares, 102,443 Class L shares and 35,461 preferred shares held by Blackstone Family Communications Partnership L.P. (“BFCP” and, collectively with BCP IV, BCP IV-A, BFIP IV-A, BPP IV and BGTCP, the “Blackstone Funds”), whose general partner is BCMA IV. Messrs. Peter G. Peterson and Stephen A. Schwarzman are the founding members of BMA IV and BCMA IV and as such may be deemed to share beneficial ownership of the shares held or controlled by the Blackstone Funds. Each of BMA IV and BCMA IV and Messrs. Peterson and Schwarzman disclaims beneficial ownership of such shares. The address of each of the entities listed in this footnote is c/o The Blackstone Group, L.P., 345 Park Avenue, New York, New York 10154.
(5)	The Goldman Sachs Group, Inc., which we refer to as GS Group, Goldman, Sachs & Co., which we refer to as Goldman Sachs, and certain of their affiliates may be deemed to own beneficially and indirectly Class A shares, Class L shares and preferred shares which are owned directly or indirectly by investment partnerships of which affiliates of Goldman Sachs and GS Group are the general partner, managing limited partner or managing partner. We refer to these investment partnerships as the GS Limited Partnerships. Goldman Sachs is an affiliate of each of, and investment manager for certain of, the GS Limited Partnerships. GS Group, Goldman, Sachs and the GS Limited Partnerships share voting power and investment power with certain of their respective affiliates. The GS Limited Partnerships and their respective beneficial ownership of shares of SCC and SCC II include: (i) 8,034,125 Class A shares, 892,681 Class L shares and 309,005 preferred shares held by GS Capital Partners 2000, L.P.; (ii) 2,552,674 Class A shares, 283,630 Class L shares and 98,180 preferred shares held by GS Capital Partners 2000 Employee Fund, L.P.; (iii) 2,919,293 Class A shares, 324,366 Class L shares and 112,281 preferred shares held by GS Capital Partners 2000 Offshore, L.P.; (iv) 354,921 Class A shares, 39,436 Class L shares and 13,651 preferred shares held by Goldman Sachs Direct Investment Fund 2000, L.P.; (v) 335,812 Class A shares, 37,312 Class L shares and 12,916 preferred shares held by GS Capital Partners 2000 GmbH & Co. Beteiligungs KG; (vi) 7,475,480 Class A shares, 830,609 Class L shares and 287,518 preferred shares held by GS Capital Partners V Fund, L.P.; (vii) 3,861,537 Class A shares, 429,060 Class L shares and 148,521 preferred shares held by GS Capital Partners V Offshore Fund, L.P.; (viii) 296,373 Class A shares, 32,930 Class L shares and 11,399 preferred shares held by GS Capital Partners V GmbH & Co. KG; and (ix) 2,563,436 Class A shares, 284,826 Class L shares and 98,594 preferred shares held by GS Capital Partners V Institutional, L.P. Each of Goldman Sachs and GS Group disclaims beneficial ownership of the shares owned directly and indirectly by the GS Limited Partnerships, except to the extent of their pecuniary interest therein, if any. The address for GS Group, Goldman Sachs and the GS Limited Partnerships is 200 West Street, New York, New York 10282.
(6)	Includes (i) 33,937,852 Class A shares, 3,770,872 Class L shares and 1,305,302 preferred shares held by KKR Millennium Fund L.P. (“KKR Millennium Fund”), whose general partner is KKR Associates Millennium L.P., whose general partner is KKR Millennium GP LLC; and (ii) 911,806 Class A shares, 101,312 Class L shares and 35,069 preferred shares held by KKR Partners III, L.P. (“KKR III” and, together with KKR Millennium Fund, the “KKR Funds”), whose general partner is KKR III GP LLC. The address of each of the entities listed in this footnote is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, New York, New York 10019.
(7)

Includes (i) 18,390,397 Class A shares, 2,043,377 Class L shares and 707,323 preferred shares held by Providence Equity Partners V LP (“PEP V”), whose general partner is Providence Equity GP V LP, whose general partner is Providence Equity Partners V L.L.C. (“PEP V LLC”); and (ii) 2,904,841 Class A shares, 322,760 Class L shares and 111,725 preferred shares held by Providence Equity Partners V-A LP (“PEP V-A” and, together with PEP V, the “Providence Equity Funds”), whose general partner is Providence Equity GP V LP, whose general partner is PEP V LLC. PEP V LLC may be deemed to share beneficial ownership of the shares owned by PEP V and PEP V-A. PEP V LLC disclaims this beneficial ownership. Messrs. Angelakis, Creamer, Masiello, Mathieu, Nelson, Pelson and Salem are members of PEP V LLC and may also be deemed to possess indirect beneficial ownership of the securities owned by the Providence Equity Funds, but disclaim such beneficial ownership. The address of each of the entities listed in this footnote is c/o Providence Equity Partners Inc., 50 Kennedy Plaza, 18th Floor, Providence, Rhode Island 02903.
(8)	Includes (i) 34,440,889 Class A shares, 3,826,765 Class L shares and 1,324,650 preferred shares held by Silver Lake Partners II, L.P. (“SLP II”), whose general partner is Silver Lake Technology Associates II, L.L.C. (“SLTA II”); and (ii) 47,657 Class A shares, 5,295 Class L shares and 1,833 preferred shares held by Silver Lake Technology Investors II, L.P. (“SLTI II” and, together with SLP II, the “Silver Lake Funds”), whose general partner is SLTA II. The address of each of the entities listed in this footnote is c/o Silver Lake, 9 West 57th Street, 32nd Floor, New York, New York 10019.
(9)	Includes (i) 20,745,833 Class A shares, 2,305,093 Class L shares and 797,917 preferred shares held by TPG Partners IV, L.P. (“Partners IV”), whose general partner is TPG GenPar IV, L.P. (“GenPar IV”), whose general partner is TPG GenPar IV Advisors, LLC (“Advisors IV”), whose managing member is TPG Holdings I, L.P., whose general partner is TPG Holdings I-A, LLC, whose sole member is TPG Group Holdings (SBS), L.P., whose sole general partner is TPG Group Holdings (SBS) Advisors, Inc., a Delaware corporation (“Group Advisors”); (ii) 2,349,389 Class A shares, 261,043 Class L shares and 90,361 preferred shares held by T3 Partners II, L.P. (“T3 Partners II”), whose general partner is T3 GenPar II, L.P. (“T3 GenPar II”), whose general partner is T3 Advisors II, Inc. (“T3 Advisors II”); (iii) 377,000 Class A shares, 41,889 Class L shares and 14,500 preferred shares held by T3 Parallel II, L.P. (“T3 Parallel II”), whose general partner is T3 GenPar II; (iv) 5,416,667 Class A shares, 601,852 Class L shares and 208,333 preferred shares held by TPG Solar III LLC (“Solar III”), whose managing member is TPG Partners III, L.P., whose general partner is TPG GenPar III, L.P., whose general partner is TPG Advisors III, Inc. (“Advisors III”); and (v) 5,960,768 Class A shares, 662,308 Class L shares and 229,260 preferred shares held by TPG Solar Co-Invest LLC (“Solar Co-Invest” and, collectively with Partners IV, T3 Partners II, T3 Parallel II and Solar III, the “TPG Funds”), whose managing member is GenPar IV. David Bonderman and James G. Coulter are officers, directors, and sole shareholders of Group Advisors, T3 Advisors II and TPG Advisors III and may therefore be deemed to beneficially own the shares held by the TPG Funds. Messrs. Bonderman and Coulter disclaim beneficial ownership of the shares held by the TPG Funds except to the extent of their pecuniary interest therein. The address of TPG Funds and Messrs. Bonderman and Coulter is c/o TPG Global, LLC, 301 Commerce Street, Fort Worth, Texas 76102.
(10)	Includes the following shares which the beneficial owner has the right to acquire within 60 days after March 1, 2013 by stock option exercise or RSU distribution:

Beneficial Owner	Shares of Class A Common Stock	Shares of Class L Common Stock	Shares of Preferred Stock
Harold C. Finders	673,393	69,404	24,024
Russell P. Fradin	133,033	14,781	5,117
Brian A. Traquair	247,151	19,500	6,750
Andrew A. Stern	299,103	10,244	3,546
Charles J. Neral	24,450	2,717	940
Robert F. Woods	—	—	—
All 17 directors and current executive officers as a group	1,934,662	171,517	59,371

(11)

Mr. Brand, a director of the Parent Companies and SunGard, is a managing director of The Blackstone Group, L.P. Amounts disclosed for Mr. Brand are also included above in the amounts disclosed in the table next to “Blackstone Funds.” Mr. Brand disclaims beneficial ownership of any shares owned directly or indirectly by the Blackstone Funds, except to the extent of his pecuniary interest therein. Mr. Brand does not have sole voting or investment power with respect to the shares owned by the Blackstone Funds.
(12)	BCI is controlled by an Investment Committee comprised of the following Managing Directors of Bain Capital: Andrew Balson, Steven Barnes, Joshua Bekenstein, John Connaughton, Todd Cook, Paul Edgerley, Christopher Gordon, Blair Hendrix, Jordan Hitch, Matthew Levin, Ian Loring, Philip Loughlin, Mark Nunnelly, Stephen Pagliuca, Ian Reynolds, Mark Verdi, Michael Ward and Stephen Zide. Because investment and voting decisions at BCI are made jointly by Managing Directors of the entity, no individual Managing Director of BCI is the beneficial owner of the securities, except with respect to the shares in which such member holds a pecuniary interest. Mr. Gordon, a director of the Parent Companies and SunGard, is a Managing Director of Bain Capital Partners, LLC and may therefore be deemed to beneficially own the amounts disclosed in the table next to “Bain Funds.” Mr. Gordon disclaims beneficial ownership of any shares owned directly or indirectly by the Bain Funds, except to the extent of his pecuniary interest therein.
(13)	Mr. Greene, a director of the Parent Companies and SunGard, is an advisory partner of Kohlberg Kravis Roberts & Co. L.P. and/or one or more of its affiliates. Mr. Greene disclaims beneficial ownership of any shares owned directly or indirectly by the KKR Funds, except to the extent of his pecuniary interest therein.
(14)	Mr. Hutchins, a director of the Parent Companies and SunGard, is a managing director of SLTA II. Amounts disclosed for Mr. Hutchins are also included above in the amounts disclosed in the table next to “Silver Lake Funds.” Mr. Hutchins disclaims beneficial ownership of any shares owned directly or indirectly by the Silver Lake Funds, except to the extent of his pecuniary interest therein.
(15)	Mr. Marren, a director of the Parent Companies and SunGard, is a senior partner of TPG Capital, L.P., an affiliate of the TPG Funds. Mr. Marren does not have voting or investment power over, and disclaims beneficial ownership of, the shares held by the TPG Funds.
(16)	Mr. Mehra, a director of the Parent Companies and SunGard, is a managing director of Goldman Sachs. Amounts disclosed for Mr. Mehra are also included above in the amounts disclosed in the table next to “GS Limited Partnerships.” Mr. Mehra disclaims beneficial ownership of any shares owned directly or indirectly by the GS Limited Partnerships, except to the extent of his pecuniary interest therein.
(17)	Mr. Noell, a director of the Parent Companies and SunGard, is a Principal of Providence Equity L.L.C., an affiliate of the Providence Equity Funds. Amounts disclosed for Mr. Noell are also included above in the amounts disclosed in the table next to “Providence Equity Funds.” Mr. Noell disclaims beneficial ownership of any shares owned directly or indirectly by the Providence Equity Funds, except to the extent of his pecuniary interest therein.
(18)	Excluding shares beneficially owned by Messrs. Brand, Hutchins, Mehra and Noell the number of shares beneficially owned by all directors and executive officers as a group is as follows: Class A shares—2,378,018; Class L shares—220,779; preferred shares—76,423; percent of classes—does not exceed, in the aggregate, one percent.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Pursuant to our Global Business Conduct and Compliance Program, all employees and directors (including our named executives) who have, or whose immediate family members have, any financial interests in other entities where such involvement is or may appear to cause a conflict of interest situation are required to report to us the conflict. If the conflict involves a director or executive officer or is considered material, the situation will be reviewed by the Compliance Committee. The Compliance Committee will then consult with the Audit Committee and determine whether a conflict exists or will exist, and if so, what action should be taken to resolve the conflict or potential conflict. In other cases, conflicts are reviewed and resolved by the Compliance Committee. Additionally, in connection with the LBO, the Company’s four parent companies and the Sponsors entered into a principal investor agreement which requires affiliated party transactions involving the Sponsors to be approved by the majority of Sponsors not involved in the affiliated party transaction.

Other than as described under this heading, the Company has not adopted any formal policies or procedures for the review, approval or ratification of certain related-party transactions that may be required to be reported under the SEC disclosure rules. Such transactions, if and when they are proposed or have occurred, have traditionally been (and will continue to be) reviewed by the Audit Committee (other than the committee members involved, if any) on a case-by-case basis.

On August 11, 2005, upon completion of the LBO, the Company and its four parent companies entered into a management agreement with affiliates of each of the Sponsors pursuant to which such entities or their affiliates will provide management consulting services, including financial, managerial and operational advice and implementation of strategies for improving the operating, marketing and financial performance of the Company and its subsidiaries. Under the management agreement, affiliates of the Sponsors receive quarterly annual management fees equal to 1% of the Company’s quarterly “EBITDA,” as defined in the Indenture dated August 11, 2005 governing the senior notes due 2013 (but assuming the management fee had not been paid for purposes of such calculation), and reimbursement for out-of-pocket expenses incurred by them or their affiliates in connection with the provision of management consulting services pursuant to the agreement. For the years ended December 31, 2010, 2011 and 2012, the Company recorded $16 million, $12 million and $14 million, respectively, relating to management fees in continuing operations. In addition, for the years ended December 31, 2010, 2011 and 2012, the Company recorded $2 million, $1 million and $18 million, respectively, relating to management fees in discontinued operations.

In the event that the management agreement is terminated, the Sponsors will receive a lump sum payment equal to the present value of the annual management fees that would have been payable for the remainder of the term of the management agreement. The initial term of the management agreement is ten years, and it extends annually for one year unless the Sponsors or the Company and its parent companies provide notice to the other. Finally, the management agreement provides that affiliates of the Sponsors will be entitled to receive a fee equal to 1% of the gross transaction value in connection with certain subsequent financing, acquisition, disposition and change of control transactions in excess of a threshold amount.

Our Sponsors and/or their respective affiliates have from time to time entered into, and may continue to enter into, arrangements with us to use our products and services, or for us to use the Sponsors affiliates’ products and services, in the ordinary course of business, which often result in revenues or costs to SunGard in excess of $120,000 annually.

In March 2012, Goldman Sachs & Co. (“GS”) received fees of $1,446,000 in connection with amendments to our senior secured credit agreement. In November 2012, GS received fees of $984,000 in connection with the issuance of our senior subordinated notes due 2019, and in December 2012, GS received fees of $521,000 in connection with amendments to our senior secured credit agreement.

Effective February 16, 2007, we entered into a three-year participation agreement with one-year renewal terms (“participation agreement”) with Core Trust Purchasing Group, a division of HealthTrust Purchasing

Corporation (“CPG”), designating CPG as our exclusive “group purchasing organization” for the purchase of certain products and services from third party vendors. CPG secures from vendors pricing terms for goods and services that are believed to be more favorable than participants in the group purchasing organization could obtain for themselves on an individual basis. Under the participation agreement, we must purchase 80% of the requirements of our participating locations for core categories of specified products and services, from vendors participating in the group purchasing arrangement with CPG, which for 2012 was $9,383,000, or CPG may terminate the contract. In connection with purchases by its participants (including us), CPG receives a commission from the vendors in respect of such purchases. Although CPG is not affiliated with Blackstone, in consideration for Blackstone’s facilitating our participation in CPG and monitoring the services CPG provides to us, CPG remits a portion of the commissions received from vendors in respect of our purchases under the participation agreement to an affiliate of Blackstone, with whom Martin Brand, a member of our Boards of Directors, is affiliated and in which he may have an indirect pecuniary interest.

DIRECTOR INDEPENDENCE

SCC, SCCII and SunGard are privately-held corporations and therefore are not required to have independent directors. Our Sponsor Directors may not be considered independent because of their affiliations with funds which hold more than 5% equity interests in the Parent Companies. Mr. Fradin is not an independent director because he is currently employed by the Company.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facilities

Overview

On March 8, 2013, we amended and restated our existing senior secured credit agreement with JPMorgan Chase Bank, N.A., as administrative agent, swing line lender and L/C issuer (the “senior secured credit agreement”), to, among other things, issue an additional term loan of $2,200 million (“tranche E”) and repay, in full, the tranche B term loan and $481 million of the tranche C term loan. For more details, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” and Note 5 of Notes to Consolidated Financial Statements.

As of March 31, 2013, our senior secured credit facilities under the senior secured credit agreement consisted of:

•	a $157 million U.S. dollar-denominated tranche A term loan;

•	a $427 million U.S. dollar-denominated tranche C term loan;

•	a $718 million U.S. dollar-denominated tranche D term loan;

•	a $2,200 million U.S. dollar-denominated tranche E term loan; and

•

an undrawn revolving credit facility of $850 million maturing on March 8, 2018, provided, however, that such date will automatically become November 29, 2016 if all but $250 million in aggregate principal amount of the tranche C term loans are not repaid in full or extended, renewed or refinanced with a permitted refinancing, as defined in our senior secured credit agreement (“Permitted Refinancing”) on or prior to November 29, 2016, which Permitted Refinancing will not mature or require any scheduled amortization or payments of principal prior to the date that is ninety-one (91) days after March 8, 2018.

SunGard is the primary borrower under the senior secured credit facilities. The revolving credit facilities include borrowing capacity available for letters of credit and for borrowings on same-day notice referred to as the swingline loans and are available in U.S. dollars, euros and pound sterling.

As of March 31, 2013, we had $828 million available under the revolving credit facility, after giving effect to certain letters of credit.

Term Loan Maturities and Amortization

We are required to repay installments on the tranche D and tranche E term loans in quarterly principal amounts of 0.25% of its funded total principal amount through the maturity date, at which time the remaining aggregate principal balance is due, subject to certain springing maturity provisions. As a result of loan prepayments, we are no longer required to make quarterly amortization payments on the tranche A or tranche C term loans.

Our tranche A term loan matures on February 28, 2014 and our tranche C term loan matures on February 28, 2017.

Our tranche D term loan matures on January 31, 2020; provided, however, that such date will automatically become (x) August 16, 2018 if all but $250,000,000 in aggregate principal amount of the Company’s senior notes due 2018 are not repaid in full or extended, renewed or refinanced with a Permitted Refinancing, on or prior to August 16, 2018, which Permitted Refinancing will not mature or require any scheduled amortization or payments of principal prior to the date that is 91 days after January 31, 2020 or (y) if such date has not otherwise been modified in accordance with clause (x), August 2, 2019 if all but $250,000,000 in aggregate principal amount of the Company’s senior subordinated notes due 2019 are not repaid in full or extended, renewed or refinanced with a Permitted Refinancing on or prior to August 2, 2019, which Permitted Refinancing will not mature or require any scheduled amortization or payments of principal prior to the date that is 91 days after January 31, 2020.

Our tranche E term loan matures on March 8, 2020; provided, however, that such date will automatically become (x) August 16, 2018 if all but $250,000,000 in aggregate principal amount of the senior notes due 2018 are not repaid in full or extended, renewed or refinanced with a Permitted Refinancing on or prior to August 16, 2018, which Permitted Refinancing will not mature or require any scheduled amortization or payments of principal prior to the date that is ninety-one (91) days after March 8, 2020 or (y) if such date has not otherwise been modified in accordance with clause (x), August 2, 2019 if all but $250,000,000 in aggregate principal amount of the exchange notes are not repaid in full or extended, renewed or refinanced with a Permitted Refinancing on or prior to August 2, 2019, which Permitted Refinancing will not mature or require any scheduled amortization or payments of principal prior to the date that is ninety-one (91) days after March 8, 2020.

Interest Rate and Fees

Borrowings under the senior secured credit facilities bear interest at a rate equal to an applicable margin plus, at our option, either (a) a base rate that is the higher of (1) the prime rate of JPMorgan Chase Bank, N.A. and (2) the federal funds rate plus 1/2 of 1% or (b) LIBOR based on the costs of funds for deposits in the currency of such borrowing for either one, two, three or six months.

The applicable margin for borrowings under the revolving credit facilities and the tranche A term loan facility may be increased or reduced subject to attaining certain leverage ratios. As of March 31, 2013, the applicable margin for LIBOR-based borrowings under our tranche A term loan was 1.75% per annum and under our revolving credit facility was 3.25%.

The applicable margin for LIBOR-based borrowings under the tranche C term loan is 3.75% per annum.

The applicable margin for LIBOR-based borrowings under the tranche D term loan is 3.50% per annum with a 1% LIBOR floor.

The applicable margin for LIBOR-based borrowings under the tranche E term loan is 3.00% per annum with a 1% LIBOR floor.

In addition to paying interest on outstanding principal under the senior secured credit facilities, we pay a commitment fee to the lenders under the revolving credit facilities in respect of the unutilized commitments, which may be increased or reduced subject to attaining certain leverage ratios. As of March 31, 2013, the commitment fee rate for the revolving credit facility was 0.875% per annum.

Prepayments

The senior secured credit agreement requires us to prepay outstanding term loans, subject to certain exceptions, with:

•	50% (which percentage is reduced to 0% if our total leverage ratio is less than 5.00 to 1.00) of our annual excess cash flow;

•

100% of the Net Cash Proceeds (as defined in our senior secured credit agreement) of all nonordinary course asset sales or other dispositions of property by SunGard Holdco LLC and its subsidiaries (including insurance and condemnation proceeds), other than the sale of receivables in connection with the Receivables Facility (as defined below) and certain dispositions of the AS business, if we do not commit to reinvest those proceeds in assets to be used in our business or to make certain other permitted investments within 15 months as long as such reinvestment is completed within 180 days;

•	100% of the Net Cash Proceeds of any incurrence of debt, other than proceeds from the Receivables Facility and other debt permitted under the senior secured credit agreement; and

•	100% of the Net Cash Proceeds of financings under the Receivables Facility in excess of $750 million, including increases in the amount of the Receivables Facility.

The foregoing mandatory prepayments in respect of (i) dispositions of property, are applied to the term loan facilities at the direction of the Company and within such class of term loans to installments of the term loan facilities in direct order of maturity and (ii) of any other event, are applied pro rata to the term loan facilities and within each class of term loans to installments of the term loan facilities in direct order of maturity.

We may voluntarily repay outstanding loans under the senior secured credit facilities at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans.

Guarantee and Security

All obligations under the senior secured credit agreement are jointly and severally, fully and unconditionally guaranteed by SunGard Holdco LLC and, subject to certain exceptions, each of our existing and future domestic wholly owned subsidiaries, referred to, collectively, as Guarantors.

All obligations under the senior secured credit facilities, and the guarantees of those obligations, are secured by substantially all the following assets of SunGard Holdco LLC, us and each Guarantor, subject to certain exceptions:

•

a pledge of 100% of the capital stock of SunGard Data Systems Inc., 100% of the capital stock of each Guarantor and 65% of the capital stock of each of our wholly owned foreign subsidiaries that are directly owned by us or one of the Guarantors; and

•	a security interest in, and mortgages on, substantially all tangible and intangible assets of SunGard Holdco LLC, SunGard Data Systems Inc. and each Guarantor.

Certain Covenants and Events of Default

The senior secured credit agreement contains a number of covenants that, among other things, restrict, subject to certain exceptions, our ability to:

•	incur additional indebtedness or issue preferred stock;

•	create liens on assets;

•	engage in mergers or consolidations;

•	sell assets;

•	pay dividends and distributions or repurchase our capital stock;

•	make investments, loans or advances;

•	repay subordinated indebtedness (including the senior subordinated notes);

•	make certain acquisitions;

•	engage in certain transactions with affiliates;

•	amend material agreements governing our subordinated indebtedness (including the senior subordinated notes);

•	change our lines of business; and

•	change the status of SunGard Holdco LLC as a passive holding company.

In addition, the senior secured credit agreement requires us to maintain a maximum total leverage ratio applicable to the revolving credit facility if certain triggering conditions are satisfied. For more details, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

The senior secured credit agreement also contains certain customary affirmative covenants and events of default.

Senior Secured Notes

On January 15, 2004, we issued $250 million aggregate principal amount of 4.875% senior unsecured notes due 2014. Upon consummation of the LBO, the senior unsecured notes became secured on an equal and ratable basis with loans under the senior secured credit facilities to the extent required by the indenture governing the senior secured notes and are guaranteed by all our subsidiaries that guarantee the notes. The terms of the indenture governing the senior secured notes provide that, in addition to customary events of default, a payment default or other default resulting in acceleration of payment obligations under any other indebtedness of SunGard or its subsidiaries aggregating more than $75 million, including the notes, constitute an event of default under the indenture governing the senior secured notes.

Receivables Facility

On March 27, 2009, SunGard AR Financing LLC, a newly-formed wholly-owned, bankruptcy-remote, special purpose financing subsidiary (“Financing”) of SunGard Data Systems Inc. entered into a syndicated receivables facility with each of the financial institutions signatory thereto from time to time, as the lenders and General Electric Capital Corporation, as a lender, as the Swing Line Lender and as administrative agent (the “Receivables Facility”). The initial maximum commitment under the Receivables Facility was $317 million of which approximately $136 million was on a revolving basis and the balance was a term loan. On September 30, 2010, we entered into an Amended and Restated Credit and Security Agreement to refinance the Receivables Facility and, on December 19, 2012, we entered into a Second Amended and Restated Credit and Security Agreement to, among other things, extend the maturity date of the Receivables Facility to December 19, 2017 and reduce the aggregate commitments from $290 million to $275 million. As of March 31, 2013, our Receivables Facility had a facility limit of $275 million, consisting of a term loan commitment of $200 million and a revolving commitment of $75 million. Subject to obtaining the approval of the Administrative Agent, and the satisfaction of other customary conditions, the Receivables Facility may be increased up to an additional $150 million. The Receivables Facility terminates in December 2017.

Subsidiaries of the Company that participate in the Receivables Facility (“Sellers”) transfer their receivables as a true sale to Financing pursuant to the Receivables Sale Agreement dated as of March 27, 2009, as may be amended from time to time (the “Receivables Sale Agreement”) and without recourse except for recourse for breaches of customary representations and warranties related to the receivables. Additional subsidiaries of the Company may become parties to the Receivables Facility, subject to the satisfaction of specified conditions. Upon becoming parties, receivables originated by these subsidiaries will be included in the receivables balance eligible for funding under the Receivables Facility and will be included in the calculation of available funding thereunder.

Availability of funding under the Receivables Facility depends primarily upon the outstanding trade accounts receivable balance of the Sellers. Aggregate availability is determined by using a formula that reduces the gross receivables balance by factors that take into account historical default and dilution rates, excessive concentrations and average days outstanding and the costs of the facility.

Interest Rates and Fees

Under the Receivables Facility, Financing is generally required to pay interest on the amount of each advance at the one month LIBOR rate, adjusted for statutory reserves, plus 3.50% per annum. Financing is required to pay a fee on the unused portion of the Receivables Facility of 0.75% per annum, payable monthly in arrears. In addition, the Company, acting as the initial receivables servicer, services, administers and collects receivables transferred pursuant to the Receivables Facility. Under the Receivables Facility, the Company receives a monthly servicing fee of 1.00% per annum of the daily average outstanding balance of the receivables under such facility, payable monthly in arrears by Financing.

The Receivables Facility may be terminated for material breaches of representations and warranties, bankruptcies of any Seller, the collection agent or Financing, a default by any Seller or Financing in the performance of any payment required to be made under the transaction documents, a merger or similar transaction involving Financing, cross acceleration under our other facilities, a change of control affecting the Company, and a failure to maintain a minimum fixed charge coverage ratio, among other reasons.

Guaranty and Security

The Company unconditionally guarantees the performance of the Sellers’ obligations under the Receivables Sale Agreement. All obligations under the Receivables Facility are secured by the receivables purchased by Financing under the Receivables Sale Agreement.

Senior Notes due 2018 and Senior Notes due 2020

In November 2010, SunGard issued $900 million of 7.375% senior notes due 2018 and $700 million of 7.625% senior notes due 2020 and used the proceeds and excess cash to retire the $1.6 billion 9.125% senior notes due 2013. The senior Notes due 2018 and 2020 are senior unsecured obligations that rank senior in right of payment to future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the senior notes due 2018 and 2020, including the exchange notes to be offered thereby. The senior notes due 2018 and 2020 (i) rank equally in right of payment to all existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the senior notes due 2018 and 2020, (ii) are effectively subordinated in right of payment to all existing and future secured debt to the extent of the value of the assets securing such debt, and (iii) are structurally subordinated to all obligations of each subsidiary that is not a guarantor of the senior notes due 2018 and 2020. All obligations under the senior notes due 2018 and 2020 are jointly and severally, fully and unconditionally guaranteed, subject to certain exceptions, by substantially all of our domestic, 100% owned subsidiaries.

The senior notes due 2018 and 2020 are redeemable in whole or in part, at our option, at any time at varying redemption prices that generally include premiums, which are defined in the applicable indentures. In addition, upon a change of control, we are required to make an offer to redeem all of the senior notes and senior subordinated notes at a redemption price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest.

The indentures governing the senior notes due 2018 and 2020 contain a number of covenants that restrict, subject to certain exceptions, our ability and the ability of our restricted subsidiaries to incur additional debt or issue certain preferred shares, pay dividends on or make other distributions in respect of its capital stock or make other restricted payments, make certain investments, enter into certain types of transactions with affiliates, create liens securing certain debt without securing the senior notes due 2018 and 2020, as applicable, sell certain assets, consolidate, merge, sell or otherwise dispose of all or substantially all of our assets and designate our subsidiaries as unrestricted subsidiaries.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

SunGard and the guarantors of the outstanding notes have entered into a registration rights agreement with the initial purchasers of the outstanding notes in which they agreed, under certain circumstances, to use their reasonable best efforts to file a registration statement relating to offer to exchange the outstanding notes for exchange notes and thereafter cause the registration statement to become effective under the Securities Act no later than 360 days following the closing date of the issuance of the outstanding notes. The exchange notes will have terms identical in all material respects to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement. The outstanding notes were issued on November 1, 2012.

Under the circumstances set forth below, SunGard and the guarantors will use their reasonable best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes within the time periods specified in the registration rights agreement and keep the statement effective for up to two years after the effective date of the shelf registration statement. These circumstances include:

•	if any changes in law, SEC rules or regulations or applicable interpretations thereof by the SEC do not permit us to effect the exchange offer as contemplated by the registration rights agreement;

•	if the exchange offer is not consummated within 360 days after the date of issuance of the outstanding notes;

•

if any initial purchaser so requests with respect to the outstanding notes not eligible to be exchanged for the exchange notes and held by it within 30 days after the consummation of the exchange offer; or

•	if any holder that participates in the exchange offer does not receive freely transferable exchange notes in exchange for tendered outstanding notes.

Under the registration rights agreement, if SunGard fails to complete the exchange offer (other than in the event we file a shelf registration statement) or the shelf registration statement, if required thereby, is not declared effective, in either case on or prior to 360 days after the issue date (the “target registration date”), the interest rate on the outstanding notes will be increased by (x) 0.25% per annum for the first 90-day period immediately following the target registration date and (y) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case, until the exchange offer is completed or the shelf registration statement, if required, is declared effective by the SEC or the outstanding notes cease to constitute transfer restricted notes, up to a maximum of 1.00% per annum of additional interest; provided, however, no additional interest shall accrue on the outstanding notes following the second anniversary of the issue date.

If you wish to exchange your outstanding notes for exchange notes in the exchange offer, you will be required to make the following written representations:

•	you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 of the Securities Act;

•

you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

•	you are acquiring the exchange notes in the ordinary course of your business; and

•	if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of the exchange notes.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please see “Plan of Distribution.”

Resale of Exchange Notes

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act, if:

•	you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

•	you are acquiring the exchange notes in the ordinary course of your business.

•	If you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

If you are our affiliate or an affiliate of any guarantor, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business:

•

You cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters; and

•

in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

This prospectus may be used for an offer to resell, resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read “Plan of Distribution” for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, SunGard will accept for exchange in the exchange offer any outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in a minimum denomination of $2,000 and integral multiples of $1,000 in excess of $2,000. SunGard will issue exchange notes in principal amounts identical to the outstanding notes surrendered in the exchange offer.

The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreement to complete the exchange offer, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the outstanding notes. For a description of the indenture, see “Description of Notes.”

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

As of the date of this prospectus, $1,000 million aggregate principal amount of the 6.625% Senior Subordinated Notes due 2019 are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer. SunGard intends to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to such holders’ outstanding notes and the registration rights agreement except we will not have any further obligation to you to provide for the registration of the outstanding notes under the registration rights agreement.

SunGard will be deemed to have accepted for exchange properly tendered outstanding notes when it has given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, SunGard expressly reserves the right to amend or terminate the exchange offer and to refuse to accept the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offer.”

If you tender your outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offer. It is important that you read “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions, Amendments

As used in this prospectus, the term “expiration date” means 12:00 a.m. midnight, New York City time, on                     , 2013. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term “expiration date” will mean the latest time and date to which we shall have extended the expiration of such exchange offer.

To extend the period of time during which the exchange offer is open, we will notify the exchange agent of any extension by oral or written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

SunGard reserves the right, in its sole discretion:

•	to delay accepting for exchange any outstanding notes (if we amend or extend the exchange offer);

•

to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; and

•	subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of the outstanding notes. If SunGard amends the exchange offer in a manner that we determine to constitute a material change, including the waiver of a material condition, it will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the outstanding notes of that amendment and extend the exchange offer period if necessary so that at least five business days remain in the offer following notice of the material change.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, SunGard will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and it may terminate or amend any of the exchange offer as provided in this prospectus prior to the expiration date if in its reasonable judgment:

•	the exchange offer or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

•

any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

In addition, SunGard will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

•	the representations described under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering Outstanding Notes” and “Plan of Distribution;” or

•

any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

SunGard expressly reserves the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, SunGard may delay acceptance of any outstanding notes by giving oral or written notice of such extension to their holders. SunGard will return any outstanding notes that it does not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

SunGard expressly reserves the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. SunGard will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

These conditions are for our sole benefit and SunGard may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in our sole discretion. If SunGard fails at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that it may assert at any time or at various times prior to the expiration date.

In addition, SunGard will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indentures under the Trust Indenture Act of 1939 (the “TIA”).

Procedures for Tendering Outstanding Notes

To tender your outstanding notes in the exchange offer, you must comply with either of the following:

•

complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under “—Exchange Agent” prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive certificates for outstanding notes along with the letter of transmittal prior to the expiration date;

•

the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of outstanding notes, the letter of transmittal, and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send the letter of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your outstanding notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

•	make appropriate arrangements to register ownership of the outstanding notes in your name; or

•	obtain a properly completed bond power from the registered holder of outstanding notes.

The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

•	by a registered holder of the outstanding notes who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal or any certificates representing outstanding notes, or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

•

the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	we may enforce that agreement against such participant.

DTC is referred to herein as a “book-entry transfer facility.”

Acceptance of Exchange Notes

In all cases, SunGard will promptly issue exchange notes for outstanding notes that it has accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at the book-entry transfer facility; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering outstanding notes pursuant to the exchange offer, you will represent to us that, among other things:

•	you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act;

•	if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of the exchange notes;

•	you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

SunGard will interpret the terms and conditions of the exchange offer, including the letter of transmittal and the instructions to the letter of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. SunGard reserves the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in its or its counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as we determine. Neither SunGard, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC and, as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent’s account at the book-entry transfer facility, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an “agent’s message,” as defined below, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent’s account at the book-entry transfer facility or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the procedures under DTC’s Automatic Tender Offer Program in the case of outstanding notes, prior to the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•

prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

•

the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent’s account at DTC all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your outstanding notes according to the guaranteed delivery procedures.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to the close of business, New York City time, on the last business day on which the exchange offer remains open.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under “—Exchange Agent”; or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

•	where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution unless your are an eligible guarantor institution.

If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form, and eligibility, including time of receipt of notices of withdrawal and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under “—Procedures for Tendering Outstanding Notes” above at any time on or prior to the expiration date.

Exchange Agent

The Bank of New York Mellon has been appointed as the exchange agent for the exchange offer. The Bank of New York Mellon also acts as trustee under the indenture governing the notes. You should direct the executed letter of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal, and requests for the notice of guaranteed delivery to the exchange agent addressed as follows:

By Registered or Certified Mail:	By Facsimile Transmission: (732) 667-9408	By Overnight Courier or Hand Delivery:

The Bank of New York Mellon Corporate Trust-Reorganization Unit 111 Sanders Creek Parkway East Syracuse, NY 13057 Attn: Adam DeCapio Telephone: (315) 414-3360	To Confirm by Telephone: (315) 414-3360	The Bank of New York Mellon Corporate Trust-Reorganization Unit 111 Sanders Creek Parkway East Syracuse, NY 13057 Attn: Adam DeCapio Telephone: (315) 414-3360

If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding notes pursuant to the exchange offer.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchanges of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•

certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

If you do not exchange your outstanding notes for exchange notes under the exchange offer, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

•

as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the offering circular distributed in connection with the private offerings of the outstanding notes.

In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF NOTES

General

Certain terms used in this description are defined under the subheading “Certain Definitions.” In this description, (i) the terms “we,” “our” and “us” each refer to SunGard Data Systems Inc. (“SunGard”) and its consolidated Subsidiaries and (ii) the term “Issuer” refers only to SunGard and not any of its Subsidiaries.

The Issuer expects to issue up to $1,000,000,000 aggregate principal amount of 6.625% senior subordinated notes due 2019 (the “Exchange Notes”) under an indenture dated November 1, 2012 (the “Indenture”) among the Issuer, the Guarantors and The Bank of New York Mellon, as trustee (the “Trustee”) in exchange for up to $1,000,000,000 aggregate principal amount of the currently outstanding 6.625% senior subordinated notes due 2019 issued on November 1, 2012 (the “Outstanding Notes”). Both the Exchange Notes and the Outstanding Notes will be generally referred to as the “Notes,” unless the context otherwise requires. The currently outstanding 6.625% senior subordinated notes due 2019 were issued in a private transaction that was not subject to the registration requirements of the Securities Act. Except as set forth herein, the terms of the Notes will be substantially identical and include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The following description is only a summary of the material provisions of the Indenture and does not purport to be complete and is qualified in its entirety by reference to the provisions of that agreement, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, not this description, define your rights as Holders of the Notes. You may request copies of the Indenture at our address set forth under the heading “Summary.”

Brief Description of Notes

The Notes are:

•	unsecured senior subordinated obligations of the Issuer;

•	subordinated in right of payment to all existing and future Senior Indebtedness (including the Senior Credit Facilities and the Existing Senior Notes) of the Issuer;

•	pari passu in right of payment with any future senior subordinated obligations of the Issuer;

•

effectively subordinated to all secured Indebtedness of the Issuer (including the Senior Credit Facilities and the Existing Senior Secured Notes) to the extent of the value of the assets securing such Indebtedness; and will be structurally subordinated to all existing and future Indebtedness, claims of holders of Preferred Stock and other liabilities of the Issuer’s Subsidiaries that are not guaranteeing the Notes;

•	senior in right of payment to any future Subordinated Indebtedness (as defined with respect to the Notes) of the Issuer;

•	initially guaranteed on an unsecured senior subordinated basis by each Restricted Subsidiary that guarantees the Senior Credit Facilities; and

•	subject to registration with the SEC pursuant to the Registration Rights Agreement.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, jointly and severally irrevocably and unconditionally guarantee, on an unsecured senior subordinated basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of or interest on or Additional Interest in respect of the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

The Restricted Subsidiaries (other than as detailed below) guarantee the Notes. Each of the Guarantees of the Notes is a general unsecured obligation of each Guarantor and is subordinated in right of payment to all existing and future Senior Indebtedness of each such entity and is effectively subordinated to all secured Indebtedness of each such entity and is pari passu in right of payment with any Subordinated Indebtedness of each such entity. The Notes are structurally subordinated to Indebtedness of Subsidiaries of the Issuer that do not Guarantee the Notes.

Not all of the Issuer’s Subsidiaries guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries pay the holders of their debt and their trade creditors before they are able to distribute any of their assets to the Issuer. None of our Foreign Subsidiaries, broker-dealer subsidiaries, non-Wholly Owned Subsidiaries (subject to certain limited exceptions) or any Receivables Subsidiary guarantee the Notes.

The obligations of each Guarantor under its Guarantees are limited as necessary to prevent the Guarantees from constituting a fraudulent conveyance under applicable law.

Any entity that makes a payment under its Guarantee is entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

If a Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors—Risks Related to the Exchange Notes—Federal and State Fraudulent Transfer Laws May Permit a Court to Void the Exchange Notes and the Related Guarantees of the Exchange Notes, and, if that Occurs, You May Not Receive any Payments on the Exchange Notes.”

A Guarantee by a Guarantor provides by its terms that it shall be automatically and unconditionally released and discharged upon: (1) (a) any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or all or substantially all the assets of such Guarantor which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture; (b) the release or discharge of the guarantee by such Guarantor of the Senior Credit Facilities or the guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee; (c) the proper designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary; or (d) the Issuer exercising its legal defeasance option or covenant defeasance option as described under “Legal Defeasance and Covenant Defeasance” or the Issuer’s obligations under the Indenture being discharged in accordance with the terms of the Indenture; and (2) such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Ranking

Senior Indebtedness Versus the Notes

The payment of the principal of, premium, if any, and interest on the Notes and the payment of any Guarantee is subordinate in right of payment to the prior payment in cash in full of all Senior Indebtedness of the Issuer or the relevant Guarantor, as the case may be, including the obligations of the Issuer and such Guarantor under the Senior Credit Facilities and the Existing Senior Notes.

The Notes are subordinated in right of payment to all of the Issuer’s and the Guarantors’ existing and future Senior Indebtedness and effectively subordinated to all of the Issuer’s and the Guarantor’s existing and future Secured Indebtedness to the extent of the value of the assets securing such Indebtedness. As of March 31, 2013, we had $3,949 million of secured Indebtedness, consisting of secured Indebtedness under the Senior Credit Facilities, the Existing Senior Secured Notes (which have a face amount of $250 million, but are recorded at $247 million) and the Receivables Facility and $1,600 million of senior unsecured Indebtedness.

Although the Indenture will contain limitations on the amount of additional Indebtedness that the Issuer and the Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

Paying Agent and Registrar for the Notes

The Issuer maintains one or more paying agents for the Notes in the Borough of Manhattan, City of New York. The initial paying agent for the Notes is the Trustee.

The Issuer also maintains a registrar with offices in the Borough of Manhattan, City of New York. The initial registrar is the Trustee. The registrar maintains a register reflecting ownership of the Notes outstanding from time to time and makes payments on and facilitate transfer of Notes on behalf of the Issuer.

The Issuer may change the paying agents or the registrars without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent or registrar.

Subordination of the Notes

Only Indebtedness of the Issuer or a Guarantor that is Senior Indebtedness will rank senior to the Notes and the Guarantees in accordance with the provisions of the Indenture. The Notes and Guarantees in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Issuer and the relevant Guarantor, respectively.

We agree in the Indenture that the Issuer and the Guarantors will not incur any Indebtedness that is subordinate or junior in right of payment to the Senior Indebtedness of such Person, unless such Indebtedness is Senior Subordinated Indebtedness of the applicable Person or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Person. The Indenture does not treat (i) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (ii) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Neither the Issuer nor any Guarantor is permitted to pay principal of, premium, if any, or interest on the Notes (or pay any other obligations relating to the Notes, including Additional Interest, fees, costs, expenses, indemnities and rescission or damage claims) or make any deposit pursuant to the provisions described under “Legal Defeasance and Covenant Defeasance” or “Satisfaction and Discharge” below and may not purchase, redeem or otherwise retire any Notes (collectively, “pay the notes”) (except in the form of Permitted Junior Securities) if either of the following occurs (a “Payment Default”):

(1) any Obligation on any Designated Senior Indebtedness of the Issuer is not paid in full in cash when due (after giving effect to any applicable grace period); or

(2) any other default on Designated Senior Indebtedness of the Issuer occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash. Regardless of the foregoing, the Issuer is permitted to pay the Notes if the Issuer and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

During the continuance of any default (other than a Payment Default) (a “Non-Payment Default”) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Issuer is not permitted to pay the Notes (except in the form of Permitted Junior Securities) for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to the Issuer) of written notice (a “Blockage Notice”) of such Non-Payment Default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

(1) by written notice to the Trustee and the Issuer from the Person or Persons who gave such Blockage Notice;

(2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or

(3) because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

Notwithstanding the provisions described above, unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness have accelerated the maturity of such Designated Senior Indebtedness, the Issuer and related Guarantors are permitted to resume paying the Notes after the end of such Payment Blockage Period. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; provided that if any Blockage Notice is delivered to the Trustee by or on behalf of the holders of Designated Senior Indebtedness of the Issuer (other than the holders of Indebtedness under the Senior Credit Facilities), a Representative of holders of Indebtedness under the Senior Credit Facilities may give another Blockage Notice within such period. However, in no event may the total number of days during which any Payment Blockage Period or Periods on the Notes is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be at least 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect. Notwithstanding the foregoing, however, no default that existed or was continuing on the date of delivery of any Blockage Notice to the Trustee will be, or be made, the basis for a subsequent Blockage Notice unless such default has been waived for a period of not less than 90 days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of a Blockage Notice, that, in either case, would give rise to a Non-Payment Default pursuant to any provisions under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose).

In connection with the Notes, in the event of any payment or distribution of the assets of the Issuer upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Issuer or its property:

(1) the holders of Senior Indebtedness of the Issuer will be entitled to receive payment in full in cash of such Senior Indebtedness before the Holders of the Notes are entitled to receive any payment;

(2) until the Senior Indebtedness of the Issuer is paid in full in cash, any payment or distribution to which Holders of the Notes would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that Holders of Notes may receive Permitted Junior Securities; and

(3) if a distribution is made to Holders of the Notes that, due to the subordination provisions, should not have been made to them, such Holders of the Notes are required to hold it in trust for the holders of Senior Indebtedness of the Issuer and pay it over to them as their interests may appear.

The subordination and payment blockage provisions described above will not prevent a Default from occurring under the Indenture upon the failure of the Issuer to pay interest or principal with respect to the Notes when due by their terms. If payment of the Notes is accelerated because of an Event of Default, the Issuer must promptly notify the holders of Designated Senior Indebtedness or the Representative of such Designated Senior

Indebtedness of the acceleration. So long as there shall remain outstanding any Senior Indebtedness under the Senior Credit Facilities, a Blockage Notice may be given only by the administrative agent thereunder unless otherwise agreed to in writing by the requisite lenders named therein. If any Designated Senior Indebtedness of the Issuer is outstanding, neither the Issuer nor any Guarantor may pay the Notes until five Business Days after the Representatives of all the issuers of such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if the Indenture otherwise permits payment at that time.

Each Guarantor’s obligations under its Guarantee are senior subordinated obligations of that Guarantor. As such, the rights of Holders to receive payment pursuant to such Guarantee will be subordinated in right of payment to the rights of holders of Senior Indebtedness of such Guarantor. The terms of the subordination and payment blockage provisions described above with respect to the Issuer’s obligations under the Notes apply equally to the obligations of such Guarantor under its Guarantee.

A Holder by its acceptance of Notes agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purpose.

By reason of the subordination provisions contained in the Indenture, in the event of a liquidation or insolvency proceeding, creditors of the Issuer or a Guarantor who are holders of Senior Indebtedness of the Issuer or such Guarantor, as the case may be, may recover more, ratably, than the Holders of the Notes, and creditors who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the Holders of the Notes.

The terms of the subordination provisions described above will not apply to payments from money or the proceeds of Government Securities held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to the provisions described under “Legal Defeasance and Covenant Defeasance” or “Satisfaction and Discharge,” if the foregoing subordination provisions were not violated at the time the applicable amounts were deposited in trust pursuant to such provisions.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any Note selected for redemption. Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Principal, Maturity and Interest

The Issuer issued $1,000,000,000 of Notes in this offering. The Notes mature on November 1, 2019. Subject to compliance with the covenant described below under the caption “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” the Issuer may issue additional Notes from time to time after this offering under the Indenture (“Additional Notes”). The Notes offered by the Issuer and any Additional Notes subsequently issued under the Indenture are treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of Notes” include any Additional Notes that are actually issued.

Interest on the Exchange Notes accrues at the rate of 6.625% per annum and is payable semi-annually in arrears on May 1 and November 1, with payments commencing on November 1, 2013, to Holders of record on the immediately preceding April 15 and October 15. Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Notes is computed on the basis of a 360-day year comprised of twelve 30-day months. Additional Interest may accrue on the

Notes in certain circumstances pursuant to the Registration Rights Agreement. All references in the Indenture and this “Description of Notes,” in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Additional Interest pursuant to the Registration Rights Agreement.

Principal of, premium, if any, and interest on the Notes is payable at the office or agency of the Issuer maintained for such purpose within the City and State of New York or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee is made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency in New York will be the office of the Trustee maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under the caption “Repurchase at the Option of Holders.” We may at any time and from time to time purchase Notes in the open market or otherwise.

Optional Redemption

Except as set forth below, the Issuer is not entitled to redeem the Notes at its option prior to November 1, 2015.

At any time prior to November 1, 2015, the Issuer may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of Notes, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the redemption date (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after November 1, 2015, the Issuer may redeem the Notes, in whole or in part, upon notice as described under the heading “Repurchase at the Option of Holders—Selection and Notice,” at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on November 1, of each of the years indicated below:

Year	Percentage
2015	103.31250%
2016	101.65625%
2017 and thereafter	100.00000%

In addition, until November 1, 2015, the Issuer may, at its option, on one or more occasions redeem up to 40% of the aggregate principal amount of Notes at a redemption price equal to 106.625% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the aggregate principal amount of Notes originally issued under the Indenture and any Additional Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

Any notice of redemption may be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction. In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed.

The Trustee shall select the Notes to be redeemed in the manner described under “Repurchase at the Option of Holders—Selection and Notice.”

Repurchase at the Option of Holders

Change of Control

The Notes provide that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under “Optional Redemption,” the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee or otherwise in accordance with the procedures of DTC, with the following information:

(1)	that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control,” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2)	the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)	that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4)	that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5)	that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)	that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes, provided that the paying agent receives, not later than the close of business on the expiration date of the Change of Control Offer, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7)	that if the Issuer is redeeming less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple thereof;

(8)	the other instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow; and

(9)	if such notice is mailed prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional upon the occurrence of such Change of Control.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1)	accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer,

(2)	deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

(3)	deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

The Senior Credit Facilities, and future Credit Facilities or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may, prohibit or limit, the Issuer from purchasing any Notes as a result of a Change of Control. The Existing Senior Notes do not currently have any such limitations. In the event a Change of Control occurs at a time when the Issuer is prohibited from purchasing the Notes, the Issuer could seek the consent of its lenders to permit the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, the Issuer will remain prohibited from purchasing the Notes. In such case, the Issuer’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture. If, as a result thereof, a default occurs with respect to any Senior Indebtedness, the subordination provisions in the Indenture would restrict payments to the Holders of Notes under certain circumstances. The Senior Credit Facilities provide that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under our Senior Credit Facilities, we could seek a waiver of such default or seek to refinance our Senior Credit Facilities. In the event we do not obtain such a waiver or refinance the Senior Credit Facilities, such default could result in amounts outstanding under our Senior Credit Facilities being declared due and payable and cause a Receivables Facility to be wound-down.

Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. After the Issue Date, we have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “Certain Covenants—Liens.” Such

restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relative to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Asset Sales

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to consummate an Asset Sale, unless:

(1)	the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of; and

(2)	except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a)	any liabilities (as reflected in the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on the Issuer’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on the date of such balance sheet) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

(b)	any securities, notes or other similar obligations received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

(c)

any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 2.5% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

Within 450 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1)	to permanently reduce:

(a)	Obligations under the Senior Indebtedness, and to correspondingly reduce commitments with respect thereto;

(b)	Obligations under Senior Subordinated Indebtedness (and to correspondingly reduce commitments with respect thereto); provided that the Issuer shall equally and ratably reduce Obligations under the Notes as provided under “Optional redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid; or

(c)	Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary;

(2)	to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business; or

(3)	to make an investment in (a) any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) acquisitions of other assets that, in each of (a), (b) and (c), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided that, in the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from an Asset Sale that are not invested or applied as provided and within the time period set forth in the first sentence of the preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $100.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required by the terms of any Indebtedness that is pari passu with the Notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Pari Passu Indebtedness that is an integral multiple of $2,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $100.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

To the extent that the aggregate amount of Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

The Senior Credit Facilities limit, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may prohibit or limit, the Issuer from purchasing any Notes pursuant to this Asset Sales covenant. In the event the Issuer is prohibited from purchasing the Notes, the Issuer could seek the consent of its lenders to the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, it will remain prohibited from purchasing the Notes. In such case, the Issuer’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture. If, as a result thereof, a default occurs with respect to any Senior Indebtedness, the subordination provisions in the Indenture would restrict payments to the Holders of the Notes under certain circumstances.

Selection and Notice

If the Issuer is redeeming less than all of the Notes issued by it at any time, the Trustee will select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (b) on a pro rata basis to the extent practicable or (c) by lot or such other similar method in accordance with the procedures of DTC. No Notes of $2,000 or less can be redeemed in part.

Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to each Holder of Notes at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that (a) redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture and (b) redemption notices need not be mailed more than one Business Day before the redemption date if the notice is issued in connection with a special mandatory redemption. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

The Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Certain Covenants

Set forth below are summaries of certain covenants contained in the Indenture. If on any date following the date of the Issue Date (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under the Indenture then, beginning on that day and continuing at all times thereafter regardless of any subsequent changes in the rating of the Notes, the covenants specifically listed under the following captions in this “Description of Notes” section of this prospectus will no longer be applicable to the Notes:

(1)	“Repurchase at the Option of Holders—Asset Sales”;

(2)	“—Limitation on Restricted Payments”;

(3)	“—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(4)	clause (4) of the first paragraph of “—Merger, Consolidation or Sale of all or Substantially all Assets”;

(5)	“—Transactions with Affiliates”;

(6)	“—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(7)	“—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”; and

(8)	“—Limitation on Layering.”

In addition, during any period of time that: (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and the Restricted Subsidiaries will not be subject to the covenant described under “Repurchase at the Option of Holders—Change of Control” (the “Suspended Covenant”). In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenant under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies (a) withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating and/or (b) the Issuer or any of its Affiliates enter into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Notes below an Investment Grade Rating, then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenant under the Indenture with respect to future events, including, without limitation, a proposed transaction described in clause (b) above.

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Restricted Payments

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

I.	declare or pay any dividend or make any payment or distribution on account of the Issuer’s, or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

(a)	dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

(b)	dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

II.	purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation;

III.	make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(a)	Indebtedness permitted under clauses (7) and (8) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b)	the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

IV.	make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above (other than any exception thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1)	no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2)	immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(3)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after August 11, 2005 (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (b) thereof only), (6)(c), (9) and (14) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a)	50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) beginning July 1, 2005, to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b)	100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by the Issuer since immediately after August 11, 2005 (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of:

(i)	(A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received from the sale of: (x) Equity Interests to employees, directors or consultants of the Issuer, any direct or indirect parent company of the Issuer and the Issuer’s Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and (y) Designated Preferred Stock; and

(B)	to the extent such net cash proceeds are actually contributed to the Issuer, Equity Interests of the Issuer’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii)	debt securities of the Issuer that have been converted into or exchanged for such Equity Interests of the Issuer;

provided, however, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below), (X) Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary, as the case may be, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

(c)	100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property contributed to the capital of the Issuer following August 11, 2005 (other than (i) net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”, (ii) contributions from a Restricted Subsidiary or (iii) any Excluded Contributions); plus

(d)	100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by the Issuer or any Restricted Subsidiary by means of:

(i)	the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case after August 11, 2005; or

(ii)	the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution or dividend from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) after August 11, 2005; plus

(e)	in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after August 11, 2005, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Issuer in good faith or if, in the case of an Unrestricted Subsidiary, such fair market value may exceed $150.0 million, in writing by an Independent Financial Advisor, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

As of March 31, 2013, the amount available for Restricted Payments pursuant to this clause (3) was $484 million.

The foregoing provisions will not prohibit:

(1)	the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2)	(a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) or Subordinated Indebtedness of the Issuer or any Equity Interests of any direct or indirect parent company of the Issuer, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3)	the redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor, as the case may be, which is incurred in compliance with “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a)	the principal amount of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

(b)	such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value;

(c)	such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired; and

(d)	such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired;

(4)	a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $25.0 million (which shall increase to $50.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent corporation of the Issuer) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $50.0 million in any calendar year (which shall increase to $100.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent corporation of the Issuer)); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a)

the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of the Issuer’s direct or indirect parent companies, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b)	the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after the Issue Date; less

(c)	the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided further that cancellation of Indebtedness owing to the Issuer from members of management of the Issuer, any of the Issuer’s direct or indirect parent companies or any of the Issuer’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5)	the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6) (a)	the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after the Issue Date;

(b)	the declaration and payment of dividends to a direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Issue Date, provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

(c)	the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of (a), (b) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7)	Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed 2.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8)	repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(9)	the declaration and payment of dividends on the Issuer’s common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following the first public offering of the Issuer’s common stock or the common stock of any of its direct or indirect parent companies after the Issue Date, of up to 6% per annum of the net cash proceeds received by or contributed to the Issuer in or from any such public offering, other than public offerings with respect to the Issuer’s common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

(10)	Restricted Payments in an amount that does not in the aggregate exceed all Excluded Contributions made since the Issue Date;

(11)	other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed the greater of (x) $525.0 million or (y) 1.875% of Total Assets at the time made;

(12)	distributions or payments of Receivables Fees;

(13)	any Restricted Payment used to fund the Transaction and the fees and expenses related thereto or owed to Affiliates, in each case to the extent permitted by the covenant described under “Transactions with Affiliates”;

(14)	the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with the provisions similar to those described under the captions “Repurchase at the Option of Holders—Change of Control” and “Repurchase at the Option of Holders—Asset Sales”; provided that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(15)	the declaration and payment of dividends by the Issuer to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

(a)	franchise and excise taxes and other fees, taxes and expenses, in each case to the extent required to maintain their corporate existence;

(b)	federal, state, foreign and local income taxes, to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer and its Restricted Subsidiaries would be required to pay in respect of federal, state, foreign and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

(c)	customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(d)	general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; and

(e)	fees and expenses other than to Affiliates of the Issuer related to any unsuccessful equity or debt offering of such parent entity; and

(16)	the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11) and (16), no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Issue Date, all of the Issuer’s Subsidiaries will be Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted

Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7), (10), (11) or (16) of the second paragraph of this covenant, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

The foregoing limitations will not apply to:

(1)	the incurrence of Indebtedness under Credit Facilities by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $5,750.0 million outstanding at any one time, less up to $1,000.0 million in the aggregate of mandatory principal payments actually made by the borrower thereunder in respect of Indebtedness thereunder with Net Proceeds from an Asset Sale or series of related Asset Sales that constitutes the sale, transfer, conveyance or other disposition of all or substantially all of a segment (as defined under GAAP) of the Issuer (other than any segment predominantly composed of assets acquired by the Issuer or its Restricted Subsidiaries subsequent to the Issue Date);

(2)	the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Notes (including any Guarantee) (other than any Additional Notes);

(3)	Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2)) after giving effect to the use of proceeds set forth in this prospectus;

(4)	Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the Issuer or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment (other than software) that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets;

(5)

Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6)	Indebtedness arising from agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet of the Issuer, or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6)).

(7)	Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in the Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

(8)	Indebtedness of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Notes of such Guarantor; provided further that any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause;

(9)	shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary, provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause;

(10)	Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” exchange rate risk or commodity pricing risk;

(11)	obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(12)

(a) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary equal to 200.0% of the net cash proceeds received by the Issuer since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of “—Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to such clauses or pursuant to the second paragraph of “—Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $600.0 million (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b));

(13)	the incurrence or issuance by the Issuer or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund, refinance, replace, renew, extend or defease any Indebtedness, Disqualified Stock or Preferred Stock incurred as permitted under the first paragraph of this covenant and clauses (2), (3) and (12)(a) above, this clause (13) and clause (14) below or any Indebtedness, Disqualified Stock or Preferred Stock issued to so refund, refinance, replace, renew, extend or defease such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(a)	has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced, replaced, renewed, extended or defeased,

(b)	to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(c)	shall not include: Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor;

and provided further that subclause (a) of this clause (13) will not apply to any refunding or refinancing of any Indebtedness outstanding under any Senior Indebtedness;

(14)	Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that either

(i)	such Indebtedness, Disqualified Stock or Preferred Stock:

(a) is not Secured Indebtedness and is Senior Subordinated Indebtedness or Subordinated Indebtedness with terms no less favorable to the Holders thereof than the subordination terms set forth in the Indenture as in effect on the Issue Date;

(b) is not incurred while a Default exists and no Default shall result therefrom;

(c) matures and does not require any payment of principal prior to the final maturity of the Notes (other than in a manner consistent with the terms of the Indenture); and

(d) in the case of clause (y), is not incurred in contemplation of such acquisition or merger; or

(ii)	after giving effect to such acquisition or merger, either

(a) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant, or

(b) the Fixed Charge Coverage Ratio of the Issuer and the Restricted Subsidiaries is equal to or greater than immediately prior to such acquisition or merger;

(15)	Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its incurrence;

(16)	Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to the Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17) (a)	any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or

(b)	any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer, provided that such guarantee is incurred in accordance with the covenant described below under “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(18)	Indebtedness of Foreign Subsidiaries of the Issuer incurred not to exceed at any one time outstanding and together with any other Indebtedness incurred under this clause (18) 5.0% of the Total Assets of the Foreign Subsidiaries (it being understood that any Indebtedness incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (18));

(19)	Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition in a principal amount not to exceed $200.0 million in the aggregate at any one time outstanding together with all other Indebtedness, Disqualified Stock and/or Preferred Stock issued under this clause (19) (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (19) shall cease to be deemed incurred or outstanding for purposes of this clause (19) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (19));

(20)	Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business; and

(21)	Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in clause (4) of the second paragraph under the caption “—Limitation on Restricted Payments.”

For purposes of determining compliance with this covenant:

(1)	in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (21) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses; provided that all Indebtedness outstanding under the Senior Credit Facilities on the Issue Date will be treated as incurred on the Issue Date under clause (1) of the preceding paragraph; and

(2)	at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional Disqualified Stock or Preferred Stock, as applicable, will in each case not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Liens

The Issuer will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness ranking pari passu with or subordinated to the Notes or any related Guarantee, on any asset or property of the Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1)	in the case of Liens securing Subordinated Indebtedness, the Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2)	in all other cases, the Notes or the Guarantees are equally and ratably secured, except that the foregoing shall not apply to (a) Liens securing the Notes and the related Guarantees, (b) Liens securing Senior Indebtedness of the Issuer or any Guarantor.

Merger, Consolidation or Sale of all or Substantially all Assets

The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)	the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

(2)	the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)	immediately after such transaction, no Default exists;

(4)	immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a)	the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or

(b)	the Fixed Charge Coverage Ratio for the Successor Company, the Issuer and its Restricted Subsidiaries would be equal to or greater than such Ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(5)	each Guarantor, unless it is the other party to the transactions described above, in which case clause (b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture, the Notes and the Registration Rights Agreement; and

(6)	the Issuer (or, if applicable, the Successor Company) shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture.

The Successor Company will succeed to, and be substituted for the Issuer, as the case may be, under the Indenture, the Guarantees and the Notes, as applicable. Notwithstanding the foregoing clauses (3) and (4),

(1)	any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer, and

(2)	the Issuer may merge with an Affiliate of the Issuer, as the case may be, solely for the purpose of reincorporating the Issuer in any state of the United States, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a guarantor, no Guarantor will, and the Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)	(a) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b)	the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(c)	immediately after such transaction, no Default exists; and

(d)	the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(2)	the transaction is made in compliance with the covenant described under “Repurchase at the Option of Holders—Asset Sales.”

Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may (i) merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer, (ii) merge with an Affiliate of the Issuer solely for the purpose of reincorporating or reorganizing the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby, or (iii) convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor, in each case without regard to the requirements set forth in the preceding paragraph.

Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $20.0 million, unless:

(1)	such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2)	the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $50.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1)	transactions between or among the Issuer or any of its Restricted Subsidiaries;

(2)	Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments” and the definition of “Permitted Investments”;

(3)	the payment of management, consulting, monitoring and advisory fees and related expenses to the Investors pursuant to the Sponsor Management Agreement in an aggregate amount in any fiscal year not to exceed 1% of EBITDA for such fiscal year (calculated, solely for the purpose of this clause (3), assuming (a) that such fees and related expenses had not been paid, when calculating Net Income, and (b) without giving effect to clause (h) of the definition of EBITDA) (plus any unpaid management, consulting, monitoring and advisory fees and related expenses within such amount accrued in any prior year) and the termination fees pursuant to the Sponsor Management Agreement not to exceed the amount set forth in the Sponsor Management Agreement as in effect on the Issue Date;

(4)	the payment of reasonable and customary fees paid to, and indemnities provided for the benefit of, former, current or future officers, directors, employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5)	transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that such terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6)	any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(7)	the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement or the equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders when taken as a whole;

(8)	Reserved;

(9)	transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10)	the issuance or transfer of Equity Interests (other than Disqualified Stock) of the Issuer to any Permitted Holder or to any director, officer, employee or consultant (or their respective estates, investment funds, investment vehicles, spouses or former spouses) of the Issuer, any of its direct or indirect parent companies of any of its Subsidiaries;

(11)	sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(12)	payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the board of directors of the Issuer in good faith;

(13)	payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Issuer in good faith; and

(14)	investments by the Investors in securities of the Issuer or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1)	(a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b)	pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2)	make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(3)	sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries, except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a)	contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and related Hedging Obligations and the related documentation and pursuant to the indentures governing the Existing Senior Notes, the Existing Senior Secured Notes and the related documentation;

(b)	the Indenture and the Notes;

(c)	purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d)	applicable law or any applicable rule, regulation or order;

(e)	any agreement or other instrument of a Person acquired by the Issuer or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(f)	contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(g)	Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(h)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i)	other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(j)	customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture;

(k)	customary provisions contained in leases or licenses of intellectual property and other agreements, in each case, entered into in the ordinary course of business;

(l)	any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

(m)	restrictions created in connection with any Receivables Facility that, in the good faith determination of the Issuer are necessary or advisable to effect such Receivables Facility.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Issuer will not permit any of its Wholly Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly Owned Subsidiaries if such non-Wholly Owned Subsidiaries guarantee other capital markets debt securities), other than a Guarantor or a Foreign Subsidiary, to guarantee the payment of any Indebtedness of the Issuer or any other Guarantor unless:

(1)	such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor:

(a)	if the Notes or such Guarantor’s Guarantee are subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary’s guarantee with respect to such Indebtedness substantially to the same extent as the Notes are subordinated to such Indebtedness; and

(b)	if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes;

(2)	such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; and

(3)	such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that:

(a)	such Guarantee has been duly executed and authorized; and

(b)	such Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

Limitation on Layering

The Indenture provides that the Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinate in right of payment to any Senior Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is either:

(1) equal in right of payment with the Notes or such Guarantor’s Guarantee of the Notes, as the case may be; or

(2) expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee of the Notes, as the case may be.

The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Reports and Other Information

Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture will require the Issuer to file with the SEC (and make available to the Trustee and Holders of the Notes (without exhibits), without cost to any Holder, within 15 days after it files them with the SEC) from and after the Issue Date,

(1)	within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2)	within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3)	promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4)	any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case, in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 15 days after the time the Issuer would be required to file such information with the SEC, if it were subject to Sections 13 or 15(d) of the Exchange Act. In addition, to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In the event that any direct or indirect parent company of the Issuer becomes a guarantor of the Notes, the Indenture will permit the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand.

Events of Default and Remedies

The Indenture provides that each of the following is an Event of Default:

(1)	default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture);

(2)	default for 30 days or more in the payment when due of interest or Additional Interest on or with respect to the Notes (whether or not prohibited by the subordination provisions of the Indenture);

(3)	failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less 30% in principal amount of the Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture or the Notes;

(4)	default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a)	such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b)	the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $100.0 million or more at any one time outstanding;

(5)	failure by the Issuer or any Significant Subsidiary to pay final judgments aggregating in excess of $100.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6)	certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary; or

(7)	the Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 30% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately; provided, however, that so long as any Indebtedness permitted to be incurred under the Indenture as part of the Senior Credit Facilities shall be outstanding, no such acceleration shall be effective until the earlier of:

(1) acceleration of any such Indebtedness under the Senior Credit Facilities; or

(2) five Business Days after the giving of written notice of such acceleration to the Issuer and the administrative agent under the Senior Credit Facilities.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.

The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture (except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder) and rescind any acceleration and its consequences with respect to the Notes, provided such rescission would not conflict with any judgment of a court of competent jurisdiction. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1)	the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2)	holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3)	the default that is the basis for such Event of Default has been cured.

Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1)	such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)	Holders of at least 30% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

(3)	Holders of the Notes have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)	Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount of the total outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Senior Note or that would involve the Trustee in personal liability.

The Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within five Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any of their parent companies shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the Indenture, the Notes and the Guarantees, as the case may be, will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes and have the Issuer and each Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1)	the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2)	the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1)	the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2)	in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a)	the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b)	since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness, and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5)	such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities, the Existing Senior Notes, the Existing Senior Secured Notes or the indentures pursuant to which the Existing Senior Notes and the Existing Senior Secured Notes were issued or any other material agreement or instrument (other than the Indenture) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting, with respect to any Indebtedness being defeased, from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to such Indebtedness, and the granting of Liens in connection therewith);

(6)	the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(7)	the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(8)	the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes, when either:

(1)	all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2)	(a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b)	no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the Senior Credit Facilities, Senior Subordinated Notes (or the indenture under which the Senior Subordinated Notes are issued) or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c)	the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

(d)	the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default or compliance with any provision of the Indenture or the Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, other than Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1)	reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to the covenants described above under the caption “Repurchase at the option of holders”);

(3)	reduce the rate of or change the time for payment of interest on any Note;

(4)	waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

(5)	make any Note payable in money other than that stated therein;

(6)	make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7)	make any change in these amendment and waiver provisions;

(8)	impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9)	make any change to or modify the subordination provisions that would adversely affect the Holders; or

(10)	except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary in any manner adverse to the Holders of the Notes.

Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture and any Guarantee or Notes without the consent of any Holder;

(1)	to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)	to provide for uncertificated Notes of such series in addition to or in place of certificated Notes;

(3)	to comply with the covenant relating to mergers, consolidations and sales of assets;

(4)	to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(5)	to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

(6)	to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7)	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(8)	to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9)	to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

(10)	to add a guarantor under the Indenture;

(11)	to conform the text of the Indenture, Guarantees or the Notes to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, Guarantee or Notes; or

(12)	to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Indenture provides that the Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee is be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture, the Notes and any Guarantee is governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“Acquired Indebtedness” means, with respect to any specified Person,

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1)	1.0% of the principal amount of such Note; and

(2)	the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at November 1, 2015 (such redemption price being set forth in the table appearing above under the caption “Optional redemption”), plus (ii) all required interest payments due on such Note through November 1, 2015 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

Calculation of the Applicable Premium will be made by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.

“Asset Sale” means:

(1)	the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2)	the issuance or sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”), whether in a single transaction or a series of related transactions;

in each case, other than:

(a)	any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business;

(b)	the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under “Certain Covenants—Merger, Consolidation or Sale of all or Substantially all Assets” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(c)	the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “Certain Covenants—Limitation on Restricted Payments”;

(d)	any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $50.0 million;

(e)	any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to another Restricted Subsidiary of the Issuer;

(f)	to the extent allowable under Section 1031 of the Internal Revenue Code of 1986 or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g)	the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(h)	any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i)	foreclosures, condemnation or any similar action on assets;

(j)	sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(k)	any financing transaction with respect to the acquisition or construction of property by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture; and

(l)	any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Cash Equivalents” means:

(1)	United States dollars;

(2)	(a) euro, or any national currency of any participating member state of the EMU; or

(b)	in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business;

(3)	securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4)	certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5)	repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)	commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7)	marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8)	investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;

(9)	readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(10)	Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(11)	Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following:

(1)	the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

(2)

the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of the Issuer.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1)	consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount or premium resulting from the issuance of Indebtedness at less than or greater than par, as applicable (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (t) accretion or accrual of discounted liabilities not constituting Indebtedness, (u) interest expense attributable to Indebtedness of a parent entity resulting from push-down accounting to the extent such Person and its Restricted Subsidiaries are not liable for the payment of such Indebtedness, (v) any expense resulting from the discounting of any outstanding Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (w) any Additional Interest and any comparable “additional interest” with respect to other securities, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

(2)	consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3)	interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1)	any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transaction to the extent incurred on or prior June 30, 2006), severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

(2)	the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(3)	any after-tax effect of income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

(4)	any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded,

(5)	the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(6)	solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “Certain Covenants—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7)	effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in the property and equipment, software and other intangible assets, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transaction or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8)	any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(9)	any impairment charge or asset write-off, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(10)	any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights shall be excluded,

(11)	any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

(12)	accruals and reserves that are established within twelve months after August 11, 2005 that are so required to be established as a result of the Transaction in accordance with GAAP shall be excluded, and

(13)

to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), losses and expenses with respect to liability or casualty events or business interruption shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under “Certain Covenants—Limitation on Restricted Payments” only (other than clause (3)(d) of the first paragraph thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1)	to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)	to advance or supply funds

(a)	for the purchase or payment of any such primary obligation, or

(b)	to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3)	to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of the “Certain Covenants—Limitation on Restricted Payments” covenant.

“Designated Senior Indebtedness” means:

(1) any Indebtedness outstanding under the Senior Credit Facilities; and

(2) any other Senior Indebtedness permitted under the Indenture, the principal amount of which is $50.0 million or more and that has been designated by the Issuer as “Designated Senior Indebtedness.”

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1)	increased (without duplication) by:

(a)	provision for taxes based on income or profits or capital gains, including, without limitation, federal, state, foreign, franchise and similar taxes (such as the Pennsylvania capital tax) and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

(b)	Fixed Charges of such Person for such period (including (x) net losses or Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses 1(t) through 1(z) thereof, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(c)	Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(d)	any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes and (ii) any amendment or other modification of the Notes, and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e)	the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date and costs related to the closure and/or consolidation of facilities; plus

(f)	any other non-cash charges, including any write offs or write downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g)	the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h)	the amount of management, monitoring, consulting and advisory fees and related expenses paid in such period to the Investors to the extent otherwise permitted under “Certain Covenants—Transactions with Affiliates”; plus

(i)	the amount of net cost savings projected by the Issuer in good faith to be realized as a result of specified actions taken during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings are reasonably identifiable and factually supportable, (y) such actions are taken within 36 months after the Issue Date and (z) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed $100.0 million for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of “Fixed Charge Coverage Ratio”); plus

(j)	the amount of loss on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility; plus

(k)	any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interest of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants—Limitation on Restricted Payments”;

(2)	decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period, and

(3)	increased or decreased by (without duplication):

(a)	any net gain or loss resulting in such period from Hedging Obligations and the application of Financial Accounting Standards Codification No. 815—Derivatives and Hedging; plus or minus, as applicable, and

(b)	any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk and revaluations of intercompany balances).

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1)	public offerings with respect to the Issuer’s or any direct or indirect parent company’s common stock registered on Form S-8;

(2)	issuances to any Subsidiary of the Issuer; and

(3)	any such public or private sale that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer from

(1)	contributions to its common equity capital, and

(2)	the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an officer’s certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants—Limitation on Restricted Payments.”

“Existing 7.375% Notes” means the $900,000,000 aggregate principal amount of the Issuer’s 7.375% senior notes due 2018 issued on November 16, 2010 and outstanding on the Issue Date.

“Existing 7.625% Notes” means the $700,000,000 aggregate principal amount of the Issuer’s 7.625% senior notes due 2020 issued on November 16, 2010 and outstanding on the Issue Date.

“Existing Senior Notes” means (a) the Existing 7.375% Notes and (b) the Existing 7.625% Notes.

“Existing Senior Secured Notes” means the $250.0 million aggregate principal amount of the Issuer’s 4.875% senior notes due 2014 issued on January 15, 2004 and outstanding on the Issue Date.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1)	Consolidated Interest Expense of such Person for such period;

(2)	all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3)	all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States.

“Government Securities” means securities that are:

(1)	direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)	obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the Indenture.

“Guarantor” means, each Restricted Subsidiary that Guarantees the Notes in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Senior Note is registered on the registrar’s books.

“Indebtedness” means, with respect to any Person, without duplication:

(1)	any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a)	in respect of borrowed money;

(b)	evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c)	representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until, after 30 days of becoming due and payable, has not been paid and such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d)	representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2)	to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3)	to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Receivables Facilities.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Goldman, Sachs & Co., Barclays Capital Inc., Credit Suisse Securities (USA) LLC and RBC Capital Markets, LLC.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2)	debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

(3)	investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4)	corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain Covenants—Limitation on Restricted Payments”:

(1)	“Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a)	the Issuer “Investment” in such Subsidiary at the time of such redesignation; less

(b)	the portion (proportionate to the Issuer equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2)	any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer.

“Investors” means Silver Lake Partners, Bain Capital Partners, The Blackstone Group, Goldman Sachs Capital Partners, Kohlberg Kravis Roberts & Co. L.P., Providence Equity Partners, Inc., Texas Pacific Group and each of their respective Affiliates but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means November 1, 2012.

“Issuer” has the meaning set forth in the first paragraph under “General”; provided that when used in the context of determining the fair market value of an asset or liability under the Indenture, “Issuer” shall be deemed to mean the board of directors of the Issuer when the fair market value is equal to or in excess of $250.0 million (unless otherwise expressly stated).

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness required (other than required by clause (1) of the second paragraph of “Repurchase at the option of holders—Asset sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer or a Guarantor, as applicable.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer or on behalf of a Guarantor by an Officer of such Guarantor, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with the “Repurchase at the Option of Holders—Asset Sales” covenant.

“Permitted Holders” means each of the Investors and members of management of the Issuer (or its direct parent) who are holders of Equity Interests of the Issuer (or any of its direct or indirect parent companies) on the Issue Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided, that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1)	any Investment in the Issuer or any of its Restricted Subsidiaries;

(2)	any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3)	any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary; or

(b)	such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4)	any Investment in securities or other assets, including earnouts, not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions of “Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5)	any Investment existing on the Issue Date;

(6)	any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(a)	in exchange for any other Investment or accounts receivables held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

(b)	as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7)	Hedging Obligations permitted under clause (10) of the covenant described in “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8)	any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed 2.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(9)	Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer, or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in “Certain Covenants—Limitations on Restricted Payments”;

(10)	guarantees of Indebtedness permitted under the covenant described in “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11)	any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “Certain Covenants—Transactions with Affiliates” (except transactions described in clauses (2), (5) and (9) of such paragraph);

(12)	Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(13)	additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (x) $750.0 million or (y) 3.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(14)	Investments relating to a Receivables Subsidiary that, in the good faith determination of the Issuer are necessary or advisable to effect any Receivables Facility;

(15)	advances to, or guarantees of Indebtedness of, employees not in excess of $15.0 million outstanding at any one time, in the aggregate; and

(16)	loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof.

“Permitted Junior Securities” means:

(1)	Equity Interests in the Issuer, any Guarantor or any direct or indirect parent of the Issuer; or

(2)	unsecured debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Notes and the related Guarantees are subordinated to Senior Indebtedness under the Indenture;

provided that the term “Permitted Junior Securities” shall not include any securities distributed pursuant to a plan of reorganization if the Indebtedness under the Senior Credit Facilities is treated as part of the same class as the Notes for purposes of such plan of reorganization; provided further that to the extent that any Senior Indebtedness of the Issuer or the Guarantors outstanding on the date of consummation of any such plan of reorganization is not paid in full in cash on such date, the holders of any such Senior Indebtedness not so paid in full in cash have consented to the terms of such plan of reorganization.

“Permitted Liens” means, with respect to any Person:

(1)	pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2)	Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3)	Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4)	Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5)	minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)	Liens securing Indebtedness permitted to be incurred pursuant to clause (4), (12)(b), (18) or (19) of the second paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that Liens securing Indebtedness permitted to be incurred pursuant to clause (18) extend only to the assets of Foreign Subsidiaries and Liens securing Indebtedness permitted to be incurred pursuant to clause (19) are solely on acquired property or the assets of the acquired entity, as the case may be;

(7)	Liens existing on the Issue Date;

(8)	Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(9)	Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(10)	Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11)	customary Liens securing Hedging Obligations entered into in the ordinary course of business by the Issuer or its Restricted Subsidiaries;

(12)	Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)	leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(14)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(15)	Liens in favor of the Issuer or any Guarantor;

(16)	Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business to the Issuer’s clients;

(17)	Liens on accounts receivables and related assets incurred in connection with a Receivables Facility;

(18)

Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9) and (27);

provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9) and (27) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(19)	deposits made in the ordinary course of business to secure liability to insurance carriers;

(20)	other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $50.0 million at any one time outstanding;

(21)	Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption “Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(22)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23)	Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24)	Liens deemed to exist in connection with Investments in repurchase agreements permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(25)	Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(26)	Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business; and

(27)	Liens to secure the Existing Senior Secured Notes.

For purposes of this definition and subclauses (2)(b) and (c) under “Certain Covenants—Liens,” the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Issuer in good faith.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Facility” means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries sells its accounts receivables to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts receivables to a Person that is not a Restricted Subsidiary.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Receivables Facilities and other activities reasonably related thereto.

“Registration Rights Agreement” means the Registration Rights Agreement related to the Notes dated as of the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Representative” means any trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Issuer.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Facilities” means the Credit Facility under the Amended and Restated Credit Agreement dated as of August 11, 2005, as amended and restated as of March 8, 2013 by and among SunGard Holdco LLC, the Issuer, the lenders party thereto in their capacities as lenders thereunder and JPMorgan Chase Bank, N.A., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above).

“Senior Indebtedness” means:

(1)	all Indebtedness of the Issuer or any Guarantor outstanding under the Senior Credit Facilities, the Existing Senior Secured Notes, the Existing Senior Notes or Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2)	all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Credit Facilities) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into), provided that such Hedging Obligations are permitted to be incurred under the terms of the Indenture;

(3)	any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Senior Subordinated Notes or any related Guarantee; and

(4)	all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided, however, that Senior Indebtedness shall not include:

(a)	any obligation of such Person to the Issuer or any of its Subsidiaries;

(b)	any liability for federal, state, local or other taxes owed or owing by such Person;

(c)	any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d)	any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(e)	that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture; provided, however that such Indebtedness shall be deemed not to have been incurred in violation of the Indenture for purposes of this clause if such Indebtedness consists of Designated Senior Indebtedness, and the holder(s) of such Indebtedness of their agent or representative (a) had no actual knowledge at the time of incurrence that the incurrence of such Indebtedness violated the Indenture and (b) shall have receive a certificate from an officer of the Issuer to the effect that the incurrence of such Indebtedness does not violate the provisions of the Indenture.

“Senior Subordinated Indebtedness” means:

(1) with respect to the Issuer, Indebtedness which ranks equal in right of payment to the Senior Subordinated Notes issued by the Issuer; and

(2) with respect to any Guarantor, Indebtedness which ranks equal in right of payment to the Guarantee of such entity of Senior Subordinated Notes.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Sponsor Management Agreement” means the management agreement between certain of the management companies associated with the Investors and SunGard as in effect on the Issue Date.

“Subordinated Indebtedness” means, with respect to the Notes,

(1)	any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(2)	any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person:

(1)	any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

(2)	any partnership, joint venture, limited liability company or similar entity of which

(x)	more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y)	such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Total Assets” means the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Issuer or such other Person as may be expressly stated.

“Transaction” means the transactions contemplated by the Transaction Agreement, granting of Liens on the Existing Senior Secured Notes, fundings under any Receivables Facility and borrowings under the Senior Credit Facilities as in effect on or since August 11, 2005.

“Transaction Agreement” means the Agreement and Plan of Merger, dated as of March 27, 2005 between Solar Capital Corp. and SunGard as amended from time to time prior to August 11, 2005.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to November 1, 2015; provided, however, that if the period from the Redemption Date to November 1, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C §§ 77aaa-77bbbb).

“Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2)	any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1)	any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

(2)	such designation complies with the covenants described under “Certain covenants—Limitation on restricted payments”; and

(3)	each of:

(a)	the Subsidiary to be so designated; and

(b)	its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1)	the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(2)	the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be equal to or greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1)	the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2)	the sum of all such payments.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

CERTAIN UNITED STATES FEDERAL

INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER

The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders for United States federal income tax purposes. Consequently, no gain or loss will be recognized by a holder upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note exchanged therefor and the basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.

In any event, persons considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the notes and the exchange of outstanding notes for exchange notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” (within the meaning of ERISA) of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the notes (including the exchange of outstanding notes for exchange notes) of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving “plan assets” with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and/or the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes (including the exchange of outstanding notes for exchange notes) by an ERISA Plan with respect to which we, the initial purchasers or the guarantors are considered a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the notes (including the exchange of outstanding notes for exchange notes). These class exemptions include, without limitation, PTCE 84-14, respecting transactions determined by independent qualified professional asset managers, PTCE 90-1, respecting insurance company pooled separate accounts, PTCE 91-38, respecting bank collective investment funds, PTCE 95-60, respecting life insurance company general accounts and PTCE 96-23, respecting transactions determined by in-house asset managers. In addition, Section 408(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the notes (including the exchange of outstanding notes for exchange notes) should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding (and exchange of outstanding notes for exchange notes) will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a note (including an exchange of outstanding notes for exchange notes), each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes constitutes assets of any Plan or (ii) the purchase and holding of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or any similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes (and holding or disposing the notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such transactions and whether an exemption would be applicable to the purchase, holding and disposition of the notes.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, they will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the consummation of the registered exchange offer we will promptly send additional copies of this prospectus and any amendments or supplements to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the outstanding notes) other than commissions or concessions of any broker-dealers and will indemnify you (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity and enforceability of the exchange notes and the related guarantees have been passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. In rendering its opinion, Simpson Thacher & Bartlett LLP will rely upon the opinion of Sheppard, Mullin, Richter & Hampton LLP as to all matters governed by the laws of the State of California and the opinion of Blank Rome LLP as to all matters governed by the laws of the State of Florida and the Commonwealth of Pennsylvania. An investment vehicle comprised of several partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others own interests representing less than 1% of the capital commitments of funds affiliated with three of the Sponsors, Blackstone, KKR and Silver Lake.

EXPERTS

The financial statements as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2012 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We and our guarantor subsidiaries have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange notes being offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us, our guarantor subsidiaries and the exchange notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. We and our guarantor subsidiaries are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at Room 1580, 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (http://www.sec.gov).

So long as we and our guarantor subsidiaries are subject to the periodic reporting requirements of the Exchange Act, we and our guarantor subsidiaries are required to furnish the information required to be filed with the SEC to the trustee and the holders of outstanding notes. We and our guarantor subsidiaries have agreed that, even if we and our guarantor subsidiaries are not required under the Exchange Act to furnish such information to the SEC, we will nonetheless continue to furnish information that would be required to be furnished by us and our guarantor subsidiaries by Section 13 of the Exchange Act, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by our independent registered public accounting firm to the trustee and the holders of the outstanding notes or exchange notes as if we were subject to such periodic reporting requirements.

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Management is responsible for establishing and maintaining adequate internal control over financial reporting, as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with policies and procedures may deteriorate.

Management conducted an assessment of the Company’s internal control over financial reporting as of December 31, 2012 based on the criteria established by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control—Integrated Framework. Based on the assessment, management concluded that, as of December 31, 2012, the Company’s internal control over financial reporting was effective.

The effectiveness of the Company’s internal control over financial reporting as of December 31, 2012 has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their reports with respect to the Company which appear herein.

Remediation of Prior Material Weakness in Internal Control Over Financial Reporting

In connection with the preparation of the December 31, 2011 year-end tax provision and management’s evaluation of its disclosure controls and procedures, management concluded that as of December 31, 2011, its disclosure controls and procedures were not effective and that the Company had a material weakness in internal control over financial reporting related to accounting for deferred income taxes. The material weakness was caused principally by inadequate staffing and technical expertise in key positions related to accounting for deferred income taxes. As a result, management determined that its processes and procedures over accounting for deferred income taxes were not adequate and sustainable for the Company’s size and complexity.

To remediate the material weakness and improve its internal control over financial reporting related to accounting for deferred income taxes, the Company with oversight from its Audit Committee implemented a number of measures. Specifically, the Company hired a new Vice President of Tax, effective June 1, 2012, and several additional qualified tax personnel joined the Company in 2012. The Company also reviewed all areas of the tax accounting process, including deferred income taxes; strengthened controls; increased the level of certain income tax review activities during the financial close process; and enhanced reporting tools in its existing systems to improve the quality of data used in the analysis of deferred income tax accounts and related disclosures. As a result of these measures, management has concluded that it has remediated the material weakness related to accounting for deferred income taxes as of December 31, 2012.

SunGard Data Systems Inc.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholder of SunGard Data Systems Inc.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of comprehensive income, of changes in stockholder’s equity and of cash flows present fairly, in all material respects, the financial position of SunGard Data Systems Inc. and its subsidiaries at December 31, 2012 and 2011, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2012 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2012, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for these financial statements, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting included in Management’s Report on Internal Control Over Financial Reporting appearing under Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. Our responsibility is to express opinions on these financial statements and on the Company’s internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

March 20, 2013

SunGard Data Systems Inc.

Consolidated Balance Sheets

(In millions except share and per-share amounts)

	December 31, 2011	December 31, 2012
Assets
Current:
Cash and cash equivalents	$867	$546
Trade receivables, less allowance for doubtful accounts of $38 and $30	794	781
Earned but unbilled receivables	140	119
Prepaid expenses and other current assets	117	224
Clearing broker assets	213	6
Assets related to discontinued operations	1,350	—

Total current assets	3,481	1,676
Property and equipment, less accumulated depreciation of $1,296 and $1,509	893	874
Software products, less accumulated amortization of $1,431 and $1,649	554	411
Customer base, less accumulated amortization of $1,254 and $1,481	1,574	1,367
Other assets, less accumulated amortization of $22 and $27	144	132
Trade name	1,019	1,019
Goodwill	4,885	4,539

Total Assets	$12,550	$10,018

Liabilities and Stockholder’s Equity
Current:
Short-term and current portion of long-term debt	$10	$63
Accounts payable	59	32
Accrued compensation and benefits	291	297
Accrued interest expense	92	41
Other accrued expenses	262	234
Clearing broker liabilities	179	4
Deferred revenue	862	836
Deferred income taxes	76	—
Liabilities related to discontinued operations	246	—

Total current liabilities	2,077	1,507
Long-term debt	7,819	6,599
Deferred and other income taxes	1,117	1,120
Other long-term liabilities	76	76

Total liabilities	11,089	9,302

Commitments and contingencies
Stockholder’s equity:
Common stock, par value $.01 per share; 100 shares authorized, issued and outstanding	—	—
Capital in excess of par value	3,793	3,490
Accumulated deficit	(2,286)	(2,771)
Accumulated other comprehensive income (loss)	(46)	(3)

Total stockholder’s equity	1,461	716

Total Liabilities and Stockholder’s Equity	$12,550	$10,018

The accompanying notes are an integral part of these consolidated financial statements.

SunGard Data Systems Inc.

Consolidated Statements of Comprehensive Income

(In millions)

	Year Ended December 31,
	2010	2011	2012
Revenue:
Services	$4,024	$4,056	$3,926
License and resale fees	294	289	275

Total products and services	4,318	4,345	4,201
Reimbursed expenses	119	95	62

Total Revenue	4,437	4,440	4,263

Costs and expenses:
Cost of sales and direct operating (excluding depreciation)	1,895	1,848	1,740
Sales, marketing and administration	1,057	1,108	1,039
Product development and maintenance	350	393	353
Depreciation and amortization	278	271	287
Amortization of acquisition-related intangible assets	448	435	385
Goodwill impairment charges	205	48	385

Total costs and expenses	4,233	4,103	4,189

Operating income (loss)	204	337	74
Interest income	2	3	1
Interest expense and amortization of deferred financing fees	(638)	(524)	(428)
Loss on extinguishment of debt	(58)	(3)	(82)
Other income (expense)	7	—	—

Income (loss) from continuing operations before income taxes	(483)	(187)	(435)
Benefit from (provision for) income taxes	69	118	38

Income (loss) from continuing operations	(414)	(69)	(397)
Income (loss) from discontinued operations, net of tax	(156)	(80)	331

Net income (loss)	(570)	(149)	(66)

Other comprehensive income (loss):
Foreign currency translation	(41)	(26)	33
Less: foreign currency translation reclassified into income	109	—	—

Foreign currency translation, net	68	(26)	33

Unrealized gain (loss) on derivative instruments	(49)	(16)	(1)
Less: gain (loss) on derivatives reclassified into income	85	34	14
Less: income tax benefit (expense)	(12)	(9)	(3)

Net unrealized gain (loss) on derivative instruments, net of tax	24	9	10

Comprehensive income (loss)	$(478)	$(166)	$(23)

The accompanying notes are an integral part of these consolidated financial statements.

SunGard Data Systems Inc.

Consolidated Statements of Cash Flows

(In millions)

	Year ended December 31,
	2010	2011	2012
Cash flow from operations:
Net income (loss)	$(570)	$(149)	$(66)
Income (loss) from discontinued operations	(156)	(80)	331

Income (loss) from continuing operations	(414)	(69)	(397)
Reconciliation of net income (loss) from continuing operations to cash flow from (used in) operations:
Depreciation and amortization	726	706	672
Goodwill impairment charge	205	48	385
Deferred income tax provision (benefit)	(84)	(156)	(80)
Stock compensation expense	29	33	38
Amortization of deferred financing costs and debt discount	43	40	36
Loss on extinguishment of debt	58	3	82
Other noncash items	3	2	(1)
Accounts receivable and other current assets	25	75	51
Accounts payable and accrued expenses	28	(36)	(128)
Clearing broker assets and liabilities, net	18	(14)	33
Deferred revenue	(36)	(26)	(46)

Cash flow from (used in) continuing operations	601	606	645
Cash flow from (used in) discontinued operations	120	72	(401)

Cash flow from (used in) operations	721	678	244

Investment activities:
Cash paid for acquired businesses, net of cash acquired	(82)	(35)	(40)
Cash paid for property and equipment and software	(298)	(276)	(260)
Other investing activities	4	(4)	3

Cash provided by (used in) continuing operations	(376)	(315)	(297)
Cash provided by (used in) discontinued operations	116	(11)	1,758

Cash used in investment activities	(260)	(326)	1,461

Financing activities:
Cash received from borrowings, net of fees	1,633	1	1,715
Cash used to repay debt	(1,924)	(239)	(2,946)
Premium paid to retire debt	(41)	—	(48)
Dividends paid	—	—	(724)
Other financing activities	(12)	(15)	(36)

Cash provided by (used in) continuing operations	(344)	(253)	(2,039)
Cash provided by (used in) discontinued operations	—	—	—

Cash provided by (used in) financing activities	(344)	(253)	(2,039)

Effect of exchange rate changes on cash	(3)	(4)	7
Increase (decrease) in cash and cash equivalents	114	95	(327)
Beginning cash and cash equivalents includes cash of discontinued operations: 2010, $33; 2011, $23; 2012, $6	664	778	873

Ending cash and cash equivalents includes cash of discontinued operations: 2010, $23; 2011, $6; 2012, $-	$778	$873	$546

The accompanying notes are an integral part of these consolidated financial statements.

SunGard Data Systems Inc.

Consolidated Statement of Changes in Stockholder’s Equity

(In millions)

	Common Stock				Accumulated Other Comprehensive Income (Loss)
	Number of Shares issued	Par Value	Capital in Excess of Par Value	Retained Earnings (Accumulated Deficit)	Foreign Currency Translatin	Net Unrealized Gain (Loss) on Derivative Instruments	Total
Balances at December 31, 2009	—	$—	$3,755	$(1,567)	$(79)	$(42)	$2,067
Net income (loss)	—	—	—	(570)	—	—	(570)
Foreign currency translation including the impact of the sale of a business of $109	—	—	—	—	68	—	68
Net unrealized gain on derivative instruments (net of tax expense of $12)	—	—	—	—	—	24	24
Stock compensation expense	—	—	31	—	—	—	31
Other	—	—	(13)	—	—	—	(13)

Balances at December 31, 2010	—	—	3,773	(2,137)	(11)	(18)	1,607
Net income (loss)	—	—	—	(149)	—	—	(149)
Foreign currency translation	—	—	—	—	(26)	—	(26)
Net unrealized gain on derivative instruments (net of tax expense of $9)	—	—	—	—	—	9	9
Stock compensation expense	—	—	35	—	—	—	35
Other	—	—	(15)	—	—	—	(15)

Balances at December 31, 2011	—	—	3,793	(2,286)	(37)	(9)	1,461
Net income (loss)	—	—	—	(66)	—	—	(66)
Foreign currency translation	—	—	—	—	33	—	33
Net unrealized gain on derivative instruments (net of tax expense of $3) and other	—	—	—	—	—	10	10
Dividend declared to Parent	—	—	(327)	(419)	—	—	(746)
Stock compensation expense	—	—	38	—	—	—	38
Other	—	—	(14)	—	—	—	(14)

Balances at December 31, 2012	—	$—	$3,490	$(2,771)	$(4)	$1	$716

The accompanying notes are an integral part of these consolidated financial statements.

SunGard Data Systems Inc.

Notes to Consolidated Financial Statements

1. Basis of Presentation and Summary of Significant Accounting Policies:

SunGard Data Systems Inc. (“SunGard”) was acquired on August 11, 2005 (the “LBO”) in a leveraged buy-out by a consortium of private equity investment funds associated with Bain Capital Partners, The Blackstone Group, Goldman Sachs & Co., Kohlberg Kravis Roberts & Co., Providence Equity Partners, Silver Lake and TPG (collectively, the “Sponsors”).

SunGard is a wholly owned subsidiary of SunGard Holdco LLC, which is wholly owned by SunGard Holding Corp., which is wholly owned by SunGard Capital Corp. II (“SCCII”), which is a subsidiary of SunGard Capital Corp. (“SCC”). SCC and SCCII are collectively referred to as the “Parent Companies.” All four of these companies were formed in 2005 for the purpose of facilitating the LBO and are collectively referred to as the “Holding Companies.” The Holding Companies have no other operations beyond those of their ownership of SunGard.

SunGard is one of the world’s leading software and technology services companies and has three segments: Financial Systems (“FS”), Availability Services (“AS”) and Other, which is comprised of the Company’s Public Sector business (“PS”) and K-12 Education business. The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All significant intercompany transactions and accounts have been eliminated.

Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make many estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses. The Company evaluates its estimates and judgments on an ongoing basis and revises them when necessary. Actual results may differ from the original or revised estimates.

The presentation of certain prior year amounts has been revised to conform to the current year presentation as discussed further in Notes 1 and 17.

Revenue Recognition

The Company generates revenue from the following sources: (1) services revenue, which includes revenue from processing services, software maintenance and support, software rentals, recovery and managed services, professional services and broker/dealer fees; and, (2) software license fees, which result from contracts that permit the customer to use a SunGard product at the customer’s site.

The following criteria must be met in determining whether revenue may be recorded: persuasive evidence of a contract exists; services have been provided; the price is fixed or determinable; and collection is reasonably assured.

Services revenue is recorded as the services are provided based on the fair value of each element. Most AS services revenue consists of fixed monthly fees based upon the specific computer configuration or business process for which the service is being provided. When recovering from an interruption, customers generally are contractually obligated to pay additional fees, which typically cover the incremental costs of supporting customers during recoveries. FS services revenue includes monthly fees, which may include a fixed minimum fee and/or variable fees based on a measure of volume or activity, such as the number of accounts, trades or transactions, users or the number of hours of service.

For fixed-fee professional services contracts, services revenue is recorded based upon proportional performance, measured by the actual number of hours incurred divided by the total estimated number of hours for the project. Changes in the estimated costs or hours to complete the contract and losses, if any, are reflected in the period during which the change or loss becomes known.

License fees result from contracts that permit the customer to use a SunGard software product at the customer’s site. Generally, these contracts are multiple-element arrangements since they usually provide for professional services and ongoing software maintenance. In these instances, license fees are recognized upon the signing of the contract and delivery of the software if the license fee is fixed or determinable, collection is probable, and there is sufficient vendor specific evidence of the fair value of each undelivered element. When there are significant program modifications or customization, installation, systems integration or related services, the professional services and license revenue are combined and recorded based upon proportional performance, measured in the manner described above. Revenue is recorded when billed when customer payments are extended beyond normal billing terms, or at acceptance when there is significant acceptance, technology or service risk. Revenue also is recorded over the longest service period in those instances where the software is bundled together with post-delivery services and there is not sufficient evidence of the fair value of each undelivered service element.

With respect to software related multiple element arrangements, sufficient evidence of fair value is defined as vendor specific objective evidence (“VSOE”). If there is no VSOE of the fair value of the delivered element (which is usually the software) but there is VSOE of the fair value of each of the undelivered elements (which are usually maintenance and professional services), then the residual method is used to determine the revenue for the delivered element. The revenue for each of the undelivered elements is set at the fair value of those elements using VSOE of the price paid when each of the undelivered elements is sold separately. The revenue remaining after allocation to the undelivered elements (i.e., the residual) is allocated to the delivered element.

VSOE supporting the fair value of maintenance is based on the optional renewal rates for each product and is typically 18% to 20% of the software license fee per year. VSOE supporting the fair value of professional services is based on the standard daily rates charged when those services are sold separately.

In some software related multiple-element arrangements, the maintenance or services rates are discounted. In these cases, a portion of the software license fee is deferred and recognized as the maintenance or services are performed based on VSOE of the services.

From time to time, the Company enters into arrangements with customers that purchase non-software related services at the same time, or within close proximity, of purchasing software (non-software multiple-element arrangements). Each element within a non-software multiple-element arrangement is accounted for as a separate unit of accounting provided the following criteria are met: the delivered services have value to the customer on a standalone basis; and for an arrangement that includes a general right of return relative to the delivered services, delivery or performance of the undelivered service is considered probable and is substantially controlled by the Company. Where the criteria for a separate unit of accounting are not met, the deliverable is combined with the undelivered element(s) and treated as a single unit of accounting for the purposes of allocation of the arrangement consideration and revenue recognition.

For non-software multiple-element arrangements, the Company allocates revenue to each element based on a selling price hierarchy at the arrangement inception. The selling price for each element is based upon the following selling price hierarchy: VSOE, then third-party evidence (“TPE”), then best estimated selling price (“BESP”). The total arrangement consideration is allocated to each separate unit of accounting for each of the non-software deliverables using the relative selling prices of each unit based on this hierarchy. The Company limits the amount of revenue recognized for delivered elements to an amount that is not contingent upon future delivery of additional products or services or meeting of any specified performance conditions.

To determine the selling price in non-software multiple-element arrangements, the Company establishes VSOE of the selling price using the price charged for a deliverable when sold separately. Where VSOE does not exist, TPE is established by evaluating similar competitor products or services in standalone arrangements with similarly situated customers. If the Company is unable to determine the selling price because VSOE or TPE doesn’t exist, it determines BESP for the purposes of allocating the arrangement by considering pricing practices, margin, competition and geographies in which it offers its products and services.

Unbilled receivables are created when services are performed or software is delivered and revenue is recognized in advance of billings. Deferred revenue is created when billing occurs in advance of performing services or when all revenue recognition criteria have not been met.

Cash and Cash Equivalents

Cash and cash equivalents consist of investments that are readily convertible into cash and have original maturities of three months or less.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The Company sells a significant portion of its products and services to the financial services industry and could be affected by the overall condition of that industry. The Company believes that any credit risk associated with accounts receivable is substantially mitigated by the relatively large number of customer accounts and reasonably short collection terms. Accounts receivable are stated at estimated net realizable value, which approximates fair value. By policy, the Company places its available cash and short-term investments with institutions of high credit-quality and limits the amount of credit exposure to any one issuer.

Foreign Currency Translation

The functional currency of each of the Company’s foreign operations is generally the local currency of the country in which the operation is located. All assets and liabilities are translated into U.S. dollars using exchange rates in effect at the balance sheet date. Revenue and expenses are translated using average exchange rates during the period.

Increases and decreases in net assets resulting from currency translation are reflected in stockholder’s equity as a component of accumulated other comprehensive income (loss).

Legal Fees

Prior to December 31, 2012, legal fees expected to be incurred defending the Company in connection with an asserted claim were accrued when they were probable of being incurred and could be reasonably estimated. At December 31, 2012, the Company changed its policy to expense all legal costs in connection with an asserted claim as they are incurred as this policy was determined to be preferable.

Changes in accounting policies must be applied retrospectively in the financial statements. Retrospective application means that entity implements the change in accounting policy as though it had always been applied. However, the Company has concluded that the impact of applying the change on a retrospective basis was not material to the Company’s financial statements. The impact of the change was recorded in the fourth quarter of 2012 and the new policy has been applied prospectively effective December 31, 2012.

Property and Equipment

Property and equipment are recorded at cost and depreciated on the straight-line method over the estimated useful lives of the assets (three to eight years for equipment and ten to 40 years for buildings and improvements). Leasehold improvements are amortized ratably over their remaining lease term or useful life, if shorter. Depreciation and amortization of property and equipment in continuing operations was $231 million in 2010, $221 million in 2011 and $232 million in 2012.

Software Products

Software development costs are expensed as incurred and consist primarily of design and development costs of new products and significant enhancements to existing products incurred before the establishment of technological feasibility. Recoverable costs incurred subsequent to technological feasibility of new products and enhancements to existing products as well as costs incurred to purchase or to create and implement internal-use software, which includes software coding, installation, testing and certain data conversions, and software obtained through business acquisitions are capitalized and amortized over the estimated useful lives of the related products, generally three to twelve years (average life is eight years), using the straight-line method or the ratio of current revenue to current and anticipated revenue from such software, whichever provides the greater amortization. Amortization of all software products of continuing operations, including software acquired in business acquisitions and software purchased for internal use, aggregated to $250 million in 2010, $241 million in 2011 and $214 million in 2012. Software development expense of continuing operations was $158 million in 2010, $180 million in 2011 and $163 million in 2012. Capitalized development costs of continuing operations were $11 million in 2010, $10 million in 2011 and $22 million in 2012.

Purchase Accounting and Intangible Assets

Purchase accounting requires that all assets and liabilities be recorded at fair value on the acquisition date, including identifiable intangible assets separate from goodwill. Identifiable intangible assets include customer base (which includes customer contracts and relationships), software and trade name. Goodwill represents the excess of cost over the fair value of net assets acquired.

The estimated fair values and useful lives of identifiable intangible assets are based on many factors, including estimates and assumptions of future operating performance and cash flows of the acquired business, the nature of the business acquired, the specific characteristics of the identified intangible assets, and our historical experience and that of the acquired business. The estimates and assumptions used to determine the fair values and useful lives of identified intangible assets could change due to numerous factors, including product demand, market conditions, technological developments, economic conditions and competition. In connection with our determination of fair values, the Company may engage independent appraisal firms to assist with the valuation of intangible (and certain tangible) assets acquired and certain assumed obligations.

Customer Base Intangible Assets

Customer base intangible assets represent customer contracts and relationships obtained as a result of the LBO and as part of acquired businesses and are amortized using the straight-line method over their estimated useful lives, ranging from three to 18 years (average life is 13 years). Amortization of all customer base intangible assets of continuing operations aggregated to $238 million in 2010, $237 million in 2011 and $222 million in 2012.

Other Assets

Other assets consist primarily of deferred financing costs incurred in connection with debt issued in the LBO and amendments to our debt and other financing transactions (see Note 5), noncompetition agreements, long-term accounts receivable and long-term investments. Deferred financing costs are amortized over the term of the related debt. Noncompetition agreements are amortized using the straight-line method over their stated terms, ranging from three to five years.

Impairment Reviews for Long-Lived Assets

The Company periodically reviews carrying values and useful lives of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. Factors that could indicate an impairment include significant underperformance of the asset as compared to historical or projected future operating results, or significant negative industry or economic trends. When the Company determines that the carrying value of an asset may not be recoverable, the related estimated future undiscounted cash flows expected to result from the use and eventual disposition of the asset are compared to the carrying value of the asset. If the sum of the estimated future undiscounted cash flows is less than the carrying amount, an impairment charge is recorded based on the difference between the carrying value of the asset and its fair value, which the Company estimates based on discounted expected future cash flows. In determining whether an asset is impaired, the Company makes assumptions regarding recoverability of costs, estimated future cash flows from the asset, intended use of the asset and other relevant factors. If these estimates or their related assumptions change, impairment charges for these assets may be required.

Future Amortization of Acquisition-Related Intangible Assets

Based on amounts recorded at December 31, 2012, total expected amortization of all acquisition-related intangible assets in each of the years ended December 31 follows (in millions):

2013	$339
2014	289
2015	233
2016	214
2017	206

Trade Name

The trade name intangible asset of $1,019 million at December 31, 2011 and 2012 represents the fair value of the SunGard trade name and is an indefinite-lived asset not subject to amortization. The Company performed its annual impairment test of the SunGard trade name in the third quarter and based on the results of this test, the fair value of the trade name exceeded its carrying value, resulting in no impairment of the trade name. As a result of lower long-term projections and from the sale of HE, future cash flows which drive the value of the trade name have decreased, and the amount by which the estimated fair value of the trade name exceeded its carrying value was lower in the current year impairment test compared to prior years. In addition to the projections, a critical assumption considered in the impairment test of the trade name is the implied royalty rate. A 50 basis point decrease in the assumed royalty rate would have resulted in an impairment of the trade name asset of approximately $108 million (100 basis point decrease would result in an impairment of approximately $336 million). A 100 basis point increase in the discount rate would result in an impairment of the trade name asset of approximately $5 million. Furthermore, to the extent that additional businesses are divested in the future, the cash flows supporting the trade name will continue to decline, which may result in impairment charges.

Goodwill

Continuing Operations

Generally accepted accounting principles in the United States require the Company to perform a goodwill impairment test annually and more frequently when negative conditions or a triggering event arise. In September 2011, the FASB issued amended guidance that simplified how entities test goodwill for impairment. After an assessment of certain qualitative factors, if it is determined to be more likely than not that the fair value of a reporting unit is less than its carrying amount, entities must perform the quantitative analysis of the goodwill impairment test. Otherwise, the quantitative test(s) become optional. As allowed under the amended guidance, the Company chose not to assess the qualitative factors of its reporting units and, instead, performed the quantitative tests.

The Company completes its annual goodwill impairment test as of July 1 for each of its 11 reporting units. In step one, the estimated fair value of each reporting unit is compared to its carrying value. The Company estimates the fair values of each reporting unit by a combination of (i) estimation of the discounted cash flows of each of the reporting units based on projected earnings in the future (the income approach) and (ii) a comparative analysis of revenue and EBITDA multiples of public companies in similar markets (the market approach). If there is a deficiency (the estimated fair value of a reporting unit is less than its carrying value), a step-two test is required. In step two, the amount of any goodwill impairment is measured by comparing the implied fair value of the reporting unit’s goodwill to the carrying value of goodwill, with the resulting impairment reflected in operations. The implied fair value is determined in the same manner as the amount of goodwill recognized in a business combination.

Estimating the fair value of a reporting unit requires various assumptions including projections of future cash flows, perpetual growth rates and discount rates that reflect the risks associated with achieving those cash flows. The assumptions about future cash flows and growth rates are based on management’s assessment of a number of factors including the reporting unit’s recent performance, performance in the market that the reporting unit serves, as well as industry and general economic data from third party sources. Discount rate assumptions reflect an assessment of the risk inherent in those future cash flows. Changes to the underlying businesses could affect the future cash flows, which in turn could affect the fair value of the reporting unit. For the July 1, 2012 impairment test, the discount rates and perpetual growth rates used were between 10% and 12% and 3% and 4%, respectively.

Based on the results of the step-one tests, the Company determined that the carrying value of the Availability Services North America (“AS NA”) reporting unit was in excess of its respective fair value and a step-two test was required. The primary driver for the decline in the fair value of the AS NA reporting unit compared to the prior year is the decline in the cash flow projections for AS NA when compared to those used in the 2011 goodwill impairment test as a result of a decline in the overall outlook of this reporting unit. The Company continues to expect to grow the AS NA business over the long-term, albeit at a slower rate than previously planned.

Prior to completing the step-two test, the Company first evaluated certain long-lived assets, primarily the software, customer base and property and equipment, for impairment. In performing the impairment tests for long-lived assets, the Company estimated the undiscounted cash flows for the asset groups over the remaining useful lives of the reporting unit’s primary asset and compared that to the carrying value of the asset groups. There was no impairment of the long-lived assets.

In completing the step-two test to determine the implied fair value of goodwill and therefore the amount of impairment, management first determined the fair value of the tangible and intangible assets and liabilities. Based on the testing performed, the Company determined that the carrying value of goodwill exceeded its implied fair value and recorded a goodwill impairment charge of $385 million.

The following table summarizes the goodwill impairment charge by reporting unit (in millions):

Segment	Reporting Unit	Net Goodwill balance before impairment	Impairment Charge	Net Goodwill balance after impairment
Availability Services	AS NA	$914	$(385)	$529

The Company has one other reporting unit, whose goodwill balance was $299 million at December 31, 2012, where the excess of the estimated fair value over the carrying value of the reporting unit was less than 15% of the carrying value as of the July 1, 2012 test date. A one hundred basis point decrease in the perpetual growth rate or a one hundred basis point increase in the discount rate would not cause this reporting unit to fail step one and require a step-two analysis. However, if this unit fails to achieve expected performance levels in the near term or experiences a downturn in the business below current expectations, goodwill could be impaired.

The Company’s remaining reporting units, whose goodwill balances in aggregate total $3.7 billion at December 31, 2012, each had estimated fair values which exceeded the carrying value of the reporting unit by at least 15% as of the July 1, 2012 impairment test. Since the July 1 test date, there was no indication of any triggering events that would cause the Company to perform additional goodwill impairment tests.

In 2009, the Company recorded an adjustment to the state income tax rate used to calculate the deferred income tax liabilities associated with the intangible assets at the LBO date which resulted in reductions to the deferred tax liability and goodwill balances of approximately $114 million. During 2011 the Company determined that the 2009 adjustment was incorrect and has reversed it, thereby increasing the December 31, 2011 deferred tax liability and goodwill balances each by approximately $100 million for continuing operations and $14 million for assets (liabilities) held for sale. As a result of this correction, the Company recorded a goodwill impairment charge of $48 million in continuing operations, of which $36 million related to an impairment charge in 2009 and $12 million related to the impairment charge in 2010, and recorded a $3 million goodwill impairment charge in discontinued operations that related to the 2010 impairment charge. In addition, the Company recorded an income tax benefit of $48 million, of which $35 million related to prior periods, reflecting the amortization of the deferred income tax liability which would have been reflected in the statement of comprehensive income had the 2009 adjustment not been made. Had the Company recorded the goodwill impairment charges in the correct periods, the impairment charge in 2010 would have been $217 million recorded in continuing operations. The Company has assessed the impact of correcting these errors in 2011 and does not believe that these amounts are material to any prior period financial statements, nor is the correction of these errors material to the 2011 financial statements. As a result, the Company has not restated any prior period amounts.

Based on the results of the step one test for the July 1 annual impairment test for 2010, the Company determined that the combined carrying value of its PS and K-12 Education reporting unit was in excess of its fair value and a step-two test was required. In 2010, PS and K-12 were tested as a single reporting unit in contrast to 2012, when PS and K-12 were tested as separate reporting units. The primary driver for the decline in the fair value of the reporting unit compared to the prior year is the reduction in the perpetual growth rate assumption used for this reporting unit, stemming from the disruption in the global financial markets, particularly the markets which this reporting unit serves. Furthermore, there was a decline in the cash flow projections compared to those used in the 2009 goodwill impairment test, as a result of decline in the overall outlook for this reporting unit.

Prior to completing the step-two test, the Company first evaluated the long-lived assets, primarily the software, customer base and property and equipment, for impairment. In performing the impairment tests for long-lived assets, the Company estimated the undiscounted cash flows for the asset groups over the remaining useful lives of the reporting unit’s primary asset and compared that to the carrying value of the asset groups. There was no impairment of the long-lived assets.

In completing the step-two test to determine the implied fair value of goodwill and therefore the amount of impairment, the Company first determined the fair value of the tangible and intangible assets and liabilities. Based on the testing performed, the Company determined that the carrying value of goodwill exceeded its implied fair value for this reporting unit and recorded a goodwill impairment charge of $205 million.

The following table summarizes changes in goodwill by segment (in millions):

	Cost				Accumulated Impairment
	FS	AS	Other	Subtotal	AS	Other	Subtotal	Net Balance
Balance at December 31, 2010	$3,450	$2,203	$534	$6,187	$(1,126)	$(205)	$(1,331)	$4,856
2011 acquisitions	6	—	—	6	—	—	—	6
Adjustments related to the LBO and prior year acquisitions	42	38	11	91	—	—	—	91
Impairment charges	—	—	—	—	(36)	(12)	(48)	(48)
Effect of foreign currency translation	(18)	(2)	—	(20)	—	—	—	(20)

Balance at December 31, 2011	3,480	2,239	545	6,264	(1,162)	(217)	(1,379)	4,885
2012 acquisitions	28	—	—	28	—	—	—	28
Adjustments related to the LBO and prior year acquisitions	(3)	(3)	(1)	(7)	—	—	—	(7)
Impairment charges	—	—	—	—	(385)		(385)	(385)
Effect of foreign currency translation	11	7	—	18	—	—	—	18

Balance at December 31, 2012	$3,516	$2,243	$544	$6,303	$(1,547)	$(217)	$(1,764)	$4,539

During 2011 the Company determined that a 2009 adjustment impacting goodwill and deferred income tax liability was incorrect and has reversed it, thereby increasing the goodwill and deferred tax liability balances associated with continuing operations each by approximately $100 million. The adjustment, which was not material to any prior period financial statements, is reflected in the “Adjustments related to the LBO and prior year acquisitions” line in 2011.

Discontinued Operations

Based on the results of the step-one test for the July 1 annual impairment test for 2010, the Company determined that the carrying values of its Public Sector United Kingdom (“PS UK”) reporting unit, which was sold in December 2010, and its Higher Education Managed Services (“HE MS”) reporting unit, which, along with the remainder of HE, was sold in January 2012, were in excess of their respective fair values and a step-two test was required for each of these reporting units. The primary driver for the decline in the fair value of each of the reporting units compared to the prior year is the reduction in the perpetual growth rate assumption used for each of these two reporting units, stemming from the disruption in the global financial markets, particularly the markets which these reporting units serve. Furthermore, there was a decline in the cash flow projections for the PS UK reporting unit, compared to those used in the 2009 goodwill impairment test, as a result of decline in the overall outlook for this reporting unit. Additionally, the discount rate assumption used for the PS UK reporting unit was higher than the discount rate used in the 2009 impairment test.

A one percentage point increase in the perpetual growth rate or a one percentage point decrease in the discount rate would have resulted in the HE MS reporting unit having a fair value in excess of carrying value and a step-two test would not have been required. Prior to completing the step-two tests, the Company first evaluated the long-lived assets, primarily the software, customer base and property and equipment, for impairment. In performing the impairment tests for long-lived assets, the Company estimated the undiscounted cash flows for the asset groups over the remaining useful lives of the reporting unit’s primary asset and compared that to the carrying value of the asset groups. There was no impairment of the long-lived assets.

In completing the step-two tests to determine the implied fair value of goodwill and therefore the amount of impairment, the Company first determined the fair value of the tangible and intangible assets and liabilities.

Based on the testing performed, the Company determined that the carrying value of goodwill exceeded its implied fair value for each of the two reporting units and recorded a goodwill impairment charge of $123 million in discontinued operations.

Other Long-Term Liabilities

Other long-term liabilities consist of lease-leveling accruals and restoration liabilities. In 2011, all lease-leveling accruals and restoration liabilities were included as other accrued expenses. The December 31, 2011 balance sheet has been revised to correctly present $76 million of these obligations as non-current. The impact of the revision was not material to the balance sheet.

Stock Compensation

Stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the appropriate service period. Fair value for stock options is computed using the Black-Scholes pricing model. Determining the fair value of stock-based awards requires considerable judgment, including estimating the expected term of stock options, expected volatility of the Company’s stock price, and the number of awards expected to be forfeited. In addition, for stock-based awards where vesting is dependent upon achieving certain operating performance goals, the Company estimates the likelihood of achieving the performance goals. Differences between actual results and these estimates could have a material effect on the consolidated financial results. A deferred income tax asset is recorded over the vesting period as stock compensation expense is recognized. The Company’s ability to use the deferred tax asset is ultimately based on the actual value of the stock option upon exercise or restricted stock unit upon distribution. If the actual value is lower than the fair value determined on the date of grant, there could be an income tax expense for the portion of the deferred tax asset that cannot be used, which could have a material effect on the consolidated financial results.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are recorded when it is not more likely than not that a deferred tax asset will be realized. The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. Considerable judgment is required in assessing and estimating these amounts and difference between the actual outcome of these future tax consequences and these estimates made could have a material impact on the consolidated results. The Company records interest related to unrecognized tax benefits in interest expenses and penalties in income tax expense.

Recent Accounting Pronouncements

In October 2011, the Financial Accounting Standards Board (“FASB”) announced that the specific requirement to present items that are reclassified from other comprehensive income to net income alongside their respective components of net income and other comprehensive income will be deferred. Therefore, those requirements related to the presentation of comprehensive income have not been adopted by the Company.

On July 27, 2012, the FASB issued Accounting Standards Update No. 2012-02, Intangibles—Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment. The Update simplifies the guidance for testing the decline in the realizable value (impairment) of indefinite-lived intangible assets other than goodwill. Examples of intangible assets subject to the guidance include indefinite-lived trademarks, licenses, and distribution rights. The amendment allows an organization the option to first assess qualitative factors to determine whether it is necessary to perform the quantitative impairment test. An organization electing to perform a qualitative assessment is no longer required to calculate the fair value of an indefinite-lived intangible asset unless the organization determines, based on a qualitative assessment, that it is “more likely than not” that the asset is impaired. Under former guidance, an organization was required to test an indefinite-lived intangible asset for impairment on at least an annual basis by comparing the fair value of the asset with its carrying amount. If the carrying amount of an indefinite-lived intangible asset exceeded its fair value, an impairment loss was recognized in an amount equal to the difference. The amendments in this Update are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. The Company is currently evaluating the impact of this Update, but does not expect the Update to have a material impact on the consolidated financial statements.

On February 5, 2013, the FASB issued Accounting Standards Update No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. The standard is intended to improve the reporting of reclassifications out of accumulated other comprehensive income of various components. The Update requires an entity to present, either parenthetically on the face of the financial statements or in the notes, significant amounts reclassified, from each component of accumulated other comprehensive income and the income statement line items affected by the reclassification. The amendments in this Update are effective for annual and interim periods beginning after December 15, 2012. The Company will adopt this amendment for the March 31, 2013 interim period financial statements.

2. Acquisitions and Discontinued Operations:

Acquisitions

The Company seeks to acquire businesses that broaden its existing product lines and service offerings and expand its geographic reach. During 2012, the Company completed two acquisitions in its FS segment. Cash paid, net of cash acquired, was $39 million (see Note 16). In addition, the Company paid approximately $1 million related to deferred purchase price from prior year acquisitions.

During 2011, the Company paid $35 million for five acquisitions in its FS segment, and, in 2010, the Company paid a total of $82 million for three acquisitions in its FS segment and one in its AS segment.

The acquisitions discussed above for 2012, 2011 and 2010 were not material to the Company’s operations, financial position or cash flows.

At December 31, 2012, contingent purchase price obligations that depend upon the operating performance of certain acquired businesses were $6 million, of which $3 million is included in other long-term debt.

Discontinued Operations

In December 2010, the Company sold its PS UK business. In January 2012, the Company sold its Higher Education (“HE”) business and used the net cash proceeds (as defined in its senior secured credit agreement of $1.222 billion), which is the gross transaction value of $1.775 billion less an estimate of applicable taxes and fees, to repay a pro-rata portion of its outstanding term loans (see Note 5). In July 2012, the Company sold its FS subsidiary SunGard Global Services France for gross proceeds of €14 million.

The results for the discontinued operations for the years ended December 31, 2010, 2011 and 2012 were as follows (in millions):

	Year ended December 31,
	2010	2011	2012
Revenue	$735	$551	$55
Operating income (loss)	(20)	91	(5)
Gain (loss) on sale of business	(94)	—	571

Income (loss) before income taxes	(114)	91	566
Benefit from (provision for) income taxes	(42)	(171)	(235)

Income (loss) from discontinued operations, net of tax	$(156)	$(80)	$331

In 2010, the Company recorded $123 million of goodwill impairment charges, of which $91 million was related to PS UK and $32 million was related to HE MS, and a loss on disposal of approximately $94 million, including the write-off of the currency translation adjustment (CTA). In 2011, the Company recorded $135 million of deferred tax expense related to the book-over-tax basis difference in a HE subsidiary. Also in 2011, the Company increased goodwill by $14 million and recorded a $3 million goodwill impairment charge (see Goodwill discussion in Note 1). In 2012, the Company recorded a $563 million gain on the sale of the Higher Education business.

Assets and liabilities related to discontinued operations consisted of the following (in millions) at December 31, 2011:

December 31, 2011
Cash	$6
Accounts receivable, net	105
Prepaid expenses and other current assets	11
Deferred income taxes	3
Property and equipment, net	31
Software products, net	77
Customer base, net	188
Goodwill	929

Assets related to discontinued operations	$1,350

Accounts payable	$1
Accrued compensation and benefits	24
Other accrued expenses	16
Deferred revenue	106
Deferred income taxes	99

Liabilities related to discontinued operations	$246

3. Clearing Broker Assets and Liabilities:

The Company has finished winding-down the operations of its stock loan and clearing services business, a low-margin business which required significant working capital. The wind-down of this business created a one-time benefit to cash flow from continuing operations. Also, as a result of the wind-down, the Company expects the balances of clearing broker assets and liabilities to remain at levels that approximate the level at December 31, 2012.

Clearing broker assets and liabilities are comprised of the following (in millions):

	December 31, 2011	December 31, 2012
Segregated customer cash	$23	$3
Securities borrowed	157	—
Receivables from customers and other	33	3

Clearing broker assets	$213	$6

Payables to customers	$16	$—
Securities loaned	145	—
Payable to brokers and dealers	18	4

Clearing broker liabilities	$179	$4

Segregated customer cash is held by the Company on behalf of customers. Securities borrowed and loaned are collateralized financing transactions which are cash deposits made to or received from other broker/dealers. Receivables from and payables to customers represent amounts due or payable on cash and margin transactions.

4. Property and Equipment:

Property and equipment consisted of the following (in millions):

	December 31, 2011	December 31, 2012
Computer and telecommunications equipment	$993	$1,093
Leasehold improvements	845	922
Office furniture and equipment	148	162
Buildings and improvements	138	143
Land	17	17
Construction in progress	48	46

Total property and equipment cost	2,189	2,383
Accumulated depreciation and amortization	(1,296)	(1,509)

Total property and equipment, net	$893	$874

5. Debt and Derivative Instruments:

Debt consisted of the following (in millions):

	December 31, 2011	December 31, 2012
Senior Secured Credit Facilities:
Secured revolving credit facility due November 29, 2016 (A)	$—	$—
Tranche A due February 28, 2014, effective interest rate of 3.33% and 1.96% (A)	1,386	207
Tranche B due February 28, 2016, effective interest rate of 4.32% and 4.35% (A)	2,407	1,719
Tranche C due February 28, 2017, effective interest rate of 4.17% (A)	—	908
Tranche D due January 31, 2020, effective interest rate of 4.50% (A)	—	720
Incremental term loan at 3.78% (A)	479	—

Total Senior Secured Credit Facilities	4,272	3,554
Senior Secured Notes due 2014 at 4.875%, net of discount of $8 and $4 (B)	242	246
Senior Notes due 2015 at 10.625%, net of discount of $3 (C)	497	—
Senior Notes due 2018 at 7.375% (C)	900	900
Senior Notes due 2020 at 7.625% (C)	700	700
Senior Subordinated Notes due 2015 at 10.25% (C)	1,000	—
Senior Subordinated Notes due 2019 at 6.625% (C)	—	1,000
Secured Accounts Receivable Facility, at 3.79% and 3.71% (D)	200	250
Other, primarily foreign bank debt, acquisition purchase price and capital lease obligations	18	12

Total debt	7,829	6,662
Short-term borrowings and current portion of long-term debt	(10)	(63)

Long-term debt	$7,819	$6,599

The Company was in compliance with all covenants at December 31, 2012. Below is a summary of SunGard’s debt instruments.

(A) Senior Secured Credit Facilities

SunGard has an $880 million revolving credit facility, of which $857 million was available for borrowing after giving effect to $23 million of outstanding letters of credit as of December 31, 2012.

On March 2, 2012, SunGard amended its Amended and Restated Credit Agreement dated as of August 11, 2005, as amended and restated from time to time (“Credit Agreement”) to, among other things, extend the maturity date of approximately $908 million in aggregate principal amount of tranche A and incremental term loans from February 28, 2014 to February 28, 2017 (“tranche C”), extend the maturity of the $880 million revolving credit facility commitments from May 11, 2013 to November 29, 2016, and amend certain covenants and other provisions, in order to, among other things, permit the potential spin-off of AS. The revolving credit facility commitments and tranche C each have springing maturity provisions which are described in the Credit Agreement.

On December 17, 2012, SunGard amended its Credit Agreement to, among other things, allow for the issuance of a $720 million term loan (“tranche D”), permit incremental credit extensions under the restated credit agreement in an amount up to $750 million; and modify certain covenants and other provisions in order to, among other things, permit additional restricted payments to be made with the net proceeds of the tranche D term loan and available cash in an aggregate amount not to exceed $750 million. Tranche D has certain springing maturities which are described in the Credit Agreement.

On December 31, 2012, SunGard voluntarily prepaid $48 million of its tranche A term loan and the entire outstanding incremental term loan balance of $169 million.

On March 8, 2013, SunGard amended and restated its Credit Agreement to, among other things, (i) issue an additional term loan of $2,200 million (“tranche E”) maturing on March 8, 2020, the proceeds of which were used to (a) repay in full the $1,719 million tranche B term loan and (b) repay $481 million of the tranche C term loan; (ii) replace the $880 million of revolving commitments with $850 million of new revolving commitments, which will mature on March 8, 2018; and (iii) modify certain covenants and other provisions in order to, among other things (x) modify (and in the case of the term loan facility, remove) the financial maintenance covenants included therein and (y) permit the Company to direct the net cash proceeds of permitted dispositions otherwise requiring a prepayment of term loans to the prepayment of specific tranches of term loans at the Company’s sole discretion. The interest rate on tranche E is LIBOR plus 3% with a 1% LIBOR floor, which at March 8, 2013 was 4.00%. SunGard is required to repay installments in quarterly principal amounts of 0.25% of its funded tranche E principal amount through the maturity date, at which time the remaining aggregate principal balance is due. Tranche E and the new revolving commitments are subject to certain springing maturities which are described in the Credit Agreement.

Borrowings under the Credit Agreement bear interest at a rate equal to an applicable margin plus, at SunGard’s option, one of the following:

•	LIBOR based on the costs of funds for deposits in the currency of such borrowing for either 30, 60, 90 or 180 days, or

•	a base rate that is the higher of:

•	the prime rate of JPMorgan Chase Bank, N.A. and

•	the federal funds rate plus one-half of 1%.

The applicable margin for borrowings under the various Credit Agreement tranches may change subject to attaining certain leverage ratios. In addition to paying interest on outstanding principal under the Credit Agreement, the Company pays a commitment fee to the lenders under the revolving credit facility in respect of the unutilized commitments. The commitment fee rate is currently 0.625% per annum and may change subject to attaining certain leverage ratios. As of December 31, 2012, the effective interest rates and the effective interest rates adjusted for swaps (if applicable) are as follows:

	Effective interest rate	Effective rate adjusted for swaps
Revolving credit facility	3.21%	N/A
Tranche A	1.96%	N/A
Tranche B	3.87%	4.35%
Tranche C	3.96%	4.17%
Tranche D	4.50%	N/A

N/A: Not Applicable

All obligations under the Credit Agreement are fully and unconditionally guaranteed by SunGard Holdco LLC and by substantially all domestic, 100% owned subsidiaries, referred to, collectively, as Guarantors.

The Credit Agreement requires SunGard to prepay outstanding term loans, subject to certain exceptions, with 50% of annual excess cash flow (subject to attaining a certain leverage ratio) and proceeds from certain asset sales, casualty and condemnation events, other borrowings and certain financings under SunGard’s secured accounts receivable facility. Any mandatory payments would be applied pro rata to the term loan lenders and to installments of the term loans in direct order of maturity. Pursuant to the terms of the Credit Agreement, SunGard made the following mandatory prepayments:

•

In January 2012, SunGard completed the sale of HE and used net cash proceeds (as defined in the Credit Agreement) of $1.22 billion to repay, on a pro-rata basis, $396 million, $689 million and $137 million of tranche A, tranche B and the incremental term loan, respectively. As a result of the prepayment, the Company incurred a loss on the extinguishment of debt of approximately $15 million.

•

In December 2010, the SunGard sold its PS UK operation for gross proceeds of £88 million ($138 million). SunGard used net cash proceeds to repay $96 million of U.S. dollar-denominated term loans, $3 million of pound sterling-denominated term loans and $2 million of euro-denominated term loans. In addition, and concurrent with these mandatory prepayments, other available cash was used to voluntarily repay the remaining $164 million balance outstanding on the euro-denominated term loans.

SunGard is required to repay installments on the tranche D term loan in quarterly principal amounts of 0.25% of its funded total principal amount through the maturity date, at which time the remaining aggregate principal balance is due, subject to certain springing maturity provisions. As a result of loan prepayments, SunGard is no longer required to make quarterly principal payments on the tranche A, tranche B, or tranche C term loans.

The Credit Agreement contains a number of covenants that, among other things, restrict, subject to certain exceptions, SunGard’s (and most or all of its subsidiaries’) ability to incur additional debt or issue preferred stock, pay dividends and distributions on or repurchase capital stock, create liens on assets, enter into sale and leaseback transactions, repay subordinated indebtedness, make investments, loans or advances, make capital expenditures, engage in certain transactions with affiliates, amend certain material agreements, change its lines of business, sell assets and engage in mergers or consolidations. In addition, under the Credit Agreement, SunGard is required to satisfy certain total leverage and interest coverage ratios.

SunGard uses interest rate swap agreements to manage the amount of its floating rate debt in order to reduce its exposure to variable rate interest payments associated with the Credit Agreement. Each of these swap agreements is designated as a cash flow hedge. SunGard pays a stream of fixed interest payments for the term of the swap, and in turn, receives variable interest payments based on LIBOR. At December 31, 2012, one-month LIBOR was 0.21% and three-month LIBOR was 0.31%. The net receipt or payment from the interest rate swap agreements is included in interest expense. A summary of the Company’s interest rate swaps at December 31, 2012 follows (in millions):

Inception	Maturity	Notional Amount (in millions)	Interest rate paid	Interest rate received (LIBOR)
February 2010	May 2013	$500	1.99%	3-Month
August-September 2012	February 2017	400	0.69%	1-Month

Total / Weighted Average		$900	1.41%

The interest rate swaps are included at estimated fair value as an asset or a liability in the consolidated balance sheet based on a discounted cash flow model using applicable market swap rates and certain assumptions. For 2010, 2011 and 2012, the Company included unrealized after-tax gains of $21 million, $17 million, and $3 million, respectively, in Other Comprehensive Income (Loss) related to the change in market value of the swaps. The market value of the swaps recorded in Other Comprehensive Income (Loss) may be recognized in the statement of operations if certain terms of the Credit Agreement change, are modified or if the loan is extinguished. The fair values of the swap agreements at December 31, 2011 and 2012 are $11 million and $5 million, respectively and are included in other accrued expenses. The effects of the interest rate swaps are reflected in the effective interest rate for the Credit Agreement loans in the components of the debt table above. The Company had no ineffectiveness related to its swap agreements as of December 31, 2012. The Company expects to reclassify in the next twelve months approximately $5 million from other comprehensive income (loss) into earnings related to the Company’s interest rate swaps based on the borrowing rates at December 31, 2012.

(B) Senior Secured Notes due 2014

On January 15, 2004, SunGard issued $250 million of 4.875% senior unsecured notes due January 2014, which are subject to certain standard covenants. As a result of the LBO, these senior notes became collateralized on an equal and ratable basis with loans under the Credit Agreement and are guaranteed by all subsidiaries that guarantee the senior notes due 2018 and 2020 and senior subordinated notes due 2019. The senior secured notes due 2014 are recorded at $246 million as of December 31, 2012 reflecting the remaining unamortized discount of $4 million caused by the LBO that will continue to be amortized as interest expense over the remaining periods to maturity.

(C) Senior Notes due 2015, 2018 and 2020 and Senior Subordinated Notes due 2015 and 2019

In November 2010, SunGard issued $900 million of 7.375% senior notes due 2018 and $700 million of 7.625% of senior notes due 2020. The proceeds, together with other cash, were used to retire the former $1.6 billion 9.125% senior notes that would have been due 2013. As a result, the Company incurred a loss on the extinguishment of debt of approximately $57 million. The senior notes due 2018 and 2020 (i) rank equally in right of payment to all existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the senior notes due 2018 and 2020, (ii) are effectively subordinated in right of payment to all existing and future secured debt to the extent of the value of the assets securing such debt, and (iii) are structurally subordinated to all obligations of each subsidiary that is not a guarantor of the senior notes due 2018 and 2020. All obligations under the senior notes due 2018 and 2020 are fully and unconditionally guaranteed, subject to certain exceptions, by substantially all domestic, wholly owned subsidiaries of SunGard.

On April 2, 2012, SunGard redeemed for $527 million plus accrued and unpaid interest to the redemption date, all of its outstanding $500 million 10.625% senior notes due 2015 (“2015 Notes”) under the Indenture dated as of September 29, 2008 among SunGard, the guarantors named therein, and The Bank of New York Mellon, as trustee, as amended or supplemented from time to time. In conjunction with the redemption of the 2015 Notes, the Company incurred a $37 million loss on the extinguishment of debt which included a $27 million premium.

On November 1, 2012, SunGard issued $1 billion aggregate principal amount of 6.625% senior subordinated notes due 2019 (“senior subordinated notes”) and used a portion of the net proceeds from this offering to repurchase approximately $490 million of its $1 billion 10.25% senior subordinated notes due 2015 (“existing 10.25% senior subordinated notes”). On December 3, 2012, SunGard redeemed the remaining existing 10.25% senior subordinated notes. As a result of this transaction, the Company incurred a $29 million loss on the extinguishment of debt which included a $21 million premium.

The senior subordinated notes are unsecured senior subordinated obligations that are subordinated in right of payment to the existing and future senior debt, including the senior secured credit facilities, the senior secured notes due 2014 and the senior notes due 2018 and 2020. The senior subordinated notes (i) rank equally in right of payment to all future senior subordinated debt, (ii) are effectively subordinated in right of payment to all existing and future secured debt to the extent of the value of the assets securing such debt, (iii) are structurally subordinated to all obligations of each subsidiary that is not a guarantor of the senior subordinated notes, and (iv) rank senior in right of payment to all future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the senior subordinated notes.

The senior notes due 2018 and 2020 and senior subordinated notes are redeemable in whole or in part, at SunGard’s option, at any time at varying redemption prices that generally include premiums, which are defined in the applicable indentures. In addition, upon a change of control, SunGard is required to make an offer to redeem all of the senior notes and senior subordinated notes at a redemption price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest.

The indentures governing the senior notes due 2018 and 2020 and senior subordinated notes contain a number of covenants that restrict, subject to certain exceptions, SunGard’s ability and the ability of its restricted subsidiaries to incur additional debt or issue certain preferred shares, pay dividends on or make other distributions in respect of its capital stock or make other restricted payments, make certain investments, enter into certain types of transactions with affiliates, create liens securing certain debt without securing the senior notes due 2018 and 2020 or senior subordinated notes, as applicable, sell certain assets, consolidate, merge, sell or otherwise dispose of all or substantially all of its assets and designate its subsidiaries as unrestricted subsidiaries.

On November 1, 2012, SunGard and the guarantors of the senior subordinated notes entered into a registration rights agreement and have agreed that they will (i) file a registration statement with respect to a registered offer to exchange the senior subordinated notes for new notes guaranteed by the guarantors on an unsecured senior subordinated basis, with terms substantially identical in all material respects to the Senior subordinated notes, and (ii) use their reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act of 1933, as amended.

SunGard and the guarantors have agreed to use their reasonable best efforts to cause the exchange offer to be completed within 360 days after the issue date or, if required, to have one or more shelf registration statements declared and remain effective during the shelf registration period.

If SunGard fails to satisfy this obligation (a “registration default”), the annual interest rate on the Senior Subordinated Notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.00% per year. The applicable interest rate on such Senior Subordinated Notes will revert to the original level upon the earlier of curing the registration default or November 1, 2014.

(D) Secured Accounts Receivable Facility

In March 2009, SunGard entered into a syndicated three-year secured accounts receivable facility. The facility limit was $317 million, which consisted of a term loan commitment of $181 million and a revolving commitment of $136 million. Advances may be borrowed and repaid under the revolving commitment with no impact on the facility limit. The term loan commitment may be repaid at any time at SunGard’s option, but will result in a permanent reduction in the facility limit. On September 30, 2010, SunGard entered into an Amended and Restated Credit and Security Agreement related to its receivables facility. Among other things, the amendment (a) increased the borrowing capacity under the facility from $317 million to $350 million, (b) increased the term loan component from $181 million to $200 million, (c) extended the maturity date to September 30, 2014, (d) removed the 3% LIBOR floor and set the interest rate to one-month LIBOR plus 3.5%, which at December 31, 2012 was 3.71%, and (e) amended certain terms.

In connection with the sale of SunGard’s HE business, the participating HE subsidiaries were removed from the receivables facility, effective as of October 3, 2011. As a result, SunGard permanently reduced the maximum revolving commitment amount to $90 million for a combined total amount available for borrowing of $290 million.

On December 19, 2012, SunGard entered into a Second Amended and Restated Credit and Security Agreement to, among other things, extend the maturity date to December 19, 2017 and reduce the aggregate commitments from $290 million to $275 million.

At December 31, 2012, $200 million was drawn against the term loan commitment and $50 million was drawn against the revolving commitment. At December 31, 2012, $519 million of accounts receivables secured the borrowings under the receivables facility.

SunGard is subject to a fee on the unused portion of 0.75% per annum. The receivables facility contains certain covenants and SunGard is required to satisfy and maintain specified facility performance ratios, financial ratios and other financial condition tests.

Future Maturities

At December 31, 2012, the contractual future maturities of debt are as follows (in millions):

	Contractual	Pro Forma for March 8, 2013 Credit Agreement Amendment
		(unaudited	)
thru 12/31
2013	$63	$80
2014 (1)	461	483
2015	8	30
2016	1,729	32
2017	1,115	656
Thereafter	3,286	5,381

(1)	Included are debt discounts of $4 million.

6. Fair Value Measurements:

The following table summarizes assets and liabilities measured at fair value on a recurring basis at December 31, 2012 (in millions):

	Fair Value Measures Using
	Level 1	Level 2	Level 3	Total
Assets
Cash and cash equivalents—money market funds	$227	$—	$—	$227
Currency forward contracts	—	4	—	4

Total	$227	$4	$—	$231

Liabilities
Interest rate swap agreements and other	$—	$4	$—	$4

The following table summarizes assets and liabilities measured at fair value on a recurring basis at December 31, 2011 (in millions):

	Fair Value Measures Using
	Level 1	Level 2	Level 3	Total
Assets
Cash and cash equivalents—money market funds	$351	$—	$—	$351

Liabilities
Interest rate swap agreements and other	$—	$15	$—	$15

A Level 1 fair value measure is based upon quoted prices in active markets for identical assets or liabilities. A Level 2 fair value measure is based upon quoted prices for similar assets and liabilities in active markets or inputs that are observable. A Level 3 fair value measure is based upon inputs that are unobservable (for example, cash flow modeling inputs based on assumptions).

Cash and cash equivalents—money market funds is recognized and measured at fair value in the Company’s financial statements. Fair values of the interest rate swap agreements are calculated using a discounted cash flow model using observable applicable market swap rates and assumptions and are compared to market valuations obtained from brokers.

The Company uses currency forward contracts to manage its exposure to fluctuations in costs caused by variations in Indian Rupee (“INR”) exchange rates. These INR forward contacts are designated as cash flow hedges. The fair value of these currency forward contracts is determined using currency exchange market rates, obtained from reliable, independent, third party banks, at the balance sheet date. This fair value of forward contracts is subject to changes in currency exchange rates. The Company has no ineffectiveness related to its use of currency forward contracts. The fair value of the INR forward contracts was an asset of $4 million at December 31, 2012 and a liability of $3 million at December 31, 2011.

Certain assets and liabilities are measured on a non-recurring basis and, in recent years, the only asset or liability to be measured on a non-recurring basis is goodwill where a step-two test was required. In 2012, goodwill with a carrying value of $914 million was written down to a fair value of $529 million due to the recognition of a $385 million impairment loss, which is reflected in continuing operations and discussed further in Note 1.

The fair value of goodwill is categorized in Level 3, fair value measurement using significant unobservable inputs, and is estimated by a combination of (i) discounted cash flows based on projected earnings in the future (the income approach) and (ii) a comparative analysis of revenue and EBITDA multiples of public companies in similar markets (the market approach). This requires the use of various assumptions including projections of future cash flows, perpetual growth rates and discount rates.

The following table summarizes assets and liabilities measured at fair value on a non-recurring basis at December 31, 2012 (in millions):

	Fair Value Measures Using
	Level 1	Level 2	Level 3
Assets
Goodwill	$—	$—	$529

In 2010, goodwill with a carrying value of $888 million was written down to a fair value of $560 million due to the recognition of a $328 million impairment loss, of which $205 million is reflected in continuing operations and $123 million is reflected in discontinued operations as discussed further in Notes 1 and 2. If the Company had not recorded the incorrect adjustment to reduce goodwill and deferred income tax liabilities in 2009, the carrying value in 2010 of goodwill related to the reporting units that incurred the goodwill impairment would have been $12 million higher, resulting in an incremental $12 million impairment charge in 2010. The incremental goodwill impairment charge was recorded in 2011.

The following table summarizes assets and liabilities measured at fair value on a non-recurring basis at December 31, 2010 (in millions):

	Fair Value Measures Using
	Level 1	Level 2	Level 3
Assets
Goodwill	$—	$—	$560

Fair Value of Financial Instruments

The following table presents the carrying amount and estimated fair value of the Company’s debt, including current portion and excluding the interest rate swaps (in millions):

	December 31, 2011		December 31, 2012
	Carrying Value	Fair Value	Carrying Value	Fair Value
Floating rate debt	$4,472	$4,372	$3,803	$3,826
Fixed rate debt	3,357	3,454	2,859	3,023

The fair values of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, to the extent the underlying liability will be settled in cash, approximate carrying values because of the short-term nature of these instruments. The derivative financial instruments are carried at fair value. The fair value of the Company’s floating rate and fixed rate long-term debt (Level 2) is determined using actual market quotes and benchmark yields received from independent vendors.

7. Dividend

In December 2012, SunGard borrowed $720 million (see Note 5) and used the net proceeds, along with available cash, to finance a preferred stock dividend by SCCII of approximately $718 million, or $72.80 per preferred share (equivalent to $3.64 per Unit, as defined in Note 8). As a result of the dividend, under the terms of various equity award agreements and the SCC and SCCII Dividend Rights Plan, SCC was required to make dividend-equivalent cash payments of up to approximately $30 million to equity award holders. Of the $30 million, approximately $6 million was paid in December 2012 and the remaining balance will be paid over approximately five years, subject to vesting of the underlying equity awards. The total dividend and dividend-equivalents paid in 2012 was $724 million. In order to affect this transaction, SDS declared a dividend of approximately $747 million through holding companies ultimately to SCCII, which in turn declared a dividend of approximately $718 million to the holders of the preferred stock and a dividend of approximately $30 million, representing the amount of the dividend-equivalent cash payments, to SCC as the sole holder of the common stock. Also as a result of the dividend, all outstanding options on Units, except for the options with an exercise price of $4.50 per Unit, were modified to reduce the exercise price by $3.64 per Unit. There was no incremental stock compensation expense as a result of the dividend.

8. Stock Option and Award Plans and Stock-Based Compensation:

The SunGard 2005 Management Incentive Plan (“Plan”) as amended from time to time was established to provide long-term equity incentives. The Plan authorizes the issuance of equity subject to awards made under the Plan for up to 70 million shares of Class A common stock and 7 million shares of Class L common stock of SCC and 2.5 million shares of preferred stock of SCCII.

Under the Plan, awards of time-based and performance-based options have been granted to purchase “Units” in the Parent Companies. Each “Unit” consists of 1.3 shares of Class A common stock and 0.1444 shares of Class L common stock of SCC and 0.05 shares of preferred stock of SCCII. The shares comprising a Unit are in the same proportion as the shares issued to all stockholders of the Parent Companies. Options for Units cannot be separately exercised for the individual classes of stock. Beginning in 2007, hybrid equity awards generally were granted under the Plan, which awards are composed of restricted stock units (“RSUs”) for Units in the Parent Companies and options to purchase Class A common stock in SCC. Currently, equity awards are granted for RSUs. All awards under the Plan are granted at fair market value on the date of grant.

Time-based options granted generally vest over four or five years with monthly or annual vesting depending on the timing of the grant. Performance-based options and RSUs are earned upon the attainment of certain annual or cumulative earnings goals based on Internal EBITA (defined as operating income before amortization of acquisition-related intangible assets, stock compensation expense and certain other items) or Internal Adjusted EBITDA (defined as operating income before amortization of acquisition-related intangible assets, stock compensation expense, depreciation and amortization and certain other items) targets for the Company, depending on the date of grant, during a specified performance period. For awards granted prior to May 2011, the performance period was generally five years. For awards granted after May 2011, the performance period is generally 12 or 18 months at the end of which a portion of what was earned vests and the remainder of what was earned vests monthly or annually over a period of years. Time-based and performance-based options can partially or fully vest upon a change of control and certain other termination events, subject to certain conditions, and expire ten years from the date of grant. Once vested, time-based and performance-based RSUs become payable in shares upon the first to occur of a change of control, separation from service without cause, or the date that is five years (ten years for certain performance-based RSUs) after the date of grant.

During the second quarter of 2010, the Company amended the terms of all unvested performance awards outstanding with performance periods after 2010 by reducing the performance targets for those periods to the budgeted Internal EBITA for the applicable year. All 280 award holders participated in the amendments, and there was no expense recognized as a result of the modification.

The total fair value of options that vested for 2010, 2011 and 2012 was $18 million, $8 million and $4 million, respectively. The total fair value of RSUs that vested for the years 2010, 2011 and 2012 was $13 million, $22 million and $36 million, respectively. At December 31, 2011 and 2012, approximately 1.6 million and 2.5 million RSUs, respectively, were vested.

The fair value of option Units granted in each year using the Black-Scholes pricing model and related assumptions follow:

	Year ended December 31,
	2010	2011	2012
Weighted-average fair value on date of grant	$7.37	$9.76	$7.84
Assumptions used to calculate fair value:
Volatility	36%	43%	43%
Risk-free interest rate	1.9%	1.6%	0.6%
Expected term	5.0 years	5.0 years	5.0 years
Dividends	zero	zero	zero

The fair value of Class A options granted in each year using the Black-Scholes pricing model and related assumptions follow:

Year ended December 31,
2010
Weighted-average fair value on date of grant	$0.23
Assumptions used to calculate fair value:
Volatility	156%
Risk-free interest rate	2.1%
Expected term	5.0 years
Dividends	zero

The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. Since the Company is not publicly traded, the Company utilizes equity valuations based on (a) stock market valuations of public companies in comparable businesses, (b) recent transactions involving comparable companies and (c) any other factors deemed relevant. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. Expected volatilities are based on implied volatilities from market comparisons of certain publicly traded companies and other factors. The expected term of stock options granted is derived from historical experience and expectations and represents the period of time that stock options granted are expected to be outstanding. The requisite service period is generally four or five years from the date of grant.

For 2010, 2011 and 2012, the Company included stock compensation expense of $29 million, $33 million and $38 million, respectively, in sales, marketing and administration expenses (in continuing operations). In 2010 and 2011, the Company included stock compensation expense of $2 million in income (loss) from discontinued operations. At December 31, 2012, there is approximately $3 million and $63 million, respectively, of unearned non-cash stock-based compensation related to time-based options and RSUs that the Company expects to record as expense over a weighted average of 3.5 and 3.9 years, respectively. In addition, at December 31, 2012, there is approximately $6 million and $26 million, respectively, of unearned non-cash stock-based compensation related to performance-based options and RSUs that the Company could record as expense over a weighted average of 1.3 and 3.1 years, respectively, depending on the level of achievement of financial performance goals. Included in the performance award amounts above are approximately 67,000 option Units ($0.4 million), 43,000 class A options ($0.008 million) and 308,000 RSUs ($6 million) that were earned during 2010 and 2012, but that will vest monthly during 2013 through 2015. For time-based options and RSUs, compensation expense is recorded on a straight-line basis over the requisite service period of four or five years. For performance-based options and RSUs, recognition of compensation expense starts when the achievement of financial performance goals becomes probable and is recorded over the remaining service period.

The following table summarizes option/RSU activity:

	Units
	Options (in millions)	Weighted- Average Exercise Price		RSUs (in millions)	Weighted- Average Grant Date Fair Value	Class A Options (in millions)	Weighted- Average Exercise Price
Outstanding at December 31, 2009	28.0	$16.46		5.0	$21.87	12.5	$1.86
Granted	0.2	21.32		2.3	21.23	2.0	0.25
Exercised / released	(0.7)	11.94		(0.1)	22.86	—
Canceled	(1.3)	18.09		(0.8)	22.16	(2.1)	1.97

Outstanding at December 31, 2010	26.2	16.54		6.4	21.59	12.4	1.58
Granted	0.2	24.74		2.4	24.40	—
Exercised / released	(2.0)	10.39		(0.3)	21.92	—
Canceled	(4.2)	18.05		(0.9)	21.41	(2.4)	1.48

Outstanding at December 31, 2011	20.2	16.93		7.6	22.50	10.0	1.60
Granted	0.2	20.67		2.9	20.62	—
Exercised / released	(2.5)	11.11		(0.8)	21.57	—
Canceled	(1.8)	19.04		(1.6)	21.61	(3.4)	1.40

Outstanding at December 31, 2012	16.1	14.01	(1)	8.1	22.09	6.6	1.71

(1)	Weighted-average exercise price has been adjusted to reflect the reduction in the exercise price of all outstanding option units, other than options with an exercise price of $4.50 per Unit, by $3.64 per Unit at the date of the declaration of the preferred stock dividend (see Note 7).

Included in the table above are 2.0 million option Units (weighted-average exercise price of $14.82), 0.8 million RSUs (weighted-average grant-date fair value of $22.24) and 1.6 million Class A options (weighted-average exercise price of $1.90) that have not vested and for which the performance period has ended. These options and RSUs may be canceled in the future.

Shares available for grant under the 2005 plan at December 31, 2012 were approximately 28.5 million shares of Class A common stock and 3.1 million shares of Class L common stock of SunGard Capital Corp. and 1.2 million shares of preferred stock of SunGard Capital Corp. II.

The total intrinsic value of options exercised during the years 2010, 2011 and 2012 was $7 million, $25 million and $22 million, respectively.

Cash proceeds received by SCC, including proceeds received by SCCII, from exercise of stock options was $1 million, $0.3 million and $0.2 million in 2010, 2011 and 2012, respectively. Cash proceeds received by SCCII from exercise of stock options were $0.4 million in 2010, $0.08 million in 2011 and $0.04 million in 2012. Cash proceeds received by SCC, including proceeds received by SCCII, from purchases of stock were $6 million in 2011. Cash proceeds received by SCCII from purchases of stock were $3 million in 2011.

The tax benefit from options exercised during 2010, 2011 and 2012 was $2 million, $9 million and $7 million, respectively. The tax benefit from release of RSUs during 2010, 2011 and 2012 was $0.8 million, $2 million and $6 million, respectively. The tax benefit is realized by SCC since SCC files as a consolidated group which includes SCCII and SunGard.

The following table summarizes information as of December 31, 2012 concerning options for Units and Class A shares that have vested and that are expected to vest in the future:

	Vested and Expected to Vest			Exercisable
Exercise Price	Number of Options Outstanding (in millions)	Weighted-average Remaining Life (years)	Aggregate Intrinsic Value (in millions)	Number of Options (in millions)	Weighted-average Remaining Life (years)	Aggregate Intrinsic Value (in millions)
Units
$4.50	0.86	1.7	$10	0.86	1.7	$10
14.36-21.10	12.47	3.1	25	12.00	2.9	25
Class A Shares
0.21-0.44	1.94	7.0	—	1.27	6.9	—
1.41	0.49	5.9	—	0.42	5.9	—
2.22-3.06	2.31	5.3	—	2.18	5.3	—

9. Savings Plans:

The Company and its subsidiaries maintain savings and other defined contribution plans. Certain of these plans generally provide that employee contributions are matched with cash contributions by the Company subject to certain limitations including a limitation on the Company’s contributions to 4% of the employee’s compensation. Total expense for continuing operations under these plans aggregated $56 million in 2010, $61 million in 2011 and $57 million in 2012.

10. Income Taxes:

The continuing operations provision (benefit) for income taxes for 2010, 2011 and 2012 consisted of the following (in millions):

	SunGard
	2010	2011	2012
Current:
Federal	$(41)	$(26)	$(21)
State	3	4	9
Foreign	53	60	54

Total current	15	38	42

Deferred:
Federal	(63)	(103)	(54)
State	(8)	(39)	3
Foreign	(13)	(14)	(29)

Total deferred	(84)	(156)	(80)

Total	$(69)	$(118)	$(38)

Income (loss) from continuing operations before income taxes for 2010, 2011 and 2012 consisted of the following (in millions):

	SunGard
	2010	2011	2012
U.S. operations	$(641)	$(341)	$(531)
Foreign operations	158	154	96

	$(483)	$(187)	$(435)

Differences between income tax expense (benefit) at the U.S. federal statutory income tax rate of 35% and the Company’s continuing operations effective income tax rate for 2010, 2011 and 2012 were as follows (in millions):

	SunGard
	2010	2011	2012
Tax at federal statutory rate	$(169)	$(65)	$(152)
State income taxes, net of federal benefit	3	(6)	(2)
Foreign taxes, net of U.S. foreign tax credit(1)	(6)	(20)	(12)
Tax rate changes(2)	(13)	(31)	7
Nondeductible goodwill impairment charge	68	17	118
Nondeductible expenses	5	6	3
Change in uncertain tax positions(3)	—	(1)	12
Research and development credit	(2)	(3)	—
U.S. income taxes on non-U.S. unremitted earnings	45	(11)	(20)
Other, net	—	(4)	8

	$(69)	$(118)	$(38)

Effective income tax rate	14%	63%	9%

(1)	Includes foreign taxes, dividends and the rate differential between U.S. and foreign countries. Also includes a favorable adjustment in 2011 of $4 million related to foreign tax credits not previously recognized, and includes $6 million, $8 million and $6 million in 2010, 2011 and 2012, respectively, related to benefits of a temporary reduction in statutory tax rates. These temporary tax rates expire between 2012 and 2024.
(2)	During 2011, the Company determined that a 2009 adjustment was incorrect and reversed it, thereby increasing the deferred tax liability and goodwill balances. The Company recorded an income tax benefit of $35 million reflecting the amortization of the deferred income tax liability which benefit would have been reflected in the statement of comprehensive income had the 2009 adjustment not been made (see goodwill discussion in Note 1).
(3)	In 2012, the change in uncertain tax positions recorded in continuing operations was $12 million which reflects the offsetting benefits recorded in prepaid expenses and other current assets. The balance is recorded in discontinued operations.

Deferred income taxes are recorded based upon differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating and tax credit carryforwards. Deferred income tax assets and liabilities at December 31, 2011 and 2012 consisted of the following (in millions):

	SunGard
	December 31, 2011	December 31, 2012
Current:
Trade receivables	$14	$9
Accrued expenses, net	9	28
Tax credit carryforwards	55	29
Outside basis difference	(135)	—

Total current deferred income tax asset (liability)	(57)	66
Valuation allowance	(14)	(17)

Net current deferred income tax asset (liability)	(71)	49
Less: amounts classified as related to discontinued operations	(5)	—

Net current deferred income tax asset (liability)—continuing operations	$(76)	$49

Long-term:
Property and equipment	$7	$(22)
Intangible assets	(1,302)	(1,083)
Net operating loss carryforwards	111	101
Stock compensation	60	56
U.S. income taxes on non-U.S. unremitted earnings	(40)	(20)
Other, net	(2)	(10)

Total long-term deferred income tax liability	(1,166)	(978)
Valuation allowance	(52)	(48)

Net long-term deferred income tax liability	(1,218)	(1,026)
Less: amounts classified as related to discontinued operations	101	—

Net long-term deferred income tax asset (liability)—continuing operations	$(1,117)	$(1,026)

The deferred income tax assets and liabilities include amounts classified as related to discontinued operations on the face of the financial statements for the year ended December 31, 2011.

The Company recorded a $135 million deferred tax liability as of December 31, 2011 related to the book-over-tax basis difference in a Higher Education subsidiary. The deferred tax provision was reflected in discontinued operations. Upon completion of the sale of Higher Education in the first quarter of 2012, the deferred tax liability was reversed.

As of December 31, 2012 the Company has net operating loss carryforwards, the tax effect of which is $101 million, which consist of $17 million for U.S. federal income tax purposes, $22 million for U.S. state income tax purposes and $62 million for foreign income tax purposes. The tax benefit recorded for net operating losses, net of valuation allowance, is $45 million, which consists of $10 million for U.S. federal income tax purposes, $12 million for U.S. state income tax purposes and $23 million for foreign income tax purposes. These tax loss carryforwards expire through 2032 and utilization is limited in certain jurisdictions. Some foreign losses have indefinite carryforward periods.

The valuation allowances of $66 million and $65 million at December 31, 2011 and 2012, respectively, were primarily related to federal, state and foreign net operating loss carryforwards that, in the judgment of management, are not more-likely-than-not to be realized. In assessing the realizability of deferred tax assets, management considers whether it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities (including the impact of available carryback and carryforward periods), projected future taxable income, and tax-planning strategies in making this assessment. Based upon the level of historical taxable income, projections for future taxable income and the reversal of deferred tax liabilities over the periods in which the deferred tax assets are deductible, management believes it is more-likely-than-not that the Company will realize the benefits of these deductible differences, net of the existing valuation allowances at December 31, 2011 and 2012. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

Foreign tax credit carryforwards of $55 million and $29 million in 2011 and 2012, respectively, can be carried forward up to 10 years and expire through 2021. No valuation allowance has been recorded against this deferred tax asset as the Company believes it will more likely than not be realized prior to its expiration.

A reconciliation of the beginning and ending amount of unrecognized tax benefits follows (in millions):

	2010	2011	2012
Balance at beginning of year	$38	$37	$22
Additions for tax positions of prior years	17	1	22
Reductions for tax positions of prior years	(4)	(1)	—
Additions for tax positions of current year	4	2	50
Settlements for tax positions of prior years	(18)	(17)	—

Balance at end of year	$37	$22	$94

As of December 31, 2012 the Company had unrecognized tax benefits of approximately $94 million which if recognized, would favorably affect the effective tax rate. Included in prepaid and other assets are amounts that would partially offset the impact on the effective tax rate. Increases in 2012 relate primarily to state income tax related matters. Included in the balance of unrecognized tax benefits at December 31, 2012 is approximately $4 million (net of federal benefit) of accrued interest and penalties. The Company recognizes interest and penalties in income tax expense.

Tax years after 2006 remain open for examination by the Internal Revenue Service, although years 2007 and 2008 are effectively settled. The Internal Revenue Service is currently auditing tax years 2009 and 2010. In addition, tax years after 2003 remain open for audit by various state, local and foreign jurisdictions. The Company anticipates that it is reasonably possible that between $0 and $35 million of unrecognized tax benefits may be resolved within the next 12 months.

During the fourth quarter of 2012 as a result of debt refinancing activities, the Company reevaluated the earnings of all its foreign subsidiaries and those that could be expected to be permanently reinvested outside the U.S. The Company determined that certain of its foreign subsidiaries earnings are permanently reinvested. The recognition of U.S. income tax is required when earnings of the foreign subsidiaries are not considered permanently reinvested outside the U.S. As of December 31, 2011 and 2012, the Company provided a deferred income tax liability of approximately $40 million and $20 million, respectively for non-U.S. withholding and U.S. income taxes associated with the future repatriation of earnings for certain non-U.S. subsidiaries. The Company has not provided deferred taxes on approximately $100 million of undistributed earnings of non-U.S. subsidiaries at December 31, 2012. Quantification of the deferred tax liability, if any, associated with permanently reinvested earnings is not practicable.

11. Employee Termination Benefits and Facility Closures:

The following table provides a rollforward of the liability balances for workforce reductions and facility closures, which occurred during 2012 (in millions):

	Balance 12/31/2011	Expense	Paid	Other Adjustments*	Balance 12/31/2012
Workforce-related	$36	$42	$(42)	$(4)	$32
Facilities	12	12	(2)	—	22

Total	$48	$54	$(44)	$(4)	$54

*	The other adjustments column in the table principally relates to changes in estimates from when the initial charge was recorded and also foreign currency translation adjustments.

The workforce related actions are expected to be paid out over the next 18 months (the majority within 12 months). The facilities accruals are for ongoing obligations to pay rent for vacant space and are net of sublease reserves. The lengths of these obligations vary by lease with the majority ending in 2019. The $22 million of facilities reserves is included in the future minimum rentals under operating leases (see Note 14).

12. Segment Information:

The Company has three reportable segments: FS, AS and Other. FS primarily serves financial services companies through a broad range of software solutions that process their investment and trading transactions. The principal purpose of most of these systems is to automate the many detailed processes associated with trading securities, managing investment portfolios and accounting for investment assets.

AS helps its customers maintain access to the information and computer systems they need to run their businesses by providing them with cost-effective resources to keep their IT systems reliable and secure. AS offers a complete range of availability services, including recovery services, managed services, consulting services and business continuity management software.

Other primarily provides software and processing solutions designed to meet the specialized needs of local, state and federal governments, public safety and justice agencies, public schools, utilities, non-profits and other public sector institutions.

During the fourth quarter of 2012, the Company changed its measurement for segment performance from EBITA (defined as operating income before amortization of acquisition-related intangible assets, stock compensation expense and certain other items) to segment internal adjusted EBITDA. Segment internal adjusted EBITDA, a non-GAAP measure, is defined as operating income before the following items:

•	depreciation and amortization,

•	amortization of acquisition-related intangible assets,

•	goodwill impairment,

•	severance and facility closure charges,

•	stock compensation,

•	management fees, and

•	certain other costs.

While these charges may be recurring, management excludes them in order to better analyze the segment results and evaluate the segment performance. This analysis is used extensively by management and is also used to communicate the segment results to the Company’s board of directors. While Internal Adjusted EBITDA and segment Internal Adjusted EBITDA are useful for analysis purposes, they should not be considered as alternatives to the Company’s reported GAAP results. Also, Internal Adjusted EBITDA and segment Internal Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. Segment internal adjusted EBITDA is similar, but not identical, to adjusted EBITDA as defined in the Credit Agreement for purposes of SunGard’s debt covenants. The operating results for each segment follow (in millions):

	Year ended December 31,
	2010	2011	2012
Revenue:
Financial Systems	$2,754	$2,776	$2,654
Availability Services	1,469	1,460	1,405
Other segment	214	204	204

Total operating segments’ revenue	4,437	4,440	4,263
Corporate and other	—	—	—

Total revenue	$4,437	$4,440	$4,263

Depreciation and amortization:
Financial Systems	$82	$83	$88
Availability Services	190	180	191
Other segment	6	7	7

Total operating segments’ depreciation and amortization	278	270	286
Corporate and other	—	1	1

Total depreciation and amortization	$278	$271	$287

Segment internal adjusted EBITDA and reconciliation to income (loss) from continuing operations before income taxes:
Financial Systems	$708	$720	$738
Availability Services	527	508	480
Other segment	69	63	66

Total operating segments’ internal adjusted EBITDA	1,304	1,291	1,284
Corporate and other(1)	(1,787)	(1,478)	(1,719)

Income (loss) from continuing operations before income taxes	$(483)	$(187)	$(435)

Cash paid for property, equipment and purchased software:
Financial Systems	$93	$89	$89
Availability Services	196	178	162
Other segment	8	5	7

Total operating segments’ cash paid for property, equipment and purchased software	297	272	258
Corporate and other	1	4	2

Total cash paid for property, equipment and purchased software	$298	$276	$260

(1)	The components of corporate and other are as follows:

	Year ended December 31,
	2010		2011		2012
Corporate	$(64)		$(70)		$(44)
Depreciation and amortization	(278)		(271)		(287)
Amortization of acquisition-related intangible assets	(448)		(435)		(385)
Goodwill impairment	(205)		(48)		(385)
Severance and facility closure costs	(30	)(2)	(65	)(3)	(50	)(4)
Stock compensation expense	(29)		(33)		(38)
Management fees	(16)		(12)		(14)
Other costs (included in operating income)	(30)		(20)		(7)
Interest expense, net	(636)		(521)		(427)
Loss on extinguishment of debt	(58)		(3)		(82)
Other income	7		—		—

Total Corporate and other	$(1,787)		$(1,478)		$(1,719)

(2)	Includes $13 million, $14 million and $2 million of severance in FS, AS and Other, respectively. Also, includes $1 million of lease exit costs in FS.
(3)	Includes $36 million, $9 million and $16 million of severance and executive transition costs in FS, AS and corporate, respectively. Also, includes $3 million and $1 million of lease exit costs in FS and AS, respectively.
(4)	Includes $30 million, $4 million, $2 million, and $1 million of severance in FS, AS, Other and corporate, respectively. Also, includes $12 million of lease exit costs in FS.

The total assets for each segment follow (in millions):

	December 31,
	2011	2012
Total Assets:
Financial Systems	$8,661	$6,297
Availability Services	3,793	3,300
Other segment	776	834
Corporate and Other adjustments(5)	(680)	(413)

Total Assets	$12,550	$10,018

(5)	Includes items that are eliminated in consolidation, deferred income taxes and the assets of the Company’s discontinued operations of $1,350 million in 2011.

Amortization of acquisition-related intangible assets by segment follows (in millions):

	Year ended December 31,
	2010	2011		2012
Amortization of acquisition-related intangible assets:
Financial Systems	$256	$243	(6)	$202
Availability Services	171	172		165
Other segment	20	19		17
Corporate	1	1		1

Total amortization of acquisition-related intangible assets	$448	$435		$385

(6)	Includes approximately $7 million of impairment charges related to software and customer base.

The Company’s revenue by customer location follows (in millions):

	Year ended December 31,
	2010	2011	2012
United States	$2,991	$2,828	$2,719

International:
United Kingdom	451	451	435
Continental Europe	529	626	574
Asia/Pacific	244	263	273
Canada	165	173	168
Other	57	99	94

	1,446	1,612	1,544

	$4,437	$4,440	$4,263

The Company’s property and equipment by geographic location follows (in millions):

	December 31, 2011	December 31, 2012
United States	$593	$578
International:
United Kingdom	169	162
Continental Europe	59	62
Canada	38	38
Asia/Pacific	31	31
Other	3	3

	$893	$874

13. Related Party Transactions:

SunGard is required to pay management fees to affiliates of the Sponsors in connection with management consulting services provided to SunGard and the Parent Companies. These services include financial, managerial and operational advice and implementation strategies for improving the operating, marketing and financial performance of SunGard and its subsidiaries. The management fees are equal to 1% of quarterly Adjusted EBITDA, defined as earnings before interest, taxes, depreciation and amortization and goodwill impairment, further adjusted to exclude unusual items and other adjustments as defined in the management agreement, and are payable quarterly in arrears. In addition, these affiliates of the Sponsors may be entitled to additional fees in connection with certain financing, acquisition, disposition and change in control transactions. For the years ended December 31, 2010, 2011 and 2012, SunGard recorded $16 million, $12 million and $14 million, respectively, relating to management fees in continuing operations in the statement of comprehensive income, of which $4 million, is included in other accrued expenses at December 31, 2011 and 2012. In addition, for the years ended December 31, 2010, 2011 and 2012, SunGard recorded $2 million, $1 million and $18 million, respectively, relating to management fees in discontinued operations in the statement of comprehensive income.

One of the Company’s Sponsors, Goldman Sachs & Co. and/or its respective affiliates, served as a joint book-running manager in connection with SunGard’s 2010 debt offering of $900 million Senior Notes due 2018 and $700 million Senior Notes due 2020. In connection with serving in such capacity, Goldman Sachs & Co. was paid $10 million for customary fees and expenses.

In March 2012, Goldman Sachs & Co. and/or its respective affiliates received fees in connection with the amendment and restatement of SunGard’s Credit Agreement, in November 2012, Goldman Sachs & Co. and/or its respective affiliates, received fees in connection with SunGard’s 2012 Senior Subordinated Notes issuance and in December 2012, Goldman Sachs & Co. and/or its respective affiliates received fees in connection with the amendment and restatement of SunGard’s Credit Agreement. In connection with these transactions, Goldman Sachs & Co. was paid approximately $3 million.

The Company’s Sponsors and/or their respective affiliates have from time to time entered into, and may continue to enter into, arrangements with SunGard to use its products and services, or for SunGard to use the Sponsors affiliates’ products and services, in the ordinary course of business, which often result in revenues or costs to SunGard in excess of $120,000 annually. These transactions are entered into at arms-length.

14. Commitments, Contingencies and Guarantees:

The Company leases a substantial portion of its computer equipment and facilities under operating leases. The Company’s leases are generally non-cancelable or cancelable only upon payment of cancellation fees. All lease payments are based on the passage of time, but include, in some cases, payments for insurance, maintenance and property taxes. There are no bargain purchase options on operating leases at favorable terms, but most facility leases have one or more renewal options and have either fixed or Consumer Price Index escalation clauses. Certain facility leases include an annual escalation for increases in utilities and property taxes. In addition, certain facility leases are subject to restoration clauses, whereby the facility may need to be restored to its original condition upon termination of the lease. There were a combined $35 million of restoration liabilities included in accrued expenses and other long term liabilities at December 31, 2012.

Future minimum rentals under operating leases with initial or remaining non-cancelable lease terms in excess of one year for continuing operations at December 31, 2012 follow (in millions):

2013	$178
2014	163
2015	132
2016	115
2017	96
Thereafter	310

$994

Rent expense from continuing operations aggregated to $232 million in 2010, $233 million in 2011 and $213 million in 2012. At December 31, 2012, the Company had unconditional purchase obligations of approximately $223 million and $36 million of outstanding letters of credit and bid bonds issued primarily as security for performance under certain customer contracts.

In the event that the management agreement described in Note 13 is terminated by the Sponsors (or their affiliates) or SunGard and its Parent Companies, the Sponsors (or their affiliates) will receive a lump sum payment equal to the present value of the annual management fees that would have been payable for the remainder of the term of the management agreement. The initial term of the management agreement is ten years, and it extends annually for one year unless the Sponsors (or their affiliates) or SunGard and its Parent Companies provide notice to the other. The initial ten year term expires August 11, 2015.

The Company is presently a party to certain lawsuits arising in the ordinary course of its business. In the opinion of management, none of its current legal proceedings are expected to have a material impact on the Company’s business or financial results. The Company’s customer contracts generally include typical indemnification of customers, primarily for intellectual property infringement claims. Liabilities in connection with such obligations have not been material.

The Company has had patent infringement lawsuits filed against it or certain of its customers claiming that certain of its products infringe the intellectual property rights of others. Adverse results in these lawsuits may include awards of substantial monetary damages, costly royalty or licensing agreements, or limitations on the Company’s ability to offer certain features, functionalities, products, or services, and may also cause the Company to change its business practices, and require development of non-infringing products or technologies, which could result in a loss of revenues and otherwise harm the Company’s business. Also, certain agreements with previously owned businesses of the Company require indemnification to the new owners for certain matters as part of the sale of those businesses.

The Company evaluates, on a regular basis, developments in its legal matters. The Company records a provision for a liability when it believes that it is both probable that a liability has been incurred, and the amount can be reasonably estimated. At December 31, 2012, the Company has not accrued for any outstanding patent infringement, indemnification or other legal matters.

In its outstanding legal matters for which it has not made an accrual, but for which it is reasonably possible that a loss may occur, the Company is unable to estimate a range of loss due to various reasons, including, among others: (1) that the proceedings are in early stages, (2) that there is uncertainty as to the outcome of pending appeals, motions, or settlements, (3) that there are significant factual issues to be resolved, and (4) that there are novel legal issues presented. Such legal matters are inherently unpredictable and subject to significant uncertainties, some of which are beyond the Company’s control. Based on current knowledge, the Company believes that the final outcome of the matters discussed above will not, individually or in the aggregate, have a material adverse effect on its business, consolidated financial position, results of operations, or cash flows. While the Company intends to vigorously defend these matters, in light of the uncertainties involved in such matters, there exists the possibility of adverse outcomes, and the final outcome of a particular matter could have a material adverse effect on results of operations or cash flows in a particular period.

The Company has recorded a reserve for unrecognized tax benefits for certain matters. Also, the Company is under examination in various federal, state and local and foreign jurisdictions related to income and non-income tax matters. Based on current knowledge, the Company believes that resolution of these matters, giving recognition to the reserve for unrecognized tax benefits, will not have a materially adverse impact on its business, consolidated financial position, results of operations or cash flows.

15. Quarterly Financial Data (unaudited):

	First Quarter	Second Quarter	Third Quarter		Fourth Quarter
2011
Revenue	$1,073	$1,116	$1,097		$1,154
Gross profit (1)	591	647	632		722
Income (loss) before income taxes	(89)	(50)	(66)		18	(3)
Income (loss) from continuing operations	(78)	(30)	(40)		79	(3)
Income (loss) from discontinued operations	55	(43)	(107	)(2)	15
Net income (loss)	(23)	(73)	(147	)(2)	94	(3)
2012
Revenue	$1,024	$1,072	$1,035		$1,132
Gross profit (1)	567	638	605		713
Income (loss) before income taxes	(83)	(32)	(380	)(5)	60
Income (loss) from continuing operations	(76)	(8)	(367	)(5)	54
Income (loss) from discontinued operations	311 (4)	—	5		15
Net income (loss)	235 (4)	(8)	(362	)(5)	69	(6)

(1)	Gross profit equals revenue less cost of sales and direct operating expenses (excluding depreciation).

(2)	Includes a $133 million deferred income tax expense related to the book-over-tax basis difference of a HE subsidiary that was classified as discontinued operations.

(3)	Includes a $48 million goodwill impairment charge related to the correction in 2011 of an incorrect adjustment in 2009 to reduce goodwill and deferred income tax liabilities (see Notes 1 and 6).

(4)	Includes a pre-tax gain on sale of HE of $563 million.

(5)	Includes a pre-tax goodwill impairment charge of $385 million.

(6)	Includes reversal of $20 million of income taxes on non-U.S. unremitted earnings, and a $6 million benefit relating to the correction of accrued and deferred income taxes.

16. Supplemental Cash Flow Information:

Supplemental cash flow information for 2010, 2011 and 2012 follows (in millions):

	Year ended December 31,
	2010	2011	2012
Supplemental information:
Interest paid	$639	$496	$444

Income taxes paid, net of refunds of $64 million, $58 million and $8 million	$43	$37	$482 (1)

Acquired businesses:
Property and equipment	$5	$1	$—
Software products	21	21	12
Customer base	27	12	12
Goodwill	25	6	28
Other intangible assets	8	—	1
Deferred income taxes	(5)	(5)	(3)
Purchase price obligations and debt assumed	(2)	(1)	1
Net current assets (liabilities) assumed	3	1	(11)

Cash paid for acquired businesses, net of cash acquired of $10 and $4 and $2 million, respectively	$82	$35	$40

(1)	Approximately $400 million is related to the sale of HE and the income tax provision was included in discontinued operations.

17. Supplemental Guarantor Condensed Consolidating Financial Statements:

SunGard’s senior unsecured notes are jointly and severally, fully and unconditionally guaranteed on a senior unsecured basis and the senior subordinated notes are jointly and severally, fully and unconditionally guaranteed on an unsecured senior subordinated basis, in each case, subject to certain exceptions, by substantially all wholly owned, domestic subsidiaries of SunGard (collectively, the “Guarantors”). Each of the Guarantors is 100% owned, directly or indirectly, by SunGard. None of the other subsidiaries of SunGard, either direct or indirect, nor any of the Holding Companies, guarantee the senior notes and senior subordinated notes (“Non-Guarantors”). The Guarantors and SunGard Holdco LLC also unconditionally guarantee the senior secured credit facilities, described in Note 5. The Guarantors are subject to release under certain circumstances as described below.

The indentures evidencing the guarantees provide for a Guarantor to be automatically and unconditionally released and discharged from its guarantee obligations in certain circumstances, including upon the earliest to occur of:

•	The sale, exchange or transfer of the subsidiary’s capital stock or all or substantially all of its assets;

•	Designation of the Guarantor as an “unrestricted subsidiary” for purposes of the indenture covenants;

•	Release or discharge of the Guarantor’s guarantee of certain other indebtedness; or

•	Legal defeasance or covenant defeasance of the indenture obligations when provision has been made for them to be fully satisfied.

The following tables present the financial position, results of operations and cash flows of SunGard (referred to as “Parent Company” for purposes of this note only), the Guarantor subsidiaries, the Non-Guarantor subsidiaries and Eliminations as of December 31, 2011 and 2012, and for the years ended December 31, 2010, 2011 and 2012 to arrive at the information for SunGard on a consolidated basis.

	Supplemental Condensed Consolidating Balance Sheet
(in millions)	December 31, 2011
	Parent Company		Guarantor Subsidiaries		Non-Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current:
Cash and cash equivalents	$529		$(15)		$353	$—	$867
Intercompany balances (c)	—		4,516		731	(5,247)	—
Trade receivables, net	2		603	(a)	329	—	934
Prepaid expenses, taxes and other current assets	1,090		125		271	(1,156)	330
Assets related to discontinued operations	—		1,315		37	(2)	1,350

Total current assets	1,621		6,544		1,721	(6,405)	3,481
Property and equipment, net	—		588		305	—	893
Intangible assets, net	120		2,701		470	—	3,291
Deferred income taxes	34		—		—	(34)	—
Intercompany balances	250		1		—	(251)	—
Goodwill	—		3,784		1,101	—	4,885
Investment in subsidiaries	12,673		2,253		—	(14,926)	—

Total Assets	$14,698		$15,871		$3,597	$(21,616)	$12,550

Liabilities and Stockholder’s Equity
Current:
Short-term and current portion of long-term debt	$—		$3		$7	$—	$10
Intercompany balances (c)	5,247		—		—	(5,247)	—
Accounts payable and other current liabilities	296		1,821		860	(1,156)	1,821
Liabilities related to discontinued operations	—		219		27	—	246

Total current liabilities	5,543		2,043		894	(6,403)	2,077
Long-term debt	7,612		2		205	—	7,819
Intercompany debt	82		19		267	(368)	—
Deferred and other income taxes	—	(b)	1,085		66	(34)	1,117
Other long-term liabilities	—		49		27	—	76

Total liabilities	13,237		3,198		1,459	(6,805)	11,089

Total stockholder’s equity	1,461		12,673		2,138	(14,811)	1,461

Total Liabilities and Stockholder’s Equity	$14,698		$15,871		$3,597	$(21,616)	$12,550

(a)	This balance is primarily comprised of a receivable from the Company’s Accounts Receivable Financing subsidiary, which is a non-Guarantor, resulting from the normal, recurring sale of accounts receivable under the receivables facility. In a liquidation, the first $200 million (plus interest) of collections of accounts receivable sold to this subsidiary are due to the receivables facility lender. The remaining balance would be available for collection for the benefit of the Guarantors.
(b)	During 2012, the Company identified that it had misclassified a deferred tax liability of $371 million between Parent (SunGard) and a guarantor subsidiary. The Company assessed the materiality of the misclassification and concluded it was immaterial. The December 31, 2011 presentation has been revised herein to reflect the correct presentation. The misclassification had no impact on the consolidated financial statements.
(c)	Certain intercompany balances have been revised to reclassify amounts previously presented as negative assets as liabilities within the Parent Company and Non-Guarantor Subsidiaries. The impact to the Parent Company was to reclassify a negative balance of $5,247 million from Current Assets to Current Liabilities. The impact to the Non-Guarantor Subsidiaries was to reclassify a negative balance of $251 million from Long Term Assets to Long Term Liabilities. These revisions had no impact on the consolidated results of the Company and were not material to the Supplemental Condensed Consolidating Balance Sheet for any period.

	Supplemental Condensed Consolidating Balance Sheet
(in millions)	December 31, 2012
	Parent Company	Guarantor Subsidiaries		Non- Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current:
Cash and cash equivalents	$220	$(3)		$329	$—	$546
Intercompany balances	—	2,457		742	(3,199)	—
Trade receivables, net	3	566	(a)	331	—	900
Prepaid expenses, taxes and other current assets	1,312	70		89	(1,241)	230
Assets related to discontinued operations	—	—		—	—	—

Total current assets	1,535	3,090		1,491	(4,440)	1,676
Property and equipment, net	—	574		300	—	874
Intangible assets, net	112	2,413		404	—	2,929
Deferred income taxes	39	—		—	(39)	—
Intercompany balances	254	7		76	(337)	—
Goodwill	—	3,470		1,069	—	4,539
Investment in subsidiaries	8,620	2,101		—	(10,721)	—

Total Assets	$10,560	$11,655		$3,340	$(15,537)	$10,018

Liabilities and Stockholder’s Equity
Current:
Short-term and current portion of long-term debt	$57	$—		$6	$—	$63
Intercompany balances	3,199	—		—	(3,199)	—
Accounts payable and other current liabilities	70	1,983		632	(1,241)	1,444
Liabilities related to discontinued operations	—	—		—	—	—

Total current liabilities	3,326	1,983		638	(4,440)	1,507
Long-term debt	6,343	2		254	—	6,599
Intercompany debt	83	—		254	(337)	—
Deferred and other income taxes	92	1,000		67	(39)	1,120
Other long-term liabilities	—	50		26	—	76

Total liabilities	9,844	3,035		1,239	(4,816)	9,302

Total stockholder’s equity	716	8,620		2,101	(10,721)	716

Total Liabilities and Stockholder’s Equity	$10,560	$11,655		$3,340	$(15,537)	$10,018

(a)	This balance is primarily comprised of a receivable from the Company’s Accounts Receivable Financing subsidiary, which is a non-Guarantor, resulting from the normal, recurring sale of accounts receivable under the receivables facility. In a liquidation, the first $250 million (plus interest) of collections of accounts receivable sold to this subsidiary are due to the receivables facility lender. The remaining balance would be available for collection for the benefit of the Guarantors.

	Supplemental Condensed Consolidating Schedule of Comprehensive Income
(in millions)	Year Ended December 31, 2010
	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Total revenue	$—	$2,985	$1,832	$(380)	$4,437

Costs and expenses:
Cost of sales and administrative expenses (excluding depreciation)	109	2,103	1,470	(380)	3,302
Depreciation and amortization	—	193	85	—	278
Amortization of acquisition-related intangible assets	1	373	74	—	448
Goodwill impairment charges	—	205	—	—	205

Total costs and expenses	110	2,874	1,629	(380)	4,233

Operating income (loss)	(110)	111	203	—	204
Net interest income (expense)	(591)	(2)	(43)	—	(636)
Equity in earnings of unconsolidated subsidiaries (d)	(84)	(109)	—	193	—
Other income (expense)	(57)	3	3	—	(51)

Income (loss) from continuing operations before income taxes	(842)	3	163	193	(483)
Benefit from (provision for) income taxes	272	(117)	(86)	—	69

Income (loss) from continuing operations	(570)	(114)	77	193	(414)
Income (loss) from discontinued operations, net of tax	—	30	(186)	—	(156)

Net income (loss)	$(570)	$(84)	$(109)	$193	$(570)

Comprehensive income (loss)	$(478)	$(27)	$(47)	$74	$(478)

(d)	The Supplemental Condensed Consolidating Schedule of Comprehensive Income for Parent Company and Guarantor Subsidiaries for 2011 and 2010 have been revised to present all equity in earnings of unconsolidated subsidiaries in a single caption within Other income (expense). The portion of equity in earnings of unconsolidated subsidiaries which related to the investees income (loss) from discontinued operations had previously been presented separately in the Income (loss) from discontinued operations, net of tax caption for the Parent Company and Guarantor Subsidiaries. This revision has also been reflected in the Net income (loss) and Income (loss) from discontinued operations captions in the Supplemental Condensed Consolidating Schedule of Cash Flows for Parent Company and Guarantor Subsidiaries for the same periods.

While these revisions have no impact on the previously reported Net Income or total cash flows from operations of the Parent Company or Guarantor Subsidiaries, they resulted in the following changes to previously reported amounts. For the Parent Company in 2010, Equity in earnings of unconsolidated subsidiaries changed from $72 million to $(84) million; Income (loss) from continuing operations changed from $(414) million to $(570) million; and Income (loss) from discontinued operations, net of tax changed from $(156) million to zero. For the Guarantor Subsidiaries in 2010, Equity in earnings of unconsolidated subsidiaries changed from $77 million to $(109) million; Income (loss) from continuing operations changed from $72 million to $(114) million; and Income (loss) from discontinued operations, net of tax changed from $(156) million to $30 million. These revisions had no impact on the consolidated results of the Company and were not material to the Supplemental Condensed Consolidating Schedule of Comprehensive Income or the Supplemental Condensed Consolidating Schedule of Cash Flows for any period.

	Supplemental Condensed Consolidating Schedule of Comprehensive Income
(in millions)	Year Ended December 31, 2011
	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Total revenue	$—	$2,986	$1,876	$(422)	$4,440

Costs and expenses:
Cost of sales and administrative expenses (excluding depreciation)	132	2,170	1,469	(422)	3,349
Depreciation and amortization	—	183	88	—	271
Amortization of acquisition-related intangible assets	1	348	86	—	435
Goodwill impairment charges	—	48	—	—	48

Total costs and expenses	133	2,749	1,643	(422)	4,103

Operating income (loss)	(133)	237	233	—	337
Net interest income (expense)	(489)	(1)	(31)	—	(521)
Equity in earnings of unconsolidated subsidiaries (d)	384	121	—	(505)	—
Other income (expense)	4	—	(7)	—	(3)

Income (loss) from continuing operations before income taxes	(234)	357	195	(505)	(187)
Benefit from (provision for) income taxes	220	(33)	(69)	—	118

Income (loss) from continuing operations	(14)	324	126	(505)	(69)
Income (loss) from discontinued operations, net of tax	(135)	60	(5)	—	(80)

Net income (loss)	$(149)	$384	$121	$(505)	$(149)

Comprehensive income (loss)	$(166)	$392	$128	$(520)	$(166)

(d)	The Supplemental Condensed Consolidating Schedule of Comprehensive Income for Parent Company and Guarantor Subsidiaries for 2011 and 2010 have been revised to present all equity in earnings of unconsolidated subsidiaries in a single caption within Other income (expense). The portion of equity in earnings of unconsolidated subsidiaries which related to the investees income (loss) from discontinued operations had previously been presented separately in the Income (loss) from discontinued operations, net of tax caption for the Parent Company and Guarantor Subsidiaries. This revision has also been reflected in the Net income (loss) and Income (loss) from discontinued operations captions in the Supplemental Condensed Consolidating Schedule of Cash Flows for Parent Company and Guarantor Subsidiaries for the same periods.

While these revisions have no impact on the previously reported Net Income or total cash flows from operations of the Parent Company or Guarantor Subsidiaries, they resulted in the following changes to previously reported amounts. For the Parent Company in 2011, Equity in earnings of unconsolidated subsidiaries changed from $325 million to $384 million; Income (loss) from continuing operations has changed from $(73) million to $(14) million; and Income (loss) from discontinued operations, net of tax changed from $(76) million to $(135) million. For the Guarantor Subsidiaries in 2011, Equity in earnings of unconsolidated subsidiaries changed from $122 million to $121 million; Income (loss) from continuing operations changed from $325 million to $324 million; and Income (loss) from discontinued operations, net of tax changed from $59 million to $60 million. These revisions had no impact on the consolidated results of the Company and were not material to the Supplemental Condensed Consolidating Schedule of Comprehensive Income or the Supplemental Condensed Consolidating Schedule of Cash Flows for any period.

	Supplemental Condensed Consolidating Schedule of Comprehensive Income
(in millions)	Year Ended December 31, 2012
	Parent Company	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Total revenue	$—	$2,929	$1,704	$(370)	$4,263

Costs and expenses:
Cost of sales and administrative expenses (excluding depreciation)	80	2,094	1,328	(370)	3,132
Depreciation and amortization	—	193	94	—	287
Amortization of acquisition-related intangible assets	1	317	67	—	385
Goodwill impairment charges	—	385	—	—	385

Total costs and expenses	81	2,989	1,489	(370)	4,189

Operating income (loss)	(81)	(60)	215	—	74
Net interest income (expense)	(398)	(1)	(28)	—	(427)
Equity in earnings of unconsolidated subsidiaries	71	132	—	(203)	—
Other income (expense)	(82)	(1)	1	—	(82)

Income (loss) from continuing operations before income taxes	(490)	70	188	(203)	(435)
Benefit from (provision for) income taxes	199	(101)	(60)	—	38

Income (loss) from continuing operations	(291)	(31)	128	(203)	(397)
Income (loss) from discontinued operations, net of tax	225	102	4	—	331

Net income (loss)	$(66)	$71	$132	$(203)	$(66)

Comprehensive income (loss)	$(23)	$100	$157	$(257)	$(23)

	Supplemental Condensed Consolidating Schedule of Cash Flows
(in millions)	Year ended December 31, 2010
	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flow from operations:
Net income (loss)	$(570)	$(84)	$(109)	$193	$(570)
Income (loss) from discontinued operations	—	30	(186)	—	(156)

Income (loss) from continuing operations	(570)	(114)	77	193	(414)
Non cash adjustments	207	783	183	(193)	980
Changes in operating assets and liabilities	(317)	364	(12)	—	35

Cash flow from (used in) continuing operations	(680)	1,033	248	—	601
Cash flow from (used in) discontinued operations	—	112	8	—	120

Cash flow from (used in) operations	(680)	1,145	256	—	721
Investment activities:
Intercompany cash transactions	707	(737)	30	—	—
Cash paid for acquired businesses, net of cash acquired	—	(82)	—	—	(82)
Cash paid for property and equipment and software	(1)	(207)	(90)	—	(298)
Other investing activities	(2)	9	(3)	—	4

Cash provided by (used in) continuing operations	704	(1,017)	(63)	—	(376)
Cash provided by (used in) discontinued operations	253	(112)	(25)	—	116

Cash provided by (used in) investment activities	957	(1,129)	(88)	—	(260)
Financing activities:
Intercompany dividends of HE sale proceeds	—	—	—	—	—
Net repayments of long-term debt	(171)	(6)	(114)	—	(291)
Premium paid to retire debt	(41)	—	—	—	(41)
Other financing activities	(12)	—	—	—	(12)

Cash provided by (used in) continuing operations	(224)	(6)	(114)	—	(344)

Cash provided by (used in) financing activities	(224)	(6)	(114)	—	(344)
Effect of exchange rate changes on cash	—	—	(3)	—	(3)

Increase (decrease) in cash and cash equivalents	53	10	51	—	114
Beginning cash and cash equivalents	126	(9)	547	—	664

Ending cash and cash equivalents	$179	$1	$598	$—	$778

	Supplemental Condensed Consolidating Schedule of Cash Flows
(in millions)	Year ended December 31, 2011
	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flow from operations:
Net income (loss)	$(149)	$384	$121	$(505)	$(149)
Income (loss) from discontinued operations	(135)	60	(5)	—	(80)

Income (loss) from continuing operations	(14)	324	126	(505)	(69)
Non cash adjustments	(320)	336	155	505	676
Changes in operating assets and liabilities	(181)	151	29	—	(1)

Cash flow from (used in) continuing operations	(515)	811	310	—	606
Cash flow from (used in) discontinued operations	(1)	77	(4)	—	72

Cash flow from (used in) operations	(516)	888	306	—	678
Investment activities:
Intercompany cash transactions	822	(628)	(194)	—	—
Cash paid for acquired businesses, net of cash acquired	—	(14)	(21)	—	(35)
Cash paid for property and equipment and software	—	(189)	(87)	—	(276)
Other investing activities	(4)	1	(1)	—	(4)

Cash provided by (used in) continuing operations	818	(830)	(303)	—	(315)
Cash provided by (used in) discontinued operations	68	(74)	(5)	—	(11)

Cash provided by (used in) investment activities	886	(904)	(308)	—	(326)
Financing activities:
Intercompany dividends of HE sale proceeds	—	—	—	—	—
Net repayments of long-term debt	(5)	—	(233)	—	(238)
Premium paid to retire debt	—	—	—	—	—
Other financing activities	(15)	—	—	—	(15)

Cash provided by (used in) continuing operations	(20)	—	(233)	—	(253)

Cash provided by (used in) financing activities	(20)	—	(233)	—	(253)
Effect of exchange rate changes on cash	—	—	(4)	—	(4)

Increase (decrease) in cash and cash equivalents	350	(16)	(239)	—	95
Beginning cash and cash equivalents	179	1	598	—	778

Ending cash and cash equivalents	$529	$(15)	$359	$—	$873

	Supplemental Condensed Consolidating Schedule of Cash Flows
(in millions)	Year ended December 31, 2012
	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flow from operations:
Net income (loss)	$(66)	$71	$132	$(203)	$(66)
Income (loss) from discontinued operations	225	102	4	—	331

Income (loss) from continuing operations	(291)	(31)	128	(203)	(397)
Non cash adjustments	72	711	146	203	1,132
Changes in operating assets and liabilities	(257)	163	4	—	(90)

Cash flow from (used in) continuing operations	(476)	843	278	—	645
Cash flow from (used in) discontinued operations	(405)	4	—	—	(401)

Cash flow from (used in) operations	(881)	847	278	—	244
Investment activities:
Intercompany cash transactions(e)	2,658	(595)	(292)	(1,771)	—
Cash paid for acquired businesses, net of cash acquired	—	(31)	(9)	—	(40)
Cash paid for property and equipment and software	—	(180)	(80)	—	(260)
Other investing activities	(1)	—	4	—	3

Cash provided by (used in) continuing operations	2,657	(806)	(377)	(1,771)	(297)
Cash provided by (used in) discontinued operations	—	1,744	14	—	1,758

Cash provided by (used in) investment activities	2,657	938	(363)	(1,771)	1,461
Financing activities:
Intercompany dividends of HE sale proceeds	—	(1,771)	—	1,771	—
Net repayments of long-term debt	(1,277)	(2)	48	—	(1,231)
Dividends paid	(724)	—	—	—	(724)
Premium paid to retire debt	(48)	—	—	—	(48)
Other financing activities	(36)	—	—	—	(36)

Cash provided by (used in) continuing operations	(2,085)	(1,773)	48	1,771	(2,039)

Cash provided by (used in) financing activities	(2,085)	(1,773)	48	1,771	(2,039)
Effect of exchange rate changes on cash	—	—	7	—	7

Increase (decrease) in cash and cash equivalents	(309)	12	(30)	—	(327)
Beginning cash and cash equivalents	529	(15)	359	—	873

Ending cash and cash equivalents	$220	$(3)	$329	$—	$546

(e)	The intercompany cash transactions reflected above within investment activities largely reflect cash dividends or the return of capital, including the cash dividend of $1.8 billion from Guarantor Subsidiaries to Parent in connection with the sale of our Higher Education business. Additionally, during 2012, the company settled $2.5 billion of inter-company balances through a series of non-cash dividend and return of capital transactions. These settlements reduced inter-company payable or receivable balances between Parent Company and Guarantor Subsidiaries, with a related increase or decrease in investment in subsidiary or equity accounts and, therefore, these transactions are not reflected in the Supplemental Condensed Consolidating Schedule of Cash Flows presented above.

SunGard Data Systems Inc.

Consolidated Balance Sheets

(In millions except share and per-share amounts)

(Unaudited)

	December 31, 2012	March 31, 2013
Assets
Current:
Cash and cash equivalents	$546	$537
Trade receivables, less allowance for doubtful accounts of $30 and $29	781	648
Earned but unbilled receivables	119	117
Prepaid expenses and other current assets	230	253

Total current assets	1,676	1,555
Property and equipment, less accumulated depreciation of $1,509 and $1,569	874	835
Software products, less accumulated amortization of $1,649 and $1,688	411	381
Customer base, less accumulated amortization of $1,481 and $1,526	1,367	1,305
Other intangible assets, less accumulated amortization of $27 and $12	132	138
Trade name	1,019	1,019
Goodwill	4,539	4,505

Total Assets	$10,018	$9,738

Liabilities and Stockholder’s Equity
Current:
Short-term and current portion of long-term debt	$63	$441
Accounts payable	32	25
Accrued compensation and benefits	297	224
Accrued interest expense	41	84
Other accrued expenses	238	206
Deferred revenue	836	842

Total current liabilities	1,507	1,822
Long-term debt	6,599	6,121
Deferred and other income taxes	1,120	1,087
Other long-term liabilities	76	77

Total liabilities	9,302	9,107

Commitments and contingencies
Stockholder’s equity:
Common stock, par value $.01 per share; 100 shares authorized, issued and oustanding	—	—
Capital in excess of par value	3,490	3,496
Accumulated deficit	(2,771)	(2,818)
Accumulated other comprehensive income (loss)	(3)	(47)

Total stockholder’s equity	716	631

Total Liabilities and Stockholder’s Equity	$10,018	$9,738

The accompanying notes are an integral part of these consolidated financial statements.

SunGard Data Systems Inc.

Consolidated Statements of Comprehensive Income

(In millions)

(Unaudited)

	Three Months Ended March 31,
	2012	2013
Revenue:
Services	$974	$949
License and resale fees	31	33

Total products and services	1,005	982
Reimbursed expenses	19	13

Total revenue	1,024	995

Costs and expenses:
Cost of sales and direct operating (excluding depreciation)	453	437
Sales, marketing and administration	253	242
Product development and maintenance	94	100
Depreciation and amortization	71	73
Amortization of acquisition-related intangible assets	101	87

Total costs and expenses	972	939

Operating income (loss)	52	56
Interest expense and amortization of deferred financing fees	(122)	(108)
Loss on extinguishment of debt	(15)	(5)
Other income (expense)	2	1

Income (loss) from continuing operations before income taxes	(83)	(56)
Benefit from (provision for) income taxes	7	9

Income (loss) from continuing operations	(76)	(47)
Income (loss) from discontinued operations, net of tax	311	—

Net income (loss)	235	(47)

Other Comprehensive income (loss):
Foreign currency translation, net	33	(46)
Unrealized gain (loss) on derivative instruments, net of tax	3	2

Comprehensive income (loss)	$271	$(91)

The accompanying notes are an integral part of these consolidated financial statements.

SunGard Data Systems Inc.

Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Three Months Ended March 31,
	2012	2013
Cash flow from operations:
Net income (loss)	$235	$(47)
Income (loss) from discontinued operations	311	—

Income (loss) from continuing operations	(76)	(47)
Reconciliation of income (loss) from continuing operations to cash flow from (used in) operations:
Depreciation and amortization	172	160
Deferred income tax provision (benefit)	34	(31)
Stock compensation expense	11	11
Amortization of deferred financing costs and debt discount	12	16
Loss on extinguishment of debt	15	5
Other noncash items	(2)	—
Accounts receivable and other current assets	82	102
Accounts payable and accrued expenses	(179)	(58)
Deferred revenue	1	21

Cash flow from (used in) continuing operations	70	179
Cash flow from (used in) discontinued operations	5	—

Cash flow from (used in) operations	75	179

Investment activities:
Cash paid for acquired businesses, net of cash acquired	(6)	(1)
Cash paid for property and equipment and software	(60)	(46)
Other investing activities	3	1

Cash provided by (used in) continuing operations	(63)	(46)
Cash provided by (used in) discontinued operations	1,740	—

Cash used in investment activities	1,677	(46)

Financing activities:
Cash received from borrowings, net of fees	(19)	2,174
Cash used to repay debt	(1,225)	(2,302)
Other financing activities	(10)	(6)

Cash provided by (used in) continuing operations	(1,254)	(134)
Cash provided by (used in) discontinued operations	—	—

Cash provided by (used in) financing activities	(1,254)	(134)

Effect of exchange rate changes on cash	7	(8)

Increase (decrease) in cash and cash equivalents	505	(9)
Beginning cash and cash equivalents includes cash of discontinued operations: 2012, $6; 2013, $-	873	546

Ending cash and cash equivalents includes cash of discontinued operations: 2012, $-; 2013, $-	$1,378	$537

Supplemental information:
Interest paid	$101	$49

Income taxes paid, net of refunds of $3 million and $1 million, respectively	$19	$29

The accompanying notes are an integral part of these consolidated financial statements.

SUNGARD DATA SYSTEMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. Basis of Presentation:

SunGard Data Systems Inc. (“SunGard”) was acquired on August 11, 2005 (the “LBO”) in a leveraged buy-out by a consortium of private equity investment funds associated with Bain Capital Partners, The Blackstone Group, Goldman Sachs & Co., Kohlberg Kravis Roberts & Co., Providence Equity Partners, Silver Lake and TPG (collectively, the “Sponsors”).

SunGard is a wholly owned subsidiary of SunGard Holdco LLC, which is wholly owned by SunGard Holding Corp., which is wholly owned by SunGard Capital Corp. II (“SCCII”), which is a subsidiary of SunGard Capital Corp. (“SCC”). All four of these companies were formed for the purpose of facilitating the LBO and are collectively referred to as the “Holding Companies.” The Holding Companies have no other operations beyond those of their ownership of SunGard.

SunGard is one of the world’s leading software and technology services companies and has three segments: Financial Systems (“FS”), Availability Services (“AS”) and Public Sector & Education (“PS&E”), which is comprised of the Company’s Public Sector business and K-12 Education business. The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All significant intercompany transactions and accounts have been eliminated.

The accompanying interim consolidated financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), consistent in all material respects with those applied in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. Interim financial reporting does not include all of the information and footnotes required by GAAP for annual financial statements. The interim financial information is unaudited, but, in the opinion of management, includes all adjustments, consisting only of normal recurring adjustments necessary to provide a fair statement of results for the interim periods presented. Operating results for the interim periods presented are not necessarily indicative of the results that may be expected for the year ending December 31, 2013.

As discussed in Note 2 and Note 11, the presentation of certain prior year amounts has been revised to conform to the current year presentation.

Recent Accounting Pronouncements

On July 27, 2012, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2012-02, Intangibles—Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment. The Update simplifies the guidance for testing the decline in the realizable value (impairment) of indefinite-lived intangible assets other than goodwill. Examples of intangible assets subject to the guidance include indefinite-lived trademarks, licenses, and distribution rights. The amendment allows an organization the option to first assess qualitative factors to determine whether it is necessary to perform the quantitative impairment test. An organization electing to perform a qualitative assessment is no longer required to calculate the fair value of an indefinite-lived intangible asset unless the organization determines, based on a qualitative assessment, that it is “more likely than not” that the asset is impaired. Under former guidance, an organization was required to test an indefinite-lived intangible asset for impairment on at least an annual basis by comparing the fair value of the asset with its carrying amount. If the carrying amount of an indefinite-lived intangible asset exceeded its fair value, an impairment loss was recognized in an amount equal to the difference. The amendments in this Update are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. The Company has not yet adopted this Update and has used the former, more extensive testing during its 2012 impairment tests. The Company intends to evaluate the Update as it performs its 2013 impairment review in the third quarter.

2. Expense Classification:

During a review of spending by functional area, the Company identified a misclassification of certain expenses in 2010, 2011 and 2012. The misclassification stems from the treatment of certain offshore resources by functional area. It resulted in an understatement of product development and maintenance expense with an offsetting overstatement within cost of sales and direct operating expense and sales, marketing and administration expense. There was no impact on total reported expenses for any period and therefore no impact on operating or net income.

Accordingly, for the three months ended March 31, 2012, product development and maintenance expense has been revised from $86 million to $94 million, cost of sales and direct operating has been revised from $458 million to $453 million, and sales, marketing and administration has been revised from $256 million to $253 million. For 2010, product development and maintenance expense has been revised from $350 million to $391 million, cost of sales and direct operating has been revised from $1,895 million to $1,877 million, and sales, marketing and administration has been revised from $1,057 million to $1,034 million. For 2011, product development and maintenance expense has been revised from $393 million to $426 million, cost of sales and direct operating has been revised from $1,848 million to $1,822 million, and sales, marketing and administration has been revised from $1,108 million to $1,101 million. For 2012, product development and maintenance expense has been revised from $353 million to $393 million, cost of sales and direct operating has been revised from $1,740 million to $1,735 million, and sales, marketing and administration has been revised from $1,039 million to $1,004 million. In future filings, any comparative period presentation will be revised when those periods are presented. The misclassifications were not material to the consolidated financial statements.

3. Discontinued Operations:

In January 2012, the Company sold its Higher Education (“HE”) business and used the net cash proceeds (as defined in its senior secured credit agreement) of $1,222 million, which is the gross transaction value of $1,775 million less applicable taxes and fees, to repay a pro-rata portion of its outstanding term loans. In July 2012, the Company sold its FS subsidiary SunGard Global Services France for gross proceeds of €14 million. The results for discontinued operations have been represented for the three months ended March 31, 2012 to show the impact of these sales.

The results for the discontinued operations for the three months ended March 31, 2012 and 2013 were as follows (in millions):

	Three Months Ended
	March 31, 2012	March 31, 2013
Revenue	$37	$—

Operating income (loss)	(3)	—
Gain on sale of business	563	—

Income (loss) before income taxes	560	—
Benefit from (provision for) income taxes	(249)	—

Income (loss) from discontinued operations	$311	$—

In the first quarter of 2012, the Company recorded a $563 million pre-tax gain on the sale of the HE business.

4. Goodwill and Intangibles:

The following table summarizes changes in goodwill by segment (in millions):

	Cost				Accumulated Impairment
	FS	AS	PS&E	Subtotal	AS	PS&E	Subtotal	Total
Balance at December 31, 2012	$3,516	$2,243	$544	$6,303	$(1,547)	$(217)	$(1,764)	$4,539
Effect of foreign currency translation	(21)	(12)	—	(33)	—	—	—	(33)
Other	(1)	—	—	(1)	—	—	—	(1)

Balance at March 31, 2013	$3,494	$2,231	$544	$6,269	$(1,547)	$(217)	$(1,764)	$4,505

Based on amounts recorded at March 31, 2013, total expected amortization of all acquisition-related intangible assets in each of the years ended December 31 follows (in millions):

2013	$340
2014	290
2015	234
2016	214
2017	207

5. Accumulated Other Comprehensive Income:

The following table summarizes the unrealized gains (losses) on derivative instruments including the impact of components reclassified into net income from accumulated other comprehensive income for the three months ended March 31, 2012 and 2013 (in millions):

	Three Months Ended March 31,
Other Comprehensive Income Components	2012	2013	Affected Line Item in the Statement of Comprehensive Income for Components Reclassified from OCI
Unrealized gain (loss) on cash flow hedges and other	$—	$1

Less: gain (loss) on cash flow hedges reclassified into income
Interest rate contracts	4	3	Interest expense and amortization of deferred financing fees
Currency forward contracts	—	(1)	Cost of sales and direct operating

Total reclassified into income	4	2
Less: income tax benefit (expense)	(1)	(1)

Unrealized gain (loss) on derivative instruments, net of tax	$3	$2

The following table provides a rollforward of the components of accumulated other comprehensive loss, net of tax, through March 31, 2013 as follows (in millions):

	Gains and Losses on Cash Flow Hedges	Currency Translation	Accumulated Other Comprehensive Income
Balance at December 31, 2012	$1	$(4)	$(3)

Other comprehensive income before reclassifications	1	(46)	(45)
Amounts reclassified from accumulated other comprehensive income net of tax	1	—	1

Net current-period other comprehensive income	2	(46)	(44)

Balance at March 31, 2013	$3	$(50)	$(47)

6. Debt and Derivatives:

On January 2, 2013, SunGard repaid a $50 million revolving Credit Advance borrowed under its secured accounts receivable facility.

On March 8, 2013, SunGard amended and restated its senior secured credit agreement (“Credit Agreement”) to, among other things, (i) issue an additional term loan of $2,200 million (“tranche E”) maturing on March 8, 2020, the proceeds of which were used to (a) repay in full the $1,719 million tranche B term loan and (b) repay $481 million of the tranche C term loan; (ii) replace the $880 million of revolving commitments with $850 million of new revolving commitments, which will mature on March 8, 2018; and (iii) modify certain covenants and other provisions in order to, among other things (x) modify (and in the case of the term loan facility, remove) the financial maintenance covenants included therein and (y) permit the Company to direct the net cash proceeds of permitted dispositions otherwise requiring a pro rata prepayment of term loans to the prepayment of specific tranches of term loans at the Company’s sole discretion. The interest rate on tranche E is LIBOR plus 3% with a 1% LIBOR floor, which at March 31, 2013 was 4.00%. SunGard is required to repay installments in quarterly principal amounts of 0.25% of its funded tranche E principal amount through the maturity date, at which time the remaining aggregate principal balance is due. Tranche E and the new revolving commitments are subject to certain springing maturities which are described in the Credit Agreement. As a result of this transaction, the Company incurred a loss on the extinguishment of debt of approximately $5 million.

On March 28, 2013, SunGard voluntarily prepaid $50 million of its tranche A term loan. The related loss on the extinguishment of debt was not material to the Company’s operations, financial position or cash flows.

Debt consisted of the following (in millions):

	December 31, 2012	March 31, 2013
Senior Secured Credit Facilities:
Secured revolving credit facility	$—	$—
Tranche A, effective interest rate of 1.96% and 1.95%	207	157
Tranche B, effective interest rate of 4.35%	1,719	—
Tranche C, effective interest rate of 4.17% and 4.41%	908	427
Tranche D, effective interest rate of 4.50% and 4.50%	720	718
Tranche E, effective interest rate of 4.00%	—	2,200

Total Senior Secured Credit Facilities	3,554	3,502
Senior Secured Notes due 2014 at 4.875%, net of discount of $4 and $3	246	247
Senior Notes due 2018 at 7.375%	900	900
Senior Notes due 2020 at 7.625%	700	700
Senior Subordinated Notes due 2019 at 6.625%	1,000	1,000
Secured accounts receivable facility, at 3.71% and 3.70%	250	200
Other, primarily foreign bank debt and capital lease obligations	12	13

Total debt	6,662	6,562

Short-term borrowings and current portion of long-term debt	(63)	(441)

Long-term debt	$6,599	$6,121

SunGard uses interest rate swap agreements to manage the amount of its floating rate debt in order to reduce its exposure to variable rate interest payments associated with the Credit Agreement. Each swap agreement is designated as a cash flow hedge. SunGard pays a stream of fixed interest payments for the term of the swap, and in turn, receives variable interest payments based on LIBOR. At March 31, 2013, one-month LIBOR was 0.20%. The net receipt or payment from the interest rate swap agreements is included in interest expense. As a result of amending the Credit Agreement and issuing tranche E in March 2013, SunGard settled $500 million of interest rate swaps in March 2013 that were due to mature in May 2013. The interest rates in the table above reflect the impact of the swaps. A summary of the Company’s interest rate swaps at March 31, 2013 follows (in millions):

Inception	Maturity	Notional Amount (in millions)	Interest rate paid	Interest rate received (LIBOR)
August-September 2012	February 2017	$400	0.69%	1-Month

The fair values of interest rate swaps designated as cash flow hedging instruments, included in other accrued expenses on the consolidated balance sheets, are $5 million and $1 million as of December 31, 2012 and March 31, 2013, respectively.

The Company has no ineffectiveness related to its swap agreements. The Company expects to reclassify in the next twelve months approximately $2 million from other comprehensive income (loss) into earnings related to the Company’s interest rate swaps based on the borrowing rates at March 31, 2013.

7. Fair Value Measurements:

The following table summarizes assets and liabilities measured at fair value on a recurring basis at March 31, 2013 (in millions):

	Fair Value Measures Using
	Level 1	Level 2	Level 3	Total
Assets
Cash and cash equivalents—money market funds	$200	$—	$—	$200
Currency forward contracts	—	8	—	8

Total	200	8	—	208

Liabilities
Interest rate swap agreements	$—	$1	$—	$1

The following table summarizes assets and liabilities measured at fair value on a recurring basis at December 31, 2012 (in millions):

	Fair Value Measures Using
	Level 1	Level 2	Level 3	Total
Assets
Cash and cash equivalents—money market funds	$227	$—	$—	$227
Currency forward contracts	—	4	—	4

Total	$227	$4	$—	$231

Liabilities
Interest rate swap agreements and other	$—	$4	$—	$4

A Level 1 fair value measure is based upon quoted prices in active markets for identical assets or liabilities. A Level 2 fair value measure is based upon quoted prices for similar assets and liabilities in active markets or inputs that are observable. A Level 3 fair value measure is based upon inputs that are unobservable (for example, cash flow modeling inputs based on assumptions).

Cash and cash equivalents—money market funds are recognized and measured at fair value in the Company’s financial statements. Fair values of the interest rate swap agreements are calculated using a discounted cash flow model using observable applicable market swap rates and assumptions and are compared to market valuations obtained from brokers.

The Company uses currency forward contracts to manage its exposure to fluctuations in costs caused by variations in Indian Rupee (“INR”) and British Pound Sterling (“GBP”) exchange rates. These forward contacts are designated as cash flow hedges. The fair value of these currency forward contracts is determined using currency exchange market rates, obtained from independent, third party banks, at the balance sheet date. This fair value of forward contracts is subject to changes in currency exchange rates. The Company has no ineffectiveness related to its use of currency forward contracts.

The following table presents the carrying amount and estimated fair value of the Company’s debt, including the current portion and excluding the interest rate swaps, as of December 31, 2012 and March 31, 2013 (in millions):

	December 31, 2012		March 31, 2013
	Carrying Value	Fair Value	Carrying Value	Fair Value
Floating rate debt	$3,803	$3,826	$3,702	$3,740
Fixed rate debt	2,859	3,023	2,860	3,018

The fair values of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, to the extent the underlying liability will be settled in cash, approximate carrying values because of the short-term nature of these instruments. The derivative financial instruments are carried at fair value. The fair value of the Company’s floating rate and fixed rate long-term debt (Level 2) is determined using actual market quotes and benchmark yields received from independent vendors.

8. Segment Information:

The Company has three reportable segments: FS, AS and PS&E. The Company evaluates the performance of its segments based on Segment Internal Adjusted EBITDA. Segment Internal Adjusted EBITDA, a non-GAAP measure, is defined as operating income before the following items:

•	depreciation and amortization,

•	amortization of acquisition-related intangible assets,

•	goodwill impairment,

•	severance and facility closure charges,

•	stock compensation,

•	management fees, and

•	certain other costs.

While these charges may be recurring, management excludes them in order to better analyze the segment results and evaluate the segment performance. This analysis is used extensively by management and is also used to communicate the segment results to the Company’s board of directors. In addition, management reviews Internal Adjusted EBITDA and Segment Internal Adjusted EBITDA on a constant currency basis, especially when comparing to the prior year results. While Internal Adjusted EBITDA and Segment Internal Adjusted EBITDA are useful for analysis purposes, they should not be considered as alternatives to the Company’s reported GAAP results. Also, Internal Adjusted EBITDA and Segment Internal Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. Internal Adjusted EBITDA and Segment Internal Adjusted EBITDA are similar, but not identical, to adjusted EBITDA as defined in the Credit Agreement for purposes of SunGard’s debt covenants.

The operating results for the three months ended March 31, 2013 for each segment follow (in millions):

Three Months Ended March 31, 2013	FS	AS	PS&E	Sum of segments
Revenue	$600	$345	$50	$995
Internal Adjusted EBITDA	130	105	14	249
Internal Adjusted EBITDA margin	21.6%	30.5%	29.1%	25.1%

Year to year revenue change	(3)%	(3)%	(1)%	(3)%
Year to year Internal Adjusted EBITDA change	3%	(6)%	(12)%	(2)%

Year to year revenue change at constant currency	(3)%	(3)%	(1)%	(3)%
Year to year Internal Adjusted EBITDA change at constant currency	2%	(6)%	(12)%	(3)%

Reconciliation of Segment Internal Adjusted EBITDA to income (loss) from continuing operations before income taxes:

2013
Internal Adjusted EBITDA (sum of segments)	$249
Corporate	(13)
Depreciation (1)	(73)
Amortization of acquisition-related intangible assets	(87)
Severance and facility closure costs	(3)
Stock compensation expense	(11)
Management fees	(2)
Other costs (included in operating income)	(4)
Interest expense, net	(108)
Loss on extinguishment of debt	(5)
Other income (expense)	1

Income (loss) from continuing operations before income tax	$(56)

Depreciation and amortization and capital expenditures by segment follow (in  millions):

Three Months Ended March 31, 2013	FS	AS	PS&E	Sum of segments	Corporate	Total
Capital expenditures	$21	$23	$2	$46	$—	$46
Depreciation(1)	22	49	2	73	—	73
Amortization of acquisition-related intangible assets	44	39	4	87	—	87

The operating results for the three months ended March 31, 2012 for each  segment follow (in millions):

Three Months Ended March 31, 2012	FS	AS	PS&E	Sum of segments
Revenue	$618	$355	$51	$1,024
Internal Adjusted EBITDA	126	113	16	255
Internal Adjusted EBITDA margin	20.4%	31.7%	32.7%	24.9%

Reconciliation of Internal Adjusted EBITDA to income (loss) from continuing operations before income taxes:

2012
Internal Adjusted EBITDA (sum of segments)	$255
Corporate	(14)
Depreciation(1)	(71)
Amortization of acquisition-related intangible assets	(101)
Severance and facility closure costs	(2)
Stock compensation expense	(11)
Management fees	(2)
Other costs (included in operating income)	(2)
Interest expense, net	(122)
Loss on extinguishment of debt	(15)
Other income (expense)	2

Income (loss) from continuing operations before income tax	$(83)

Depreciation and amortization and capital expenditures by segment follow (in  millions):

Three Months Ended March 31, 2012	FS	AS	PS&E	Sum of segments	Corporate	Total
Capital expenditures	$20	$38	$2	$60	$—	$60
Depreciation(1)	21	48	2	71	—	71
Amortization of acquisition-related intangible assets	53	43	5	101	—	101

(1)  Includes amortization of capitalized software.

9. Employee Termination Benefits and Facility Closures:

The following table provides a rollforward of the liability balances for workforce reductions and facility closures, which occurred through March 31, 2013 (in millions):

	Balance 12/31/2012	Expense	Paid	Other Adjustments*	Balance 3/31/2013
Workforce-related	$32	$4	$(10)	$(3)	$23
Facilities	22	1	(2)	—	21

Total	$54	$5	$(12)	$(3)	$44

*	The other adjustments column in the table principally relates to changes in estimates from when the initial charge was recorded and also foreign currency translation and other adjustments.

The workforce related actions are expected to be paid out over the next 18 months (the majority within 12 months). The facilities accruals are for ongoing obligations to pay rent for vacant space and are net of sublease reserves. The lengths of these obligations vary by lease with the majority ending in 2019.

10. Related Party Transactions:

In accordance with the Management Agreement between the Company and affiliates of the Sponsors, the Company recorded $2 million of management fees in sales, marketing and administration expenses during the three months ended March 31, 2012 and 2013, respectively. At December 31, 2012 and March 31, 2013, $4 million and $2 million, respectively, was included in other accrued expenses.

During the first quarter of 2012, in connection with the sale of HE, the Company paid the Sponsors $17.8 million of management fees, which are included in the results of discontinued operations.

In each of March 2012 and 2013, Goldman Sachs & Co. and/or its respective affiliates received fees of approximately $1 million in connection with amendments of SunGard’s Credit Agreement in each year.

11. Supplemental Guarantor Condensed Consolidating Financial Statements:

SunGard’s senior unsecured notes are jointly and severally, fully and unconditionally guaranteed on a senior unsecured basis and the senior subordinated notes are jointly and severally, fully and unconditionally guaranteed on an unsecured senior subordinated basis, in each case, subject to certain exceptions, by substantially all wholly owned, domestic subsidiaries of SunGard (collectively, the “Guarantors”). Each of the Guarantors is 100% owned, directly or indirectly, by SunGard. None of the other subsidiaries of SunGard, either direct or indirect, nor any of the Holding Companies, guarantee the senior notes and senior subordinated notes (“Non-Guarantors”). The Guarantors and SunGard Holdco LLC also unconditionally guarantee the senior secured credit facilities. The Guarantors are subject to release under certain circumstances as described below.

The indentures evidencing the guarantees provide for a Guarantor to be automatically and unconditionally released and discharged from its guarantee obligations in certain circumstances, including upon the earliest to occur of:

•	The sale, exchange or transfer of the subsidiary’s capital stock or all or substantially all of its assets;

•	Designation of the Guarantor as an “unrestricted subsidiary” for purposes of the indenture covenants;

•	Release or discharge of the Guarantor’s guarantee of certain other indebtedness; or

•	Legal defeasance or covenant defeasance of the indenture obligations when provision has been made for them to be fully satisfied.

The following tables present the financial position, results of operations and cash flows of SunGard (referred to as “Parent Company” for purposes of this note only), the Guarantor subsidiaries, the Non-Guarantor subsidiaries and Eliminations as of December 31, 2012 and March 31, 2013, and for the three month periods ended March 31, 2012 and 2013 to arrive at the information for SunGard on a consolidated basis.

(in millions)	Supplemental Condensed Consolidating Balance Sheet December 31, 2012
	Parent Company	Guarantor Subsidiaries		Non-Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current:
Cash and cash equivalents	$220	$(3)		$329	$—	$546
Intercompany balances	—	2,457		742	(3,199)	—
Trade receivables, net	3	566	(a)	331	—	900
Prepaid expenses, taxes and other current assets	1,312	70		89	(1,241)	230

Total current assets	1,535	3,090		1,491	(4,440)	1,676
Property and equipment, net	—	574		300	—	874
Intangible assets, net	112	2,413		404	—	2,929
Deferred income taxes	39	—		—	(39)	—
Intercompany balances	254	7		76	(337)	—
Goodwill	—	3,470		1,069	—	4,539
Investment in subsidiaries	8,620	2,101		—	(10,721)	—

Total Assets	$10,560	$11,655		$3,340	$(15,537)	$10,018

Liabilities and Stockholder’s Equity
Current:
Short-term and current portion of long-term debt	$57	$—		$6	$—	$63
Intercompany balances	3,199	—		—	(3,199)	—
Accounts payable and other current liabilities	70	1,983		632	(1,241)	1,444

Total current liabilities	3,326	1,983		638	(4,440)	1,507
Long-term debt	6,343	2		254	—	6,599
Intercompany debt	83	—		254	(337)	—
Deferred and other income taxes	92	1,000		67	(39)	1,120
Other long-term liabilities	—	50		26	—	76

Total liabilities	9,844	3,035		1,239	(4,816)	9,302

Total stockholder’s equity	716	8,620		2,101	(10,721)	716

Total Liabilities and Stockholder’s Equity	$10,560	$11,655		$3,340	$(15,537)	$10,018

(a)	This balance is primarily comprised of a receivable from the Company’s AR Financing LLC subsidiary, which is a non-Guarantor, resulting from the normal, recurring sale of accounts receivable under the receivables facility. In a liquidation, the first $250 million (plus interest) of collections of accounts receivable sold to this subsidiary are due to the receivables facility lender. The remaining balance would be available for collection for the benefit of the Guarantors.

(in millions)	Supplemental Condensed Consolidating Balance Sheet March 31, 2013
	Parent Company	Guarantor Subsidiaries		Non-Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current:
Cash and cash equivalents	$173	$(2)		$366	$—	$537
Intercompany balances	—	2,588		704	(3,292)	—
Trade receivables, net	7	515	(b)	243	—	765
Prepaid expenses, taxes and other current assets	1,361	81		112	(1,301)	253

Total current assets	1,541	3,182		1,425	(4,593)	1,555
Property and equipment, net	—	555		280	—	835
Intangible assets, net	116	2,347		380	—	2,843
Deferred income taxes	37	—		—	(37)	—
Intercompany balances	248	6		77	(331)	—
Goodwill	—	3,468		1,037	—	4,505
Investment in subsidiaries	8,607	2,056		—	(10,663)	—

Total Assets	$10,549	$11,614		$3,199	$(15,624)	$9,738

Liabilities and Stockholder’s Equity
Current:
Short-term and current portion of long-term debt	$434	$—		$7	$—	$441
Intercompany balances	3,292	—		—	(3,292)	—
Accounts payable and other current liabilities	103	1,984		595	(1,301)	1,381

Total current liabilities	3,829	1,984		602	(4,593)	1,822
Long-term debt	5,915	2		204	—	6,121
Intercompany debt	83	—		248	(331)	—
Deferred and other income taxes	91	978		55	(37)	1,087
Other liabilities	—	43		34	—	77

Total liabilities	9,918	3,007		1,143	(4,961)	9,107

Total stockholder’s equity	631	8,607		2,056	(10,663)	631

Total Liabilities and Stockholder’s Equity	$10,549	$11,614		$3,199	$(15,624)	$9,738

(b)	This balance is primarily comprised of a receivable from the Company’s AR Financing LLC subsidiary, which is a non-Guarantor, resulting from the normal, recurring sale of accounts receivable under the receivables facility. In a liquidation, the first $200 million (plus interest) of collections of accounts receivable sold to this subsidiary are due to the receivables facility lender. The remaining balance would be available for collection for the benefit of the Guarantors.

(in millions)	Supplemental Condensed Consolidating Schedule of Comprehensive Income Three Months Ended March 31, 2012
	Parent Company	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Total revenue	$—	$713	$398	$(87)	$1,024

Costs and expenses:
Cost of sales and administrative expenses (excluding depreciation)	25	534	328	(87)	800
Depreciation and amortization	—	48	23	—	71
Amortization of acquisition-related intangible assets	—	84	17	—	101

Total costs and expenses	25	666	368	(87)	972

Operating income (loss)	(25)	47	30	—	52
Net interest income (expense)	(114)	—	(8)	—	(122)
Equity in earnings of unconsolidated subsidiaries (c)	160	27	—	(187)	—
Other income (expense)	(15)	—	2		(13)

Income (loss) from continuing operations before income taxes	6	74	24	(187)	(83)
Benefit from (provision for) income taxes	10	(3)	—	—	7

Income (loss) from continuing operations	16	71	24	(187)	(76)
Income (loss) from discontinued operations, net of tax	219	89	3	—	311

Net income (loss)	235	160	27	(187)	235

Comprehensive income (loss)	$271	$185	$49	$(234)	$271

(c)	The Supplemental Condensed Consolidating Schedule of Comprehensive Income for Parent Company and Guarantor Subsidiaries for the three months ended March 31, 2012 has been revised to present all equity in earnings of unconsolidated subsidiaries in a single caption within Other income (expense). The portion of equity in earnings of unconsolidated subsidiaries which related to the investees’ income (loss) from discontinued operations had previously been presented separately in the Income (loss) from discontinued operations, net of tax caption for the Parent Company and Guarantor Subsidiaries. This revision has also been reflected in the Net income (loss) and Income (loss) from discontinued operations captions in the Supplemental Condensed Consolidating Schedule of Cash Flows for Parent Company and Guarantor Subsidiaries for the same periods.

While these revisions have no impact on the previously reported Net Income or total cash flows from operations of the Parent Company or Guarantor Subsidiaries, they resulted in the following changes to previously reported amounts. For the Parent Company in 2012, Equity in earnings of unconsolidated subsidiaries changed from $71 million to $160 million; Income (loss) from continuing operations changed from $(77) million to $16 million; and Income (loss) from discontinued operations, net of tax changed from $312 million to $219 million. For the Guarantor Subsidiaries in 2012, Equity in earnings of unconsolidated subsidiaries changed from $24 million to $27 million; Income (loss) from continuing operations changed from $67 million to $71 million; and Income (loss) from discontinued operations, net of tax changed from $93 million to $89 million. These revisions had no impact on the consolidated results of the Company and were not material to the Supplemental Condensed Consolidating Schedule of Comprehensive Income or the Supplemental Condensed Consolidating Schedule of Cash Flows for any period.

(in millions)	Supplemental Condensed Consolidating Schedule of Comprehensive Income Three Months Ended March 31, 2013
	Parent Company	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Total revenue	$—	$692	$381	$(78)	$995

Costs and expenses:
Cost of sales and administrative expenses (excluding depreciation)	23	509	325	(78)	779
Depreciation and amortization	—	49	24	—	73
Amortization of acquisition-related intangible assets	—	71	16	—	87

Total costs and expenses	23	629	365	(78)	939

Operating income (loss)	(23)	63	16	—	56
Net interest income (expense)	(101)	—	(7)	—	(108)
Equity in earnings of unconsolidated subsidiaries	41	8	—	(49)	—
Other income (expense)	(5)	—	1	—	(4)

Income (loss) from continuing operations before income taxes	(88)	71	10	(49)	(56)
Benefit from (provision for) income taxes	41	(30)	(2)	—	9

Income (loss) from continuing operations	(47)	41	8	(49)	(47)
Income (loss) from discontinued operations, net of tax	—	—	—	—	—

Net income (loss)	(47)	41	8	(49)	(47)

Comprehensive income (loss)	$(91)	$1	$(26)	$25	$(91)

(in millions)	Supplemental Condensed Consolidating Schedule of Cash Flows Three Months Ended March 31, 2012
	Parent Company	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Cash flow from operations:
Net income (loss)	$235	$160	$27	$(187)	$235
Income (loss) from discontinued operations	219	89	3	—	311

Income (loss) from continuing operations	16	71	24	(187)	(76)
Non cash adjustments	(75)	94	36	187	242
Changes in operating assets and liabilities	8	(68)	(36)	—	(96)

Cash flow from (used in) continuing operations	(51)	97	24	—	70
Cash flow from (used in) discontinued operations	(2)	—	7	—	5

Cash flow from (used in) operations	(53)	97	31	—	75
Investment activities:
Intercompany transactions (d)	1,828	(24)	(33)	(1,771)	—
Cash paid for acquired businesses, net of cash acquired	—	—	(6)	—	(6)
Cash paid for property and equipment and software	—	(41)	(19)	—	(60)
Other investing activities	1	—	2	—	3

Cash provided by (used in) continuing operations	1,829	(65)	(56)	(1,771)	(63)
Cash provided by (used in) discontinued operations	—	1,740	—	—	1,740

Cash provided by (used in) investment activities	1,829	1,675	(56)	(1,771)	1,677
Financing activities:
Intercompany dividends of HE sale proceeds	—	(1,771)	—	1,771	—
Net repayments of long-term debt	(1,241)	(1)	(2)	—	(1,244)
Premium paid to retire debt	—	—	—	—	—
Dividends paid	—	—	—	—	—
Other financing activities	(10)	—	—	—	(10)

Cash provided by (used in) continuing operations	(1,251)	(1,772)	(2)	1,771	(1,254)
Cash provided by (used in) discontinued operations	—	—	—	—

Cash provided by (used in) financing activities	(1,251)	(1,772)	(2)	1,771	(1,254)
Effect of exchange rate changes on cash	—	—	7	—	7

Increase (decrease) in cash and cash equivalents	525	—	(20)	—	505
Beginning cash and cash equivalents	529	(15)	359	—	873

Ending cash and cash equivalents	$1,054	$(15)	$339	$—	$1,378

(d)	The intercompany cash transactions reflected above within investment activities largely reflect cash dividends or the return of capital, including the cash dividend of $1.8 billion from Guarantor Subsidiaries to Parent in connection with the sale of our Higher Education business.

(in millions)	Supplemental Condensed Consolidating Schedule of Cash Flows Three Months Ended March 31, 2013
	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash flow from operations:
Net income (loss)	$(47)	$41	$8	$(49)	$(47)
Income (loss) from discontinued operations	—	—	—	—	—

Income (loss) from continuing operations	(47)	41	8	(49)	(47)
Non cash adjustments	(9)	89	32	49	161
Changes in operating assets and liabilities	(14)	34	45	—	65

Cash flow from (used in) continuing operations	(70)	164	85	—	179
Cash flow from (used in) discontinued operations	—	—	—	—	—

Cash flow from (used in) operations	(70)	164	85	—	179
Investment activities:
Intercompany transactions	108	(121)	35	(22)	—
Cash paid for acquired businesses, net of cash acquired	(1)	—	—	—	(1)
Cash paid for property and equipment and software	—	(32)	(14)	—	(46)
Other investing activities	—	1	—	—	1

Cash provided by (used in) continuing operations	107	(152)	21	(22)	(46)
Cash provided by (used in) discontinued operations	—	—	—	—	—

Cash provided by (used in) investment activities	107	(152)	21	(22)	(46)
Financing activities:
Intercompany dividends of HE sale proceeds	—	—	—	—	—
Intercompany dividends	—	(11)	(11)	22	—
Net repayments of long-term debt	(78)	—	(50)	—	(128)
Premium paid to retire debt	—	—	—	—	—
Dividends paid	(1)	—	—	—	(1)
Other financing activities	(5)	—	—	—	(5)

Cash provided by (used in) continuing operations	(84)	(11)	(61)	22	(134)
Cash provided by (used in) discontinued operations	—	—	—	—

Cash provided by (used in) financing activities	(84)	(11)	(61)	22	(134)
Effect of exchange rate changes on cash	—	—	(8)	—	(8)

Increase (decrease) in cash and cash equivalents	(47)	1	37	—	(9)
Beginning cash and cash equivalents	220	(3)	329	—	546

Ending cash and cash equivalents	$173	$(2)	$366	$—	$537

SunGard Data Systems Inc.

Offer to Exchange

$1,000,000,000 principal amount of its 6.625% Senior Subordinated Notes due 2019, which have been registered under the Securities Act of 1933, for any and all of its outstanding 6.625% Senior Subordinated Notes due 2019.

Until the date that is 90 days from the date of this prospectus, all dealers that effect transactions in those securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

(a) SunGard Data Systems Inc., Advanced Portfolio Technologies, Inc., GL Trade Overseas, Inc., Online Securities Processing Inc., SRS Development Inc., SunGard Asia Pacific Inc., SunGard Availability Services Ltd., SunGard Development Corporation, SunGard DIS Inc., SunGard Energy Systems Inc., SunGard iWORKS P&C (US) Inc., SunGard NetWork Solutions Inc., SunGard SAS Holdings Inc., SunGard Software, Inc., and SunGard VeriCenter Inc. are each incorporated under the laws of Delaware.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

In accordance with these provisions, the articles of incorporation and/or the bylaws of SunGard Data Systems Inc. and each of SunGard Data Systems Inc.’s guarantors incorporated in Delaware and listed above provide for indemnification of any person who is, was or shall be a director, officer, employee or agent of the corporation, to the full extent permitted by the DGCL, as amended from time to time.

(b) Automated Securities Clearance LLC, Inflow LLC, SIS Europe Holdings LLC, SunGard Ambit LLC, SunGard Business Systems LLC, SunGard Computer Services LLC, SunGard Consulting Services LLC, SunGard CSA LLC, SunGard eProcess Intelligence LLC, SunGard Financial Systems LLC, SunGard Investment Systems LLC, SunGard Investment Ventures LLC, SunGard iWORKS LLC, SunGard Kiodex LLC, SunGard Reference Data Solutions LLC, SunGard Securities Finance LLC, SunGard Securities Finance International LLC, SunGard Shareholder Systems LLC, SunGard Technology Services LLC and SunGard Workflow Solutions LLC are each limited liability companies organized under the laws of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person of the limited liability company from and against any and all claims and demands whatsoever.

In accordance with these provisions, the Limited Liability Company Agreements of Automated Securities Clearance LLC, Inflow LLC, SIS Europe Holdings LLC, SunGard Ambit LLC, SunGard Business Systems LLC, SunGard Computer Services LLC, SunGard Consulting Services LLC, SunGard CSA LLC, SunGard eProcess Intelligence LLC, SunGard Financial Systems LLC, SunGard Investment Systems LLC, SunGard Investment Ventures LLC, SunGard iWORKS LLC, SunGard Kiodex LLC, SunGard Reference Data Solutions LLC,

SunGard Securities Finance LLC, SunGard Securities Finance International LLC, SunGard Shareholder Systems LLC, SunGard Technology Services LLC and SunGard Workflow Solutions LLC state that the company shall indemnify, defend and hold harmless the member and any director, officer, partner, stockholder, controlling person or employee of the member, each member of the board of managers and any person serving at the request of the company from any liability, loss or damage incurred by the indemnified party by reason of any act performed or omitted to be performed by the indemnified party in connection with the business of the company including reasonable attorneys’ fees and costs and any amounts expended in the settlement of any such claims of liability, loss or damage; provided, however, that if the liability, loss, damage or claim arises out of any action or inaction of an indemnified party, indemnification shall be available only if (a) either (i) the indemnified party, at the time of such action or inaction determined in good faith that its, his or her course of conduct was in, or not opposed to, the best interests of the company or (ii) in the case of inaction by the indemnified party, the indemnified party did not intend its, his or her inaction to be harmful or opposed to the best interests of the company and (b) the action or inaction did not constitute fraud, gross negligence or willful misconduct by the indemnified party.

(c) SunGard AvantGard LLC is a limited liability company organized under the laws of California.

Under Section 17155 of the California Limited Liability Company Act, except for a breach of duty set forth in Section 17153, the articles of organization or written operating agreement of a limited liability company may provide for indemnification of any person, including, without limitation, any manager, member, officer, employee or agent of the limited liability company, against judgments, settlements, penalties, fines or expenses of any kind incurred as a result of acting in that capacity. A limited liability company shall have the power to purchase and maintain insurance on behalf of any manager, member, officer, employee or agent of the limited liability company against any liability asserted against on incurred by the person in that capacity or arising out of the person’s status as a manager, member, officer, employee or agent of the limited liability company.

The Limited Liability Company Agreement of SunGard AvantGard LLC states that the company shall indemnify, defend and hold harmless the member and any director, officer, partner, stockholder, controlling person or employee of the member, each member of the board of managers and any person serving at the request of the company from any liability, loss or damage incurred by the indemnified party by reason of any act performed or omitted to be performed by the indemnified party in connection with the business of the company including reasonable attorneys’ fees and costs and any amounts expended in the settlement of any such claims of liability, loss or damage; provided, however, that if the liability, loss, damage or claim arises out of any action or inaction of an indemnified party, indemnification shall be available only if (a) either (i) the indemnified party, at the time of such action or inaction determined in good faith that its, his or her course of conduct was in, or not opposed to, the best interests of the company or (ii) in the case of inaction by the indemnified party, the indemnified party did not intend its, his or her inaction to be harmful or opposed to the best interests of the company and (b) the action or inaction did not constitute fraud, gross negligence or willful misconduct by the indemnified party.

(d) SunGard Public Sector Inc. is incorporated under the laws of Florida.

Section 607.0850 of the Florida Business Corporation Act, as amended (“FBCA”), grants a corporation organized thereunder the authority to indemnify each of its directors, officers, employees, or agents of the corporation or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise in connection with any proceeding (other than an action by, or in the right of, the corporation) if he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal actions, had no reasonable cause to believe his or her conduct was unlawful. Unless pursuant to a determination by a court, the determination of whether a director, officer or employee has acted in accordance with the applicable standard of conduct must be made by (i) the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding, (ii) if such a quorum is not obtainable or, even if obtainable, majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding, (iii) independent legal counsel selected by the board of directors prescribed in (i) or the committee prescribed in (ii) or selected by majority vote of the full board if a quorum or committee cannot be obtained, or (iv) the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

The FBCA further provides that a corporation may make any other or further indemnity by resolution, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, except with respect to certain enumerated acts or omissions of such persons. Florida law prohibits indemnification or advancement of expenses if a judgment or other final adjudication establishes that the actions of a director, officer or employee constitute (i) a violation of criminal law, unless the person had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (ii) a transaction from which such person derived an improper personal benefit, (iii) willful misconduct or conscious disregard for the best interests of the corporation in the case of a derivative action by a shareholder or (iv) in the case of a director, a circumstance under which a director would be liable for unlawful distributions under Section 607.0834 of the FBCA. The FBCA does not affect a director’s responsibilities under any other law, such as federal securities laws.

The articles of incorporation and/or the by-laws of the corporation provides that the corporation will indemnify any and all persons whom it has the power to indemnify from and against any and all of the expenses, liabilities or other matters referred to in the FBCA.

(e) SunGard VPM Inc. is incorporated under the laws of New York.

The New York Business Corporation Law (“BCL”), Article 7, Sections 721-726 provide for the indemnification and advancement of expenses to officers and directors. Indemnification and advancement pursuant to the BCL are not exclusive of any other rights an officer or director may be entitled to, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that the director personally gained a financial profit or other advantage to which he or she was not legally entitled.

A corporation may indemnify an officer or director, in the case of third party actions, against judgments, fines, amounts paid in settlement and reasonable expenses and, in the case of derivative actions, against amounts paid in settlement and reasonable expenses, provided that the director or officer acted in good faith, for a purpose which he or she reasonably believed to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe his conduct was unlawful. A corporation may obtain indemnification insurance indemnifying itself and its directors and officers.

The bylaws of the corporation provide that the corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or if he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

(f) SunGard Systems International Inc. is incorporated under the laws of Pennsylvania.

Under Section 1741 of the Pennsylvania Business Corporation Law of 1988 (the “PBCL”), subject to certain limitations, a corporation has the power to indemnify directors, officers and other parties under certain prescribed circumstances against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), to which any of them is a party or threatened to be made a party by reason of his being a representative of the corporation or serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

Expenses incurred by parties in defending any action may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the party to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

The bylaws of the corporation provides that the corporation may indemnify any person who is or was or shall be a director or officer of the corporation, and may indemnify any person who is or was or shall be an employee or agent of the corporation, to the fullest extent permitted by the PBCL, from time to time.

(g) SunGard Availability Services LP is a limited partnership governed by the laws of Pennsylvania.

Under Section 8510 of the Pennsylvania Revised Uniform Limited Partnership Act, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions as are set forth in the partnership agreement. Indemnification shall not be made in any case where the act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The certificate of limited partnership or partnership agreement may not provide for indemnification in the case of willful misconduct or recklessness.

Indemnification may be granted for any action taken and may be made whether or not the limited partnership would have the power to indemnify the person under any other provision of law except as provided in this section and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the limited partnership. Expenses incurred by a partner or other person in defending any action or proceeding against which indemnification may be made pursuant to this section may be paid by the limited partnership in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the limited partnership.

The Agreement of Limited Partnership of SunGard Availability Services LP states that the partnership shall indemnify and hold harmless the general partner, any member, manager, officer, director, shareholder, employee, or agent of the general partner, and any officer of the partnership against any loss or damage (including attorneys’ and other professional fees) incurred by the indemnified party on behalf of the partnership or in furtherance of the partnership’s interests, without relieving the indemnified party of liability for willful misconduct or recklessness. The satisfaction of any indemnification is limited to the partnership’s assets and no partner shall have any liability on account thereof. This indemnification right includes the right to be paid or reimbursed by the indemnified party in advance of the disposition of any proceeding.

Item 21.	Exhibits and Financial Statement Schedules.

(a) Exhibits

3.1	Amended and Restated Certificate of Incorporation of SunGard Data Systems Inc. (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

3.2	Amended and Restated Bylaws of SunGard Data Systems Inc. (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007 (Commission File No. 1-12989)).

3.3****	Certificate of Incorporation of Advanced Portfolio Technologies, Inc.

3.4****	Bylaws of Advanced Portfolio Technologies, Inc.

3.5*	Certificate of Formation of Automated Securities Clearance LLC

3.6*	Limited Liability Company Agreement of Automated Securities Clearance LLC

3.7*******	Certificate of Incorporation of GL Trade Overseas, Inc.

3.8*******	By-laws of GL Trade Overseas, Inc.

3.9*	Certificate of Formation of Inflow LLC

3.10*	Limited Liability Company Agreement of Inflow LLC

3.11*	Certificate of Incorporation of Online Securities Processing Inc.

3.12*	By-laws of Online Securities Processing Inc.

3.13****	Certificate of Formation—Conversion of SIS Europe Holdings LLC

3.14****	Limited Liability Company Agreement of SIS Europe Holdings LLC

3.15*	Certificate of Incorporation of SRS Development Inc.

3.16*	By-laws of SRS Development Inc.

3.17*******	Certificate of Merger of SunGard Ambit LLC

3.18*******	Limited Liability Company Agreement of SunGard Ambit LLC

3.19********	Certificate of Incorporation of SunGard Asia Pacific Inc.

3.20*	By-laws of SunGard Asia Pacific Inc.

3.21*	Certificate of Limited Partnership of SunGard Availability Services LP

3.22*	Limited Partnership Agreement of SunGard Availability Services LP

3.23*	Certificate of Incorporation of SunGard Availability Services Ltd.

3.24*	By-laws of SunGard Availability Services Ltd.

3.25***	Certificate of Formation of SunGard AvantGard LLC

3.26***	Limited Liability Company Agreement of SunGard AvantGard LLC

3.27******	Certificate of Formation of SunGard Business Systems LLC

3.28******	Limited Liability Company Agreement of SunGard Business Systems LLC

3.29*	Certificate of Formation of SunGard Computer Services LLC

3.30****	Limited Liability Company Agreement of SunGard Computer Services LLC

3.31****	Certificate of Formation—Conversion of SunGard Consulting Services LLC

3.32****	Limited Liability Company Agreement of SunGard Consulting Services LLC

3.33*	Certificate of Formation of SunGard CSA LLC

3.34*	Limited Liability Company Agreement of SunGard CSA LLC

3.35*	Certificate of Incorporation of SunGard Development Corporation

3.36*	By-laws of SunGard Development Corporation

3.37*	Certificate of Incorporation of SunGard DIS Inc.

3.38*	By-laws of SunGard DIS Inc.

3.39*	Certificate of Incorporation of SunGard Energy Systems Inc.

3.40*	By-laws of SunGard Energy Systems Inc.

3.41**	Certificate of Formation of SunGard eProcess Intelligence LLC

3.42**	Limited Liability Company Agreement of SunGard eProcess Intelligence LLC

3.43*	Certificate of Formation of SunGard Financial Systems LLC

3.44*	By-laws of SunGard Financial Systems LLC

3.45*	Certificate of Formation of SunGard Investment Systems LLC

3.46*	Limited Liability Company Agreement of SunGard Investment Systems LLC

3.47*	Certificate of Formation of SunGard Investment Ventures LLC

3.48*	Limited Liability Company Agreement of SunGard Investment Ventures LLC

3.49***	Certificate of Formation of SunGard iWORKS LLC

3.50***	Limited Liability Company Agreement of SunGard iWORKS LLC

3.51***	Certificate of Incorporation of SunGard iWORKS P&C (US) Inc.

3.52***	By-laws of SunGard iWORKS P&C (US) Inc.

3.53*******	Certificate of Formation-Conversion of SunGard Kiodex LLC

3.54*******	Limited Liability Company Agreement of SunGard Kiodex LLC

3.55*	Certificate of Incorporation of SunGard NetWork Solutions Inc.

3.56*	By-laws of SunGard NetWork Solutions Inc.

3.57****	Certificate of Incorporation of SunGard Public Sector Inc.

3.58****	By-laws of SunGard Public Sector Inc.

3.59****	Certificate of Formation—Conversion of SunGard Reference Data Solutions LLC

3.60****	Limited Liability Company Agreement of SunGard Reference Data Solutions LLC

3.61*	Certificate of Incorporation of SunGard SAS Holdings Inc.

3.62*	By-laws of SunGard SAS Holdings Inc.

3.63*	Certificate of Formation of SunGard Securities Finance LLC

3.64*	Limited Liability Company Agreement of SunGard Securities Finance LLC

3.65***	Certificate of Formation of SunGard Securities Finance International LLC

3.66***	Limited Liability Company Agreement of SunGard Securities Finance International LLC

3.67*	Certificate of Formation of SunGard Shareholder Systems LLC

3.68*	Limited Liability Company Agreement of SunGard Shareholder Systems LLC

3.69*	Certificate of Incorporation of SunGard Software, Inc.

3.70*	By-laws of SunGard Software, Inc.

3.71******	Certificate of Incorporation of SunGard Systems International Inc.

3.72*	By-laws of SunGard Systems International Inc.

3.73*	Certificate of Formation of SunGard Technology Services LLC

3.74*	Limited Liability Company Agreement of SunGard Technology Services LLC

3.75****	Amended and Restated Certificate of Incorporation of SunGard VeriCenter, Inc.

3.76****	By-Laws of SunGard VeriCenter, Inc.

3.77***	Certificate of Incorporation of SunGard VPM Inc.

3.78***	By-laws of SunGard VPM Inc.

3.79*	Certificate of Formation of SunGard Workflow Solutions LLC

3.80*	Limited Liability Company Agreement of SunGard Workflow Solutions LLC

4.1	Indenture dated January 15, 2004 between SunGard Data Systems Inc. and The Bank of New York, as trustee (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (Commission File No. 1-12989)).

4.2	Indenture, dated as of November 16, 2010, among SunGard Data Systems Inc., Guarantors named therein and The Bank of New York Mellon, as Trustee, governing the 7.375% Senior Notes (incorporated by reference to the Exhibits filed with SCC’s, SCCII’s and SunGard’s Current Report on Form 8-K dated November 15, 2010 and filed November 16, 2010 (Commission File No’s. 000-53653, 000-53654 and 1-12989, respectively)).

4.3	Indenture, dated as of November 16, 2010, among SunGard Data Systems Inc., Guarantors named therein and The Bank of New York Mellon, as Trustee, governing the 7.625% Senior Notes (incorporated by reference to the Exhibits filed with SCC’s, SCCII’s and SunGard’s Current Report on Form 8-K dated November 15, 2010 and filed November 16, 2010 (Commission File No’s. 000-53653, 000-53654 and 1-12989, respectively)).

4.4	Indenture, dated as of November 1, 2012, among SunGard Data Systems Inc., Guarantors named therein and the Bank of New York Mellon, as Trustee, governing the 6.625% Senior Subordinated Notes due 2019 (incorporated by reference to the Exhibits filed with SCC’s, SCCII’s and SunGard’s Current Report on Form 8-K dated November 1, 2012 and filed November 7, 2012 (Commission File No’s. 000-53653, 000-53654 and 1-12989, respectively)).

4.5	Registration Rights Agreement, dated as of November 1, 2012, among SunGard Data Systems Inc., Guarantors named therein and CitiGroup Global Markets Inc. as Representative for the Initial Purchasers and Goldman, Sachs & Co. relating to the 6.625% Senior Subordinated Notes due 2019 (incorporated by reference to the Exhibits filed with SCC’s, SCCII’s and SunGard’s Current Report on Form 8-K dated November 1, 2012 and filed November 7, 2012 (Commission File No.’s 000-53653, 000-53654 and 1-12989, respectively)).

5.1*********	Opinion of Simpson Thacher & Bartlett LLP

5.2*********	Opinion of Sheppard, Mullin, Richter & Hampton LLP

5.3*********	Opinions of Blank Rome LLP

10.1	Lease, dated April 12, 1984, between SunGard and Broad and Noble Associates, Inc., relating to SunGard’s facility at 401 North Broad Street, Philadelphia, Pennsylvania, and Amendments thereto, dated October 18, 1989, September 30, 1991 and November 19, 1992 (“401 Lease”) (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 1992 (Commission File No. 0-14232)).

10.2	Amendment to 401 Lease, dated October 9, 1995 (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (Commission File No. 0-14232)).

10.3	Amendment to 401 Lease, dated December 23, 1996 (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (Commission File No. 0-14232)).

10.4	Amendment to 401 Lease, dated March 1997 (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (Commission File No. 1-12989)).

10.5	Amendment to 401 Lease, dated December 18, 1997 (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (Commission File No. 1-12989)).

10.6	Amendment to 401 Lease, dated June 9, 1999 (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (Commission File No. 1-12989)).

10.7	Amendment to 401 Lease, dated June 29, 2000 (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (Commission File No. 1-12989)).

10.8	Amendment to 401 Lease, dated March 31, 2006 (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006 (Commission File No. 1-12989)).

10.9††	Lease, effective January 1, 2010 and dated November 20, 2009, between SunGard and Callowhill Management, Inc. relating to SunGard’s facility at 401 North Broad Street, Philadelphia, Pennsylvania (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (Commission File No. 1-12989)).

10.10	October 1999 Lease by and between Russo Family Limited Partnership and SunGard (as successor to Comdisco, Inc.); Amendment to Lease Agreement, dated November 15, 2001, by and between Russo Family Limited Partnership and SunGard; and Lease Assignment and Assumption Agreement, dated November 15, 2001, between Comdisco, Inc. and SunGard (each relating to SunGard’s facility at 777 Central Boulevard, Carlstadt, New Jersey) (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (Commission File No. 1-12989)).

10.11	Amended and Restated Lease Agreement, dated November 23, 2009, by and between Russo Family Limited Partnership, L.P. and SunGard relating to SunGard’s facility at 777 Central Boulevard, Carlstadt, New Jersey (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (Commission File No. 1-12989)).

10.12	August 2002 Lease Agreement between 760 Washington Avenue, L.L.C. and SunGard relating to SunGard’s facility at 760 Washington Avenue, Carlstadt, New Jersey (“760 Washington Lease”) (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (Commission File No. 1-12989)).

10.13	Amendment to 760 Washington Lease, dated May 16, 2003 (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (Commission File No. 1-12989)).

10.14	Amended and Restated Lease Agreement, dated November 23, 2009, by and between 760 Washington Avenue, L.L.C. and SunGard relating to SunGard’s facility at 760 Washington Avenue, Carlstadt, New Jersey (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (Commission File No. 1-12989)).

10.15	January 2005 Lease Agreement between 410 Commerce L.L.C. and SunGard relating to SunGard’s facility at 410 Commerce Boulevard, Carlstadt, New Jersey (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (Commission File No. 1-12989)).

10.16	Amendment to 410 Commerce Boulevard Lease, dated November 23, 2009 (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (Commission File No. 1-12989, respectively)).

10.17	Amended and Restated Credit Agreement, dated as of August 11, 2005, as amended and restated as of June 9, 2009, as further amended by the First Refinancing Amendment dated as of January 31, 2011, as further amended by the Second Refinancing and Incremental Amendment dated as of March 11, 2011, as further amended by the Third Amendment dated as of November 10, 2011, as further amended by the Fourth Amendment and Restatement Agreement dated as of March 2, 2012, as further amended by the Fifth Amendment and Restatement Agreement dated as of December 17, 2012, and as further amended by the Sixth Amendment and Restatement Agreement dated as of March 8, 2013 among SunGard Data Systems Inc., SunGard Holdco LLC, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto. (incorporated by reference to the Exhibit filed on SunGard’s Current Report on Form 8-K dated March 8, 2013 and filed March 14, 2013 (Commission File No. 1-12989, respectively)).

10.18	Guarantee Agreement, dated as of August 11, 2005, among SunGard Holdco LLC, SunGard Data Systems Inc., Solar Capital Corp., the Subsidiaries of SunGard Data Systems Inc. identified therein and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.19	Security Agreement, dated as of August 11, 2005, among SunGard Holdco LLC, SunGard Data Systems Inc., Solar Capital Corp., the Subsidiaries of SunGard Data Systems Inc. identified therein and JPMorgan Chase Bank, N.A., as Collateral Agent (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.20	Intellectual Property Security Agreement, dated as of August 11, 2005, among SunGard Holdco LLC, SunGard Data Systems Inc., Solar Capital Corp., the Subsidiaries of SunGard Data Systems Inc. identified therein and JPMorgan Chase Bank, N.A., as Collateral Agent (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.21	Second Amended and Restated Credit and Security Agreement, dated as of December 19, 2012, by and among SunGard AR Financing LLC as the Borrower, the financial institutions party thereto from time to time as the Lenders, and General Electric Capital Corporation as a Lender, Swing Line Lender and Administrative Agent. (incorporated by reference to the Exhibits filed with SunGard’s Current Report on Form 8-K dated December 17, 2012 and filed December 20, 2012 (Commission File No. 1-12989)).

10.22	Receivables Sale Agreement, dated as of March 27, 2009, by and among each of the persons signatory thereto from time to time as Sellers, SunGard AR Financing LLC as the Buyer, and SunGard Data Systems Inc., as the Seller Agent (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Current Report on Form 8-K dated March 27, 2009 and filed on April 2, 2009 (Commission File No. 1-12989)).

10.23	Seller Support Agreement, dated as of March 27, 2009, by SunGard Data Systems Inc., in favor of SunGard AR Financing LLC (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Current Report on Form 8-K dated March 27, 2009 and filed on April 2, 2009 (Commission File No. 1-12989)).

10.24	Form of Executive Employment Agreement, effective as of August 11, 2005, between SunGard Data Systems Inc. and certain executive officers of SunGard Data Systems Inc. (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.25	Form of Executive Employment Agreement, effective as of August 11, 2005, between SunGard Data Systems Inc. and certain executive officers of SunGard Data Systems Inc. located in California, the United Kingdom and Switzerland employed by a subsidiary of SunGard Data Systems Inc. (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.26	Employment Agreement between Karen Mullane and SunGard Data Systems Inc., dated and effective as of December 29, 2009 (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (Commission File No. 1-12989)).

10.27	Employment Agreement between Robert Woods and SunGard Data Systems Inc., effective as of January 1, 2010 (incorporated by reference to the Exhibits filed with SunGard’s Current Report on Form 8-K dated December 16, 2009 and filed on December 22, 2009 (Commission File No. 1-12989)).

10.28	Amendment dated May 17, 2011 to the Employment Agreement by and between SunGard Data Systems Inc. and Robert Woods effective as of January 1, 2010 (incorporated by reference to the Exhibit filed with SunGard’s Current Report on Form 8-K dated May 17, 2011 and filed on May 23, 2011 (Commission File No. 1-12989)).

10.29	Letter Agreement dated June 26, 2012 between Robert Woods and SunGard Data Systems Inc. (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012 (Commission File No. 1-12989)).

10.30	Employment Agreement between Andrew Stern and SunGard Data Systems Inc., SunGard Capital Corp. and SunGard Capital Corp. II, effective as of June 1, 2010 and forms of initial equity awards granted to Andrew Stern on June 21, 2010 included as Exhibits A and B (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010 (Commission File No. 1-12989)).

10.31††	Employment Agreement by and among Russell Fradin, SunGard Data Systems Inc., SunGard Capital Corp. and SunGard Capital Corp. II, dated May 13, 2011 and effective as of May 31, 2011 (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011 (Commission File No. 1-12989)).

10.32	Employment Agreement between Vincent Coppola and SunGard Data Systems Inc., dated and effective as of dated and effective as of October 16, 2011 (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012 (Commission File No. 1-12989)).

10.33	Employment Agreement by and between SunGard Data Systems Inc. and Charles Neral effective as of July 2, 2012 (incorporated by reference to the Exhibit filed with SunGard’s Current Report on Form 8-K dated June 8, 2012 and filed on June 14, 2012 (Commission File No. 1-12989)).

10.34	Employment Agreement between Anthony Calenda and SunGard Data Systems Inc., dated and effective as of August 1, 2012 (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the year ended December 31, 2012 (Commission File No. 1-12989)).

10.35	Employment Agreement between Regina Brab and SunGard Data Systems Inc., dated and effective as of January 30, 2013 (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the year ended December 31, 2012 (Commission File No. 1-12989)).

10.36	SunGard 2005 Management Incentive Plan as Amended and Restated February 13, 2013 (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the year ended December 31, 2012 (Commission File No. 1-12989)).

10.37	SunGard Dividend Rights Plan as Amended September 6, 2007 (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007 (Commission File No. 1-12989)).

10.38	Forms of Rollover Stock Option Award Agreements (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.39	Forms of Time-Based Stock Option Award Agreements (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.40	Forms of Performance-Based Stock Option Award Agreements (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.41	Forms of Time-Based Restricted Stock Unit Award Agreements (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007 (Commission File No. 1-12989)).

10.42	Forms of Performance-Based Restricted Stock Unit Award Agreements (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007 (Commission File No. 1-12989)).

10.43	Forms of Time-Based Class A Stock Option Award Agreements (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007 (Commission File No. 1-12989)).

10.44	Forms of Performance-Based Class A Stock Option Award Agreements (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007 (Commission File No. 1-12989)).

10.45	Form of Amendment to the Performance Based Stock Option Award Agreements (incorporated by reference to the Exhibits filed with Schedule TO of SCC and SCCII, each filed August 13, 2009 (Commission File Nos. 5-84880 and 5-84881, respectively)).

10.46	Form of Amendment to the Performance-Based Restricted Stock Unit Award Agreements (incorporated by reference to the Exhibits filed with Schedule TO of SCC and SCCII, each filed August 13, 2009 (Commission File Nos. 5-84880 and 5-84881, respectively)).

10.47	Form of Amendment to the Performance-Based Class A Stock Option Award Agreements (incorporated by reference to the Exhibits filed with Schedule TO of SCC and SCC II, each filed August 13, 2009 (Commission File Nos. 5-84880 and 5-84881, respectively)).

10.48	Forms of Amendment to Senior Management Performance-Based Stock Option Award Agreements (incorporated by reference to the Exhibits filed with SunGard’s Current Report on Form 8-K dated November 30, 2009 and filed on December 3, 2009 (Commission File No. 1-12989)).

10.49	Form of Amendment to Senior Management Performance-Based Class A Stock Option Award Agreement (incorporated by reference to the Exhibits filed with SunGard’s Current Report on Form 8-K dated November 30, 2009 and filed on December 3, 2009 (Commission File No. 1-12989)).

10.50	Form of Amendment to Senior Management Performance-Based Restricted Stock Unit Award Agreement (incorporated by reference to the Exhibits filed with SunGard’s Current Report on Form 8-K dated November 30, 2009 and filed on December 3, 2009 (Commission File No. 1-12989)).

10.51	Forms of 2009 Senior Management Performance-Based Restricted Stock Unit Award Agreements (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009 (Commission File No. 1-12989)).

10.52	Forms of 2009 Senior Management Performance-Based Class A Stock Option Award Agreements (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009 (Commission File No. 1-12989))

10.53	Form of 2009 Senior Management Time-Based Restricted Stock Unit Award Agreement (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009 (Commission File No. 1-12989)).

10.54	Form of 2009 Senior Management Time-Based Class A Stock Option Award Agreement (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009 (Commission File No. 1-12989)).

10.55	Forms of May 2010 Performance-Based Restricted Stock Unit Award Agreements (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010 (Commission File No. 1-12989)).

10.56	Forms of May 2010 Performance-Based Class A Stock Option Award Agreements (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010 (Commission File No. 1-12989)).

10.57	Forms of May 2010 Time-Based Restricted Stock Unit Award Agreements (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010 (Commission File No. 1-12989)).

10.58	Forms of May 2010 Time-Based Class A Stock Option Award Agreements (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010 (Commission File No. 1-12989)).

10.59	Forms of June 25, 2010 Amendment to the Performance-Based Equity Award Agreements (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010 (Commission File No. 1-12989)).

10.60	Form of June 2011 Time-Based Restricted Stock Unit Award Agreements (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011 (Commission File No. 1-12989)).

10.61	Form of June 2011 Performance-Based Restricted Stock Unit Award Agreements (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011 (Commission File No. 1-12989)).

10.62	Time-Based Restricted Stock Unit Award Agreement dated July 2, 2012 granted to Charles Neral (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012 (Commission File No. 1-12989)).

10.63	Time-Based Restricted Stock Unit Award Agreement dated September 12, 2012 granted to Charles Neral (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012 (Commission File No. 1-12989)).

10.64	Performance-Based Restricted Stock Unit Award Agreement dated September 12, 2012 granted to Charles Neral (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012 (Commission File No. 1-12989)).

10.65	Form of November 2012 Time-Based Restricted Stock Unit Award Agreement (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (Commission File No. No. 1-12989)).

10.66	Form of November 2012 Performance-Based Restricted Stock Unit Award Agreement (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (Commission File No. 1-12989)).

10. 67	Form of June 2013 Performance-Based Appreciation Unit Award Agreement (incorporated by reference to the Exhibits filed with SunGard’s Current Report on Form 8-K dated June 10, 2013 and filed on June 14, 2013 (Commission File No. 1-12989)).

10.68	Form of June 2013 Time-Based Appreciation Unit Award Agreement (incorporated by reference to the Exhibits filed with SunGard’s Current Report on Form 8-K dated June 10, 2013 and filed on June 14, 2013 (Commission File No. 1-12989)).

10.69	SunGard Data Systems Inc. Annual Incentive Compensation Plan As Amended and Restated on November 15, 2012 (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (Commission File No. 1-12989)).

10.70	Form of Indemnification Agreement between SunGard Capital Corporation, SunGard Capital Corporation II, SunGard Holding Corporation, SunGard HoldCo LLC, SunGard Data Systems Inc. and directors and certain executive officers of SunGard Data Systems Inc. (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.71	Amended and Restated Stockholders Agreement, dated as of November 7, 2012, by and among SunGard Capital Corp., SunGard Capital Corp. II, SunGard Holding Corp., SunGard Holdco LLC, SunGard Data Systems Inc. and Certain Stockholders of SunGard Capital Corp. and SunGard Capital Corp. II (incorporated by reference to the Exhibits filed with SunGard’s Current Report on Form 8-K dated November 7, 2012 and filed November 13, 2012 (Commission File No. 1-12989)).

10.72	Amended and Restated Participation, Registration Rights and Coordination Agreement, dated as of November 7, 2012, by and among SunGard Capital Corp., SunGard Capital Corp. II, SunGard Holding Corp., SunGard Holdco LLC, SunGard Data Systems Inc. and Certain Persons who will be Stockholders of SunGard Capital Corp. and SunGard Capital Corp. II (incorporated by reference to the Exhibits filed with SunGard’s Current Report on Form 8-K dated November 7, 2012 and filed November 13, 2012 (Commission File No. 1-12989)).

10.73	Amended and Restated Stockholders Agreement, dated as of November 7, 2012, by and among SunGard Capital Corp., SunGard Capital Corp. II, SunGard Holding Corp., SunGard Holdco LLC, SunGard Data Systems Inc. and Certain Stockholders of SunGard Capital Corp. and SunGard Capital Corp. II (incorporated by reference to the Exhibits filed with SunGard’s Current Report on Form 8-K dated November 7, 2012 and filed November 13, 2012 (Commission File No. 1-12989)).

10.74	Management Agreement, dated as of August 11, 2005, by and among SunGard Data Systems Inc., SunGard Capital Corp., SunGard Capital Corp. II, SunGard Holding Corp., SunGard Holdco LLC, Bain Capital Partners, LLC, Blackstone Communications Advisors I L.L.C., Blackstone Management Partners IV L.L.C., Goldman, Sachs & Co., Kohlberg Kravis Roberts & Co. L.P., Providence Equity Partners V Inc., Silver Lake Management Company, L.L.C. and TPG GenPar IV, L.P. (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

12.1	Computations of Ratio of Earnings to Fixed Charges (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (Commission File No. 1-12989)).

12.2	Computations of Ratio of Earnings to Fixed Charges (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 (Commission File No. 1-12989)).

21.1	Subsidiaries of the Registrants (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (Commission File No. 1-12989)).

23.1*********	Consent of Simpson Thacher & Bartlett LLP (included as part of its opinion filed as Exhibit 5.1 hereto)

23.2*********	Consent of Sheppard, Mullin, Richter & Hampton LLP (included as part of its opinion filed as Exhibit 5.2 hereto)

23.3*********	Consent of Blank Rome LLP (included as part of its opinions filed as Exhibit 5.3 hereto)

23.4†	Consent of PricewaterhouseCoopers LLP

24.1*********	Powers of Attorney

25.1*********	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York with respect to the Indenture

99.1*********	Form of Letter of Transmittal

99.2*********	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.3*********	Form of Letter to Clients

99.4*********	Form of Notice of Guaranteed Delivery
101*********

Interactive Data Files for SunGard Data Systems Inc. pursuant to Rule 405 of Regulation S-T: (i) Consolidated Balance Sheets as of December 31, 2011 and 2012 and as of March 31, 2013, (ii) Consolidated Statements of Comprehensive Income for the years ended December 31, 2010, 2011 and 2012 and for the three months ended March 31, 2012 and 2013, (iii) Consolidated Statements of Cash Flows for the years ended December 31, 2010, 2011 and 2012 and for the three months ended March 31, 2012 and 2013, (iv) Consolidated Statements of Changes in Stockholders’ Equity for the years ended December 31, 2010, 2011 and 2012 and (v) Notes to Consolidated Financial Statements.

*	Incorporated by reference to the Registration Statement on Form S-4 of SunGard Data Systems Inc. (File No. 333-133383) filed on April 19, 2006.
**	Incorporated by reference to the Amendment No.1 to the Registration Statement on Form S-1 of SunGard Data Systems Inc. (File No. 333-135538) filed on July 31, 2006.
***	Incorporated by reference to the Registration Statement on Form S-1 of SunGard Data Systems Inc. (File No. 333-142356) filed on April 25, 2007.
****	Incorporated by reference to the Registration Statement on Form S-1 of SunGard Data System Inc. (File No. 333-150383) filed on April 22, 2008.
*****	Incorporated by reference to the Amendment No.1 to the Registration Statement on Form S-1 of SunGard Data Systems Inc. (File No. 333-150383) filed on May 9, 2008.
******	Incorporated by reference to the Registration Statement on Form S-1 of SunGard Data Systems Inc. (File No. 333-158657) filed on April 20, 2009.
*******	Incorporated by reference to the Amendment No.1 to the Registration Statement on Form S-1 of SunGard Data Systems Inc. (File No. 333-166304) filed on June 2, 2010.
********	Incorporated by reference to the Registration Statement on Form S-1 of SunGard Data Systems Inc. (File No. 333-181873) filed on June 4, 2012.
*********	Incorporated by reference to the Registration Statement on Form S-4 of SunGard Data Systems Inc. (File No. 333-188976) filed on May 31, 2013.
†	Filed herewith.
††	Portions of this exhibit have been omitted in accordance with an order granting confidential treatment.

(b) Financial Statement Schedules

None.

Item 22.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on June 21, 2013.

SUNGARD DATA SYSTEMS INC.

By:	*
Name: Russell P. Fradin
Title: President, Chief Executive Officer and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director (Principal Executive Officer)	June 21, 2013
Russell P. Fradin

* Charles J. Neral	Senior Vice President—Finance and Chief Financial Officer (Principal Financial Officer)	June 21, 2013

*	Vice President and Controller (Principal Accounting Officer)	June 21, 2013
Karen M. Mullane

*	Director	June 21, 2013
Martin Brand

*	Director	June 21, 2013
Christopher Gordon

*	Director	June 21, 2013
James H. Greene, Jr.

*	Chairman of the Board of Directors	June 21, 2013
Glenn H. Hutchins

*	Director	June 21, 2013
John Marren

*	Director	June 21, 2013
Sanjeev Mehra

*	Director	June 21, 2013
R. Davis Noell

*By:	/s/ LESLIE S. BRUSH
Leslie S. Brush
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on June 21, 2013.

ADVANCED PORTFOLIO TECHNOLOGIES, INC.

By:	*
Name: Harold C. Finders
Title: Chief Executive Officer, Financial Systems

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Harold C. Finders	Chief Executive Officer, Financial Systems (Principal Executive Officer)	June 21, 2013

* Dean B. Gluyas	Chief Financial Officer, Financial Systems (Principal Financial Officer and Principal Accounting Officer)	June 21, 2013

/S/ LESLIE S. BRUSH Leslie S. Brush	Director	June 21, 2013

* Karen M. Mullane	Director	June 21, 2013

* Victoria E. Silbey	Director	June 21, 2013

*By:	/s/ LESLIE S. BRUSH
Leslie S. Brush
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on June 21, 2013.

AUTOMATED SECURITIES CLEARANCE LLC

By:	*
Name: Harold C. Finders
Title: Chief Executive Officer, Financial Systems

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Harold C. Finders	Chief Executive Officer, Financial Systems (Principal Executive Officer)	June 21, 2013

* Dean B. Gluyas	Chief Financial Officer, Financial Systems (Principal Financial Officer and Principal Accounting Officer)	June 21, 2013

/s/ LESLIE S. BRUSH Leslie S. Brush	Manager	June 21, 2013

* Karen M. Mullane	Manager	June 21, 2013

* Victoria E. Silbey	Manager	June 21, 2013

*By:	/s/ LESLIE S. BRUSH
Leslie S. Brush
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on June 21, 2013.

GL TRADE OVERSEAS, INC.

By:	*
Name: Harold C. Finders
Title: Chief Executive Officer, Financial Systems

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Harold C. Finders	Chief Executive Officer, Financial Systems (Principal Executive Officer)	June 21, 2013

* Dean B. Gluyas	Chief Financial Officer, Financial Systems (Principal Financial Officer and Principal Accounting Officer)	June 21, 2013

/s/ LESLIE S. BRUSH Leslie S. Brush	Director	June 21, 2013

* Karen M. Mullane	Director	June 21, 2013

* Victoria E. Silbey	Director	June 21, 2013

*By:	/s/ LESLIE S. BRUSH
Leslie S. Brush
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on June 21, 2013.

INFLOW LLC

By:	*
Name: Andrew A. Stern
Title: President & Chief Executive Officer, Availability Services

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Andrew A. Stern	President & Chief Executive Officer, Availability Services and Manager (Principal Executive Officer)	June 21, 2013

* Robert C. Singer	Executive Vice President—Finance and Chief Financial Officer, Availability Services (Principal Financial Officer)	June 21, 2013

* Edward C. McKeever	Senior Vice President—Finance, and Chief Accounting Officer, Availability Services (Principal Accounting Officer)	June 21, 2013

* Karen M. Mullane	Manager	June 21, 2013

* Victoria E. Silbey	Manager	June 21, 2013

*By:	/s/ LESLIE S. BRUSH
Leslie S. Brush
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on June 21, 2013.

ONLINE SECURITIES PROCESSING INC.

By:	*
Name: Harold C. Finders
Title: Chief Executive Officer, Financial Systems

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Harold C. Finders	Chief Executive Officer, Financial Systems (Principal Executive Officer)	June 21, 2013

* Dean B. Gluyas	Chief Financial Officer, Financial Systems (Principal Financial Officer and Principal Accounting Officer)	June 21, 2013

* Henry M. Miller, Jr.	Director	June 21, 2013

* Karen M. Mullane	Director	June 21, 2013

* Victoria E. Silbey	Director	June 21, 2013

*By:	/s/ LESLIE S. BRUSH
Leslie S. Brush
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on June 21, 2013.

SIS EUROPE HOLDINGS LLC

By:	*
Name: Harold C. Finders
Title: Chief Executive Officer, Financial Systems

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Harold C. Finders	Chief Executive Officer, Financial Systems (Principal Executive Officer)	June 21, 2013

* Dean B. Gluyas	Chief Financial Officer, Financial Systems (Principal Financial Officer and Principal Accounting Officer)	June 21, 2013

* Henry M. Miller, Jr.	Manager	June 21, 2013

* Karen M. Mullane	Manager	June 21, 2013

* Victoria E. Silbey	Manager	June 21, 2013

*By:	/s/ LESLIE S. BRUSH
Leslie S. Brush
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on June 21, 2013.

SRS DEVELOPMENT INC.

By:	*
Name: Robert C. Singer
Title: President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Robert C. Singer	President and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	June 21, 2013

* Karen M. Mullane	Director	June 21, 2013

* Victoria E. Silbey	Director	June 21, 2013

* Andrew A. Stern	Director	June 21, 2013

*By:	/s/ LESLIE S. BRUSH
Leslie S. Brush
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on June 21, 2013.

SUNGARD AMBIT LLC

By:	*
Name: Harold C. Finders
Title: Chief Executive Officer, Financial Systems

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Harold C. Finders	Chief Executive Officer, Financial Systems (Principal Executive Officer)	June 21, 2013

* Dean B. Gluyas	Chief Financial Officer, Financial Systems (Principal Financial Officer and Principal Accounting Officer)	June 21, 2013

/S/ LESLIE S. BRUSH Leslie S. Brush	Manager	June 21, 2013

* Karen M. Mullane	Manager	June 21, 2013

* Victoria E. Silbey	Manager	June 21, 2013

*By:	/s/ LESLIE S. BRUSH
Leslie S. Brush
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on June 21, 2013.

SUNGARD ASIA PACIFIC INC.

By:	*
Name: Harold C. Finders
Title: Chief Executive Officer, Financial Systems

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Harold C. Finders	Chief Executive Officer, Financial Systems (Principal Executive Officer)	June 21, 2013

* Dean B. Gluyas	Vice President and Chief Financial Officer, Financial Systems (Principal Financial Officer and Principal Accounting Officer)	June 21, 2013

/S/ LESLIE S. BRUSH Leslie S. Brush	Director	June 21, 2013

* Karen M. Mullane	Director	June 21, 2013

* Victoria E. Silbey	Director	June 21, 2013

*By:	/s/ LESLIE S. BRUSH
Leslie S. Brush
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on June 21, 2013.

SUNGARD AVAILABILITY SERVICES LP

By:	*
Name: Andrew A. Stern
Title: President & Chief Executive Officer, Availability Services

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Andrew A. Stern	President & Chief Executive Officer, Availability Services (Principal Executive Officer) and Manager of SunGard Technology Services LLC, the General Partner	June 21, 2013

* Robert C. Singer	Executive Vice President—Finance and Chief Financial Officer, Availability Services (Principal Financial Officer)	June 21, 2013

* Edward C. McKeever	Senior Vice President—Finance and Chief Accounting Officer, Availability Services (Principal Accounting Officer)	June 21, 2013

* Karen M. Mullane	Manager of the General Partner	June 21, 2013

* Victoria E. Silbey	Manager of the General Partner	June 21, 2013

*By:	/s/ LESLIE S. BRUSH
Leslie S. Brush
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on June 21, 2013.

SUNGARD AVAILABILITY SERVICES LTD.

By:	*
Name: Andrew A. Stern
Title: Chief Executive Officer, Availability Services

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Andrew A. Stern	Chief Executive Officer, Availability Services and Director (Principal Executive Officer)	June 21, 2013

* Robert C. Singer	President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 21, 2013

* Karen M. Mullane	Director	June 21, 2013

* Victoria E. Silbey	Director	June 21, 2013

*By:	/s/ LESLIE S. BRUSH
Leslie S. Brush
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on June 21, 2013.

SUNGARD AVANTGARD LLC

By:	*
Name: Harold C. Finders
Title: Chief Executive Officer, Financial Systems

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Harold C. Finders	Chief Executive Officer, Financial Systems (Principal Executive Officer)	June 21, 2013

* Dean B. Gluyas	Chief Financial Officer, Financial Systems (Principal Financial Officer and Principal Accounting Officer)	June 21, 2013

/s/ LESLIE S. BRUSH Leslie S. Brush	Manager	June 21, 2013

* Karen M. Mullane	Manager	June 21, 2013

* Victoria E. Silbey	Manager	June 21, 2013

*By:	/s/ LESLIE S. BRUSH
Leslie S. Brush
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on June 21, 2013.

SUNGARD BUSINESS SYSTEMS LLC

By:	*
Name: Harold C. Finders
Title: Chief Executive Officer, Financial Systems

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Harold C. Finders	Chief Executive Officer, Financial Systems (Principal Executive Officer)	June 21, 2013

* Dean B. Gluyas	Chief Financial Officer, Financial Systems (Principal Financial Officer and Principal Accounting Officer)	June 21, 2013

/s/ LESLIE S. BRUSH Leslie S. Brush	Manager	June 21, 2013

* Karen M. Mullane	Manager	June 21, 2013

* Victoria E. Silbey	Manager	June 21, 2013

*By:	/s/ LESLIE S. BRUSH
Leslie S. Brush
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on June 21, 2013.

SUNGARD COMPUTER SERVICES LLC

By:	*
Name: Harold C. Finders
Title: Chief Executive Officer, Financial Systems

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Harold C. Finders	Chief Executive Officer, Financial Systems (Principal Executive Officer)	June 21, 2013

* Dean B. Gluyas	Chief Financial Officer, Financial Systems (Principal Financial Officer and Principal Accounting Officer)	June 21, 2013

* Henry M. Miller, Jr.	Manager	June 21, 2013

* Karen M. Mullane	Manager	June 21, 2013

* Victoria E. Silbey	Manager	June 21, 2013

*By:	/s/ LESLIE S. BRUSH
Leslie S. Brush
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on June 21, 2013.

SUNGARD CONSULTING SERVICES LLC

By:	*
Name: Harold C. Finders
Title: Chief Executive Officer, Financial Systems

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Harold C. Finders	Chief Executive Officer, Financial Systems (Principal Executive Officer)	June 21, 2013

* Dean B. Gluyas	Chief Financial Officer, Financial Systems (Principal Financial Officer and Principal Accounting Officer)	June 21, 2013

/s/ LESLIE S. BRUSH Leslie S. Brush	Manager	June 21, 2013

* Karen M. Mullane	Manager	June 21, 2013

* Victoria E. Silbey	Manager	June 21, 2013

*By:	/s/ LESLIE S. BRUSH
Leslie S. Brush
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on June 21, 2013.

SUNGARD CSA LLC

By:	*
Name: Steven Silberstein
Title: President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Steven Silberstein	President (Principal Executive Officer)	June 21, 2013

* Henry M. Miller, Jr.	Vice President & Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 21, 2013

/s/ LESLIE S. BRUSH Leslie S. Brush	Manager	June 21, 2013

* Karen M. Mullane	Manager	June 21, 2013

* Victoria E. Silbey	Manager	June 21, 2013

*By:	/s/ LESLIE S. BRUSH
Leslie S. Brush
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on June 21, 2013.

SUNGARD DEVELOPMENT CORPORATION

By:	*
Name: Robert C. Singer
Title: President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Robert C. Singer	President and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer	June 21, 2013

* Karen M. Mullane	Director	June 21, 2013

* Victoria E. Silbey	Director	June 21, 2013

* Andrew A. Stern	Director	June 21, 2013

*By:	/s/ LESLIE S. BRUSH
Leslie S. Brush
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on June 21, 2013.

SUNGARD DIS INC.

By:	*
Name: Karen M. Mullane
Title: President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Karen M. Mullane	President and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer	June 21, 2013

* Henry M. Miller, Jr.	Director	June 21, 2013

* Karen M. Mullane	Director	June 21, 2013

* Victoria E. Silbey	Director	June 21, 2013

*By:	/s/ LESLIE S. BRUSH
Leslie S. Brush
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on June 21, 2013.

SUNGARD ENERGY SYSTEMS INC.

By:	*
Name: Harold C. Finders
Title: Chief Executive Officer, Financial Systems

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Harold C. Finders	Chief Executive Officer, Financial Systems (Principal Executive Officer)	June 21, 2013

* Dean B. Gluyas	Chief Financial Officer, Financial Systems (Principal Financial Officer and Principal Accounting Officer)	June 21, 2013

/s/ LESLIE S. BRUSH Leslie S. Brush	Director	June 21, 2013

* Karen M. Mullane	Director	June 21, 2013

* Victoria E. Silbey	Director	June 21, 2013

*By:	/s/ LESLIE S. BRUSH
Leslie S. Brush
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on June 21, 2013.

SUNGARD EPROCESS INTELLIGENCE LLC

By:	*
Name: Harold C. Finders
Title: Chief Executive Officer, Financial Systems

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Harold C. Finders	Chief Executive Officer, Financial Systems (Principal Executive Officer)	June 21, 2013

* Dean B. Gluyas	Chief Financial Officer, Financial Systems (Principal Financial Officer and Principal Accounting Officer)	June 21, 2013

/s/ LESLIE S. BRUSH Leslie S. Brush	Manager	June 21, 2013

* Karen M. Mullane	Manager	June 21, 2013

* Victoria E. Silbey	Manager	June 21, 2013

*By:	/s/ LESLIE S. BRUSH
Leslie S. Brush
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on June 21, 2013.

SUNGARD FINANCIAL SYSTEMS LLC

By:	*
Name: Harold C. Finders
Title: Chief Executive Officer, Financial Systems

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Harold C. Finders	Chief Executive Officer, Financial Systems (Principal Executive Officer)	June 21, 2013

* Dean B. Gluyas	Chief Financial Officer, Financial Systems (Principal Financial Officer and Principal Accounting Officer)	June 21, 2013

/s/ LESLIE S. BRUSH Leslie S. Brush	Manager	June 21, 2013

* Karen M. Mullane	Manager	June 21, 2013

* Victoria E. Silbey	Manager	June 21, 2013

*By:	/s/ LESLIE S. BRUSH
Leslie S. Brush
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on June 21, 2013.

SUNGARD INVESTMENT SYSTEMS LLC

By:	*
Name: Harold C. Finders
Title: Chief Executive Officer, Financial Systems

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Harold C. Finders	Chief Executive Officer, Financial Systems (Principal Executive Officer)	June 21, 2013

* Dean B. Gluyas	Chief Financial Officer, Financial Systems (Principal Financial Officer and Principal Accounting Officer)	June 21, 2013

/s/ LESLIE S. BRUSH Leslie S. Brush	Manager	June 21, 2013

* Karen M. Mullane	Manager	June 21, 2013

* Victoria E. Silbey	Manager	June 21, 2013

*By:	/s/ LESLIE S. BRUSH
Leslie S. Brush
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on June 21, 2013.

SUNGARD INVESTMENT VENTURES LLC

By:	*
Name: Charles J. Neral
Title: President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Charles J. Neral	President and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	June 21, 2013

* Henry M. Miller, Jr.	Manager	June 21, 2013

* Karen M. Mullane	Manager	June 21, 2013

* Victoria E. Silbey	Manager	June 21, 2013

*By:	/s/ LESLIE S. BRUSH
Leslie S. Brush
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on June 21, 2013.

SUNGARD iWORKS LLC

By:	*
Name: Harold C. Finders
Title: Chief Executive Officer, Financial Systems

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Harold C. Finders	Chief Executive Officer, Financial Systems (Principal Executive Officer)	June 21, 2013

* Dean B. Gluyas	Chief Financial Officer, Financial Systems (Principal Financial Officer and Principal Accounting Officer)	June 21, 2013

/S/ LESLIE S. BRUSH Leslie S. Brush	Manager	June 21, 2013

* Karen M. Mullane	Manager	June 21, 2013

* Victoria E. Silbey	Manager	June 21, 2013

*By:	/s/ LESLIE S. BRUSH
Leslie S. Brush
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on June 21, 2013.

SUNGARD iWORKS P&C (US) INC.

By:	*
Name: Harold C. Finders
Title: Chief Executive Officer, Financial Systems

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Harold C. Finders	Chief Executive Officer, Financial Systems (Principal Executive Officer)	June 21, 2013

* Dean B. Gluyas	Chief Financial Officer, Financial Systems (Principal Financial Officer and Principal Accounting Officer)	June 21, 2013

/S/ LESLIE S. BRUSH Leslie S. Brush	Director	June 21, 2013

* Karen M. Mullane	Director	June 21, 2013

* Victoria E. Silbey	Director	June 21, 2013

*By:	/s/ LESLIE S. BRUSH
Leslie S. Brush
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on June 21, 2013.

SUNGARD KIODEX LLC

By:	*
Name: Harold C. Finders
Title: Chief Executive Officer, Financial Systems

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Harold C. Finders	Chief Executive Officer, Financial Systems (Principal Executive Officer)	June 21, 2013

* Dean B. Gluyas	Chief Financial Officer, Financial Systems (Principal Financial Officer and Principal Accounting Officer)	June 21, 2013

/S/ LESLIE S. BRUSH Leslie S. Brush	Manager	June 21, 2013

* Karen M. Mullane	Manager	June 21, 2013

* Victoria E. Silbey	Manager	June 21, 2013

*By:	/s/ LESLIE S. BRUSH
Leslie S. Brush
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on June 21, 2013.

SUNGARD NETWORK SOLUTIONS INC.

By:	*
Name: Andrew A. Stern
Title: President & Chief Executive Officer, Availability Services

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Andrew A. Stern	President & Chief Executive Officer, Availability Services and Director (Principal Executive Officer)	June 21, 2013

* Robert C. Singer	Executive Vice President—Finance and Chief Financial Officer, Availability Services (Principal Financial Officer)	June 21, 2013

* Edward C. McKeever	Senior Vice President—Finance and Chief Accounting Officer, Availability Services (Principal Accounting Officer)	June 21, 2013

* Karen M. Mullane	Director	June 21, 2013

* Victoria E. Silbey	Director	June 21, 2013

*By:	/s/ LESLIE S. BRUSH
Leslie S. Brush
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on June 21, 2013.

SUNGARD PUBLIC SECTOR INC.

By:	*
Name: Michael J. Borman
Title: President and Chief Executive Officer, Public Sector

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael J. Borman	President and Chief Executive Officer, Public Sector (Principal Executive Officer)	June 21, 2013

* Christian Coleman	Vice President and Treasurer, Public Sector (Principal Financial Officer and Principal Accounting Officer)	June 21, 2013

/s/ LESLIE S. BRUSH Leslie S. Brush	Director	June 21, 2013

* Karen M. Mullane	Director	June 21, 2013

* Victoria E. Silbey	Director	June 21, 2013

*By:	/s/ LESLIE S. BRUSH
Leslie S. Brush
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on June 21, 2013.

SUNGARD REFERENCE DATA SOLUTIONS LLC

By:	*
Name: Harold C. Finders
Title: Chief Executive Officer, Financial Systems

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Harold C. Finders	Chief Executive Officer, Financial Systems (Principal Executive Officer)	June 21, 2013

* Dean B. Gluyas	Division Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 21, 2013

* Henry M. Miller, Jr.	Manager	June 21, 2013

* Karen M. Mullane	Manager	June 21, 2013

* Victoria E. Silbey	Manager	June 21, 2013

*By:	/s/ LESLIE S. BRUSH
Leslie S. Brush
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on June 21, 2013.

SUNGARD SAS HOLDINGS INC.

By:	*
Name: Andrew A. Stern
Title: President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Andrew A. Stern	President and Director (Principal Executive Officer)	June 21, 2013

* Robert C. Singer	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 21, 2013

* Karen M. Mullane	Director	June 21, 2013

* Victoria E. Silbey	Director	June 21, 2013

*By:	/s/ LESLIE S. BRUSH
Leslie S. Brush
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on June 21, 2013.

SUNGARD SECURITIES FINANCE LLC

By:	*
Name: Harold C. Finders
Title: Chief Executive Officer, Financial Systems

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Harold C. Finders	Chief Executive Officer, Financial Systems (Principal Executive Officer)	June 21, 2013

* Dean B. Gluyas	Chief Financial Officer, Financial Systems (Principal Financial Officer and Principal Accounting Officer)	June 21, 2013

/s/ LESLIE S. BRUSH Leslie S. Brush	Manager	June 21, 2013

* Karen M. Mullane	Manager	June 21, 2013

* Victoria E. Silbey	Manager	June 21, 2013

*By:	/s/ LESLIE S. BRUSH
Leslie S. Brush
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on June 21, 2013.

SUNGARD SECURITIES FINANCE INTERNATIONAL LLC

By:	*
Name: Harold C. Finders
Title: Chief Executive Officer, Financial Systems

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Harold C. Finders	Chief Executive Officer, Financial Systems (Principal Executive Officer)	June 21, 2013

* Dean B. Gluyas	Chief Financial Officer, Financial Systems (Principal Financial Officer and Principal Accounting Officer)	June 21, 2013

/s/ LESLIE S. BRUSH Leslie S. Brush	Manager	June 21, 2013

* Karen M. Mullane	Manager	June 21, 2013

* Victoria E. Silbey	Manager	June 21, 2013

*By:	/s/ LESLIE S. BRUSH
Leslie S. Brush
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on June 21, 2013.

SUNGARD SHAREHOLDER SYSTEMS LLC

By:	*
Name: Harold C. Finders
Title: Chief Executive Officer, Financial Systems

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Harold C. Finders	Chief Executive Officer, Financial Systems (Principal Executive Officer)	June 21, 2013

* Dean B. Gluyas	Chief Financial Officer, Financial Systems (Principal Financial Officer and Principal Accounting Officer)	June 21, 2013

/s/ LESLIE S. BRUSH Leslie S. Brush	Manager	June 21, 2013

* Karen M. Mullane	Manager	June 21, 2013

* Victoria E. Silbey	Manager	June 21, 2013

*By:	/s/ LESLIE S. BRUSH
Leslie S. Brush
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on June 21, 2013.

SUNGARD SOFTWARE, INC.

By:	*
Name: Charles J. Neral
Title: President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Charles J. Neral	President and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer	June 21, 2013

* Henry M. Miller, Jr.	Director	June 21, 2013

* Karen M. Mullane	Director	June 21, 2013

* Victoria E. Silbey	Director	June 21, 2013

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on June 21, 2013.

SUNGARD SYSTEMS INTERNATIONAL INC.

By:	*
Name: Harold C. Finders
Title: Chief Executive Officer, Financial Systems

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Harold C. Finders	Chief Executive Officer, Financial Systems (Principal Executive Officer)	June 21, 2013

* Dean B. Gluyas	Chief Financial Officer, Financial Systems (Principal Financial Officer and Principal Accounting Officer)	June 21, 2013

* Henry M. Miller, Jr.	Director	June 21, 2013

* Karen M. Mullane	Director	June 21, 2013

* Victoria E. Silbey	Director	June 21, 2013

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on June 21, 2013.

SUNGARD TECHNOLOGY SERVICES LLC

By:	*
Name: Andrew A. Stern
Title: President and Chief Executive Officer, Availability Services

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Andrew A. Stern	President and Chief Executive Officer, Availability Services and Manager (Principal Executive Officer)	June 21, 2013

* Robert C. Singer	Executive Vice President—Finance and Chief Financial Officer, Availability Services (Principal Financial Officer)	June 21, 2013

* Edward C. McKeever	Senior Vice President—Finance and Chief Accounting Officer, Availability Services (Principal Accounting Officer)	June 21, 2013

* Karen M. Mullane	Manager	June 21, 2013

* Victoria E. Silbey	Manager	June 21, 2013

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on June 21, 2013.

SUNGARD VERICENTER, INC.

By:	*
Name: Andrew A. Stern
Title: President & Chief Executive Officer, Availability Services

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Andrew A. Stern	President & Chief Executive Officer, Availability Services and Director (Principal Executive Officer)	June 21, 2013

* Robert C. Singer	Executive Vice President—Finance and Chief Financial Officer, Availability Services (Principal Financial Officer)	June 21, 2013

* Edward C. McKeever	Senior Vice President—Finance and Chief Accounting Officer, Availability Services (Principal Accounting Officer)	June 21, 2013

* Karen M. Mullane	Director	June 21, 2013

* Victoria E. Silbey	Director	June 21, 2013

*By:	/s/ LESLIE S. BRUSH
Leslie S. Brush
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on June 21, 2013.

SUNGARD VPM INC.

By:	*
Name: Harold C. Finders
Title: Chief Executive Officer, Financial Systems

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Harold C. Finders	Chief Executive Officer, Financial Systems (Principal Executive Officer)	June 21, 2013

* Dean B. Gluyas	Chief Financial Officer, Financial Systems (Principal Financial Officer and Principal Accounting Officer)	June 21, 2013

/s/ LESLIE S. BRUSH Leslie S. Brush	Director	June 21, 2013

* Karen M. Mullane	Director	June 21, 2013

* Victoria E. Silbey	Director	June 21, 2013

*By:	/s/ LESLIE S. BRUSH
Leslie S. Brush
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on June 21, 2013.

SUNGARD WORKFLOW SOLUTIONS LLC

By:	*
Name: Harold C. Finders
Title: Chief Executive Officer, Financial Systems

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Harold C. Finders	Chief Executive Officer, Financial Systems (Principal Executive Officer)	June 21, 2013

* Dean B. Gluyas	Chief Financial Officer, Financial Systems (Principal Financial Officer and Principal Accounting Officer)	June 21, 2013

/s/ LESLIE S. BRUSH Leslie S. Brush	Manager	June 21, 2013

* Karen M. Mullane	Manager	June 21, 2013

* Victoria E. Silbey	Manager	June 21, 2013

*By:	/s/ LESLIE S. BRUSH
Leslie S. Brush
Attorney-in-fact